Exhibit 2.5

DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT

As of December 31, 2019, Royal Bank of Scotland Group plc (“RBSG,” the “Company,” “we,” “us” and “our”) had the following series of securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
American Depositary Shares, each representing 2 ordinary shares, nominal value £1 per share	RBS	The New York Stock Exchange
Ordinary shares, nominal value £1 per share		The New York Stock Exchange*
American Depositary Shares Series U each representing one Non-Cumulative Dollar Preference Share, Series U	RBS	The New York Stock Exchange
Dollar Perpetual Regulatory Tier 1 Securities	RBSP1	The New York Stock Exchange
5.625% Senior Notes due 2020	RBS 20A	The New York Stock Exchange
6.125% Senior Notes due 2021	RBS 21	The New York Stock Exchange
6.125% Subordinated Tier 2 Notes due 2022	RBS 22	The New York Stock Exchange
6.000% Subordinated Tier 2 Notes due 2023	RBS 23A	The New York Stock Exchange
6.100% Subordinated Tier 2 Notes due 2023	RBS 23	The New York Stock Exchange
Fixed-to-Fixed Reset Rates Subordinated Tier 2 Notes due 2029	RBS 29A	The New York Stock Exchange
3.875% Senior Notes due 2023	RBS 23B	The New York Stock Exchange
3.498% Fixed Rate / Floating Rate Senior Notes due 2023	RBS 23D	The New York Stock Exchange
4.519% Fixed Rate / Floating Rate Senior Notes due 2024	RBS 24A	The New York Stock Exchange
4.269% Fixed Rate / Floating Rate Senior Notes due 2025	RBS 25	The New York Stock Exchange
5.076% Fixed Rate / Floating Rate Senior Notes due 2030	RBS 30	The New York Stock Exchange
4.445% Fixed Rate / Floating Rate Senior Notes due 2030	RBS 30A	The New York Stock Exchange
Senior Floating Rate Notes due 2023	RBS 23C	The New York Stock Exchange
Senior Floating Rate Notes due 2024	RBS 24B	The New York Stock Exchange
5.125% Subordinated Tier 2 Notes due 2024	RBS 24	The New York Stock Exchange
4.892% Fixed Rate / Floating Rate Senior Notes due 2029	RBS 29	The New York Stock Exchange

*                  Not for trading, but only in connection with the registration of American Depositary Shares representing such Ordinary Shares pursuant to the requirements of the Securities and Exchange Commission.

Capitalized terms used but not defined herein have the meanings given to them in RBSG’s annual report on Form 20-F for the fiscal year ended December 31, 2019.

ORDINARY SHARES

The following description of our ordinary shares is a summary and does not purport to be complete. It is subject to and qualified in its entirety by RBSG’s Articles of Association and by the Companies Act 1985 and the Companies Act 2006 and any other applicable English law concerning companies, as amended from time to time.

A copy of RBSG’s Articles of Association is filed as Exhibit 1.1 to RBSG’s annual report on Form 20-F for the fiscal year ended December 31, 2019, incorporated by reference herein.

Share Capital

As at December 31, 2019, our allotted, called up and fully paid share capital was as follows.

(Title of each class)	(Number of outstanding shares)
Ordinary shares of £1 each	12,093,909,192
11% cumulative preference shares	500,000
5½% cumulative preference shares	400,000
Non-cumulative dollar preference shares, Series U	10,130

Voting Rights

Subject to any special rights or restrictions provided by the articles of association attaching to any shares or class of shares, on a show of hands every member who is present in person or by proxy shall have one vote (except that a proxy who is appointed by more than one member has one vote for and one vote against if the proxy has been instructed by one or more members to vote for the resolution and by one or more members to vote against the resolution), and on a poll every member who is present in person or by proxy shall have one vote for each 25 pence in nominal amount of shares held by him. Voting rights may not be exercised by a member who has been served with a restriction notice after failure to provide us with information concerning interests in shares to be provided under U.K. law.

Holders of non-cumulative preference shares are not entitled to attend or vote at any general meeting unless the business of the meeting includes the consideration of a resolution for the winding-up of RBSG or any resolution directly varying or abrogating the rights attached to any such shares and then in such case only to speak to and vote upon any such resolution. However, holders have the right to vote in respect of any matter when the dividend payable on their shares has not been declared in full for such number of dividend periods as the directors shall determine prior to the allotment thereof. Whenever a holder is entitled to vote at a general meeting, on a show of hands every shareholder who is present in person has one vote and, on a poll, every such holder who is present in person or by proxy shall have such number of votes as may be determined by the directors prior to allotment.

Shareholders’ Meetings

The Board must call an annual general meeting in each period of six months beginning with the day following our accounting reference date. Other general meetings may be called by the directors whenever they think fit. The directors must also convene a meeting upon the request of shareholders holding not less than 5% of our paid-up capital carrying voting rights at general meetings of shareholders. A request for a general meeting of shareholders must state the general nature of the business to be dealt with at the meeting, and must be signed by the requesting shareholders and deposited at our registered office or an address specified by us for the purpose. If our directors fail to give notice of such meeting to shareholders within 21 days from receipt of notice (the meeting in question to be held on a date not more than 28 days after the date of the notice convening the meeting), the shareholders that requested the general meeting, or any of them representing more than one-half of the total voting rights of all shareholders that requested the meeting, may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of three months. Any such meeting must be convened in the same manner, as nearly as possible, as that in which meetings are to be convened by our directors.

We must give at least 21 days’ notice of a general meeting but, in the case of any general meeting other than an annual general meeting, the Companies Act 2006 (the “2006 Act”) allows us to use a shorter notice period of 14 days provided that certain conditions are met, including the passing of an appropriate resolution at an annual general meeting. Notice shall be given to the auditors and to every member of RBSG, other than those who are not entitled to receive such notice under the provisions of the articles of association.

We may not hold an annual or general meeting at short notice other than in relation to a general meeting that is adjourned.

The notice calling a general meeting must specify the place, day and time of the meeting.

Attendance at Shareholders’ Meetings; Proxies and Votes by Mail

In general, all shareholders (subject to restrictions for holders of non-cumulative preference shares as set out above) who have properly registered their shares may participate in general meetings. Shareholders may attend, speak and vote in person or by proxy.

In order to attend or vote at any general meeting, a person must be entered on the register of members by the time, being not more than 48 hours before the meeting, specified in the notice of the general meeting (as described below under “—Quorum”).

A shareholder may appoint a proxy in writing or by electronic communication. The appointment of a proxy must be delivered to or received by us at the address specified for that purpose not later than 48 hours before the time appointed for the holding of the meeting. A proxy need not be a member of RBSG.

Quorum

The articles of association state that no business other than the appointment of a chairman of the meeting shall be transacted at any general meeting unless a quorum is present. A quorum for the purposes of a general meeting is five shareholders present in person and entitled to vote at the meeting.

If a quorum is not present at a general meeting within 15 minutes of the time appointed for the meeting (or such longer time not exceeding one hour as the chairman of the meeting may determine), the meeting shall be adjourned to either the day and time specified in the notice convening the meeting for such purpose or (if not specified) such time as the chairman of the meeting may determine. In the event of the latter, not less than seven days’ notice of the adjourned meeting (or such longer notice as may be required by statute) shall be given. If a quorum is not present at the adjourned meeting within 15 minutes of the time appointed, the members present in person or by proxy and entitled to vote at the meeting shall constitute a quorum.

Votes Required for Shareholder Action

An ordinary resolution must receive more than 50% of the votes cast to be passed. A special resolution must receive at least 75% of the votes cast in order to be passed.

Financial Statements and Other Communications with Shareholders

Not less than 21 days before the date of an annual general meeting, we must send a copy of every balance sheet and profit and loss account which is to be laid before a general meeting, and a copy of the Director’s and Auditors’ reports, to every member of RBSG and every person who is entitled to receive notice of the meeting. Alternatively, such persons can elect to receive only a copy of RBSG’s strategic report or can elect to view the aforementioned documents on our website.

Dividends

Subject to the provisions of the 2006 Act and Clause 123 of the Articles, we may, by ordinary resolution, declare dividends on ordinary shares save that no dividend shall be payable except out of profits available for distribution, or in excess of the amount recommended by the Board or in contravention of the special rights attaching to any share. Any dividend which has remained unclaimed for 12 years from the date of declaration shall be forfeited and shall revert to us.

We may cease sending dividend warrants and cheques by post or otherwise to a member if such instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish any new address or account of the registered holder. We may resume sending warrants and cheques if the holder requests such recommencement in writing.

default of such determination, as the Board shall determine. Subject to the provisions of the 2006 Act, we may issue shares which are, or at our option or the holder are liable, to be redeemed. Subject to the provisions of the 2006 Act and the Articles, unissued shares are at the disposal of the Board.

We may by ordinary resolution: increase our share capital; consolidate and divide all or any of our share capital into shares of larger amount than our existing shares; subject to the provisions of the 2006 Act, subdivide our shares, or any of them, into shares of smaller amount than is fixed by the Memorandum; or cancel any shares which have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the provisions of the 2006 Act, if at any time our capital is divided into different classes of shares, the rights attached to any class of shares may (unless further conditions are provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not we are being wound up, either with the consent in writing of the holders of three-quarters in-nominal value of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of holders of the shares of the class (but not otherwise). To any such separate general meeting the provision of the Articles relating to general meetings will apply, save that:

(i)                       if at any adjourned meeting of such holders a quorum as defined above is not present, two people who hold shares of the class, or their proxies, are a quorum; and

(ii)                    any such holder present in person or by proxy may demand a poll. The rights attaching to any class of shares having preferential rights are not, unless otherwise expressly provided by the terms of issue thereof, deemed to be varied by the creation or issue of further shares ranking, as regards participation in our profits or assets, pari passu therewith, but in no respect in priority thereto.

Pre-emption Rights

Under U.K. law, if we issue specific kinds of additional securities, current shareholders will have pre-emption rights to those securities on a pro rata basis.

The shareholders may, by way of a special resolution, grant authority to the directors to allot shares as if the pre-emption rights did not apply. This authority may be either specific or general and may not exceed a period of five years. If the directors wish to seek authority to disapply the pre-emption rights in relation to a specific allotment, the directors must produce a statement that is circulated to shareholders detailing their reasons for seeking the disapplication of such pre-emption rights.

Form, Holding and Transfer of Shares

Shares may be held in either certificated or uncertificated form.

Certificated Shares

Shares held in certificated form are evidenced by a certificate and a register of shareholders is maintained by our registrar. Any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or a form approved by the directors.

Title to certificated shares is evidenced by entry in the register of our members.

The directors may decline to register any transfer of a certificated share unless:

(i)                       the instrument of transfer is lodged at the specified place and accompanied by the certificate for the shares to which it relates;

(ii)                    the instrument of transfer is in respect of only one class of share; and

(iii)                 in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

Uncertificated Shares

RBSG shares held in uncertificated form are held through CREST (computerised settlement system to facilitate the transfer of title to shares in uncertificated form operated by Euroclear UK).

Subject to any applicable restrictions in the articles of association, any member may transfer all or any of his uncertificated shares by means of a relevant system in the manner provided for in the Uncertificated Securities Regulations 2001 and the rules of the relevant system.

Title to uncertificated shares is evidenced by entry in the operator register maintained by Euroclear UK (which forms part of the register of our members).

The directors may decline to register the transfer of an uncertificated share in accordance with the Uncertificated Securities Regulations 2001, and, in the case of jointly held shares, where the share is to be transferred to more than four joint holders.

No fee is payable for the registration of transfers of either certificated of uncertificated shares, although there may be U.K. stamp duty and SDRT consequences.

Liquidation Rights

If RBSG is liquidated, the liquidator may, with the authority of a special resolution, divide among the members in specie or kind the whole or any part of the assets of RBSG. The liquidator may determine how such division is to be carried out as between members or classes of members. No member shall be compelled to accept any assets on which there is a liability.

Non-voting deferred shares

On a winding-up or other return of our capital, holders of non-voting deferred shares are entitled only to payment of the amounts paid up on the non-voting deferred shares, after repayment to the holders of ordinary shares of the nominal amount paid up on the ordinary shares held by them and payment of £100,000 on each ordinary share.

General

On our winding-up, the liquidator may, with the authority of any extraordinary resolution and any other sanction required by the Insolvency Act 1986 and subject to the rights attaching to any class of shares after payment of all liabilities, including the payment to holders of preference shares, divide amongst the members in specie or kind the whole or any part of our assets or vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members and may determine the scope and terms of those trusts. No member shall be compelled to accept any assets on which there is a liability.

Disclosure of Holdings Exceeding Certain Percentages

The Disclosure and Transparency Rules require each shareholder to notify us if the voting rights held by him (including by way of certain financial instrument) reaches, exceeds or falls below 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10% and each 1% threshold thereafter up to 100%. Under the Disclosure and Transparency Rules, certain voting rights in RBSG may be disregarded.

Pursuant to the 2006 Act, we may also send a notice to any person whom we know or believes to be interested in our shares requiring that person to confirm whether he has such an interest and if so details of that interest.

Under the articles of association and U.K. law, if a person fails to comply with such a notice or provides information that is false in a material particular in respect of any shares (the “default shares”), the Directors may serve a restriction notice on such person. Such a restriction notice will state that the default shares and, if the Directors determine, any other shares held by that person, shall not confer any right to attend or vote at any general meeting of RBSG.

In respect of a person with a 0.25% or more interest in our issued ordinary share capital, the Directors may direct in the restriction notice that, subject to certain exceptions, no transfers of shares held by such person (in certificated or uncertificated form) shall be registered and that any dividends or other payments on the shares shall be retained by us pending receipt by us of the information requested by the Directors.

Purchase of Shares by RBSG

Subject to U.K. law (which includes a requirement to obtain shareholder authority), and to any rights conferred on the holders of any class of shares and to any requirements imposed by the London Stock Exchange, we may purchase any of our own shares. The directors are not obliged to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or different classes.

Conversion

Convertible preference shares carry the right to convert into ordinary shares if they have not been the subject of a notice of redemption from us, on or before a specified date determined by the Directors. The right to convert will be exercisable by service of a conversion notice on us within a specified period. We will use reasonable endeavors to arrange the sale, on behalf of convertible preference shareholders who have submitted a conversion notice, of the ordinary shares which result from such conversion and to pay to them the proceeds of such sale so that they receive net proceeds equal to the nominal value of the convertible preference shares which were the subject of the conversion notice and any premium at which such shares were issued, provided that ordinary shares will not be sold at below a benchmark price (as determined prior to the issue of the relevant convertible preference shares by the Directors).

Lien and Forfeiture

We have a lien on every partly paid share for all amounts payable to us in respect of that share. The Directors may call any monies unpaid on shares and may sell shares on which calls or amounts payable under the terms of issues are not duly paid.

Ownership of Shares by Non-U.S. Persons

There are no provisions in the articles of association that restrict non-resident or foreign shareholders from holding RBSG shares or from exercising voting rights attaching to RBSG shares.

Untraceable Shareholders

We shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(i)                       during a period of 12 years ending on date of advertising our intention to sell such shares at least three cash dividends in respect of such shares have become payable but all dividends or other moneys payable remain unclaimed;

(ii)                    we have inserted advertisements in one daily newspaper with a national circulation in the United Kingdom, one Scottish daily newspaper and one newspaper circulating in the area of the last known address of the member or other person giving notice of our intention to sell the shares;

(iii)                 during the period referred to in sub-paragraph (i) above and the period of three months following the publication of the advertisements referred to in sub-paragraph (ii) above, we receive no indication of the whereabouts or existence of the member or other person; and

(iv)                if the shares are listed on the London Stock Exchange, we give notice to the London Stock Exchange of its intention to sell the shares prior to publication of the advertisements.

The net proceeds of such sale shall belong to us, which shall be obliged to account to the former member or other person previously entitled to the shares for an amount equal to the proceeds as a creditor of RBSG.

ORDINARY SHARE AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as the depositary, will register and deliver ordinary share ADSs, each representing two RBSG ordinary shares (or a right to receive two RBSG ordinary shares) deposited with the London branch of The Bank of New York Mellon, as custodian. Each ordinary share ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the register will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ordinary share ADSs either (i) directly (a) by having an ordinary share ADR, which is a certificate evidencing a specific number of ordinary share ADSs, registered in your name, or (b) by holding ordinary share ADSs in the Direct Registration System, or (ii) indirectly through your broker or other financial institution. If you hold ordinary share ADSs directly, you are an ordinary share ADS holder. This description assumes you hold your ordinary share ADSs directly. If you hold the ordinary share ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ordinary share ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ordinary share ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the ordinary share ADS holders entitled thereto.

As an ordinary share ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. United Kingdom law governs shareholder rights. The depositary will be the holder of the shares underlying your ordinary share ADSs. As a holder of ordinary share ADSs, you will have ordinary share ADS holder rights. The ordinary share ADS deposit agreement among RBSG, the depositary and you, as an ordinary share ADS holder, and the beneficial owners of ordinary share ADSs sets out ordinary share ADS holder rights as well as the rights and obligations of the depositary. New York law governs the ordinary share ADS deposit agreement and the ordinary share ADSs.

RBSG may from time to time request owners of ordinary share ADSs to provide information as to the capacity in which such owners own or owned ordinary share ADSs and regarding the identity of any other persons then or previously having a beneficial interest in such ordinary share ADSs and the nature of such interest and various other matters. Each owner of ordinary share ADSs agrees to provide any information requested by RBSG or the depositary pursuant to the ordinary share ADS deposit agreement. The depositary agrees to comply with reasonable written instructions received from time to time from RBSG requesting that the depositary forward any such requests to the owners of ordinary share ADSs and to forward to RBSG any such requests received by the depositary.

The following is a summary of the material provisions of the ordinary share ADS deposit agreement. For more complete information, you should read the entire ordinary share ADS deposit agreement and the form of American depositary receipt.

Dividends and Other Distributions

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of RBSG ordinary shares your ordinary share ADSs represent.

•                  Cash. The depositary will convert any cash dividend or other cash distribution we pay on the RBSG ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the ordinary share ADS deposit agreement allows the depositary to distribute the foreign currency only to those ordinary share ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ordinary share ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes, or other governmental charges that must be paid, will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•                  Shares. The depositary may distribute additional ordinary share ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ordinary share ADSs. It will sell shares which would require it to deliver a fractional ordinary share ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ordinary share ADSs, the outstanding ordinary share ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

•                  Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may, after consultation with RBSG, make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ordinary share ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ordinary share ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ordinary share ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ordinary share ADSs described in this section except for changes needed to put the necessary restrictions in place.

•                  Other Distributions. After consultation with RBSG to the extent practicable, the depositary will send to you anything else RBSG distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may, after consultation with RBSG to the extent practicable, decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ordinary share ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ordinary share ADSs) to you unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ordinary share ADS holders. We have no obligation to register ordinary share ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ordinary share ADSs, shares, rights or anything else to ordinary share ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for RBSG to make them available to you.

Deposit, Withdrawal and Cancellation

The depositary will deliver ordinary share ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees and including a U.K. SDRT charge on the value of the ordinary shares so deposited, the depositary will register the appropriate number of ordinary share ADSs in the names you request and will deliver the ordinary share ADSs to or upon the order of the person or persons that made the deposit.

You may surrender your ordinary share ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ordinary share ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

You may surrender your ordinary share ADR to the depositary for the purpose of exchanging your ordinary share ADR for uncertificated ordinary share ADSs. The depositary will cancel that ordinary share ADR and will send you a statement confirming that you are the owner of uncertificated ordinary share ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ordinary share ADSs requesting the exchange of uncertificated ordinary share ADSs for certificated ordinary share ADSs, the depositary will execute and deliver to you an ordinary share ADR evidencing those ordinary share ADSs.

Voting Rights

You may instruct the depositary to vote the number of deposited shares your ordinary share ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you if we ask it to. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary.

Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

The depositary will try, as far as practical, subject to the laws of the United Kingdom and of our articles of association, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. If no instructions are received by the depositary from any owner with respect of any of the deposited securities represented by the ordinary share ADSs on or before the date established by the depositary for such purpose, the depositary shall deem the owner to have instructed the depositary to give a discretionary proxy to a person designated by RBSG with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. No such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform the depositary (i) we do not wish such proxy given, (ii) substantial opposition exists or (iii) the matter would materially and adversely affects the rights of holders of the shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible if they fail to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities (as defined in the ordinary share ADS deposit agreement), if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon not less than 30 days in advance of the meeting date.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ordinary share ADSs or on the deposited securities represented by any of your ordinary share ADSs. The depositary may refuse to register any transfer of your ordinary share ADSs or allow you to withdraw the deposited securities represented by your ordinary share ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ordinary share ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ordinary share ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:

•                  change the nominal or par value of our shares

•                  reclassify, split up or consolidate any of the deposited securities

•                  distribute securities on the shares that are not distributed to you

•                  recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action then the cash, shares or other securities received by the depositary will become deposited securities. Each ordinary share ADS will automatically represent its equal share of the new deposited securities. The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ordinary share ADRs or ask you to surrender your outstanding ordinary share ADRs in exchange for new ordinary share ADRs identifying the new deposited securities.

Amendment and Termination

We may agree with the depositary to amend the ordinary share ADS deposit agreement and the ordinary share ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ordinary share ADS holders, it will not become effective for outstanding ordinary share ADSs until 30 days after the depositary notifies ordinary share ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ordinary share ADSs, to agree to the amendment and to be bound by the ordinary share ADRs and the ordinary share ADS deposit agreement as amended.

The depositary will terminate the ordinary share ADS deposit agreement at our direction by mailing notice of termination to the ordinary share ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the ordinary share ADS deposit agreement by mailing notice of termination to us and the ordinary share ADS holders then outstanding if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the ordinary share ADS deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ordinary share ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the ordinary share ADS deposit agreement for the pro rata benefit of the ordinary share ADS holders that have not surrendered their ordinary share ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

The ordinary share ADS deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•                  are only obligated to take the actions specifically set forth in the ordinary share ADS deposit agreement without negligence or bad faith;

•                  are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the ordinary share ADS deposit agreement;

•                  are not liable if we or it exercises discretion permitted under the ordinary share ADS deposit agreement;

•                  have no obligation to become involved in a lawsuit or other proceeding related to the ordinary share ADSs or the ordinary share ADS deposit agreement on your behalf or on behalf of any other person; and

•                  may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the ordinary share ADS deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ordinary share ADS, make a distribution on an ordinary share ADS, or permit withdrawal of shares, the depositary may require:

•                  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•                  satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•                  compliance with regulations it may establish, from time to time, consistent with the ordinary share ADS deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ordinary share ADSs or register transfers of ordinary share ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your Ordinary Share ADRs

You have the right to cancel your ordinary share ADSs and withdraw the underlying shares at any time except:

•                  When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.

•                  When you owe money to pay fees, taxes and similar charges.

•                  When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ordinary share ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the ordinary share ADS deposit agreement.

Pre-release of ordinary share ADSs

The ordinary share ADS deposit agreement permits the depositary to deliver ordinary share ADSs before deposit of the underlying shares. This is called a pre-release of the ordinary share ADSs. The depositary may also deliver shares upon cancellation of pre-released ordinary share ADSs (even if the ordinary share ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ordinary share ADSs instead of shares to close out a pre-release. The depositary may pre-release ordinary share ADSs only under the following conditions: (i) before or at the time of the pre-release, the person to whom the pre-release is being made represents and agrees to the depositary in writing that it or its customer (a) owns the shares or ordinary share ADSs to be deposited, (b) assigns all beneficial rights, title and interest in the shares or ordinary share ADSs, as the case may be, to the depositary in its capacity as such and for the benefit of the owners, and (c) will not take any action with respect to such shares or ordinary share ADSs, as the case may be, that is inconsistent with the transfer of beneficial ownership, other than in satisfaction of such pre-release; (ii) the pre-release is fully collateralized with cash, U.S. government securities or such other collateral that the depositary determines in good faith will provide substantially similar liquidity and security; (iii) the depositary must be able to close out the pre-release on not more than five business days’ notice; and (iv) the pre-release will be subject to further indemnities and credit regulations as the depositary deems appropriate. In addition, the depositary will limit the number of ordinary share ADSs that may be outstanding at any time as a result of pre-release, but the depositary may, with the prior written consent of RBSG, change such limit for purposes of general application. The depositary will also set dollar limits with respect to pre-release transactions on a case-by-case basis as the depositary sees appropriate.

Direct Registration System

In the ordinary share ADS deposit agreement, all parties to the ordinary share ADS deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ordinary share ADSs upon acceptance thereof to DRS by the DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ordinary share ADSs, which ownership shall be confirmed by periodic statements sent by the depositary to the ordinary share ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ordinary share ADS holder, to direct the depositary to register a transfer of those ordinary share ADSs to DTC or its nominee and to deliver those ordinary share ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ordinary share ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the ordinary share ADS deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ordinary share ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ordinary share ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the ordinary share ADS deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the ordinary share ADS deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

SERIES U DOLLAR PREFERENCE SHARES

Base Prospectus:

The following is a summary of the general terms of the dollar preference shares of any series, supplemented for each series by a prospectus supplement which will designate the terms of the dollar preference shares of the particular series. These terms may amend, supplement or be different from those summarized below, and if so the applicable prospectus supplement will state that, and the description of the dollar preference shares of that series contained in the prospectus supplement will apply. You should also read our Articles of Association, which we have filed with the SEC as Exhibit 1.1 to RBSG’s annual report on Form 20-F for the fiscal year ended December 31, 2019, incorporated by reference herein. You should also read the summary of the general terms of the ADR deposit agreement under which Dollar Preference Share American Depositary Receipts (“Dollar Preference Share ADRs”) evidencing American Depositary Shares (“Dollar Preference Share ADSs”) that may represent dollar preference were issued, under the heading “Dollar Preference Share American Depositary Shares” set out on page 27. This summary is qualified by the Base Prospectus of the Series U Dollar Preference Shares and the underlying Global Share Warrant representing Series U Category II Non-cumulative Dollar Preference Shares in bearer form, dated October 4, 2007.

General

Under our Articles of Association, our board of directors is authorized to provide for the issuance of dollar preference shares, in one or more series, with the dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions that are set forth in resolutions providing for their issue adopted by our board of directors. Our board of directors may only provide for the issuance of dollar preference shares of any series if a resolution of our shareholders has authorized the allotment of shares.

The dollar preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the relevant prospectus supplement provides otherwise. You should read the prospectus supplement for the specific terms of any series, including:

•                  the number of shares offered, the number of shares offered in the form of Dollar Preference Share ADSs and the number of dollar preference shares represented by each Dollar Preference Share ADS;

•                  the public offering price of the series;

•                  the liquidation value per share of that series;

•                  the dividend rate, or the method of calculating it;

•                  the place where we will pay dividends;

•                  the dates on which dividends will be payable;

•                  the circumstances under which dividends may not be payable;

•                  voting rights;

•                  the restrictions applicable to the sale and delivery of the dollar preference shares;

•                  whether and under what circumstances we will pay additional amounts on the dollar preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

•                  any redemption, conversion or exchange provisions;

•                  any listing on a securities exchange; and

•                  any other rights, preferences, privileges, limitations and restrictions relating to the series.

The prospectus supplement will also describe material U.S. and U.K. tax considerations that apply to any particular series of dollar preference shares.

The dollar preference shares of any series will rank junior as to dividends to any cumulative preference shares, equally as to dividends with any other non-cumulative preference shares, any exchange preference shares and any sterling preference shares, equally as to repayment of capital on a winding-up or liquidation with any other non-cumulative preference shares, any exchange preference shares, any sterling preference shares and any cumulative preference shares and, unless the resolutions of our board of directors establishing any series of dollar preference shares specify otherwise and the related prospectus supplement so states, will rank equally in all respects with the dollar preference shares of each other series and any other of our shares which are expressed to rank equally with them. The preferential rights to dividends of the holders of the cumulative preference shares are cumulative whereas the preferential rights to dividends of the holders of any series of dollar preference shares, any series of exchange preference shares, any euro preference shares, and any sterling preference shares will be or are non-cumulative. Holders of dollar preference shares will have no pre-emptive rights.

The dollar preference shares will rank in priority to our ordinary shares as regards the right to receive dividends and rights to repayment of capital if we are wound up or liquidated, whether or not voluntarily.

There are no restrictions under our Articles of Association or under Scots law as currently in effect that limit the right of non-resident or foreign owners, as such, to acquire dollar preference shares of any series freely or, when entitled to vote dollar preference shares of a particular series, to vote those dollar preference shares. There are currently no English or Scots laws, decrees, or regulations that would prevent the remittance of dividends or other payments on the dollar preference shares of any series to non-resident holders.

Dividends

Non-cumulative preferential dividends on each series of dollar preference shares will be payable at the rate or rates and on the dates set out in the relevant prospectus supplement and will accrue from their date of issue.

Pursuant to our Articles of Association, our board of directors may resolve prior to the issue and allotment of any series of dollar preference shares that full dividends on such series of dollar preference shares in respect of a particular dividend payment date will not be declared and paid if, (i) in its sole and absolute discretion, the board of directors resolves prior to the relevant dividend payment date that such dividend (or part thereof) shall not be paid or (ii) in the opinion of the board of directors, payment of a dividend would breach or cause a breach of the capital adequacy requirements of the PRA that apply at that time to us and/or any of our subsidiaries, or subject to the next following paragraph, our distributable profits, after the payment in full, or the setting aside of a sum to provide for the payment in full, of all dividends stated to be payable on or before the relevant dividend payment date on the cumulative preference shares (and any arrears of dividends thereon), are insufficient to cover the payment in full of dividends on that series of dollar preference shares and dividends on any of our other preference shares stated to be payable on the same date as the dividends on that series and ranking equally as to dividends with the dollar preference shares of that series. The U.K. Companies Act 2006 defines “distributable profits” as, in general terms, and subject to adjustment, accumulated realized profits less accumulated realized losses.

Unless the applicable prospectus supplement states otherwise, if dividends are to be paid but our distributable profits are, in the opinion of the board of directors, insufficient to enable payment in full of dividends on any series of dollar preference shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other non-cumulative preference shares and any of our other share capital expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on or before such date on any cumulative preference share, then the board of directors shall (subject always to sub-clauses (i) and (ii) of the preceding paragraph) declare and pay dividends to the extent of the available distributable profits, (if any) on a pro rata basis so that (subject as aforesaid) the amount of dividends declared per share on the dollar preference shares of the series and the dividends stated to be payable on such date on any other non-cumulative preference shares and any of our other share capital expressed to rank pari passu therewith as regards distribution of profits will bear to each other the same ratio that accrued dividends per share on the dollar preference shares of the series and other non-cumulative preference shares, and any of our other share capital expressed to rank pari passu therewith as regards participation in profits, bear to each other.

Dividends on the cumulative preference shares, including any arrears, are payable in priority to any dividends on any series of dollar preference shares, and as a result, we may not pay any dividend on any series of dollar preference shares unless we have declared and paid in full dividends on the cumulative preference shares, including any arrears.

If we have not declared and paid in full the dividend stated to be payable on any series of dollar preference shares on the most recent dividend payment date, or if we have not set aside a sum to provide for payment in full, in either case for the reasons set out in sub-clause (ii) of the second paragraph of this section, we may not declare or pay any dividends upon any of our other share capital (other than the cumulative preference shares) and we may not set aside any sum to pay such dividends, unless, on the date of declaration, we set aside an amount equal to the dividend for the then-current dividend period payable on that series of dollar preference shares to provide for the payment in full of the dividend on that series of dollar preference shares on the next dividend payment date. If we have not declared and paid in full any dividend payable on any series of dollar preference shares on any dividend payment date, or if we have not set aside a sum to provide for payment in full, in either case for the reasons set out in sub-clause (ii) of the second paragraph of this section, we may not redeem, purchase or otherwise acquire for any consideration any of our other share capital and may not set aside any sum or establish any sinking fund to redeem, purchase or otherwise acquire them, until we have declared and paid in full dividends on that series of dollar preference shares in respect of successive dividend periods singly or together aggregating no less than 12 months.

To the extent that any dividend on any dollar preference share to which sub-clause (i) of the second paragraph of this section applies is, on any occasion, not declared and paid by reason of the exercise of the board of directors’ discretion referred to in sub-clause (i) of the second paragraph of this section, holders of such dollar preference shares shall have no claim in respect of such non-payment. In addition, such non-payment shall not prevent or restrict (a) the declaration and payment of dividends on any other series of dollar preference shares or on any of our non-cumulative preference shares expressed to rank pari passu with our dollar preference shares, (b) the setting aside of sums for the payment of dividends referred to in (a), (c) except as set forth in the following paragraph, the redemption, purchase or other acquisition of our shares by us, or (d) except as set forth in the following paragraph, the setting aside of sums, or the establishment of sinking funds, for any such redemption, purchase or other acquisition by us.

If we have not declared and paid in full the dividend stated to be payable on any series of dollar preference shares as a result of the board of directors’ discretion referred to in sub-clause (i) of the second paragraph of this section, then we may not redeem, purchase or otherwise acquire for any consideration any of our share capital ranking after such dollar preference shares, and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other acquisition thereof, until such time as we have declared and paid in full dividends on such series of dollar preference shares in respect of successive dividend periods singly or together aggregating no less than 12 months. In addition, no dividend may be declared or paid on any of our share capital ranking after such dollar preference shares as to dividends until such time as the dividend stated to be payable on the dollar preference shares to which the discretion in sub-clause (i) of the second paragraph of this section applies in respect of a dividend period has been declared and paid in full.

No series of dollar preference shares rank after any other series of preference shares with which it is expressed to rank pari passu as regards participation in profits, by reason only of the board of directors’ discretion referred to in sub-clause (i) of the second paragraph of this section, or any dividend on that series not being paid by virtue of such discretion.

Dividends on the dollar preference shares of any series will be non-cumulative. If the board of directors does not pay a dividend or any part of a dividend when due on a dividend payment date in respect of any series of dollar preference shares because it is not required to do so, then holders of dollar preference shares of the applicable series will have no claim in respect of the non-payment and we will have no obligation to pay the dividend accrued for the dividend period or to pay any interest on the dividend, whether or not dividends on the dollar preference shares of the series are declared for any future dividend period. The holders of the dollar preference shares of any series will have no right to participate in our profits.

Any dividend which has remained unclaimed for 12 years from the date of declaration shall be forfeited and shall revert to us.

We will calculate the amount of dividends payable on the dollar preference shares of any series for each dividend period using the method determined by the board of directors before the shares are issued, except for any dividend period shorter than a full dividend period, for which the amount of dividend payable will be calculated on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in the period, unless the applicable prospectus supplement states otherwise. Payments of less than $0.01 will be rounded upwards.

Dividends declared on the dollar preference shares of any series will be payable to the Dollar Preference Share ADR depositary or the record holders as they appear on the register on the appropriate record dates, which will be the number of days before the relevant dividend payment dates that the board of directors determines before the allotment of the particular series. If applicable fiscal or other laws and regulations permit, each payment will be made, in the case of dollar preference shares of any series in bearer form, by dollar check drawn on, or by transfer to a dollar account maintained by the payee with, a bank in London or in The City of New York or, in the case of dollar preference shares of any series in registered form, by dollar check drawn on a bank in London or in The City of New York and mailed to the record holder at the holder’s address as it appears on the register for the dollar preference shares. If any date on which dividends are payable on the dollar preference shares of any series is not a business day, then we will pay the dividend on the next business day, without any interest or other payment in respect of the delay, unless it falls in the next calendar month, in which case we will make the payment on the preceding business day. A “business day” is any day on which banks are open for business, and foreign exchange dealings may be conducted, in London and The City of New York.

Liquidation Rights

If we are wound up or liquidated, whether or not voluntarily, the holders of the dollar preference shares of each series will be entitled to receive out of our surplus assets available for distribution to shareholders, after payment of arrears (if any) of dividends on the cumulative preference shares up to the date of payment, equally with our cumulative preference shares, any other series of non-cumulative preference shares then outstanding, and all of our other shares ranking equally with that series of dollar preference shares as regards participation in our surplus assets, a distribution in U.S. dollars per dollar preference share equal to the liquidation value per share, together with an amount equal to dividends for the then current dividend period accrued to the date of payment, before any distribution or payment may be made to holders of our ordinary shares or any other class of our shares ranking after the dollar preference shares of that series. If the assets available for distribution are insufficient to pay in full the amounts payable with respect to the dollar preference shares of that series and any of our other preference shares ranking equally as to any such distribution with those dollar preference shares, the holders of those dollar preference shares and other preference shares will share ratably in any distribution of our surplus assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of the dollar preference shares will have no right or claim to any of our surplus assets and will not be entitled to any further participation in surplus assets. If the holders of the dollar preference shares are entitled to any recovery with respect to the dollar preference shares in any winding-up or liquidation, they might not be entitled in such proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

Optional Redemption

Unless the relevant prospectus supplement specifies otherwise, we may redeem the dollar preference shares of each series, at our option, in whole or in part from time to time, on any date no earlier than five years and one day after they are issued, in accordance with the notice period and at the redemption prices set forth in the prospectus supplement plus the dividends otherwise payable for the then-current dividend period accrued to the redemption date.

Each notice of redemption will specify:

•                  the redemption date;

•                  the particular dollar preference shares of the series to be redeemed;

•                  the redemption price, specifying the amount of the accrued but unpaid dividend per share to be included and stating that dividends shall cease to accrue on redemption; and

•                  the place or places where holders may surrender documents of title and obtain payment of the redemption price.

Our Articles of Association provide that no defect in the notice of redemption or in the giving of the notice will affect the validity of the redemption proceedings.

If fewer than all of the outstanding dollar preference shares of a series are to be redeemed, our Articles of Association provide that, for the purposes of determining the particular dollar preference shares to be redeemed, we shall cause a drawing to be made in the presence of our independent auditors.

If certain limitations contained in our Articles of Association, the special rights of any of our shares, and the provisions of applicable law permit (including, without limitation, the U.S. federal securities laws), we may, at any time or from time to time, purchase outstanding dollar preference shares of any series by tender in the open market, or by private agreement, in each case upon the terms and conditions that the board of directors shall determine. Any dollar preference shares of any series that we purchase for our own account will pursuant to applicable law be treated as cancelled and will no longer be issued and outstanding.

Under existing PRA requirements, we may not redeem or purchase any dollar preference shares unless we give prior notice to the PRA and, in certain circumstances, it (i) consents in advance and (ii) at the time when the notice of redemption is given and immediately following such redemption, we are or will be (as the case may be) in compliance with our capital adequacy requirements as provided in the regulations relating to capital adequacy then in effect of the PRA. The PRA may impose conditions on any redemption or purchase.

Voting Rights

The holders of the dollar preference shares of any series will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided by applicable law or as described below.

If any resolution is proposed for adoption by our shareholders varying or abrogating any of the rights attaching to the dollar preference shares of a particular series or proposing that we be wound up, the holders of the outstanding dollar preference shares will be entitled to receive notice of and to attend the general meeting of shareholders at which the resolution is to be proposed and will be entitled to speak and vote on that resolution, but not on any other resolution. In addition, if, before any general meeting of shareholders, we have failed to pay in full the dividend payable on the dollar preference shares of a particular series for a number of dividend periods specified in the relevant prospectus supplement, the holders of the dollar preference shares of that series shall be entitled to receive notice of, attend, speak and vote at that meeting on all matters. In these circumstances only, the rights of the holders of dollar preference shares of that series to vote shall continue until we have resumed the payment in full of dividends on the dollar preference shares of that series for the number of dividend periods specified in the prospectus supplement. Holders of any series of dollar preference shares shall be entitled to receive notice of, attend, speak and vote at general meetings in other circumstances if the board of directors determines, as specified in the prospectus supplement.

Whenever holders of dollar preference shares are entitled to vote at a general meeting of shareholders, on a show of hands each holder present in person, and each proxy for a holder, shall have one vote and on a poll each holder present in person or by proxy shall have the number of votes for each dollar preference share of the relevant series that the board of directors determines, as specified in the relevant prospectus supplement.

Our Articles of Association provide that all resolutions shall be decided on a show of hands unless, either before or on the declaration of the result of the vote taken on a show of hands, a poll is demanded by:

•                  the chairman of the meeting;

•                  not less than three shareholders present in person or by proxy;

•                  the Dollar Preference Share ADR depositary;

•                  a shareholder or shareholders, including holders of any series of dollar preference shares entitled to vote on the resolution, present in person or by proxy who represent at least 10% of the total voting rights of all shareholders entitled to vote on the resolution; or

•                  a shareholder or shareholders present in person or by proxy and holding shares conferring a right to vote at the meeting on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all shares conferring that right.

The holders, including holders of any series of dollar preference shares at a time when they have voting rights as a result of our having failed to pay dividends on the series for the number of dividend periods specified in the applicable prospectus supplement, of not less than 10% of the paid up capital that at the relevant date carries the right of voting at our general meetings are entitled to require our board of directors to convene a general meeting. In addition, the holders of any series of dollar preference shares may have the right to vote separately as a class in certain circumstances as described below under the heading “—Variation of Rights”.

At September 30, 2017, we had 11,905,477,461 ordinary shares outstanding. The dollar preference shares of any series will not limit our ability to issue additional ordinary shares.

Form

The dollar preference shares of any series will, when issued, be fully paid and, as such, will not be subject to a call for any additional payment. For each dollar preference share of each series issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account.

The dollar preference shares of each series will be represented by a single certificate. If in registered form, the certificate will be issued to the Dollar Preference Share ADR depositary and if in bearer form the certificate will be deposited with the Dollar Preference Share ADR depositary under the Dollar Preference Share ADR deposit agreement. We may consider the Dollar Preference Share ADR depositary to be the holder and absolute owner of any series of dollar preference shares represented by the certificate so deposited for all purposes. Unless the relevant prospectus supplement specifies otherwise, dollar preference shares of any series withdrawn from deposit under the Dollar Preference Share ADR deposit agreement will be evidenced by share certificates in registered form without dividend coupons. If a Dollar Preference Share ADR holder elects to receive share certificates in registered form, the share certificates will be delivered at the time of withdrawal. Unless the prospectus supplement specifies otherwise, the dollar preference shares of any series may not be withdrawn from deposit in bearer form.

Title to dollar preference shares of any series in registered form will pass by transfer and registration on the register for the dollar preference shares of the series. Title to dollar preference shares of any series in bearer form, or to any dividend coupons appertaining to them, will pass by delivery of the relevant bearer share warrants or dividend coupons. If our Articles of Association and the limitations described in the following paragraph and in any relevant prospectus supplement permit, dollar preference shares of a particular series in bearer form will be exchangeable for the same number of dollar preference shares of the series in registered form upon surrender of the relevant bearer share warrants and all unmatured dividend coupons, if any, appertaining to them. Unless the prospectus supplement specifies otherwise, dollar preference shares of any series in registered form will not be exchangeable, in whole or in part, for dollar preference shares of such series in bearer form.

Each exchange or registration of transfer of dollar preference shares of any series in registered form will be effected by entry on the register for the dollar preference shares of the series kept by our registrar at its office in the United Kingdom. Any exchange or registration of transfer will be effected without charge to the person requesting the exchange or registration, but the requesting person will be required to pay any related taxes, stamp duties or other governmental charges. The exchange of dollar preference shares of any series in bearer form for the dollar preference shares of such series in registered form will also be subject to applicable U.K. tax laws and regulations in effect at the time of the exchange. No exchange will be made unless any resulting taxes, stamp duties or other governmental charges have been paid to us.

Variation of Rights

If applicable law permits, the rights attached to any series of dollar preference shares may be varied or abrogated only with the written consent of the holders of 75% of the issued dollar preference shares of that series or with the sanction of a special resolution passed at a separate class meeting of the holders of the outstanding dollar preference shares of that series. A special resolution will be adopted if passed by a majority of 75% of those holders voting in person or by proxy at the meeting. The quorum required for any such class meeting will be two persons holding or representing by proxy at least one-third in nominal amount of the outstanding dollar preference shares of the particular series affected, except at any adjourned meeting, where any two holders present in person or by proxy will constitute a quorum.

The written consent of the holders of 75% of the issued dollar preference shares of a particular series or the sanction of a special resolution passed at a separate class meeting of holders of the outstanding dollar preference shares of the series will be required if our directors propose to authorize, create or increase the amount of any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in our profits or assets, other than if we redeem or purchase the shares, in priority to the series of dollar preference shares.

If we have paid the most recent dividend payable on the dollar preference shares of a particular series in full, the rights attached to that series will not be deemed to be varied by the creation or issue of any further series of dollar preference shares or of any sterling preference shares or of any other further shares ranking equally as regards participation in our profits or assets with or junior to the dollar preference shares of that series, whether carrying identical rights or different rights in any respect, including as to dividend, premium on a return of capital, redemption or conversion or denominated in dollars or any other currency.

Notices of Meetings

We will cause a notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote to be mailed to each record holder of dollar preference shares of that series. Each such notice will state:

•                  the date of the meeting;

•                  a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•                  instructions for the delivery of proxies.

A holder of dollar preference shares of any series in registered form who is not registered with an address in the United Kingdom and who has not supplied an address within the United Kingdom to us for the purpose of service of notices is not entitled to receive notices of meetings. For a description of notices that we will give to the Dollar Preference Share ADR depositary and that the Dollar Preference Share ADR depositary will give to Dollar Preference Share ADR holders, you should see “Where You Can Find More Information”.

Governing Law

The creation and issuance of the dollar preference shares of any series and the rights attached to them shall be governed by and construed in accordance with Scots law.

Registrar and Paying Agent

The relevant prospectus supplement will specify who will act as registrar and paying agent for the dollar preference shares of each series.

Prospectus Supplement:

The following summary of certain terms and provisions of the Series U preference shares supplements the description of certain terms and provisions of the Dollar Preference Shares of any series set forth in the accompanying prospectus under the heading “Description of Dollar Preference Shares”. The summary of the terms and provisions of the Series U preference shares set forth below and in the accompanying prospectus does not purport to be complete and is subject to, and qualified in its entirety by reference to, our memorandum and articles of association and the resolutions adopted by our board of directors establishing the rights, preferences, privileges, limitations and restrictions relating to the Series U preference shares. If this prospectus supplement sets forth any term or condition that is inconsistent with the description contained in the accompanying prospectus, the description of the terms contained in this prospectus supplement will replace the description contained in the accompanying prospectus. This summary is qualified by the Prospectus Supplement of the Series U Dollar Preference Shares and the underlying Global Share Warrant representing Series U Category II Non-cumulative Dollar Preference Shares in bearer form, dated October 4, 2007.

General

The Series U preference shares constitute a separate series of our Category II non-cumulative dollar preference shares. The Series U preference shares will be in bearer form represented by a single certificate and will be represented by ADSs evidenced by ADRs. The certificate in bearer form will be deposited with the ADR depositary under the ADR deposit agreement. A summary of certain terms and provisions of the ADR deposit agreement pursuant to which ADRs evidencing the Series U ADSs are issuable is set forth in the accompanying prospectus under the heading “Description of American Depositary Receipts”.

As of the date of this prospectus supplement, our issued and outstanding non-cumulative preference shares, which rank equally with the Series U preference shares as to any distribution of our surplus assets in the event that we are wound up or liquidated, have a U.S. dollar-equivalent aggregate liquidation preference of approximately $12.6 billion, excluding the Series 1 non-cumulative sterling preference shares, and the Series 3 non-cumulative euro preference shares, which we expect to issue on or about October 4, 2007, details of which are included under “Capitalization of the Group”.

Dividends

Non-cumulative preferential dividends on the Series U preference shares will accrue at a rate of 7.640% per annum on the liquidation preference of $100,000 per Series U preference share from (and including) the issue date to (but excluding) September 29, 2017 (the “first redemption date”). The dividend on each Series U preference share will therefore amount to $3,820 per Series U preference share semi-annually during this period, except that the dividend in respect of the period from (and including) the issue date to (but excluding) the first semi-annual dividend payment date (as defined below) will amount to $3,735 per Series U preference share. References to a “dividend period” herein shall be to each period beginning on (and including) a dividend payment date (or, in the case of the first such period, the issue date) to (but excluding) the next following dividend payment date.

From (and including) the first redemption date (to the extent that the Series U preference shares are not redeemed on the first redemption date), non-cumulative preferential dividends will accrue on the preference shares at a variable rate per annum, reset quarterly, of 2.32% per annum plus Three-Month LIBOR.

“Three Month LIBOR” means the three month London interbank offered rate (expressed as a percentage per annum) for deposits in U.S. dollars which appears on the LIBOR Page as of 11:00 a.m., London time, on the second business day in London prior to the first day of the relevant dividend period or, in the case of the first such dividend period, if such first day is not a business day, on the second business day in London prior to the business day immediately preceding such first day; provided that, if, at such time, no such rate appears or the LIBOR Page is unavailable, it shall mean the rate calculated by The Bank of New York as calculation agent (the “calculation agent”) as the arithmetic mean of at least two offered quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the calculation agent with its offered quotation for deposits for three months in U.S. dollars commencing on the first day of the relevant dividend period to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the second business day in London prior to the first day of the relevant dividend period and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided further that if fewer than two such offered quotations are provided as requested, it shall mean the rate calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the second business day in New York prior to the first day of the relevant dividend period, by three major banks in New York selected by the calculation agent for loans for three months in U.S. dollars to leading European banks and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided however that if the banks selected by the calculation agent are not quoting as mentioned above, it shall mean the then-existing three month U.S. dollar LIBOR in effect for such prior dividend period. “LIBOR Page” means the rate displayed on Reuters Screen page “LIBOR01” (or any other page as may replace such page on such service or any successor service for the purpose of displaying the London interbank offered rates of major banks for U.S. dollar deposits).

The calculation agent will, as soon as practicable after the determination date in relation to each dividend period, calculate the dividends payable in respect of each Series U preference share for such dividend period. From (and including) the first redemption date, the calculation agent shall apply the applicable dividend rate for such dividend period to the liquidation preference of such Series U preference share, multiply the product by the actual number of days from (and including) the date on which the dividend begins to accrue during the relevant dividend period to (but excluding) the date on which the dividend actually falls due divided by 360 (the “floating day count fraction”) and round the resulting figure to the nearest U.S. dollar cent (half a U.S. dollar cent being rounded upwards). The calculation agent will cause the rate, the dividend payable in respect of each Series U preference share for such dividend period and the relevant quarterly dividend payment date to be notified to each holder of Series U preference shares as soon as possible after their determination.

Subject to the limitations described below, these dividends will be payable out of our distributable profits in U.S. dollars semi-annually in arrears on, and to the holders of record 15 days prior to, March 31 and September 30 of each year (each, a “semi-annual dividend payment date”), commencing on March 31, 2008 and ending on the first redemption date in accordance with the Following Business Day Convention. “Following Business Day Convention” means if a dividend payment date falls on a day which is not a business day, such dividend payment date shall be postponed to the next day which is a business day. After the first redemption date, subject to the limitations described below, we will pay dividends out of our distributable profits in U.S. dollars quarterly in arrears on, and to the holders of record 15 days prior to, March 31, June 30, September 30 and December 31 of each year (each a “quarterly dividend payment date” and, together with each semi-annual dividend payment date, each a “dividend payment date”) in accordance with the Modified Following Business Day Convention. “Modified Following Business Day Convention” means if a dividend payment date falls on a day which is not a business day, such dividend payment date shall be postponed to the next day which is a business day unless it would fall into the next calendar month in which event such payment date shall be brought forward to the immediately preceding day which is a business day.

We will pay dividends on the Series U preference shares as and if declared by the board of directors as described below and in the accompanying prospectus under the heading “Description of Dollar Preference Shares — Dividends”. Dividends on the Series U preference shares in respect of a particular dividend payment date will not be declared and paid if (i) in its sole and absolute discretion, our board of directors resolves prior to the relevant dividend payment date that such dividend (or part thereof) shall not be declared and paid or (ii) in the opinion of the board of directors, payment of a dividend would breach or cause a breach of the capital adequacy requirements, regulations, guidelines or policies of the U.K. Financial Services Authority (or any person or body to whom its banking supervision functions are transferred) that apply at that time to us and/or any of our subsidiaries, or, subject to the next following paragraph, our distributable profits, after the payment in full, or the setting aside of a sum to provide for the payment in full, of all dividends stated to be payable on or before the relevant dividend payment date on the 400,000 51/2 percent cumulative preference shares of £1 each in our capital and the 500,000 11 percent cumulative preference shares of £1 each in our capital (together, the “cumulative preference shares”) (and any arrears of dividends thereon), are insufficient to cover the payment in full of dividends on the Series U preference shares and dividends on any of our other shares stated to be payable on the same date as the dividends on the Series U preference shares and ranking equally as to dividends with the Series U preference shares. The U.K. Companies Act 1985, as amended (the “Companies Act”) defines “distributable profits” as, in general terms, and subject to adjustment, accumulated realized profits less accumulated realized losses.

If dividends are to be paid but our distributable profits are, in the opinion of the board of directors, insufficient to enable payment in full of dividends on any series of dollar preference shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other non-cumulative preference shares and any other share capital expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on or before such date on any cumulative preference share, then the board of directors shall (subject always to sub-clauses (i) and (ii) of the preceding paragraph) declare and pay dividends to the extent of the available distributable profits (if any) on a pro rata basis so that (subject as aforesaid) the amount of dividends declared per share on the Series U preference shares and the dividends stated to be payable on such date on any other non-cumulative preference shares and any other share capital expressed to rank pari passu therewith as regards distribution of profits will bear to each other the same ratio that accrued dividends per share on the Series U preference shares and other non-cumulative preference shares, and any other share capital expressed to rank pari passu therewith as regards participation in profits, bear to each other.

The amount of dividends payable for any period shorter than a full dividend period prior to the first redemption date will be calculated on the basis of 12 30-day months, a 360-day year and the actual number of days elapsed in the period. The amount of dividends payable for any period shorter than a full dividend period after the first redemption date will be calculated on the basis of the actual number of days elapsed in such period and a 360-day year. Payments of less than $0.01 will be rounded upwards.

If any dividend otherwise payable on any dividend payment date is not declared and/or paid in full by reason of any of the matters referred to in the sixth paragraph of this section, we will notify the holders of the Series U preference shares thereof as soon as reasonably practicable after the date of the resolution referred to in sub-paragraph (i) of the sixth paragraph of this section or, in the case of sub-clause (ii) thereof, after the opinion referred to therein has been formed. Each such notification shall specify the reasons why the relevant dividend has not been declared and/or paid in full.

Dividends on our currently outstanding cumulative preference shares, including any arrears, are payable in priority to any dividends on the Series U preference shares, and as a result, we may not pay any dividend on the Series U preference shares unless we have declared and paid in full dividends on such currently outstanding cumulative preference shares, including any arrears.

To the extent that any dividend on the Series U preference shares is, on any occasion, not declared and paid in full by reason of the exercise of the board of directors’ discretion referred to in sub-clause (i) of the sixth paragraph of this section, holders of Series U preference shares or Series U ADSs shall have no claim in respect of such non-payment.

If we have not declared and paid in full the dividend stated to be payable on the Series U preference shares on the most recent dividend payment date for any of the reasons referred to in the sixth paragraph of this section, and we have not set aside a sum to provide for payment in full of such dividend, then we may not (A) declare or pay dividends or other distributions upon any Parity Securities (other than, in the case of non-payment by reason of the resolution referred to in sub-clause (i) of the sixth paragraph of this section, any Mandatory Securities) or Junior Securities, and we may not set aside any sum for the payment of these dividends or distributions, unless, on the date of declaration of any such dividends or distributions, we set aside an amount equal to the dividend for the then-current dividend period payable on the Series U preferences shares to provide for the payment in full of such dividend on the Series U preferences shares on the next dividend payment date; or (B) redeem, purchase or otherwise acquire for any consideration any of our Parity Securities or Junior Securities, and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other acquisition of such Parity Securities or Junior Securities, until such time as dividends on the Series U preference shares in respect of successive dividend periods together aggregating no less than 12 months shall thereafter have been declared and paid in full. “Junior Securities” means the ordinary shares and any other securities issued by us or any of our subsidiaries ranking or expressed to rank junior to the Series U preferences shares either issued directly by us or, where issued by any of our subsidiaries, where the terms of the securities benefit from a guarantee or support agreement entered into by us which ranks or is expressed to rank junior to the Series U preferences shares; “Parity Securities” means (i) the most senior ranking class or classes of non-cumulative preference shares in our capital from time to time and (ii) any other securities issued by us or any of our subsidiaries ranking or expressed to rank pari passu with the Series U preference shares either issued directly by us or, where issued by one of our subsidiaries, where the terms of the securities benefit from a guarantee or support agreement entered into by us which ranks or is expressed to rank pari passu with the Series U preference shares and which in the case of (i) and (ii) above comply with the then current requirements of the U.K. Financial Services Authority in relation to Tier 1 Capital or are otherwise treated by the U.K. Financial Services Authority as Tier 1 Capital; “Mandatory Securities” means any Parity Securities the terms of which do not provide for our board of directors to be able to elect not to pay any dividend or other distribution in cash at its discretion; “Tier 1 Capital” has the meaning given to it by the U.K. Financial Services Authority from time to time.

The Series U preference shares shall not rank after any other series of preference shares with which they are expressed to rank pari passu as regards participation in profits, by reason only of the board of directors’ discretion referred to in sub-clause (i) of the sixth paragraph of this section, or any dividend on the Series U preference shares not being paid by virtue of such discretion.

Dividends on the Series U preference shares will be non-cumulative. If the board of directors does not pay a dividend or any part thereof payable on a dividend payment date in respect of the Series U preference shares for any of the reasons set out in the sixth paragraph of this section, then holders of Series U preference shares or Series U ADSs will have no claim in respect of such non-payment and we will have no obligation to pay the dividend accrued for the dividend period or to pay any interest on the dividend, whether or not dividends on the Series U preference shares are declared for any future dividend period. Except for the payment of dividends as set forth in this section, the holders of the Series U preference shares will have no right to participate in our profits.

Rights upon Liquidation

If we are wound up or liquidated, whether or not voluntarily, the holders of the Series U preference shares will be entitled to receive in U.S. dollars out of our surplus assets available for distribution to shareholders, after payment of arrears (if any) of dividends on the cumulative preference shares, as described in the accompanying prospectus, up to the date of payment, equally with the cumulative preference shares and all of our other shares ranking equally with the Series U preference shares as regards participation in our surplus assets, a distribution of $100,000 per Series U preference share, together with an amount equal to dividends for the then-current dividend period (accrued to but excluding the date of payment), before any distribution or payment may be made to holders of our ordinary shares or any other class of our shares ranking after the Series U preference shares. See “Description of Dollar Preference Shares — Liquidation Rights” in the accompanying prospectus. If the holders of the Series U preference shares are entitled to any recovery with respect to the Series U preference shares in any winding-up or liquidation, they might not be entitled in such proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling.

Optional Redemption

We may redeem the Series U preference shares, at our option, in whole (but not in part) on the first redemption date, or any quarterly dividend payment date falling on or around any tenth anniversary thereafter, upon not less than 30 nor more than 60 days’ written notice, at a redemption price of $100,000 per Series U preference share plus the dividends otherwise payable for the then-current dividend period accrued to but excluding the redemption date.

We may also redeem the Series U preference shares in whole (but not in part) at any time during the period from, and including, December 31, 2012 to, but excluding, the first redemption date and thereafter on any quarterly dividend payment date at a redemption price of $100,000 per Series U preference share together with dividends accrued for the then-current dividend period if a capital disqualification event shall be deemed to have occurred. A “capital disqualification event” shall be deemed to have occurred if the U.K. Financial Services Authority has confirmed to us that the Series U preference shares are no longer of the type eligible for inclusion in our Tier 1 Capital on a solo and/or consolidated basis. If we redeem the Series U preference shares, we will give you at least 30 days’ (but no more than 60 days’) prior written notice.

Under existing U.K. Financial Services Authority requirements, we may not redeem or purchase any Series U preference shares unless we give prior notice to the U.K. Financial Services Authority and, in certain circumstances, it (i) consents in advance and (ii) at the time when the notice of redemption is given and immediately following such redemption, we are or will be (as the case may be) in compliance with our capital adequacy requirements as provided in the regulations relating to capital adequacy then in effect of the U.K. Financial Services Authority. The U.K. Financial Services Authority may impose conditions on any redemption or purchase.

See “Certain U.S. Federal and U.K. Tax Consequences — Taxation of Dividends” for a discussion of the tax consequences to a U.S. holder of the receipt of amounts equal to accrued dividends in conjunction with any redemption of any Series U preference shares and “Certain U.S. Federal and U.K. Tax Consequences — Taxation of Capital Gains” for a discussion of the tax consequences to a U.S. holder of a redemption.

If certain limitations contained in our Articles of Association, the special rights of any of our shares, and the provisions of applicable law permit (including, without limitation, the U.S. federal securities laws), we may, at any time or from time to time, purchase outstanding Series U preference shares by tender, available to all holders of the Series U preference shares, in the open market, or by private agreement, in each case upon the terms and conditions that the board of directors shall determine. Any Series U preference shares that we purchase for our own account will, pursuant to applicable law, be treated as cancelled and will no longer be issued and outstanding.

Substitution

Subject to our Articles of Association, the provisions of the Companies Act and all other laws and regulations applying to us and to the prior consent of the U.K. Financial Services Authority (if required), in each case subject also to any condition the U.K. Financial Services Authority may impose on the redemption or substitution, we may substitute the Series U preference shares in whole, but not in part, with Qualifying Non-Innovative Tier 1 Securities, at any time (the “substitution date”) without any requirement for consent or approval of the holders of the Series U preference shares, provided that the substitution date shall not occur prior to December 31, 2012. Not less than 30 days nor more than 60 days written notice of any such substitution shall be given to the holders of the Series U preference shares.

For the purposes of effecting any such substitution, we shall redeem the Series U preference shares in whole (but not in part) on the substitution date and shall mandatorily apply the proceeds thereof to the purchase of Qualifying Non-Innovative Tier 1 Securities issued on such substitution date in an amount at least equal to the total number of the Series U preference shares multiplied by $100,000 (in each case, without the need for any further action on the part of the holders of the Series U preference shares). We will pay any costs and expenses associated with such substitution and the issuance of the Qualifying Non-Innovative Tier 1 Securities, including, without limitation, the fees and expenses of the ADR depositary, trustee or other third-party involved in the issuance thereof and any fees and expenses relating to the registration and exchange listing of the Qualifying Non-Innovative Tier 1 Securities. The Qualifying Non-Innovative Tier 1 Securities will be exempt from state “blue sky” or state securities laws. We will also pay any stamp duty reserve taxes, capital duties, stamp duties or similar taxes payable in the United Kingdom arising on the allotment and issue of the Qualifying Non-Innovative Tier 1 Securities, including (if applicable) their deposit with the ADR depositary under the ADR deposit agreement. We will not be obliged to pay, and each holder of the Series U preference shares must pay, (i) any other taxes, stamp duty reserve taxes and capital, stamp, issue and registration duties arising in connection with the relevant substitution and (ii) all, if any, taxes arising by reference to any disposal or deemed disposal of a Series U preference share in connection with the relevant substitution. To the extent that under applicable law and HM Revenue & Customs practice transfers of the ADRs representing the Series U preference shares are able to be effected between holders thereof free of any stamp duty, stamp duty reserve tax or similar taxes arising on such transfer immediately prior to the substitution date, we will procure that transfers of the Qualifying Non-Innovative Tier 1 Securities (or ADRs representing such securities) shall also be able to be effected between holders thereof free of any such taxes immediately following such date.

Prior to the publication of any notice of substitution pursuant to the foregoing provisions, we shall first deliver to The Bank of New York as ADR depositary (i) a certificate, signed by two duly authorized officers of ours, certifying that the securities to be offered in substitution for the Series U preference shares are Qualifying Non-Innovative Tier 1 Securities and such substitution is in accordance with the terms of the ADR deposit agreement and (ii) any opinion required under the terms of the ADR deposit agreement.

“Qualifying Non-Innovative Tier 1 Securities” means securities, whether debt, limited partnership interests, equity or otherwise, issued directly or indirectly by us, that comply with the following:

(1)          such securities will have the same material terms as the terms of the Series U preference shares, including without limitation a first redemption date (or as such term may otherwise be defined in the terms thereof) which falls on the same day as the first redemption date in respect of the Series U preference shares, except that such securities will be permitted (but not required) to include the ability to be redeemed in the circumstances and on the basis (including, but without limitation, relating to tax and capital adequacy) substantially similar to the circumstances in which, and the basis on which, securities issued by companies then regulated by the U.K. Financial Services Authority and comprising tax-deductible Innovative Tier 1 Capital may then be redeemed;

(2)          to the extent that (i) such securities are equity securities and (ii) dividends on the Series U preference shares are eligible to be treated as “qualified dividend income” under Section 1(h)(11) of the Internal Revenue Code of 1986, as amended (or any successor legislation) by a particular holder immediately prior to the substitution date, dividends paid to such holder with respect to the securities will also be so eligible;

(3)          such securities will comply with the then current requirements of the U.K. Financial Services Authority in relation to Non-Innovative Tier 1 Capital;

(4)          such securities will preserve any existing rights under the Series U preference shares to any accrued dividend which has not been paid in respect of the period from (and including) the dividend payment date last preceding the substitution date to (but excluding) the substitution date; and

(5)          at the time of issue, payments made by us in respect of such securities can be made free from any withholding tax imposed by any taxing or other authority (whether within or outside the United Kingdom) competent to impose, administer or collect any such tax.

Notwithstanding anything to the contrary set forth above, the Qualifying Non-Innovative Tier 1 Securities may be issued with terms more favorable to the holders thereof than the terms of the Series U preference shares.

“Tier 1 Capital” and “Innovative Tier 1 Capital” have the respective meanings given to them by the U.K. Financial Services Authority from time to time. “Non-Innovative Tier 1 Capital” means Tier 1 Capital which does not comprise Innovative Tier 1 Capital.

U.S. Federal Income Tax Consequences of a Substitution

If we substitute the Series U preference shares or Series U ADSs with Qualifying Non-Innovative Tier 1 Securities, the United States federal income tax consequences of such substitution are uncertain because such consequences will depend on all of the terms and conditions of such Qualifying Non-Innovative Tier 1 Securities. In general, such substitution will likely be a taxable exchange for United States federal income tax purposes, unless a specific exception applies. In the event that such a substitution does constitute a taxable exchange, a U.S. Holder (as defined in this Prospectus Supplement under “Certain U.S. Federal and U.K. Tax Consequences”) would generally recognize taxable gain or loss in an amount equal to the difference between such U.S. Holder’s adjusted tax basis in such Series U preference shares or Series U ADSs surrendered and the fair market value of the Qualifying Non-Innovative Tier 1 Securities received in the substitution. Any gain or loss recognized would be characterized as capital gain or loss, and would be long-term capital gain or loss if a U.S. Holder has a holding period in the Series U preference shares or Series U ADSs of more than one year and the Series U preference shares or Series U ADSs were capital assets in the hands of such U.S. Holders for United States federal income tax purposes. The result of this treatment is that U.S. Holders will likely have to include amounts in taxable income in respect of a substitution and pay tax thereon, even though no cash will actually be distributed to holders pursuant to such a substitution. A U.S. Holder would generally have a tax basis in the Qualifying Non-Innovative Tier 1 Securities equal to their fair market value on the date received; however, it is not possible to describe the United States federal income tax consequences to holders of receiving, holding or disposing of Qualifying Non-Innovative Tier 1 Securities until the terms and conditions of such securities are established. Prospective holders should consult with their own tax advisor about the potential tax consequences to them of a substitution and of receiving, holding, and disposing of Qualifying Non-Innovative Tier 1 Securities.

Voting Rights

The holders of the Series U preference shares will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided by applicable law or as described below.

If any resolution is proposed for adoption by our shareholders varying or abrogating any of the rights attaching to the Series U preference shares or proposing that we be wound up, the holders of the outstanding Series U preference shares will be entitled to receive notice of and to attend the general meeting of shareholders at which the resolution is to be proposed and will be entitled to speak and vote on such resolution, but not on any other resolution.

In addition, if, before any general meeting of shareholders, we have failed to pay in full the dividend payable on the Series U preference shares for the most recent dividend period, the holders of the Series U preference shares shall be entitled to receive notice of, attend, speak and vote at such meeting on all matters. In these circumstances only, the rights of the holders of Series U preference shares shall continue until we have resumed the payment in full of dividends on the Series U preference shares in respect of successive dividend periods singly or together aggregating no less than 12 months. See also “Description of Dollar Preference Shares — Voting Rights” in the accompanying prospectus.

Whenever entitled to vote at a general meeting of shareholders, on a show of hands, each holder of Series U preference shares present in person shall have one vote and on a poll each holder of Series U preference shares present in person or by proxy will be entitled to one vote for each Series U preference share held (subject to adjustment to reflect any capitalization issue, consolidations, sub-divisions or any other re-classification of our ordinary shares as a result of any distribution to the holders of ordinary shares of our assets and certain issues of ordinary shares or of rights or options to subscribe for ordinary shares at a market discount (subject to certain exceptions)).

The holders, including holders of Series U preference shares at a time when they have voting rights as a result of our having failed to pay dividends as described above, of not less than 10% of our paid up capital that at the relevant date carries the right to vote at our general meetings, are entitled to require the board of directors to convene an extraordinary general meeting. In addition, the holders of Series U preference shares may have the right to vote separately as a class in certain circumstances as described in the accompanying prospectus under the heading “Description of Dollar Preference Shares — Variation of Rights”.

DOLLAR PREFERENCE SHARE AMERICAN DEPOSITARY SHARES

The following is a summary of the general terms and provisions of the Dollar Preference Share ADR deposit agreement under which the Dollar Preference Share ADRs were issued. The Dollar Preference Share ADR deposit agreement is among us, The Bank of New York Mellon, as depositary, and all holders from time to time of Dollar Preference Share ADRs issued under it. This summary does not purport to be complete. You should read the Dollar Preference Share ADR deposit agreement, which we have filed with the SEC as Exhibit 2.1 to to RBSG’s annual report on Form 20-F for the fiscal year ended December 31, 2019, incorporated by reference herein.

American Depositary Receipts

Dollar Preference Share ADRs will evidence American depositary shares (“Dollar Preference Share ADSs”) of a particular series, which will represent dollar preference shares of a corresponding series. Unless the relevant prospectus supplement specifies otherwise, each Dollar Preference Share ADS will represent one dollar preference share, or evidence of rights to secure one dollar preference share, deposited with the Dollar Preference Share ADR depositary or the London branch of The Bank of New York Mellon, as custodian. A Dollar Preference Share ADR may evidence any number of Dollar Preference Share ADSs of the corresponding series.

Deposit and Withdrawal of Deposited Securities

Upon receipt of dollar preference shares of a particular series or evidence of rights to receive dollar preference shares, and subject to the terms of the Dollar Preference Share ADR deposit agreement, the Dollar Preference Share ADR depositary will execute and deliver at its principal office, which is presently located at 101 Barclay Street, New York, New York 10286, U.S.A., to the person or persons specified by the depositor in writing upon payment of the fees, charges and taxes provided in the Dollar Preference Share ADR deposit agreement, a Dollar Preference Share ADR or Dollar Preference Share ADRs registered in the name of that person or persons evidencing the number of Dollar Preference Share ADSs of the series corresponding to the dollar preference shares of that series.

Upon surrender of Dollar Preference Share ADRs at the principal office of the Dollar Preference Share ADR depositary and upon payment of the taxes, charges and fees provided in the Dollar Preference Share ADR deposit agreement and subject to the terms of the Dollar Preference Share ADR deposit agreement, a Dollar Preference Share ADR holder is entitled to delivery to or upon its order, at the principal office of the Dollar Preference Share ADR depositary or at the office of the custodian in London, of dollar preference shares of the relevant series in registered form in respect of the deposited dollar preference shares and any other documents of title evidenced by the surrendered Dollar Preference Share ADRs. The forwarding of share certificates and other documents of title for delivery at the principal office of the Dollar Preference Share ADR depositary will be at the risk and expense of the Dollar Preference Share ADR holder.

Dividends and Other Distributions

The Dollar Preference Share ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited dollar preference shares of a particular series to Dollar Preference Share ADR holders in proportion to their holdings of Dollar Preference Share ADSs of the series representing the dollar preference shares. The cash amount distributed will be reduced by any amounts that we or the Dollar Preference Share ADR depositary must withhold on account of taxes.

If we make any distribution other than in cash in respect of any deposited dollar preference shares of a particular series, the Dollar Preference Share ADR depositary will distribute the property received by it to Dollar Preference Share ADR holders in proportion to their holdings of Dollar Preference Share ADSs of the series representing the dollar preference shares. If a distribution that we make in respect of deposited dollar preference shares of a particular series consists of a dividend in, or free distribution of, dollar preference shares of that series, the Dollar Preference Share ADR depositary may, if we approve, and will, if we request, distribute to Dollar Preference Share ADR holders, in proportion to their holdings of Dollar Preference Share ADSs of the series representing the dollar preference shares, additional Dollar Preference Share ADRs for an aggregate number of Dollar Preference Share ADSs of that series received as the dividend or free distribution. If the Dollar Preference Share ADR depositary does not distribute additional Dollar Preference Share ADRs, each Dollar Preference Share ADS of that series will from then also represent the additional dollar preference shares of the corresponding series distributed in respect of the deposited dollar preference shares before the dividend or free distribution.

If the Dollar Preference Share ADR depositary determines that any distribution in property, other than cash or dollar preference shares of a particular series, cannot be made proportionately among Dollar Preference Share ADR holders or if for any other reason, including any requirement that we or the Dollar Preference Share ADR depositary withhold an amount on account of taxes, the Dollar Preference Share ADR depositary deems that such a distribution is not feasible, the Dollar Preference Share ADR depositary may dispose of all or a portion of the property in the amounts and in the manner, including by public or private sale, that it deems equitable and practicable, and it will distribute the net proceeds of any such sale or the balance of any such property after deduction of any taxes that we or the Dollar Preference Share ADR depositary must withhold to Dollar Preference Share ADR holders as in the case of a distribution received in cash.

Redemption of Dollar Preference Share ADSs

If we redeem any dollar preference shares of a particular series, the Dollar Preference Share ADR depositary will redeem, from the amounts that it receives from the redemption of deposited dollar preference shares, a number of Dollar Preference Share ADSs of the series representing those dollar preference shares which corresponds to the number of deposited dollar preference shares. The Dollar Preference Share ADS redemption price will correspond to the redemption price per share payable with respect to the redeemed dollar preference shares. If we redeem less than all of the outstanding dollar preference shares of a particular series, the Dollar Preference Share ADR depositary will select the Dollar Preference Share ADSs of the corresponding series to be redeemed, either by lot or in proportion to the number of dollar preference shares represented. We must give our notice of redemption in respect of the dollar preference shares of a particular series to the Dollar Preference Share ADR depositary before the redemption date and the Dollar Preference Share ADR depositary will promptly deliver the notice to all holders of Dollar Preference Share ADRs of the corresponding series.

Record Dates

Whenever any dividend or other distribution becomes payable or shall be made in respect of dollar preference shares of a particular series, or any dollar preference shares of a particular series are to be redeemed, or the Dollar Preference Share ADR depositary receives notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote, the Dollar Preference Share ADR depositary will fix a record date for the determination of the Dollar Preference Share ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of Dollar Preference Share ADSs of the corresponding series, or the net proceeds of their sale, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the Dollar Preference Share ADR deposit agreement. Such record date will be as close in time as practicable to the record date for the dollar preference shares.

Voting of the Underlying Deposited Securities

Upon receipt of notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote, the Dollar Preference Share ADR depositary will, as soon as practicable thereafter, send to the record holders of Dollar Preference Share ADRs of the corresponding series a notice which shall contain:

•                  summary of the notice of meeting;

•                  a statement that the record holders of Dollar Preference Share ADRs at the close of business on a specified record date are entitled under the Dollar Preference Share ADR deposit agreement, if applicable laws and regulations and our Articles of Association permit, to instruct the Dollar Preference Share ADR depositary as to the exercise of the voting rights pertaining to the dollar preference shares of the series represented by their Dollar Preference Share ADSs; and

•                  a brief statement of how they may give instructions, including an express indication that they may instruct the Dollar Preference Share ADR depositary to give a discretionary proxy to a designated member or members of our board of directors.

The Dollar Preference Share ADR depositary has agreed that it will try, if practicable, to vote or cause to be voted the dollar preference shares in accordance with any written nondiscretionary instructions of record holders of Dollar Preference Share ADRs that it receives on or before the date set by the Dollar Preference Share ADR depositary. The Dollar Preference Share ADR depositary has agreed not to vote the dollar preference shares except in accordance with written instructions from the record holders of Dollar Preference Share ADRs.

Inspection of Transfer Books

The Dollar Preference Share ADR depositary will keep books, at its transfer office in The City of New York, for the registration and transfer of Dollar Preference Share ADRs that at all reasonable times will be open for inspection by Dollar Preference Share ADR holders. However, this inspection may not be for the purpose of communicating with Dollar Preference Share ADR holders in the interest of a business or object other than our business or a matter related to the Dollar Preference Share ADR deposit agreement or the Dollar Preference Share ADRs.

Reports and Notices

The Dollar Preference Share ADR depositary will make available at its principal office for inspection by Dollar Preference Share ADR holders any reports and communications received from us that are both received by the Dollar Preference Share ADR depositary as the holder of dollar preference shares of the applicable corresponding series and made generally available to the holders of those dollar preference shares by us, including our annual report and accounts. The Dollar Preference Share ADR depositary will also send copies of those reports to Dollar Preference Share ADR holders when furnished by us as provided in the Dollar Preference Share ADR deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of any meeting at which holders of the dollar preference shares of a particular series are entitled to vote, or of any reconvening of any such adjourned meeting of holders, or of the taking of any action in respect of any cash or other distributions on or any redemption of dollar preference shares of a particular series, we shall transmit to the Dollar Preference Share ADR depositary a copy of the notice in the form given or to be given to holders of the dollar preference shares. The Dollar Preference Share ADR depositary will, at our expense, arrange for the prompt transmittal by the custodian to the Dollar Preference Share ADR depositary of such notices, and, if we request in writing, arrange for the mailing, at our expense, of copies to all holders of Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of the corresponding series.

Amendment and Termination of the Dollar Preference Share ADR Deposit Agreement

The form of the Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series and any provisions of the Dollar Preference Share ADR deposit agreement relating to those Dollar Preference Share ADRs may at any time and from time to time be amended by agreement between us and the Dollar Preference Share ADR depositary in any respect which we may deem necessary or desirable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, or that otherwise prejudices any substantial existing right of holders of outstanding Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series, will not take effect as to any Dollar Preference Share ADRs until 30 days after notice of the amendment has been given to the record holders of those Dollar Preference Share ADRs. Every holder of any Dollar Preference Share ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the Dollar Preference Share ADR to consent and agree to the amendment and to be bound by the Dollar Preference Share ADR deposit agreement or the Dollar Preference Share ADR as amended. In no event may any amendment impair the right of any holder of Dollar Preference Share ADRs to surrender Dollar Preference Share ADRs and receive in return the dollar preference shares of the corresponding series and other property represented by the Dollar Preference Share ADRs.

Whenever we direct, the Dollar Preference Share ADR depositary has agreed to terminate the Dollar Preference Share ADR deposit agreement as to dollar preference shares of any and all series and the deposited securities, Dollar Preference Share ADSs and Dollar Preference Share ADRs of all corresponding series by mailing a termination notice to the record holders of all those outstanding Dollar Preference Share ADRs at least 30 days before the date fixed in the notice for termination. The Dollar Preference Share ADR depositary may likewise terminate the Dollar Preference Share ADR deposit agreement as to dollar preference shares of any and all series and the deposited securities, Dollar Preference Share ADSs and Dollar Preference Share ADRs of all corresponding series by mailing a termination notice to us and the record holders of all those outstanding Dollar Preference Share ADRs at any time 60 days after it has delivered to us a written notice of its election to resign, if a successor depositary has not been appointed and accepted its appointment as provided in the Dollar Preference Share ADR deposit agreement. If any Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series remain outstanding after the date of any termination, the Dollar Preference Share ADR depositary will then discontinue the registration of transfers of those Dollar Preference Share ADRs, will suspend the distribution of dividends to holders and will not give any further notices or perform any further acts under the Dollar Preference Share ADR deposit agreement with respect to those Dollar Preference Share ADRs, except that it will continue to collect dividends and other distributions pertaining to the dollar preference shares of the corresponding series and any other property represented by those Dollar Preference Share ADRs, and will continue the delivery of dollar preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any property, in exchange for Dollar Preference Share ADRs surrendered to it. At any time after two years from the date of termination of the Dollar Preference Share ADR deposit agreement as to Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series, the Dollar Preference Share ADR depositary may sell the dollar preference shares of the corresponding series and any other property represented by those Dollar Preference Share ADRs and may hold the net proceeds, together with any other cash then held by it under the Dollar Preference Share ADR deposit agreement in respect of those Dollar Preference Share ADRs, without liability for interest, for the ratable benefit of the holders of Dollar Preference Share ADRs that have not previously been surrendered.

Charges of Dollar Preference Share ADR Depositary

The Dollar Preference Share ADR depositary will charge the party to whom it delivers Dollar Preference Share ADRs against deposits, and the party surrendering Dollar Preference Share ADRs for delivery of dollar preference shares of a particular series or other deposited securities, property and cash, $5 for each 100, or fraction of 100, ADSs evidenced by the Dollar Preference Share ADRs issued or surrendered. We will pay all other charges of the Dollar Preference Share ADR depositary and those of any registrar, co-transfer agent and co-registrar under the Dollar Preference Share ADR deposit agreement, but, unless the relevant prospectus supplement with respect to a particular series of dollar preference shares or securities convertible into or exchangeable for dollar preference shares of any series states otherwise, we will not pay:

•                  taxes, including U.K. stamp duty or U.K. stamp duty reserve tax, and other governmental charges;

•                  any applicable share transfer or registration fees on deposits or withdrawals of dollar preference shares;

•                  cable, telex, facsimile transmission and delivery charges which the Dollar Preference Share ADR deposit agreement provides are at the expense of the holders of Dollar Preference Share ADRs or persons depositing or withdrawing dollar preference shares of any series; or

•                  expenses incurred or paid by the Dollar Preference Share ADR depositary in any conversion of foreign currency into dollars.

You will be responsible for any taxes or other governmental charges payable on your Dollar Preference Share ADRs or on the deposited securities underlying your Dollar Preference Share ADRs (including U.K. stamp duty or U.K. stamp duty reserve tax, but not stamp duty reserve tax arising on issue of the securities underlying your Dollar Preference Share ADRs). The Dollar Preference Share ADR depositary may refuse to transfer your Dollar Preference Share ADRs or allow you to withdraw the deposited securities underlying your Dollar Preference Share ADRs until such taxes or other charges are paid. The Dollar Preference Share ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the deposited securities evidenced by the Dollar Preference Share ADR, and may apply dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge, with the Dollar Preference Share ADR holder remaining liable for any deficiency.

General

Neither the Dollar Preference Share ADR depositary nor we will be liable to Dollar Preference Share ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, or by reason of any provision, present or future, of our Memorandum or Articles of Association, or any act of God or war or other circumstances beyond our control in performing our obligations under the Dollar Preference Share ADR deposit agreement. The obligations of both of us under the Dollar Preference Share ADR deposit agreement are expressly limited to performing our duties without gross negligence or bad faith.

If any Dollar Preference Share ADSs of a particular series are listed on one or more stock exchanges in the United States, the Dollar Preference Share ADR depositary will act as registrar or, if we request or with our approval, appoint a registrar or one or more co-registrars, for registration of the Dollar Preference Share ADRs evidencing the Dollar Preference Share ADSs in accordance with any exchange requirements. The registrars or co-registrars may be removed and a substitute or substitutes appointed by the Dollar Preference Share ADR depositary if we request or with our approval.

The Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of any series are transferable on the books of the Dollar Preference Share ADR depositary. However, the Dollar Preference Share ADR depositary may close the transfer books as to Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series at any time or from time to time when it deems it expedient to do so in connection with the performance of its duties or if we request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Dollar Preference Share ADR evidencing Dollar Preference Share ADSs of a particular series, or transfer and withdrawal of dollar preference shares of the corresponding series, the Dollar Preference Share ADR depositary or the custodian may require the person presenting the Dollar Preference Share ADR or depositing the dollar preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the Dollar Preference Share ADR deposit agreement, and the Dollar Preference Share ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the dollar preference shares evidenced by the Dollar Preference Share ADR, and may apply dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge, with the Dollar Preference Share ADR holder remaining liable for any deficiency. Any person presenting dollar preference shares of any series for deposit or any holder of a Dollar Preference Share ADR may be required from time to time to furnish the Dollar Preference Share ADR depositary or the custodian with proof of citizenship or residence, exchange control approval, information relating to the registration on our books or registers or those maintained for us by the registrar for the dollar preference shares of that series, or other information, to execute certificates and to make representations and warranties that the Dollar Preference Share ADR depositary or the custodian deems necessary or proper. Until those requirements have been satisfied, the Dollar Preference Share ADR depositary may withhold the delivery or registration of transfer of any Dollar Preference Share ADR or the distribution of any dividend or other distribution or proceeds of any sale or distribution. The delivery, transfer and surrender of Dollar Preference Share ADRs of any series generally may be suspended during any period when the transfer books of the Dollar Preference Share ADR depositary are closed or if we or the Dollar Preference Share ADR depositary deem necessary or advisable at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission, or under any provision of the Dollar Preference Share ADR deposit agreement or for any other reason, subject to the provisions of the following sentence. The surrender of outstanding Dollar Preference Share ADRs of any series and withdrawal of deposited securities may only be suspended as a result of:

•                  temporary delays caused by closing our transfer books or those of the Dollar Preference Share ADR depositary or the deposit of dollar preference shares of the corresponding series in connection with voting at a shareholders’ meeting or the payment of dividends;

•                  the non-payment of fees, taxes and similar charges; and

•                  compliance with any U.S. or foreign laws or governmental regulations relating to the Dollar Preference Share ADRs of the series or to the withdrawal of the deposited securities.

The Dollar Preference Share ADR deposit agreement and the Dollar Preference Share ADRs are governed by and construed in accordance with New York law.

DEBT SECURITIES

Each series of notes listed on the New York Stock Exchange and set forth on the cover page to RBSG’s annual report on Form 20-F for the fiscal year ended December 31, 2019 has been issued by RBSG or by NatWest Markets plc (“NWM plc”) (formerly known as Royal Bank of Scotland plc) and guaranteed by RBSG. Each of these series of notes and related guarantees, as applicable, was issued pursuant to an effective registration statement and a related prospectus and prospectus supplement (if applicable) setting forth the terms of the relevant series of notes and related guarantees, as applicable.

The following table sets forth the dates of the registration statements, dates of the base prospectuses and dates of issuance for each relevant series of notes (the “Notes”).

Series	Issuer	Registration Statement	Date of Base Prospectus	Date of Issuance

Dollar Perpetual Regulatory Tier 1 Securities	RBSG	333-11104	June 5, 2001	August 13, 2001
5.625% Senior Notes due 2020	RBS plc[1]	333-162219	May 18, 2010	August 24, 2010
6.125% Senior Notes due 2021	RBS plc[2]	333-162219	May 18, 2010	January 11, 2011

6.125% Subordinated Tier 2 Notes due 2022	RBSG	333-184147	September 28, 2012	December 4, 2012

6.000% Subordinated Tier 2 Notes due 2023	RBSG	333-184147	September 28, 2012	December 19, 2013
6.100% Subordinated Tier 2 Notes due 2023	RBSG	333-184147	September 28, 2012	June 10, 2013
Fixed-to-Fixed Reset Rates Subordinated Tier 2 Notes due 2029	RBSG	333-222022	December 13, 2017	November 1, 2019
3.875% Senior Notes due 2023	RBSG	333-203157	March 31, 2015	September 12, 2016

3.498% Fixed Rate / Floating Rate Senior Notes due 2023	RBSG	333-203157	March 31, 2015	May 15, 2017
4.519% Fixed Rate / Floating Rate Senior Notes due 2024	RBSG	333-222022	December 13, 2017	June 25, 2018
4.269% Fixed Rate / Floating Rate Senior Notes due 2025	RBSG	333-222022	December 13, 2017	March 22, 2019
5.076% Fixed Rate / Floating Rate Senior Notes due 2030	RBSG	333-222022	December 13, 2017	September 27, 2018
4.445% Fixed Rate / Floating Rate Senior Notes due 2030	RBSG	333-222022	December 13, 2017	May 8, 2019
Senior Floating Rate Notes due 2023	RBSG	333-203157	March 31, 2015	May 15, 2017
Senior Floating Rate Notes due 2024	RBSG	333-222022	December 13, 2017	June 25, 2018
5.125% Subordinated Tier 2 Notes due 2024	RBSG	333-184147	September 28, 2012	May 28, 2014
4.892% Fixed Rate / Floating Rate Senior Notes due 2029	RBSG	333-222022	December 13, 2017	May 18, 2018

The following descriptions of our Notes are summaries and do not purport to be complete and are qualified in their entirety by the full terms of the Notes and the relevant indentures related thereto, which are available at www.sec.gov. The description sets out the general terms of the Notes contained in the base prospectus under which the Notes were issued, followed by a description for each series of Notes of the particular terms applicable to such series contained in the applicable prospectus supplement. To the extent language in the applicable prospectus supplement modifies the language in the applicable base prospectus or there is any inconsistency between the

1  Royal Bank of Scotland plc, however presently known as NatWest Markets plc (“NWM plc”)

2  Royal Bank of Scotland plc, however presently known as NatWest Markets plc (“NWM plc”)

information in such base prospectus and the applicable prospectus supplement, then the term of that prospectus supplement governs. In this description, references to the “accompanying prospectus” refer to the relevant base prospectus for the Notes and references to the “accompanying prospectus supplement” refer to the relevant prospectus supplement for the Notes.

BASE PROSPECTUSES

A.            Base Prospectus dated June 5, 2001

Form of Debt Securities; Settlement and Clearance

General

Unless the relevant prospectus supplement indicates otherwise, all debt securities of a particular series shall initially be represented by one or more global securities in bearer form, without coupons attached.

Title to a global debt security shall pass by delivery. The holder of any certificate representing debt securities, including any global debt security, is, in the case of a bearer certificate, the person or entity that has possession of the certificate and, in the case of a certificate in registered form, the person or entity in whose name the certificate is registered. A global debt security representing an interest in 100% of any series of debt securities that we issue will be deposited on issue with The Bank of New York, as book-entry depositary, which will hold the global debt security for the benefit of The Depository Trust Company or its nominee and its participants under debt security deposit agreements that we will enter into with The Bank of New York, as book-entry depositary, and the holders and beneficial owners from time to time of the book-entry debt securities. Under the debt security deposit agreements and an agreement between DTC and the book-entry depositary, the book-entry depositary will issue one or more certificateless depositary interests, which together represent a 100% interest in the underlying global debt security, to DTC in New York. DTC will operate a book-entry system for these book-entry debt securities. Unless and until the debt securities of a particular series are exchanged in whole or in part for other securities that we issue or the global debt security is exchanged for definitive debt securities, the depositary interests of that series held by DTC may not be transferred except as a whole by DTC to its nominee or by a nominee of DTC to DTC or another nominee of DTC, or by DTC or its nominee to a successor of DTC or the successor’s nominee.

Interests in book-entry debt securities will be held by or through “participants’’ in DTC, who are persons that have accounts with DTC, or by or through “indirect participants’’ in DTC, who are persons that hold interests through participants. Ownership of interests in book-entry debt securities may be shown on, and the transfer of interests in book-entry debt securities will be effected through, records that DTC maintains. The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry debt securities.

So long as the book-entry depositary, or its nominee, is the holder of a global debt security, the book-entry depositary or its nominee will be considered the sole holder of the global debt security for all purposes under the indentures. Except as described below under “-- Issuance of Definitive Debt Securities and Termination’’, no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indentures or the debt security deposit agreements. Each person having an ownership or other interest in a book-entry debt security must rely on the procedures of the book-entry depositary and DTC and, if a person is not a participant in DTC, on the procedures of the participant or other securities intermediary through which that person owns its interest, to exercise any rights and obligations of a holder under the indentures, the debt securities or the debt security deposit agreements.

Payments on the Global Debt Security

Payments of any amounts in respect of any global debt security will be made through the paying agent to the book-entry depositary. Under the relevant debt security deposit agreement, the book-entry depositary is to pay an amount equal to all those payments to DTC. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the book-entry depositary and any beneficial owner of an interest in a global debt security, or the failure of the book-entry depositary or any intermediary to pass through to any beneficial owner any payments that we make to the book-entry depositary in respect of the global debt security.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a “clearing agency’’ registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, including parties that may act as underwriters, dealers or agents with respect to the securities, banks, trust companies, clearing corporations and certain other organizations, some of which, along with certain of their representatives and others, own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Redemption

If we redeem a global debt security or any portion of a global debt security, the book-entry depositary will redeem, from the amount that it receives from that redemption, an equal amount of the depositary interests of the particular series issued to DTC. The redemption price payable in connection with the redemption of book-entry debt securities of a particular series will be equal to the amount that the book-entry depositary receives from the redemption of the global debt security or any portion.

Issuance of Definitive Debt Securities and Termination

So long as DTC holds the depositary interests of a particular series, they will not be exchangeable for definitive debt securities of that series unless:

•                  DTC notifies the book-entry depositary that it is unwilling or unable to continue to hold the book-entry debt securities or DTC ceases to be a clearing agency registered under the Securities Exchange Act and the book-entry depositary does not appoint a successor to DTC which is registered under the Securities Exchange Act within 120 days;

•                  the book-entry depositary is at any time unwilling or unable to continue to act as book-entry depositary and we do not appoint a successor book-entry depositary within 120 days;

•                  we are wound up and we fail to make a payment on the debt securities when due; or

•                  at any time we determine in our sole discretion that the global debt securities of a particular series should be exchanged for definitive debt securities of that series in registered form.

Each person having an ownership or other interest in a debt security must rely exclusively on the provisions of the relevant debt security deposit agreement, the rules or procedures of DTC, and any agreement with any participant of DTC or any other securities intermediary through which that person holds its interest to receive or direct the delivery of possession of any definitive debt security.

Definitive debt securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive debt security is registered as its absolute owner.

Payments in respect of each series of definitive debt securities will be made to the person in whose name the definitive debt securities are registered as it appears in the register for that series. They will be made by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive debt securities should be presented to the paying agent for redemption.

If we issue definitive debt securities of a particular series in exchange for a particular global debt security, the book-entry depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute through DTC the definitive debt securities of that series to the persons and in the amounts that DTC specifies. If that global debt security is the only remaining global debt security of that series, the relevant debt security deposit agreement will terminate with respect to that series of debt securities.

Reports

The debt security deposit agreements require the book-entry depositary immediately to send to DTC a copy of any notices, reports and other communications relating to us or any series of debt securities that it receives.

Action by Book-Entry Depositary

Upon the occurrence of any default with respect to any series of debt securities, or in connection with any other right of the holder of a global debt security under any indenture, the debt security deposit agreements require the book-entry depositary to take any action that DTC requests in writing, if the owners of book-entry debt securities of that series have offered it reasonable security or indemnity against the costs, expenses and liabilities that it might incur in compliance with the request.

Amendment

We and the book-entry depositary may only amend the debt security deposit agreements:

•                  to cure any ambiguity, omission, defect or inconsistency;

•                  to add to the covenants and agreements of either of us;

•                  to evidence or effectuate the assignment of the book-entry depositary’s rights and duties to a qualified successor;

•                  to comply with the US Securities Act of 1933, the Securities Exchange Act, the US Investment Company Act of 1940, the US Trust Indenture Act of 1939 or any other applicable law, rule or regulation; or

•                  to modify, alter, amend or supplement the relevant debt security deposit agreement in any other way that is not adverse to DTC or the holders of book-entry debt securities.

Resignation of Book-Entry Depositary

The book-entry depositary may at any time resign as book-entry depositary upon 60 days’ written notice to us and DTC. Its resignation will become effective upon the appointment of a successor book-entry depositary. If no successor has been appointed, we and the book-entry depositary shall arrange for the issuance of definitive debt securities with respect to all outstanding debt securities.

Obligations of Book-Entry Depositary

The book-entry depositary will assume no obligation or liability under the debt security deposit agreements or its agreement with DTC other than to use good faith and reasonable care in the performance of its duties. We have agreed to indemnify the book-entry depositary against certain liabilities that it incurs under the debt security deposit agreements.

Settlement

Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. The book-entry debt securities will settle in DTC’s Same-Day Funds Settlement System.

Payments

We will make any payments of interest and, in the case of subordinated debt securities, principal, on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities. Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on that series of subordinated debt securities on any payment date, our obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we pay a dividend on any class of our share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a “Deferred Payment Date’’). If we fail to make a payment before the Deferred Payment Date, that failure shall not constitute a default or otherwise allow any holder to sue us for the payment or take any other action. Each payment that is deferred in this way will accrue interest at the rate prevailing in accordance with the terms of the series of debt securities immediately before the original payment date. Any payment deferred in this way shall not be treated as due for any purpose, including for the purposes of ascertaining whether or not a Subordinated Debt Security Default has occurred, until the Deferred Payment Date.

Capital Securities. We are not required to make payments on any series of capital securities on any payment date and if we fail to make a payment, that shall not constitute a default. Any payment that we do not make in respect of any series of capital securities on any applicable payment date, together with any other unpaid payments, shall, so long as they remain unpaid, constitute “Missed Payments’’ and will accumulate until paid. Missed Payments will not bear interest.

We may choose to pay any Missed Payments in whole or in part at any time on not less than 14 days’ notice to the trustee, but all Missed Payments on all capital securities of a particular series outstanding at the time shall become due and payable in full upon the occurrence of an “Event of Default’’ or, subject to the “solvency condition’’, a “Capital Security Default’’. (These terms are defined below under “—Events of Default and Defaults; Limitation of Remedies’’.) If we give notice that we intend to pay all or part of the Missed Payments on the capital securities of any series, we shall be obliged, subject to the solvency condition, to do so at the time specified in our notice.

Except in a winding-up, all payments on the capital securities of any series will be conditional upon our being solvent at the time of payment, and we will not make any payment unless we will still be solvent immediately afterwards. This is called the “solvency condition’’. For this purpose, we shall be solvent if we are able to pay our debts as they fall due and our total non-consolidated assets exceed our total nonconsolidated liabilities, excluding liabilities that do not constitute “Senior Claims’’ (as defined under -- “Subordination’’ below) except in the case of the optional redemption or repurchase of any capital securities. A report as to our solvency by a director or, in certain circumstances, our auditors shall, unless there is a manifest error, be treated and accepted by us, the trustee and any holder of capital securities as correct and sufficient evidence of solvency or insolvency. If we fail to make any payment as a result of failure to satisfy the solvency condition, that payment will constitute a Missed Payment and will accumulate with any other Missed Payments until paid. In a winding-up, the amount payable on capital securities of any series will be determined in accordance with the capital security subordination provisions described under “-- Subordination’’ below.

You should note that if we are unable to make any payment on the capital securities of any series because we are not able to satisfy the solvency condition, the amount of any payment which we would otherwise make will be available to meet our losses.

Subordination

Subordinated Debt Securities. In a winding-up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding-up or otherwise, to the claims of all or any of our creditors, in the manner provided in the subordinated debt indenture.

Capital Securities. In a winding-up, the principal amount of, and payments and any Missed Payments on, any series of capital securities will be subordinate to, and subject in right of payment to the prior payment in full of, all Senior Claims. The following are “Senior Claims’’ in respect of any series of capital securities:

•                  all claims of our unsubordinated creditors admitted in the winding-up;

•                  all claims of our creditors in respect of liabilities that are, or are expressed to be, subordinated, whether only in the event of a winding-up or otherwise, to the claims of our unsubordinated creditors but not further or otherwise; and

•                  all other claims except those that rank, or are expressed to rank, equally with or junior to the claims of any holder of capital securities of any series.

Additional senior claims, if any, may be set forth in the accompanying prospectus supplement.

If at any time an order is made or a shareholders’ resolution is passed for a winding-up, any amounts that would have been payable in respect of the capital securities of any series if, on and after the day immediately before the winding-up began, any holder of those capital securities had been the holder of preference shares in our capital with a preferential right to a return of assets in the winding-up over the holders of all other issued shares, including all classes of our preference shares, will be payable on those capital securities. These amounts will be calculated assuming that such preference shares were entitled, to the exclusion of all other rights or privileges, to receive as a return of capital an amount equal to the principal amount of the capital securities of the series then outstanding, together with all payments accrued to the date of repayment at the rate provided for in those capital securities and any Missed Payments. Accordingly, no amount will be payable in a winding-up on any series of capital securities until all Senior Claims admitted in the winding-up have been paid in full.

General. As a consequence of these subordination provisions, if winding-up proceedings should occur, each holder may recover less ratably than the holders of our unsubordinated liabilities and, in the case of the holders of capital securities, the holders of certain of our subordinated liabilities, including the holders of subordinated debt securities. If, in any winding-up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of our assets in a winding-up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in US dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the UK.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of our bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the UK or any UK political subdivision or authority that has the power to tax (a “taxing jurisdiction’’), unless such deduction or withholding is required by law. If at any time a UK taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the principal of, and payments and Missed Payments on, the debt securities (“Additional Amounts’’) that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts of principal and any payments and Missed Payments which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any tax that would not have been payable or due but for the fact that:

•                  the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a UK taxing jurisdiction or otherwise having some connection with the UK taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any payments or Missed Payments on, any debt security of the relevant series;

•                  except in the case of a winding-up in the UK, the relevant debt security is presented (where presentation is required) for payment in the UK;

•                  the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting (where presentation is required) the debt security for payment at the close of that 30 day period;

•                  the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any payments or Missed Payments on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a UK taxing jurisdiction as a precondition to exemption from all or part of the tax;

•                  the withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive;

•                  the relevant debt security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant debt security to another paying agent in a Member State of the European Union; or

•                  any combination of the above items;

nor shall Additional Amounts be paid with respect to the principal of, and payments and Missed Payments on, the PROs to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of or any payments, or any Missed Payments on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption

Unless the relevant prospectus supplement provides otherwise and, in the case of capital securities, if the solvency condition is satisfied, we will have the option to redeem the debt securities of any series as a whole upon not less than 30 nor more than 60 days’ notice, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if any of the following events occurs:

•                  we determine that as a result of a change in or amendment to the laws or regulations of a UK taxing jurisdiction, including any treaty to which it is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement:

•                  in making any payments or Missed Payments on the particular series of debt securities, we have paid or will or would on the next payment date be required to pay Additional Amounts;

•                  payments, including Missed Payments, on the next payment date in respect of any of the series of debt securities would be treated as “distributions’’ within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the UK, or any statutory modification or reenactment of the Act; or

•                  on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our UK taxation liabilities, or the value of the deduction to us would be materially reduced.

In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent UK counsel of recognized standing, selected by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. In the case of capital securities, redemption will only be allowed if the solvency condition is satisfied. Any notice of redemption of debt securities of any series will state:

•                  the redemption date;

•                  the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

•                  the redemption price; and

•                  the place or places at which each holder may obtain payment of the redemption price.

In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate.

We or any of our subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows and if, in the case of capital securities, the solvency condition is satisfied. Any debt securities of any series that we purchase beneficially for our own account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Under existing UK Financial Services Authority requirements, we may not make any redemption or repurchase of any debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless the Financial Services Authority consents in advance. The Financial Services Authority may impose conditions on any redemption or repurchase.

Modification and Waiver

We and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder or holders of not less than 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, we may not make any modification or amendment without the consent of the holder of each debt security affected that would:

•                  change the terms of any capital security to include a stated maturity date of its principal amount;

•                  reduce the principal amount of or the payments or any Missed Payments with respect to any debt security;

•                  change our obligation (or our successor’s) to pay Additional Amounts;

•                  change the currency of payment;

•                  impair the right to institute suit for the enforcement of any payment due and payable;

•                  reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Event of Default, Subordinated Debt Security Default or Capital Security Default;

•                  modify the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•                  modify the above requirements.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption, Events of Default, Subordinated Debt Security Defaults, Capital Security Defaults or Capital Security Payment Events, may require the consent of the UK Financial Services Authority.

Events of Default and Defaults; Limitation of Remedies

Events of Default. If either a court of competent jurisdiction makes an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency, that order or resolution will constitute an “Event of Default’’ with respect to the debt securities of each series. If an Event of Default occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of each series may declare the principal amount of, any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), and any Missed Payments, on the debt securities of the series to be due and payable immediately. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Security Defaults. Unless the relevant prospectus supplement provides otherwise, it shall be a “Subordinated Debt Security Default” with respect to any series of subordinated debt securities if:

•                  any installment of interest upon any subordinated debt security of that series is not paid on or before its Deferred Payment Date and such failure continues for 14 days; or

•                  all or any part of the principal of any subordinated debt security of that series is not paid on its Deferred Payment Date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

If a Subordinated Debt Security Default occurs and is continuing, the trustee may pursue all legal remedies available to it, including commencing a proceeding for our winding-up in England or Scotland (but not elsewhere), but the trustee may not declare the principal amount of any outstanding subordinated debt security due and payable. However, failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction, or if there is doubt as to the validity or applicability of any law, regulation or order, in accordance with advice given at any time before the expiry of the applicable 14-day or 7-day period by independent legal advisers acceptable to the trustee. In the second case, the trustee may require us to take action (including proceedings for a court declaration) to resolve the doubt, if counsel advises it that such action is appropriate and reasonable in the circumstances, in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution of the doubt. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or 7-day period after the trustee gives written notice to us informing us of such determination.

By accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt securities or the applicable indenture (or between our obligations under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to us) that they might otherwise have against us.

Capital Security Defaults. It shall be a “Capital Security Default’’ with respect to any series of capital securities if:

•                  we fail to pay or to set aside a sum to provide for payment of any Missed Payments on or prior to the date upon which a dividend is paid on any class of our share capital, or we make a redemption or repurchase of any other capital securities of the same series other than a repurchase in connection with dealing in securities, and such failure continues for 30 days; or

•                  we fail to pay or to set aside a sum to provide for payment of the principal amount, any accrued but unpaid payments and any Missed Payments on the date fixed for redemption of the capital security and such failure continues for 7 days.

Additional Capital Security Defaults, if any, may be specified with respect to any series of capital securities in the accompanying prospectus supplement.

If any Capital Security Default shall occur and is continuing, the trustee may pursue all legal remedies available to it, including commencing a judicial proceeding for the collection of the sums due and unpaid or a proceeding for our winding-up in England or Scotland (but not elsewhere), but the trustee may not declare the principal amount of any outstanding capital security to be due and payable. If we fail to make payment as described above and the solvency condition is not satisfied at the end of the 30-day or 7-day period following that failure, it shall not constitute a Capital Security Default but instead shall constitute a “Capital Security Payment Event’’. On a Capital Security Payment Event, the trustee may institute proceedings in England or Scotland (but not elsewhere) for our winding-up but may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid.

By accepting a capital security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the capital securities or the applicable indenture (or between our obligations under or in respect of any capital securities and any liability owed by a holder or the trustee to us) that they might otherwise have against us in any winding-up.

General. The holder or holders of not less than a majority in aggregate principal amount of the debt securities of any series may waive any past Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event with respect to the series, except an Event of Default, Subordinated Debt Security Default or Capital Security Default in respect of the payment of principal of or payments or Missed Payments on, any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if an Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of an Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Event of Default, Subordinated Debt Security Default, Capital Security Default, or Capital Security Payment Event known to it, unless the Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes our obligations on the debt securities and under the applicable indenture, and that certain other conditions are met.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder, provided that we unconditionally guarantee, on a subordinated basis in substantially the manner described under “—Subordination” above, the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by any UK taxing jurisdiction, rather than taxes imposed by any UK taxing jurisdiction. However, if we make payment under the guarantee, we shall be required to pay Additional Amounts related to taxes, subject to the exceptions described in “-- Additional Amounts” above, imposed by any UK taxing jurisdiction by reason of the guarantee payment. The subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “—Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption. However, the determination of whether the solvency condition has been satisfied shall continue to be made with reference to The Royal Bank of Scotland Group plc, unless applicable law requires otherwise.

An assumption of our obligations under the debt securities of any series might be deemed for US federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the US federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions of each series of debt securities and the indentures will be governed by and construed in accordance with the laws of England.

Notices

All notices regarding the debt securities will be valid if published in one leading daily newspaper in The City of New York and shall be deemed to have been given on the date of publication or, if published more than once, on the date of first publication. If it is not practicable to publish a notice, we may give valid notice in another manner that we shall determine, with effect from the date that we shall determine.

For so long as the debt securities of any series are represented by one or more global debt securities, we will deliver a copy of all notices with respect to that series to the holders.

The Trustee

The Bank of New York is trustee under the indentures. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York in the ordinary course of our business. The Bank of New York is also the book-entry depositary and the depositary with respect to the ADSs representing certain of our preference shares, and trustee with respect to certain of our exchangeable capital securities.

Consent to Service of Process

Under the indentures, we irrevocably designate CT Corporation System as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

B.            Base Prospectus dated May 18, 2010

DESCRIPTION OF DEBT SECURITIES

Guarantee

RBSG will fully and unconditionally guarantee payment in full to the holders of debt securities issued by us. The guarantee is set forth in, and forms part of, the indenture under which debt securities will be issued by us. If, for any reason, we do not make any required payment in respect of our debt securities when due, RBSG will cause the payment to be made to or to the order of the trustee. The guarantee will be on a senior basis. Holders of debt securities issued by us may sue RBSG to enforce their rights under the guarantee without first suing any other person or entity. RBSG may, without the consent of the holders of the debt securities, assume all of our rights and obligations under the debt securities and upon such assumption, we will be released from its liabilities under the indenture and the debt securities.

Form of Debt Securities; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the indenture. Except as described below under the heading “-Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indenture. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indenture or the debt securities.

Payments on the Global Debt Security

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor RBSG, nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we or RBSG make to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:

•                  the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act;

•                  we or RBSG are wound up and we or RBSG fail to make a payment on the debt securities when due; or

•                  at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities should be exchanged for definitive debt securities of that series in registered form.

Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indenture permits us to determine at any time and in our sole discretion that debt securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the prospectus supplement, definitive debt securities will be issued in registered form only. To the extent permitted by law, we, RBSG, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of debt securities. Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities of a particular series in exchange for a particular global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Settlement

Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. Book-entry debt securities held through DTC will settle in DTC’s Same-Day Funds Settlement System.

Payments

We will make any payments of interest and, principal, on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Ranking

Unless the relevant prospectus supplement provides otherwise, debt securities and coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision thereof or authority that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the principal of, and payments on, the debt securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts that would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, import, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

•                  the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any payments on, any debt security of the relevant series;

•                  except in the case of a winding up in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom;

•                  the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

•                  the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any payments on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax;

•                  the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive;

•                  the relevant debt security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a Member State of the European Union; or

•                  any combination of the above items;

nor shall Additional Amounts be paid with respect to the principal of, and payments on, the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of or any payments on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption

Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the debt securities of any series as a whole upon not less than 30 nor more than 60 days’ notice to each holder of debt securities, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if we determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction, including any treaty to which it is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement:

•                  in making any payments, on the particular series of debt securities, we have paid or will or would on the next payment date be required to pay Additional Amounts;

•                  payments, on the next payment date in respect of any of the series of debt securities would be treated as “distributions” within the meaning of Chapter 2 of Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of the Act; or

•                  on the next payment date we or RBSG would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent English counsel of recognized standing, selected by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. Any notice of redemption of debt securities of any series will state, among other items:

•                  the redemption date;

•                  the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

•                  the redemption price;

•                  that the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date; and

•                  the place or places at which each holder may obtain payment of the redemption price.

In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate.

We, RBSG or any of RBSG’s subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows. Any debt securities of any series that we purchase beneficially for our own account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Modification and Waiver

We, RBSG, and the trustee may make certain modifications and amendments of the indenture with respect to any series of debt securities without the consent of the holders of the debt securities. Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:

•                  change the stated maturity of the principal amount of any debt security;

•                  reduce the principal amount of, the interest rates, or any premium payable upon the redemption of, or the payments with respect to any debt security;

•                  change any obligation (or any successor’s) to pay Additional Amounts;

•                  change the currency of payment;

•                  impair the right to institute suit for the enforcement of any payment due and payable;

•                  reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Event of Default, (as such term is defined below);

•                  modify the terms of our obligations or RBSG’s obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•                  modify the above requirements.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to redemption, Event of Default (as defined under the heading “Event of Default; Limitations of Remedies” below), may require the non-objection from, or consent of, the FSA.

Events of Default; Limitation of Remedies

Event of Default

Unless the relevant prospectus supplement provides otherwise, an “Event of Default” with respect to any series of debt securities shall result if:

•                  we or RBSG do not pay any principal or interest on any debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the debt securities of that series to us or RBSG requiring the payment to be made. It shall not, however, be an Event of Default if during the 14 days after the notice, we or RBSG satisfy the trustee that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be an Event of Default if we or RBSG act on the advice given to us during the 14 day period by independent legal advisers approved by the trustee; or

•                  we or RBSG breach any covenant or warranty of the indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the debt securities of that series and requiring the breach to be remedied or from holders of at least 25% in outstanding principal amount of the debt securities of that series requiring the breach to be remedied; or

•                  either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up or RBSG’s winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the debt securities of that series may at their discretion declare the debt securities of that series to be due and repayable immediately (and the debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us or RBSG to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name or and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the indenture, and must not be unjustly prejudicial to the holder(s) of any debt securities of that series not taking part in the direction, and determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the debt securities.

By accepting a debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the debt securities or the indenture that they might otherwise have against us or RBSG, whether before or during our winding up.

General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Event of Default with respect to the series, except an Event of Default, in respect of the payment of interest, if any, or principal of (or premium, if any) any debt security or a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize an Event of Default if, in the opinion of the trustee, the Event of Default would not be materially prejudicial to the interests of the holders.

Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indenture provides that the trustee will, within 90 days after the occurrence of an Event of Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Event of Default, known to it, unless the Event of Default, has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Consolidation, Merger and Sale of Assets; Assumption

We or RBSG may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations or, if applicable, RBSG’s obligations, on the debt securities and under the indenture, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder, provided that we unconditionally guarantee the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by any U.K. taxing jurisdiction, rather than taxes imposed by any U.K. taxing jurisdiction. However, if we make payment under the guarantee, we shall be required to pay Additional Amounts related to taxes, subject to the exceptions described under the heading “-Additional Amounts” above, imposed by any U.K. taxing jurisdiction by reason of the guarantee payment. The subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “-Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indenture. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 (“TIA”). Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of notes, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby. We, RBSG and certain of RBSG’s subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon is also the book-entry depositary with respect to certain of RBSG’s debt securities and the depositary with respect to the ADSs representing certain of RBSG’s preference shares, and trustee with respect to certain of RBSG’s exchangeable capital securities.

Consent to Service of Process

Under the indenture, we and RBSG irrevocably designate John Fawcett, Chief Financial Officer, Citizens Financial Group, Inc., as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or any debt securities brought in any federal or state court in The City of New York, New York and we and RBSG irrevocably submit to the jurisdiction of those courts.

C.            Base Prospectus dated September 28, 2012

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms that apply to (i) any senior debt securities, subordinated debt securities and capital securities offered by RBSG, and (ii) any senior debt securities and subordinated debt securities offered by RBS plc (acting through its head office or any one of its branches) and guaranteed by RBSG. Consequently, references to “debt securities” in this prospectus, are references to the (i) the senior debt securities, the subordinated debt securities and the capital securities issued by RBSG, or (ii) the senior debt securities and subordinated debt securities issued by RBS plc, acting directly or through one of its branches, as applicable.

Guarantee for Debt Securities Issued by RBS plc

RBSG will fully and unconditionally guarantee payment in full to the holders of senior debt securities or subordinated debt securities issued by RBS plc and all amounts due and owing under the applicable indenture. The guarantee is set forth in, and forms part of, the indentures under which senior debt securities or subordinated debt securities, as applicable, will be issued by RBS plc.

Senior Debt Securities

If, for any reason, RBS plc does not make any required payment in respect of its senior debt securities when due, RBSG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indenture. Holders of senior debt securities issued by RBS plc may sue RBSG to enforce their rights under the guarantee without first suing any other person or entity. RBSG may, without the consent of the holders of the debt securities, assume all of RBS plc’s rights and obligations under the debt securities and upon such assumption, RBS plc will be released from its liabilities under the senior debt indenture and the senior debt securities.

Subordinated Debt Securities

If, for any reason, RBS plc does not make any required payment in respect of its subordinated debt securities when due, RBSG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will be on a subordinated basis when the guaranteed debt securities are issued under the subordinated debt indenture. Holders of subordinated debt securities issued by RBS plc may sue RBSG to enforce their rights under the subordinated guarantee without first suing any other person or entity. RBSG may, without the consent of the holders of the debt securities, assume all of RBS plc’s rights and obligations under the debt securities and upon such assumption, RBS plc will be released from its liabilities under the subordinated debt indenture and subordinated debt securities.

Because the guarantee is subordinated, if winding up proceedings with respect to RBSG should occur, each holder may recover less ratably than the holders of its unsubordinated liabilities. If, in any such winding up, the amount payable on any guarantee of any series of debt securities and any claims ranking equally with such guarantee are not paid in full, those guarantees and other claims ranking equally will share ratably in any distribution of RBSG’s assets in a winding up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the guarantee of any debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because RBSG is a holding company, its rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of such subsidiary’s creditors, including, in the case of RBS plc, RBS plc’s depositors, except to the extent that RBSG may be a creditor with recognized claims against RBS plc.

Form of Debt Securities; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the indentures. Except as described below under the heading “-Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indentures. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures or the debt securities.

Payments on the Global Debt Security

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”) and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:

•                  the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act;

•                  we are wound up and we fail to make a payment on the debt securities when due; or

•                  at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities should be exchanged for definitive debt securities of that series in registered form.

Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us to determine at any time and in our sole discretion that debt securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the prospectus supplement, definitive debt securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of debt securities. Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities of a particular series in exchange for a particular global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Settlement

Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. Book-entry debt securities held through DTC will settle in DTC’s Same-Day Funds Settlement System.

Payments

We will make any payments of interest and principal, on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

We are not required to make payments of interest and principal on the subordinated debt securities and if we fail to make a payment, our obligation to make such payments shall be deferred and such failure to make a payment does not create a default under the applicable subordinated debt indenture. The relevant prospectus supplement will set forth the terms on which the payment of interest and principal on the subordinated debt securities can be deferred and any other terms relating to payments on subordinated debt securities.

Capital Securities

We are not required to make payments on any series of capital securities on any payment date and if we fail to make a payment, such failure shall not create a default under the capital securities indenture. Unless the relevant prospectus supplement provides otherwise, any payment that we do not make in respect of any series of capital securities on any applicable payment date, together with any other unpaid payments, so long as they remain unpaid, shall be missed payments and will accumulate until paid. The relevant prospectus supplement will set forth the terms on which all payments, including missed payments, on the capital securities of a particular series outstanding at the time will be treated, including deferral.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, in a winding up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any of our creditors, in the manner provided in the applicable subordinated debt indenture.

Capital Securities

Unless the relevant prospectus supplement provides otherwise, in a winding up, the principal amount of, and payments and any missed payments on, any series of capital securities will be subordinate to, and subject in right of payment to the prior payment in full of, all Senior Claims. The following are “Senior Claims” in respect of any series of capital securities:

•                  all claims of our unsubordinated creditors admitted in the winding up;

•                  all claims of our creditors in respect of liabilities that are, or are expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of our unsubordinated creditors but not further or otherwise; and

•                  all other claims except those that rank, or are expressed to rank, equally with or junior to the claims of any holder of capital securities of any series.

Additional senior claims, if any, may be set forth in the accompanying prospectus supplement.

Unless the relevant prospectus supplement provides otherwise, if at any time an order is made or a shareholders’ resolution is passed for a winding up, any amounts that would have been payable in respect of the capital securities of any series if, on and after the day immediately before the winding up began, any holder of those capital securities had been the holder of preference shares in our capital with a preferential right to a return of assets in the winding up over the holders of all other issued shares, including all classes of our preference shares, will be payable on those capital securities. These amounts will be calculated assuming that such preference shares were entitled, to the exclusion of all other rights or privileges, to receive as a return of capital an amount equal to the principal amount of the capital securities of the series then outstanding, together with all payments accrued to the date of repayment at the rate provided for in those capital securities and any missed payments. Accordingly, no amount will be payable in a winding up on any series of capital securities until all Senior Claims admitted in the winding up have been paid in full.

General

As a consequence of these subordination provisions, if winding up proceedings should occur, each holder may recover less ratably than the holders of our unsubordinated liabilities and, in the case of the holders of capital securities, the holders of certain of our subordinated liabilities, including the holders of subordinated debt securities. If, in any winding up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of our assets in a winding up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because RBSG is a holding company, its rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of RBS plc, RBS plc’s depositors, except to the extent that RBSG may be a creditor with recognized claims against RBS plc.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision thereof or authority that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the principal of, and payments and missed payments on, the debt securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts of principal and any payments and missed payments which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any tax that would not have been payable or due but for the fact that:

•                  the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any payments or missed payments on, any debt security of the relevant series;

•                  except in the case of a winding up in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom;

•                  the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

•                  the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any payments or missed payments on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax;

•                  the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to, in the case of capital securities and senior debt securities, European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive or, in the case of subordinated debt securities, any European Union Directive on the taxation of savings implementing the proposal for a European Union Directive presented by the European Commission on July 18, 2001 or any law implementing or complying with, or introduced in order to conform to, such a directive;

•                  the relevant debt security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a Member State of the European Union; or

•                  any combination of the above items;

nor shall Additional Amounts be paid with respect to the principal of, and payments and missed payments on, the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of or any payments, or any missed payments on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption

Unless the relevant prospectus supplement provides otherwise, we will, and in the case of capital securities only if the solvency condition is satisfied, have the option to redeem the debt securities of any series as a whole upon (i) not less than 5 business days and not more than 60 calendar days’ notice in respect of subordinated debt securities issued by RBS plc and senior debt securities, including Series A Senior Notes, issued by RBSG or (ii) not less than 30 days and not more than 60 days’ notice in respect of capital securities issued by RBSG, subordinated debt securities issued by RBSG and senior debt securities, including RBS NotesSM and Retail Corporate Notes, issued by RBS plc, to each holder of debt securities, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, if any (including any deferred amounts, if applicable) in the case of senior debt securities and subordinated debt securities, and all payments and missed payments in the case of capital securities, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if, at any time, we determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction, including any treaty to which it is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement:

•                  in making any payments, including missed payments in the case of capital securities, on the particular series of debt securities, we have paid or will or would on the next payment date be required to pay Additional Amounts;

•                  payments, including missed payments in the case of capital securities, on the next payment date in respect of any of the series of debt securities would be treated as “distributions” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

•                  on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent English counsel of recognized standing, selected by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, including any conditions to our right to exercise such option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. Any notice of redemption of debt securities of any series will state, among other items:

•                  the redemption date;

•                  the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

•                  the redemption price;

•                  that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date; and

•                  the place or places at which each holder may obtain payment of the redemption price.

In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate.

We or any of our subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows and if, in the case of the capital securities, certain other conditions to be specified in the applicable prospectus supplement are satisfied. Any debt securities of any series that we purchase beneficially for our own account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Under existing U.K. Financial Services Authority (“FSA”) requirements, we may not make any redemption or repurchase of any debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless we give prior notice to the FSA and, in certain circumstances, it consents in advance. The FSA may impose conditions on any redemption or repurchase.

Modification and Waiver

We and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, we may not make any modification or amendment without the consent of the holder of each debt security affected that would:

•                  change the stated maturity of the principal amount of any subordinated debt security;

•                  change the terms of any capital security to include a stated maturity date;

•                  reduce the principal amount of, or in the case of subordinated debt securities, the interest rates, or any premium payable upon the redemption of, or the payments, in the case of capital securities or any missed payments, with respect to any debt security;

•                  change our (or any successor’s) obligation to pay Additional Amounts;

•                  change the currency of payment;

•                  impair the right to institute suit for the enforcement of any payment due and payable;

•                  reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the relevant indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default (as such terms are defined below and described in the relevant prospectus supplement);

•                  modify the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•                  modify the above requirements.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption, a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default (as those terms are defined under the heading “Event of Default and Defaults; Limitations of Remedies” below), or capital security payment events, as described in the relevant prospectus supplement, may require the non-objection from, or consent of, the FSA or its successor.

Events of Default and Defaults; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•                  we do not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the senior debt securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, we satisfy the trustee that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Debt Security Event of Default if we act on the advice given to us during the 14 day period by independent legal advisers approved by the trustee; or

•                  we breach any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or from holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•                  either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the senior debt securities of that series may at their discretion declare the senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee and the securities administrator, as the case may be, the holder(s) of a majority in aggregate principal amount of the outstanding senior debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name or and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the senior debt indenture, and must not be unjustly prejudicial to the holder(s) of any senior debt securities of that series not taking part in the direction, and determined by the trustee. The trustee may also take any other action, consistent with the direction that it deems proper.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

By accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against us, whether before or during our winding up.

Subordinated Debt Securities Event of Default or Capital Securities Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” with respect to any series of subordinated debt securities and a “Capital Security Event of Default” with respect to any series of capital debt securities shall result if either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding up (other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency).

If a Subordinated Debt Security Event of Default or Capital Security Event of Default, as the case may be, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities or capital securities, as the case may be, of each series may declare to be due and payable immediately in accordance with the terms of the applicable indenture the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest and, in the case of capital securities, any missed payments on the securities of the series. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities or capital securities, as the case may be, of the series may rescind the declaration of accelerations and its consequences, but only if all Subordinated Debt Security Events of Default or Capital Security Events of Default, as the case may be, have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Securities Defaults or Capital Securities Defaults

In addition to Subordinated Debt Security Events of Default and Capital Security Events of Default, the subordinated debt and capital securities indentures also separately provide for “Subordinated Debt Security Defaults” and “Capital Security Defaults”. The relevant prospectus supplement with respect to any series of subordinated debt securities or capital securities shall set out what events, if any, shall be considered Subordinated Debt Security Defaults or Capital Security Defaults. The indentures permit the issuance of subordinated debt securities or capital securities, as applicable, in one or more series and whether a Subordinated Debt Security Default or Capital Security Default has occurred is determined on a series-by-series basis.

Unless the relevant prospectus supplement provides otherwise, if a Subordinated Debt Security Default or Capital Security Default occurs and is continuing, the trustee may commence a proceeding in Scotland (but not elsewhere) for our winding up, but the trustee may not declare the principal amount of any outstanding subordinated debt security or capital security, as the case may be, due and payable. The relevant prospectus supplement will set forth further actions provided in the subordinated debt securities indenture and the capital securities indenture relating to the rights of holders in connection with the occurrence of a Subordinated Debt Security Default or Capital Security Default, if any, that may be taken by the trustee upon the occurrence of a Subordinated Debt Security Default or Capital Security Default.

By accepting a subordinated debt security or a capital security, as applicable, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt securities or capital securities, as applicable, or the applicable indenture (or between our obligations under or in respect of any subordinated debt security or capital security, as applicable, and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding up.

Events of Default and Defaults - General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default, or capital security payment event with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments or, in the case of capital securities, missed payments on, any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default if, in the opinion of the trustee, the Senior Debt Security Event of Default would not be materially prejudicial to the interests of the holders.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default, or a capital security payment event occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default, or a capital security payment event with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default or a capital security payment event known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default, or a capital security payment event has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the debt securities and under the applicable indenture, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder, provided that certain conditions are satisfied, including that under certain indentures we unconditionally guarantee the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by any U.K. taxing jurisdiction, rather than taxes imposed by any U.K. taxing jurisdiction. However, if we make payment under the guarantee, we shall be required to pay Additional Amounts related to taxes, subject to the exceptions described under the heading “-Additional Amounts” above, imposed by any U.K. taxing jurisdiction by reason of the guarantee payment. The subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “-Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption. However, the determination of whether the solvency condition has been satisfied shall continue to be made with reference to us, unless applicable law requires otherwise.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities, the guarantees and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions of each series of debt securities and the indentures will be governed by and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustees and Securities Administrator

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures with respect to the debt securities other than RBS NotesSM and Retail Corporate Notes issued by RBS plc. Wilmington Trust Company is the trustee under the indentures with respect to RBS NotesSM and Retail Corporate Notes issued by RBS plc. Citibank N.A. is the securities administrator under the indentures with respect to RBS NotesSM and Retail Corporate Notes issued by RBS plc. The trustees shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 (“TIA”). Subject to the provisions of the TIA, the trustees are under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon, Wilmington Trust Company and Citibank N.A. in the ordinary course of our business. The Bank of New York Mellon and Citibank, N.A. are also the book-entry depositaries and paying agents with respect to our debt securities. The Bank of New York Mellon is the depositary with respect to the ADSs representing certain of our preference shares, and trustee with respect to certain of our exchangeable capital securities.

Consent to Service of Process

Under the indentures, we irrevocably designate John Fawcett, Chief Financial Officer, RBS Citizens Financial Group, Inc., as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

D.            Base Prospectus dated March 31, 2015

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms that apply to (i) any senior debt securities, subordinated debt securities and capital securities offered by RBSG, and (ii) any senior debt securities and subordinated debt securities offered by RBS plc (acting through its head office or any one of its branches) and guaranteed by RBSG. Consequently, references to “debt securities” in this prospectus, are references to the (i) the senior debt securities, the subordinated debt securities and the capital securities issued by RBSG, or (ii) the senior debt securities and subordinated debt securities issued by RBS plc, acting directly or through one of its branches, as applicable.

Guarantee for Debt Securities Issued by RBS plc

RBSG will fully and unconditionally guarantee payment in full to the holders of senior debt securities or subordinated debt securities issued by RBS plc and all amounts due and owing under the applicable indenture. The guarantee is set forth in, and forms part of, the indentures under which senior debt securities or subordinated debt securities, as applicable, will be issued by RBS plc.

Senior Debt Securities

If, for any reason, RBS plc does not make any required payment in respect of its senior debt securities when due, RBSG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indenture. Holders of senior debt securities issued by RBS plc may sue RBSG to enforce their rights under the guarantee without first suing any other person or entity. RBSG may, without the consent of the holders of the debt securities, assume all of RBS plc’s rights and obligations under the debt securities and upon such assumption, RBS plc will be released from its liabilities under the senior debt indenture and the senior debt securities.

Subordinated Debt Securities

If, for any reason, RBS plc does not make any required payment in respect of its subordinated debt securities when due, RBSG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will be on a subordinated basis when the guaranteed debt securities are issued under the subordinated debt indenture. Holders of subordinated debt securities issued by RBS plc may sue RBSG to enforce their rights under the subordinated guarantee without first suing any other person or entity. RBSG may, without the consent of the holders of the debt securities, assume all of RBS plc’s rights and obligations under the debt securities and upon such assumption, RBS plc will be released from its liabilities under the subordinated debt indenture and subordinated debt securities.

Because the guarantee is subordinated, if winding-up proceedings with respect to RBSG should occur, each holder may recover less ratably than the holders of its unsubordinated liabilities. If, in any such winding-up, the amount payable on any guarantee of any series of debt securities and any claims ranking equally with such guarantee are not paid in full, those guarantees and other claims ranking equally will share ratably in any distribution of RBSG’s assets in a winding-up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the guarantee of any debt securities in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because RBSG is a holding company, its rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of such subsidiary’s creditors, including, in the case of RBS plc, RBS plc’s depositors, except to the extent that RBSG may be a creditor with recognized claims against RBS plc.

Payments

We will make any payments of interest and principal, on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

We are not required to make payments of interest and principal on the subordinated debt securities and if we fail to make a payment, our obligation to make such payments shall be deferred and such failure to make a payment does not create a default under the applicable subordinated debt indenture. The relevant prospectus supplement will set forth the terms on which the payment of interest and principal on the subordinated debt securities can be deferred and any other terms relating to payments on subordinated debt securities.

Capital Securities

We are not required to make payments on any series of capital securities on any payment date and if we fail to make a payment, such failure shall not create a default under the capital securities indenture. Unless the relevant prospectus supplement provides otherwise, any payment that we do not make in respect of any series of capital securities on any applicable payment date, together with any other unpaid payments, so long as they remain unpaid, shall be missed payments and will accumulate until paid. The relevant prospectus supplement will set forth the terms on which all payments, including missed payments, on the capital securities of a particular series outstanding at the time will be treated, including deferral.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, in a winding-up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding-up or otherwise, to the claims of all or any of our creditors, in the manner provided in the applicable subordinated debt indenture.

Capital Securities

Unless the relevant prospectus supplement provides otherwise, in a winding-up, the principal amount of, and payments and any missed payments on, any series of capital securities will be subordinate to, and subject in right of payment to the prior payment in full of, all Senior Claims. The following are “Senior Claims” in respect of any series of capital securities:

•                  all claims of our unsubordinated creditors admitted in the winding-up;

•                  all claims of our creditors in respect of liabilities that are, or are expressed to be, subordinated, whether only in the event of a winding-up or otherwise, to the claims of our unsubordinated creditors but not further or otherwise; and

•                  all other claims except those that rank, or are expressed to rank, equally with or junior to the claims of any holder of capital securities of any series.

Additional senior claims, if any, may be set forth in the accompanying prospectus supplement.

Unless the relevant prospectus supplement provides otherwise, if at any time an order is made or a shareholders’ resolution is passed for a winding-up, any amounts that would have been payable in respect of the capital securities of any series if, on and after the day immediately before the winding-up began, any holder of those capital securities had been the holder of preference shares in our capital with a preferential right to a return of assets in the winding-up over the holders of all other issued shares, including all classes of our preference shares, will be payable on those capital securities. These amounts will be calculated assuming that such preference shares were entitled, to the exclusion of all other rights or privileges, to receive as a return of capital an amount equal to the principal amount of the capital securities of the series then outstanding, together with all payments accrued to the date of repayment at the rate provided for in those capital securities and any missed payments. Accordingly, no amount will be payable in a winding-up on any series of capital securities until all Senior Claims admitted in the winding-up have been paid in full.

General

As a consequence of these subordination provisions, if winding-up proceedings should occur, each holder may recover less ratably than the holders of our unsubordinated liabilities and, in the case of the holders of capital securities, the holders of certain of our subordinated liabilities, including the holders of subordinated debt securities. If, in any winding-up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of our assets in a winding-up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because RBSG is a holding company, its rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of RBS plc, RBS plc’s depositors, except to the extent that RBSG may be a creditor with recognized claims against RBS plc.

Additional Amounts

Unless otherwise specified in the relevant prospectus supplement, all amounts to be paid by us on any series of debt securities will be paid without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax (the “U.K. Taxing Jurisdiction”), unless such deduction or withholding is required by law.

Unless otherwise specified in the relevant prospectus supplement, if deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the U.K. Taxing Jurisdiction, we will pay such additional amounts with respect to the principal of and other payments on any series of debt securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the holders of the debt securities of the particular series, after such deduction or withholding, shall equal the amounts of such payments which would have been payable in respect of such debt securities had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

(i) the holder or the beneficial owner of the debt security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the U.K. Taxing Jurisdiction or otherwise has some connection with the U.K. Taxing Jurisdiction other than the mere holding or ownership of a debt security, or the collection of the payment on any debt security of the relevant series,

(ii) except in the case of a winding-up of us in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting (where presentation is required) the debt security for payment at the close of such 30 day period,

(iv) the holder or the beneficial owner of the relevant debt security or the payment on such debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the U.K. Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(v) the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any Directive amending, supplementing or replacing such Directive, or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives,

(vi) the relevant debt security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant debt security to another paying agent in a Member State of the European Union, or

(vii) any combination of subclauses (i) through (vi) above,

nor shall Additional Amounts be paid with respect to a payment on the debt security to any holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the U.K. Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

As used in this “Additional Amounts” section, the term “payment” means, in the context of Senior Debt Securities and Subordinated Debt Securities, payments of principal, premium, if any, and interest, if any, on such securities, and, in the context of Capital Securities, payments and any missed payments on such securities. Whenever in this prospectus or any prospectus supplement there is mentioned, in the context of Senior Debt Securities or Subordinated Debt Securities, the payment of the principal, premium, if any, or interest, if any, on, or in respect of, any such security of any series, and, in the context of Capital Securities, payments or missed payments on any such security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this “Additional Amounts” section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Redemption

Unless the relevant prospectus supplement provides otherwise, we will, and in the case of capital securities only if the solvency condition is satisfied, have the option to redeem the debt securities of any series as a whole upon (i) not less than five business days, and not more than 60 calendar days’ notice in respect of subordinated debt securities issued by RBS plc and senior debt securities, including Series A Senior Notes, issued by RBSG or (ii) not less than 30 days, and not more than 60 days’ notice in respect of capital securities issued by RBSG, subordinated debt securities issued by RBSG and senior debt securities, including RBS Notes SM and Retail Corporate Notes, issued by RBS plc, to each holder of debt securities, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, if any (including any deferred amounts, if applicable) in the case of senior debt securities and subordinated debt securities, and all payments and missed payments in the case of capital securities, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if, at any time, we determine that as a result of a change in or amendment to the laws or regulations of a U.K. Taxing Jurisdiction, including any treaty to which it is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement:

•                  in making any payments, including missed payments in the case of capital securities, on the particular series of debt securities, we have paid or will or would on the next payment date be required to pay Additional Amounts;

•                  payments, including missed payments in the case of capital securities, on the next payment date in respect of any of the series of debt securities would be treated as “distributions” within the meaning of Section

1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

•                  on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent English counsel of recognized standing, selected by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, including any conditions to our right to exercise such option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. Any notice of redemption of debt securities of any series will state, among other items:

•                  the redemption date;

•                  the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

•                  the redemption price;

•                  that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date; and

•                  the place or places at which each holder may obtain payment of the redemption price.

In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate.

We or any of our subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows and if, in the case of the capital securities, certain other conditions to be specified in the applicable prospectus supplement are satisfied. Any debt securities of any series that we purchase beneficially for our own account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Under existing U.K. Prudential Regulatory Authority (“PRA”) requirements, we may not make any redemption or repurchase of certain debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless, among other things, we give prior notice to the PRA and, in certain circumstances, it consents or does not raise any objection in advance. The PRA may impose conditions on any redemption or repurchase all of which will be set out in the supplemental indenture with respect to any series of debt securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, we may not make any modification or amendment without the consent of the holder of each debt security affected that would:

•                  change the stated maturity of the principal amount of any subordinated debt security;

•                  change the terms of any capital security to include a stated maturity date;

•                  reduce the principal amount of, or in the case of subordinated debt securities, the interest rates, or any premium payable upon the redemption of, or the payments, in the case of capital securities or any missed payments, with respect to any debt security;

•                  change our (or any successor’s) obligation to pay Additional Amounts;

•                  change the currency of payment;

•                  impair the right to institute suit for the enforcement of any payment due and payable;

•                  reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the relevant indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default (as such terms are defined below and described in the relevant prospectus supplement);

•                  modify the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•                  modify the above requirements.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption, a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default (as those terms are defined under the heading “Event of Default and Defaults; Limitations of Remedies” below), or capital security payment events, as described in the relevant prospectus supplement, may require the non-objection from, or consent of, the PRA or its successor.

Events of Default and Defaults; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•                  we do not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the senior debt securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, we satisfy the trustee that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Debt Security Event of Default if we act on the advice given to us during the 14 day period by independent legal advisers approved by the trustee; or

•                  we breach any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or from holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•                  either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the senior debt securities of that series may at their discretion declare the senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee and the securities administrator, as the case may be, the holder(s) of a majority in aggregate principal amount of the outstanding senior debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name or and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the senior debt indenture, and must not be unjustly prejudicial to the holder(s) of any senior debt securities of that series not taking part in the direction, and determined by the trustee. The trustee may also take any other action consistent with the direction that it deems proper.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

By accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against us, whether before or during our winding-up.

Subordinated Debt Securities Event of Default or Capital Securities Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” with respect to any series of subordinated debt securities and a “Capital Security Event of Default” with respect to any series of capital debt securities shall result if either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency).

If a Subordinated Debt Security Event of Default or Capital Security Event of Default, as the case may be, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities or capital securities, as the case may be, of each series may declare to be due and payable immediately in accordance with the terms of the applicable indenture the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest and, in the case of capital securities, any missed payments on the securities of the series. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities or capital securities, as the case may be, of the series may rescind the declaration of accelerations and its consequences, but only if all Subordinated Debt Security Events of Default or Capital Security Events of Default, as the case may be, have been remedied or waived and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Securities Defaults or Capital Securities Defaults

In addition to Subordinated Debt Security Events of Default and Capital Security Events of Default, the subordinated debt and capital securities indentures also separately provide for “Subordinated Debt Security Defaults” and “Capital Security Defaults”. The relevant prospectus supplement with respect to any series of subordinated debt securities or capital securities shall set out what events, if any, shall be considered Subordinated Debt Security Defaults or Capital Security Defaults. The indentures permit the issuance of subordinated debt securities or capital securities, as applicable, in one or more series and whether a Subordinated Debt Security Default or Capital Security Default has occurred is determined on a series-by-series basis.

Unless the relevant prospectus supplement provides otherwise, if a Subordinated Debt Security Default or Capital Security Default occurs and is continuing, the trustee may commence a proceeding in Scotland (but not elsewhere) for our winding-up, but the trustee may not declare the principal amount of any outstanding subordinated debt security or capital security, as the case may be, due and payable. The relevant prospectus supplement will set forth further actions provided in the subordinated debt securities indenture and the capital securities indenture relating to the rights of holders in connection with the occurrence of a Subordinated Debt Security Default or Capital Security Default, if any, that may be taken by the trustee upon the occurrence of a Subordinated Debt Security Default or Capital Security Default.

By accepting a subordinated debt security or a capital security, as applicable, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt securities or capital securities, as applicable, or the applicable indenture (or between our obligations under or in respect of any subordinated debt security or capital security, as applicable, and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding-up.

Events of Default and Defaults - General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default, or capital security payment event with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments or, in the case of capital securities, missed payments on, any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default if, in the opinion of the trustee, the Senior Debt Security Event of Default would not be materially prejudicial to the interests of the holders.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default, or a capital security payment event occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default, or a capital security payment event with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default or a capital security payment event known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, Capital Security Event of Default, Subordinated Debt Security Default or Capital Security Default, or a capital security payment event has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the debt securities and under the applicable indenture, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder, provided that certain conditions are satisfied, including that under certain indentures we unconditionally guarantee the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the U.K. Taxing Jurisdiction, rather than taxes imposed by the U.K. Taxing Jurisdiction. However, if we make payment under the guarantee, we shall be required to pay Additional Amounts related to taxes, subject to the exceptions described under the heading “-Additional Amounts” above, imposed by the U.K. Taxing Jurisdiction by reason of the guarantee payment. The subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “-Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption. However, the determination of whether the solvency condition has been satisfied shall continue to be made with reference to us, unless applicable law requires otherwise.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for U.S. federal income tax purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities, the guarantees and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions and the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders of each series of subordinated debt securities and capital securities will be governed by and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustees and Securities Administrator

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures with respect to the debt securities other than RBS NotesSM and Retail Corporate Notes issued by RBS plc. Wilmington Trust Company is the trustee under the indentures with respect to RBS NotesSM and Retail Corporate Notes issued by RBS plc. Citibank N.A. is the securities administrator under the indentures with respect to RBS NotesSM and Retail Corporate Notes issued by RBS plc. The trustees shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 (“TIA”). Subject to the provisions of the TIA, the trustees are under no obligation to exercise any of the powers vested in them by the indentures at the request of any holder of notes, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon, Wilmington Trust Company and Citibank N.A. in the ordinary course of our business. The Bank of New York Mellon and Citibank, N.A. are also the book-entry depositaries and paying agents with respect to our debt securities. The Bank of New York Mellon is the depositary with respect to the ADSs representing certain of our preference shares, and trustee with respect to certain of our exchangeable capital securities.

Consent to Service of Process

Under the indentures, we irrevocably designate CT Corporation System as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND

CONTINGENT CONVERTIBLE SECURITIES

Form of Debt Securities and Contingent Convertible Securities; Book-Entry System

Unless the relevant prospectus supplement states otherwise, the debt securities and contingent convertible securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary identified in the applicable prospectus supplement, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities or contingent convertible securities, as applicable, are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The debt securities and contingent convertible securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the indentures. Except as described below under the heading “-Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities or contingent convertible securities, as applicable, registered in its name, receive or be entitled to receive physical delivery of debt securities or contingent convertible securities, as applicable, in definitive form or be considered the owner or holder of the debt securities or contingent convertible securities, as applicable, under the indentures. Each person having an ownership or other interest in debt securities or contingent convertible securities, as applicable, must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures, the debt securities or the contingent convertible securities, as applicable.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities or contingent convertible securities, as applicable. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”) and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Payments on the Global Security

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities or contingent convertible securities, as applicable, in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

Primary Distribution

The distribution of debt securities and contingent convertible securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities and contingent convertible securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities and contingent convertible securities, as applicable, to another according to the currency that is chosen for the specific series of debt securities or contingent convertible securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities and contingent convertible securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures-DTC

DTC participants that hold debt securities or contingent convertible securities, as applicable, through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities and contingent convertible securities, as applicable, will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities or contingent convertible securities, as applicable, will be credited free of payment on the settlement date.

Clearance and Settlement Procedures-Euroclear and Clearstream Luxembourg

We understand that investors that hold debt securities or contingent convertible securities, as applicable, through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Debt securities or contingent convertible securities, as applicable, will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser

A purchaser of debt securities or contingent convertible securities, as applicable, that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities or contingent convertible securities, as applicable, from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the debt securities or contingent convertible securities, as applicable, either against payment or free of payment.

The interests in the debt securities or contingent convertible securities, as applicable, will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities or contingent convertible securities, as applicable, will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities or contingent convertible securities, as applicable, will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the debt securities or contingent convertible securities, as applicable, are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing debt securities or contingent convertible securities, as applicable, would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the debt securities or contingent convertible securities, as applicable, would accrue from the value date. Therefore, in many cases, the investment income on debt securities or contingent convertible securities, as applicable, that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities or contingent convertible securities, as applicable, to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities or contingent convertible securities, as applicable, through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities or contingent convertible securities, as applicable, or to receive or make a payment or delivery of the debt securities or contingent convertible securities, as applicable, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities or contingent convertible securities, as applicable, such global securities will not be exchangeable for definitive securities of that series unless:

•                  the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or contingent convertible securities, as applicable, or the depositary ceases to be a clearing agency registered under the Exchange Act;

•                  we are wound up and we fail to make a payment on the debt securities or contingent convertible securities, as applicable, when due; or

•                  at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities or contingent convertible securities should be exchanged for definitive debt securities or contingent convertible securities, as applicable, of that series in registered form.

Each person having an ownership or other interest in a debt security or contingent convertible security, as applicable, must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us to determine at any time and in our sole discretion that debt securities or contingent convertible securities, as applicable, shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the relevant prospectus supplement, definitive debt securities and definitive contingent convertible securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities and definitive contingent convertible securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series of debt securities or contingent convertible securities, as applicable. Payments will be made in respect of the debt securities or contingent convertible securities, as applicable, by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities or contingent convertible securities, as applicable, of a particular series in exchange for a particular global security, the depositary, as holder of that global security, will surrender it against receipt of the definitive debt securities or contingent convertible securities, as applicable, cancel the book-entry debt securities or contingent convertible securities, as applicable, of that series, and distribute the definitive debt securities or contingent convertible securities, as applicable, of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

E.            Base Prospectus dated December 13, 2017

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms that apply to any senior debt securities and subordinated debt securities offered by RBSG. Consequently, references to “debt securities” in this prospectus, are references to senior debt securities and the subordinated debt securities issued by RBSG.

Payments

We will make any payments of interest and principal, on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on a series of subordinated debt securities on any payment date, our obligation to make such payment shall be deferred and such failure to make a payment does not create a default under the applicable subordinated debt indenture. The relevant prospectus supplement will set forth the terms on which the payment of interest and principal on the subordinated debt securities can be deferred and any other terms relating to payments on subordinated debt securities.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

If we issue subordinated debt securities, the applicable prospectus supplement relating to the subordinated debt securities will include a description of the subordination provisions that apply to the subordinated debt securities.

Unless the relevant prospectus supplement provides otherwise, in a winding-up or qualifying administration, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding-up, qualifying administration or otherwise, to the claims of all or any of our creditors, in the manner provided in the applicable subordinated debt indenture.

General

As a consequence of these subordination provisions, if winding-up proceedings or a qualifying administration should occur, each holder of subordinated debt securities may recover less ratably than the holders of our unsubordinated liabilities (including holders of senior debt securities). If, in any winding-up or qualifying administration, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of our assets in a winding-up or a qualifying administration in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up, liquidation or qualifying administration, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because RBSG is a holding company, its rights to participate in the assets of any subsidiary as a shareholder if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors.

Additional Amounts

All amounts to be paid by us on any series of debt securities will be paid without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax (the “U.K. Taxing Jurisdiction”), unless such deduction or withholding is required by law.

Unless otherwise specified in the relevant prospectus supplement, if deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the U.K. Taxing Jurisdiction, we will pay such additional amounts with respect to the principal of, premium, if any, and interest, if any, on any series of debt securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the holders of the debt securities of the particular series, after such deduction or withholding, shall equal the amounts of such payments which would have been payable in respect of such debt securities had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

(i) the holder or the beneficial owner of the debt security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the U.K. Taxing Jurisdiction or otherwise has some connection with the U.K. Taxing Jurisdiction other than the mere holding or ownership of a debt security, or the collection of the payment on any debt security of the relevant series,

(ii) except in the case of a winding-up of us in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting (where presentation is required) the debt security for payment at the close of such 30 day period,

(iv) the holder or the beneficial owner of the relevant debt security or the payment on such debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the U.K. Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(v) the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any Directive amending, supplementing or replacing such Directive, or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives,

(vi) the withholding or deduction is required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any agreement with the U.S. Treasury entered into with respect thereto, any U.S. Treasury regulation issued thereunder or any other official interpretations or guidance issued with respect thereto; any intergovernmental agreement entered into with respect thereto, or any law, regulation, or other official interpretation or guidance promulgated pursuant to such an intergovernmental agreement,

(vii) the relevant debt security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant debt security to another paying agent in a Member State of the European Union, or

(viii) any combination of subclauses (i) through (vii) above,

nor shall Additional Amounts be paid with respect to a payment on the debt security to any holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the U.K. Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

As used in this “Additional Amounts” section, the term “payment” means, in the context of senior debt securities and subordinated debt securities, payments of principal of, premium, if any, and interest, if any, on such securities. Whenever in this prospectus or any prospectus supplement there is mentioned, in the context of senior debt securities or subordinated debt securities, the payment of the principal, premium, if any, or interest, if any, on, or in respect of, any such security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this “Additional Amounts” section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Redemption

Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the debt securities of any series as a whole upon (i) not less than five business days, and not more than 60 calendar days’ notice in respect of the senior debt securities, or (ii) not less than 30 days, and not more than 60 days’ notice in respect of our subordinated debt securities, to each holder of debt securities, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, if any (including any deferred amounts in the case of subordinated debt securities), to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if, at any time, we determine that as a result of a change in or amendment to the laws or regulations of a U.K. Taxing Jurisdiction, including any treaty to which it is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date specified in the terms of the debt securities:

•                  in making any payments on the particular series of debt securities, we have paid or will or would on the next payment date be required to pay Additional Amounts;

•                  payments on the next payment date in respect of any of the series of debt securities would be treated as “distributions” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

•                  on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent English counsel of recognized standing, selected by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, including any conditions to our right to exercise such option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. Any notice of redemption of debt securities of any series will state, among other items:

•                  the redemption date;

•                  the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

•                  the redemption price;

•                  that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

•                  the place or places at which each holder may obtain payment of the redemption price; and

•                  the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to debt securities

In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate.

We or any of our subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender or by private agreement, if applicable law allows and if, in the case of the subordinated debt securities, certain other conditions which may be specified in the applicable prospectus supplement are satisfied. Any debt securities of any series that we purchase beneficially for our own account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Under existing U.K. Prudential Regulatory Authority (“PRA”) requirements, we may not make any redemption or repurchase of certain debt securities beneficially for our own account unless, among other things, we give prior notice to the PRA and, in certain circumstances, it grants permission. The PRA may impose conditions on any redemption or repurchase all of which will be set out in the prospectus supplement and supplemental indenture with respect to any series of debt securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, we may not make any modification or amendment without the consent of the holder of each debt security affected that would:

•                  change the stated maturity of the principal amount of any debt security;

•                  reduce the principal amount of, the interest rates of, or any premium payable upon the redemption of, any debt security;

•                  change our (or any successor’s) obligation to pay Additional Amounts;

•                  change the currency of payment;

•                  impair the right to institute suit for the enforcement of any payment due and payable;

•                  reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the relevant indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as such terms are defined below and described in the relevant prospectus supplement);

•                  modify the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•                  modify the above requirements.

In addition, variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption, a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as those terms are defined under the heading “Event of Default and Defaults; Limitations of Remedies” below), as described in the relevant prospectus supplement, may require the non-objection from, or consent of, the PRA or its successor.

Events of Default and Defaults; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•                  we do not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the senior debt securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, we satisfy the trustee that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Debt Security Event of Default if we act on the advice given to us during the 14 day period by independent legal advisers approved by the trustee; or

•                  we breach any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or from holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•                  either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the senior debt securities of that series may at their discretion declare the senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee and the securities administrator, as the case may be, the holder(s) of a majority in aggregate principal amount of the outstanding senior debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name or and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the senior debt indenture, and must not be unjustly prejudicial to the holder(s) of any senior debt securities of that series not taking part in the direction, and determined by the trustee. The trustee may also take any other action consistent with the direction that it deems proper.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

Unless the relevant prospectus supplement provides otherwise, by accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against us, whether before or during our winding-up.

Subordinated Debt Securities Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” with respect to any series of subordinated debt securities shall result if either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of amalgamation or reconstruction not involving our bankruptcy or insolvency).

If a Subordinated Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may declare to be due and payable immediately in accordance with the terms of the applicable indenture the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of accelerations and its consequences, but only if all Subordinated Debt Security Events of Default have been remedied or waived and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Securities Defaults

In addition to Subordinated Debt Security Events of Default, the subordinated debt indenture also separately provides for “Subordinated Debt Security Defaults”. The relevant prospectus supplement with respect to any series of subordinated debt securities shall set out what events, if any, shall be considered Subordinated Debt Security Defaults. The indenture permits the issuance of subordinated debt securities in one or more series and whether a Subordinated Debt Security Default has occurred is determined on a series-by-series basis.

Unless the relevant prospectus supplement provides otherwise, if a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in Scotland (but not elsewhere) for our winding-up, but the trustee may not declare the principal amount of any outstanding subordinated debt security due and payable. The relevant prospectus supplement will set forth further actions provided in the subordinated debt securities indenture relating to the rights of holders in connection with the occurrence of a Subordinated Debt Security Default, if any, that may be taken by the trustee upon the occurrence of a Subordinated Debt Security Default.

Unless the relevant prospectus supplement provides otherwise, by accepting a subordinated debt security each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt securities or the indenture (or between our obligations under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding-up.

Events of Default and Defaults - General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default if, in the opinion of the trustee, the Senior Debt Security Event of Default would not be materially prejudicial to the interests of the holders.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or

Subordinated Debt Security Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the debt securities and under the applicable indenture, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder, provided that certain conditions are satisfied, including that under certain indentures we unconditionally guarantee the obligations of the subsidiary under the debt securities of that series. If we do and the other relevant conditions for such assumption are satisfied, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the U.K. Taxing Jurisdiction, rather than taxes imposed by the U.K. Taxing Jurisdiction. The subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “—Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for U.S. federal income tax purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions and the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders of each series of subordinated debt securities will be governed by and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

Until such time as any definitive securities are issued, there may, so long as any global securities in registered form representing the debt securities are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the holders of the debt securities, in accordance with DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holders of the debt securities to the trustee shall be in writing to the trustee at its corporate trust office. While any of the debt securities are represented by a global securities in registered form, such notice may be given by any holder to the trustee through DTC in such manner as DTC may approve for this purpose.

The Trustees and Securities Administrator

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures with respect to the debt securities. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 (the “TIA”). Subject to the provisions of the TIA, the trustees are under no obligation to exercise any of the powers vested in them by the indentures at the request of any holder of notes, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon is also the book-entry depositary and paying agent with respect to our debt securities. The Bank of New York Mellon is the depositary with respect to the ADSs representing certain of our preference shares.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND
CONTINGENT CONVERTIBLE SECURITIES

Agreement with Respect to the Exercise of U.K. Bail-in Power

The senior debt securities indenture contains, and RBSG expects that any supplemental indenture to the senior debt securities indenture, subordinated debt securities indenture and contingent convertible securities indenture, as required, will contain, in respect of the securities governed thereby, certain provisions substantially to the following effect. In addition, such provisions will be more fully set out in the relevant supplemental indenture and summarized in the relevant prospectus supplement.

The securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority. As more fully set out in the relevant prospectus supplement, if the U.K. bail-in power applies to the securities of a series, by its acquisition of the securities, each holder of such securities will be bound by (a) the effect of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority and (b) the variation of the terms of securities or the relevant indenture, if necessary, to give effect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a default or an Event of Default under the terms of the securities or the indentures.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to RBSG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

A reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power.

Form of Debt Securities and Contingent Convertible Securities; Book-Entry System

Unless the relevant prospectus supplement states otherwise, the debt securities and contingent convertible securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary identified in the applicable prospectus supplement, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities or contingent convertible securities, as applicable, are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The debt securities and contingent convertible securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the indentures. Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities or contingent convertible securities, as applicable, registered in its name, receive or be entitled to receive physical delivery of debt securities or contingent convertible securities, as applicable, in definitive form or be considered the owner or holder of the debt securities or contingent convertible securities, as applicable, under the indentures. Each person having an ownership or other interest in debt securities or contingent convertible securities, as applicable, must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures, the debt securities or the contingent convertible securities, as applicable.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial

Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities or contingent convertible securities, as applicable. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”) and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Other Clearing Systems. We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Payments on the Global Security

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities or contingent convertible securities, as applicable, in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable.

Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

Primary Distribution

The distribution of debt securities and contingent convertible securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities and contingent convertible securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities and contingent convertible securities, as applicable, to another according to the currency that is chosen for the specific series of debt securities or contingent convertible securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities and contingent convertible securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures - DTC

DTC participants that hold debt securities or contingent convertible securities, as applicable, through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities and contingent convertible securities, as applicable, will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities or contingent convertible securities, as applicable, will be credited free of payment on the settlement date.

Clearance and Settlement Procedures - Euroclear and Clearstream Luxembourg

We understand that investors that hold debt securities or contingent convertible securities, as applicable, through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Debt securities or contingent convertible securities, as applicable, will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser

A purchaser of debt securities or contingent convertible securities, as applicable, that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities or contingent convertible securities, as applicable, from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the debt securities or contingent convertible securities, as applicable, either against payment or free of payment.

The interests in the debt securities or contingent convertible securities, as applicable, will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities or contingent convertible securities, as applicable, will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities or contingent convertible securities, as applicable, will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the debt securities or contingent convertible securities, as applicable, are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing debt securities or contingent convertible securities, as applicable, would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the debt securities or contingent convertible securities, as applicable, would accrue from the value date. Therefore, in many cases, the investment income on debt securities or contingent convertible securities, as applicable, that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities or contingent convertible securities, as applicable, to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities or contingent convertible securities, as applicable, through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities or contingent convertible securities, as applicable, or to receive or make a payment or delivery of the debt securities or contingent convertible securities, as applicable, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities or contingent convertible securities, as applicable, such global securities will not be exchangeable for definitive securities of that series unless:

•                  the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or contingent convertible securities, as applicable, or the depositary ceases to be a clearing agency registered under the Exchange Act;

•                  we are wound up and we fail to make a payment on the debt securities or contingent convertible securities, as applicable, when due; or

•                  at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities or contingent convertible securities should be exchanged for definitive debt securities or contingent convertible securities, as applicable, of that series in registered form.

Each person having an ownership or other interest in a debt security or contingent convertible security, as applicable, must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us to determine at any time and in our sole discretion that debt securities or contingent convertible securities, as applicable, shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the relevant prospectus supplement, definitive debt securities and definitive contingent convertible securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities and definitive contingent convertible securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series of debt securities or contingent convertible securities, as applicable. Payments will be made in respect of the debt securities or contingent convertible securities, as applicable, by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities or contingent convertible securities, as applicable, of a particular series in exchange for a particular global security, the depositary, as holder of that global security, will surrender it against receipt of the definitive debt securities or contingent convertible securities, as applicable, cancel the book-entry debt securities or contingent convertible securities, as applicable, of that series, and distribute the definitive debt securities or contingent convertible securities, as applicable, of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

TIER 1 SECURITIES

A.                 Dollar Perpetual Regulatory Tier 1 Securities

Base Prospectus:

Please see the section “Description of Debt Securities” of the Base Prospectus dated June 5, 2001, set out on pages 33 to 42 of this exhibit.

Prospectus Supplement:

CERTAIN TERMS OF THE PROS

General

The following summary description of the material terms and provisions of the prospectus (PROs) supplements the description of certain terms and provisions of the capital securities of any series set forth in the accompanying prospectus under the heading “Description of Debt Securities”. Reference is hereby made to such description for additional information relating to the PROs. The terms described here, together with the terms of the capital securities contained in the accompanying prospectus constitute a description of the material terms of the PROs. In cases of inconsistency between the terms described here and the relevant terms of the prospectus, the terms presented here will apply and replace those described in the prospectus.

The PROs will be issued under a capital securities indenture and a first supplemental indenture, each dated as of August 20, 2001 between us and The Bank of New York as Trustee. We refer to the base capital securities indenture and the first supplemental indenture collectively as the indenture. The PROs will be treated as a separate series of our capital securities for all purposes. We will file a copy of the indenture relating to the PROs and the form of the PROs with the Securities and Exchange Commission.

Given that the following description is a summary, the description may not contain all of the information that is important to you as a potential purchaser of the PROs. If you purchase the PROs, your rights will be determined by the PROs, the indenture and the Trust Indenture Act of 1939. In light of this, we urge you to read the indenture and the form of the PROs filed with the Securities and Exchange Commission before making an investment decision. You can read the indenture and the form of PROs at the locations listed under “Where You Can Find More Information” in the accompanying prospectus.

As of August 9, 2001, our issued and outstanding non-cumulative preference shares, which are intended to rank equally with the PROs as to any distribution of our surplus assets in the event that we are wound up or liquidated, have a US dollar-equivalent aggregate liquidation preference of approximately $5,949 million.

Interest

Interest on the PROs will be payable from the date of issue of the PROs calculated on the basis of a 360-day year of twelve 30 day months and, in the case of an incomplete month, the actual number of days elapsed. Interest on the PROs will be payable (i) semi-annually in arrears on March 31 and September 30 of each year, at a fixed rate per annum on their outstanding principal amount equal to 7.648%, commencing September 30, 2001 and ending September 30, 2031, and (ii) thereafter quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, at a variable rate per annum on their outstanding principal amount equal to 2.50% per annum above three-month dollar LIBOR (as defined below).

Each such date is an interest payment date and each period from and including an interest payment date or the date of initial issuance, as applicable, to but excluding the next interest payment date, is an interest period; provided that if any interest payment date in respect of the PROs is not a business day, interest will be payable on the next business day, unless such next business day falls in a different calendar month, in which case interest shall be payable on the business day preceding such interest payment date.

As used in this prospectus supplement, three-month dollar LIBOR means a rate determined on the basis of the offered rates for three-month US dollar deposits commencing on the first day of the relevant interest period, which appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on the determination date. If such rate does not appear on Telerate Page 3750, three-month dollar LIBOR will be determined on the basis of the rates that three-month US dollar deposits, commencing on the first day of the relevant interest period and in a principal amount of not less than $1,000,000, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent after consultation with us, at approximately 11:00 a.m., London time, on that determination date. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month dollar LIBOR with respect to that determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, three-month dollar LIBOR with respect to that determination date will be the arithmetic mean of the rates quoted by three major money center banks in New York City selected by the calculation agent after consultation with us, at approximately 11:00 a.m., New York City time, on the relevant determination date for loans in US dollars to leading European banks for a three-month period commencing on the first day of the relevant interest period and in a principal amount of not less than $1,000,000. However, if the banks selected by the calculation agent to provide quotations are not quoting as described in this paragraph, three-month dollar LIBOR for the applicable period will be the same as three-month dollar LIBOR as determined on the previous interest period.

For purposes of the foregoing:

“determination date” for an interest period means two London banking days prior to the first day of the relevant interest period.

“London banking day” means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open for business in London.

“Telerate Page 3750” means the display designated as “Page 3750’’ on the Bridge/Telerate Service (or such other page as may replace Page 3750 on that service) or such other service or services as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying London interbank offered rates for US dollar deposits.

All percentages resulting from any calculations on the PROs will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 percent being rounded up to 0.00001 percent), and all other dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

Payments

Payments of any amounts in respect of any global PROs will be made by the trustee to DTC.

Except in a winding-up, all payments on the PROs will be conditional upon our being solvent at the time of payment, and we will not make any payment unless we will still be solvent immediately afterwards. This is called the solvency condition. For this purpose, we shall be solvent (i) if we are able to pay our debts as they fall due and (ii) our total non-consolidated assets exceed our total non-consolidated liabilities (other than liabilities that do not constitute “Senior Claims’’ (as defined under “-- Subordination’’ below)). A report as to our solvency by a director or, in certain circumstances, our auditors shall, unless there is a manifest error, be treated and accepted by us, the trustee, the calculation agent and any holder of PROs as correct and sufficient evidence of solvency or insolvency. If we fail to make any payment as a result of failure to satisfy the solvency condition, that payment will constitute a Missed Payment and will accumulate with any other Missed Payments until paid. In a winding-up, the amount payable on the PROs will be determined in accordance with the subordination provisions described under “-- Subordination’’ below.

You should note that if we are unable to make any payment on the PROs of any series because we are not able to satisfy the solvency condition, the amount of any payment which we would otherwise make will be available to meet our losses.

Deferral of Interest; Missed Payments

Payments of interest on the PROs will be subject to deferral in the following circumstances:

•                  Except in the case of a mandatory interest payment, we may elect to defer any interest payment on the PROs for any period of time.

•                  If payments stated to be payable on any date have not been made on our non-cumulative preference shares or any other parity securities, then we will defer interest payments on the PROs payable on such date, unless a mandatory interest payment on the PROs is due.

If, in our judgment, at the time of any interest payment we are not in compliance with, or the payment of such interest would cause us to breach any UK capital adequacy requirements applicable to us, then we may elect to defer such interest payment on the PROs. If we do not defer payment under these circumstances, then we will be obligated to satisfy such payment in accordance with the alternative coupon satisfaction mechanism described below. We refer to a non-deferred payment in these circumstances as an Exceptional Payment.

Any interest payment that we do not make in respect of the PROs on any applicable payment date, together with any other scheduled interest payments on the PROs that we do not make shall, so long as they remain unpaid, constitute Missed Payments and will accumulate until paid in full. We are permitted to satisfy our obligation to pay Missed Payments and Exceptional Payments only in accordance with the alternative coupon satisfaction mechanism. See “--Alternative Coupon Satisfaction Mechanism’’ below.

Missed Payments that are deferred in the circumstances described in the second and third bullet points above are referred to herein as Exceptional Missed Payments and Missed Payments that are deferred in any other circumstances are referred to herein as Elective Missed Payments. Exceptional Missed Payments will not bear interest. Elective Missed Payments will accrue interest until paid at the rate in effect from time to time on the PROs, and all references in this prospectus supplement to Elective Missed Payments shall be deemed to include interest on Elective Missed Payments. Exceptional Missed Payments and Elective Missed Payments are collectively referred to as Missed Payments.

A holder of PROs is required to notify us if at any time such PROs holder owns 10% or more of our voting stock, and we have the right to suspend interest payments to any such holder. Interest payments made to holders of PROs generally will be deemed to have been paid in respect of any such suspended payment. Any payments so suspended, including but not limited to mandatory interest payments, payments on any Missed Payment Satisfaction Date and Exceptional Payments, will be deemed satisfied with respect to the PROs of such holder and may not be subsequently claimed.

If any Missed Payments are outstanding on the PROs, then neither we nor any entity that we control may, directly or indirectly, (a) declare or pay a dividend or make any other payment on any parity securities or on any junior securities, or (b) redeem, purchase or otherwise acquire any parity securities or any junior securities, in each case until such Missed Payments have been paid in full in accordance with the alternative coupon satisfaction mechanism. In addition, neither we nor any entity that we control may, directly or indirectly, redeem, purchase or otherwise acquire any parity securities or any junior securities until such time as current interest payments on the PROs in respect of successive interest periods following any Missed Payment Satisfaction Date aggregating no less than 12 months shall have been paid in full.

Mandatory Interest Payment

If we or any entity that we control pays, directly or indirectly, a dividend or distribution or makes any other payment on, or redeems, purchases or otherwise acquires, any parity securities or any junior securities (other than in connection with dealing in securities in the ordinary course of business for us or such entity), then, subject to the solvency condition and provided that we are in compliance with, and the payment of such interest would not cause us to breach any, UK capital adequacy requirements applicable to us, we may not defer any interest payment on the PROs on the interest payment date falling on, or, if the date of such dividend, distribution or other payment or of such redemption, purchase or other acquisition is not a PROs interest payment date, on the next occurring PROs interest payment date after, the date of such dividend, distribution or other payment or such redemption, purchase or other acquisition. We refer to the interest payment for the then-current interest period in these circumstances as a mandatory interest payment. A mandatory interest payment may, but is not required to, except in the case of Exceptional Payments, be satisfied pursuant to the alternative coupon satisfaction mechanism, provided that we may not elect to use the alternative coupon satisfaction mechanism in respect of any interest payment unless at the time of such election we have sufficient ordinary shares to make such interest payment in its entirety.

For purposes of the foregoing:

parity securities means (i) our non-cumulative preference shares, (ii) any guarantee by us of securities of another issuer that is expressed to rank equally with our non-cumulative preference shares (a “parity guarantee”), (iii) any securities issued by any entity that we control, benefitting from a parity guarantee and (iv) any of our other securities expressed to rank equally with the PROs as to interest or dividend payments; and

junior securities means (i) all of our share capital other than our cumulative preference shares and parity securities and (ii) any of our other securities expressed to rank junior to the PROs.

Dividends or distributions or other payments paid on parity securities shall be deemed not to include any nominal special dividends payable on our non-cumulative preference shares under our articles of association. For the avoidance of doubt, any issue of bonus or other scrip stock or securities in respect of parity or junior securities shall be treated as a dividend in respect of such securities.

Under the terms of our non-cumulative preference shares, if, in the opinion of the Board of Directors, the payment of any dividend on any series of non-cumulative preference shares would breach or cause a breach of the Financial Services Authority’s capital adequacy requirements, then we will not pay such dividend.

Missed Payment Satisfaction Date

We may choose to pay any Missed Payments in whole or in part at any time on not less than 16 business days’ notice to the trustee, provided that we are in compliance with our capital adequacy requirements at such time and the payment of such interest would not cause us to breach such capital adequacy requirements. If we give a notice that we intend to pay all or part of the outstanding Missed Payments on the PROs, then such Missed Payments shall be satisfied in accordance with the alternative coupon satisfaction mechanism at the time specified in our notice. Furthermore, all Missed Payments on any PROs outstanding shall be satisfied in accordance with the alternative coupon satisfaction mechanism in full on the date upon which (i) we or any entity that we control pay a dividend or make any other payment on any parity securities or on any junior securities or (ii) we or any entity that we control redeem, purchase or otherwise acquire any parity securities or junior securities other than a repurchase in connection with dealing in securities. Each such date that Missed Payments are required to be satisfied in accordance with the alternative coupon satisfaction mechanism is referred to as a Missed Payment Satisfaction Date.

Alternative Coupon Satisfaction Mechanism

General

We are permitted to satisfy our obligation to pay any Missed Payment or Exceptional Payment only in accordance with the procedure described below which we refer to as the alternative coupon satisfaction mechanism. Subject to satisfaction of the solvency condition, we may by giving not less than 16 business days’ notice to the trustee elect, but shall not be required, except in the case of Exceptional Payments, to follow the alternative coupon satisfaction mechanism in order to satisfy our obligation to pay any other interest payment, including any mandatory interest payment, provided that we may not elect to use the alternative coupon satisfaction mechanism in respect of any such interest payment unless at the time of such election we have sufficient authorized ordinary shares and the necessary directors’ authority to make such interest payment in its entirety.

Our obligation to pay in accordance with the alternative coupon satisfaction mechanism will be satisfied as follows:

•                  we will give at least 16 business days’ notice to the trustee, any paying agent, the calculation agent and holders of the PROs of the forthcoming payment date;

•                  as soon thereafter as reasonably practicable, the calculation agent will procure purchasers for such ordinary shares;

•                  before such payment date, we will issue to the trustee or its agent ordinary shares having, in the judgment of the calculation agent, an aggregate fair market value not less than the aggregate amount of interest payments and any other payments that are to be satisfied on such payment date plus the claims for the costs and expenses to be borne by us in connection with using the alternative coupon satisfaction mechanism (including, without limitation, the fees and expenses of the calculation agent and the trustee);

•                  the trustee will transfer such ordinary shares as instructed by the calculation agent, and the trustee (or any paying agent) will collect any sales proceeds;

•                  on such payment date, the trustee (or any paying agent) will apply such sales proceeds towards applicable payments to be satisfied;

•                  if we are not able to raise sufficient proceeds to pay applicable payments on the PROs through the sale of ordinary shares, then we will distribute the proceeds that we do raise from the sale of the ordinary shares among all the holders of PROs, pro rata. Payment of the remaining portion of applicable payments on the PROs will be made to holders through delivery by us to the Trustee or its agent of additional ordinary shares, and repetition of the process described above; and

•                  if, pursuant to the alternative coupon satisfaction mechanism, proceeds are raised in excess of the amount required to pay the applicable payments plus the claims for the fees, costs and expenses to be borne by us in connection with using the alternative coupon satisfaction mechanism, any remaining proceeds shall be paid to us.

If we elect or are required to make any payment in accordance with the alternative coupon satisfaction method, the issuance of our ordinary shares to the trustee or its agent will satisfy the relevant payment or the relevant part of such payment. The proceeds from the sale of ordinary shares pursuant to the alternative coupon satisfaction method will be paid to you by the trustee or any paying agent in respect of the relevant payment.

Certain Conditions; Sufficiency and Availability of Ordinary Shares

The ability for us to use the alternative coupon satisfaction mechanism to satisfy our payment obligations on the PROs is subject to the following conditions:

•                  we will not be required to issue or sell any ordinary shares, or cause them to be sold, at a price below the nominal value of our ordinary shares, currently 25 pence per share;

•                  we must have a sufficient number of authorized but unissued ordinary shares at the relevant payment date; and

•                  our directors must have all the necessary authority under UK law to allot and issue a sufficient number of ordinary shares at the relevant time of payment.

At the date of this prospectus supplement, we have a sufficient number of authorized but unissued ordinary shares and our directors have the necessary authority to make the interest payments required to be made in respect of the PROs during the next 12-month period, assuming the alternative coupon satisfaction mechanism is used for each interest payment during such 12-month period.

In addition, we have agreed that for so long as any PROs remain outstanding we will review our ordinary share price and relevant exchange rates prior to each annual meeting of our shareholders. If we determine as the result of any such review that we do not have a sufficient number of authorized but unissued ordinary shares to permit us to issue at that date a number of ordinary shares equal to the amount of Missed Payments, if any, together with the interest payments for the next 12 months on the PROs, and/or if our directors do not have the necessary authority to allot and issue such number of ordinary shares, then at the next annual shareholders’ meeting, we will propose resolutions to increase the number of authorized but unissued ordinary shares and the directors’ authority to allot and issue ordinary shares to the level that would enable us to issue at that date a sufficient number of ordinary shares to enable payment of Missed Payments, if any, together with interest for the next 12 months on the PROs pursuant to the alternative coupon satisfaction mechanism.

In the event we do not have a sufficient number of authorized but unissued ordinary shares and/or our directors do not have the necessary authority to allot and issue a sufficient number of ordinary shares to permit, at the relevant time, the payment of all amounts on the PROs and any other parity securities that include provisions for settlement of interest through the issuance of ordinary shares that are to be satisfied on such date, then we will issue the maximum number of ordinary shares which we are legally permitted to issue at that time and allocate such authorized but unissued ordinary shares among the PROs and any other parity securities that include provisions for settlement of interest through the issuance of ordinary shares, pro rata. We will use the alternative coupon satisfaction mechanism outlined above and the trustee or its agent will distribute the proceeds of this sale among all the holders of the PROs pro rata, in respect of such amounts.

Any portion of the payments on the PROs that are to be satisfied using the alternative coupon satisfaction mechanism but for which ordinary shares are not issued because we do not have a sufficient number of authorized but unissued ordinary shares and/or because our directors do not have the necessary authority to allot and issue a sufficient number of ordinary shares or for any other reason, if not otherwise paid, will be outstanding Missed Payments and will, unless such Missed Payment is an Exceptional Missed Payment, continue to accrue interest.

In the event we are to satisfy all or part of any payment in accordance with the alternative coupon satisfaction mechanism and we do not have a sufficient number of ordinary shares authorized to be issued on the relevant date and the necessary authority for our directors to issue such shares, we have agreed to hold an annual general meeting or an extraordinary general meeting within six months of such date for the purpose of obtaining authorization and the necessary directors’ authority to allot and issue ordinary shares that would enable us to issue at that date a sufficient number of ordinary shares to enable payment of all Missed Payments together with interest for the next 12 months on the PROs pursuant to the alternative coupon satisfaction mechanism. Following such authorization, if any Missed Payments remain unpaid, payment thereof will be made to holders through delivery by us to the Trustee or its agent of additional ordinary shares to the extent available following repetition of the process described above.

If we hold an annual general meeting or extraordinary general meeting and fail to obtain the requested authorization or fail to obtain authorization to issue ordinary shares in an amount sufficient to satisfy payment in full, then at each annual shareholders’ meeting thereafter, we will propose resolutions to increase the number of authorized but unissued ordinary shares and the directors’ authority to allot and issue ordinary shares to the level that would enable us to issue at that date a sufficient number of ordinary shares to enable payment of all Missed Payments to be satisfied together with interest for the next 12 months on the PROs pursuant to the alternative coupon satisfaction mechanism, until such resolutions are passed. Neither we nor any entity that we control will be entitled, directly or indirectly, (a) to declare or pay a dividend or distribution or make any other payment on any parity securities or on any junior securities, or (b) to redeem, purchase or otherwise acquire any parity securities or any junior securities (other than in connection with dealing in securities in the ordinary course of business for us or such entity), in each case until such authorization is obtained and Missed Payments to be satisfied have been paid in full.

Market Disruption Event

If a market disruption event exists during the 15 business days preceding any Missed Payment Satisfaction Date (as defined herein), the related Missed Payments may, subject to certain conditions, be deferred until such market disruption event no longer exists. A market disruption deferral will not constitute a Capital Security Default; provided that if any interest payment has not been paid, or an amount set aside for payment, within 14 days after the date on which any such market disruption event is no longer continuing, such failure will constitute a Capital Security Default under the capital securities indenture relating to the PROs. Interest will not accrue on Missed Payments during a market disruption event; provided, however, that if a market disruption event exists and is continuing for more than 14 days, Missed Payments will accrue interest from (and including) the date of such market disruption event to (but excluding) the date such Missed Payments are paid at the rate in effect at the time on the PROs.

A market disruption event means (i) the occurrence or existence of any material suspension of or limitation imposed on trading or on settlement procedures for transactions in our ordinary shares through the London Stock Exchange (or other national securities exchange or designated offshore securities market constituting the principal trading market for our ordinary shares) or (ii) the adoption or amendment of any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority or central bank, that shall make it unlawful or not reasonably practicable for us to convert the proceeds of the sale of ordinary shares to US dollars.

Optional Redemption

The PROs are perpetual securities and have no maturity date. The PROs are not redeemable at the option of the holders at any time and are not redeemable at our option prior to September 30, 2031, except in certain circumstances. See “Redemption or Conversion upon Certain Events” below.

We may redeem the PROs in whole (but not in part) at our option, subject to the prior approval of the UK Financial Services Authority and the solvency condition having been met: (i) on September 30, 2031, or on any interest payment date thereafter at their principal amount together with interest for the then-current interest period and the aggregate amount of any Missed Payments, which sum we refer to as the base redemption price, (ii) at any time upon the occurrence of a Par Tax Event (as defined below), at the base redemption price and (iii) at any time upon the occurrence of a Tier 1 Disqualification Event or any Tax Event other than a Par Tax Event, each as described below, at the greater of (x) the base redemption price and (y) the applicable make-whole amount defined below in “Redemption or Conversion upon Certain Events”.

If our Articles of Association, the special rights of any of our shares, and the provisions of applicable law permit, we may, at any time or from time to time, purchase outstanding PROs by tender, available alike to all holders of PROs, in the open market, or by private agreement, in each case upon the terms and conditions that the Board of Directors or an authorized committee of the Board shall determine. Any PROs that we purchase for our own account will, pursuant to applicable law, be treated as cancelled and will no longer be issued and outstanding.

Under existing UK Financial Services Authority requirements, we may not redeem or purchase any PROs unless the FSA consents in advance. The FSA may impose conditions on any redemption or purchase at the time it gives its consent. Any notice of redemption will be irrevocable. If the redemption price in respect of any PROs is improperly withheld or refused and is not paid by us, interest on such PROs will continue to be payable until the redemption price is actually paid. Failure to pay or set aside for payment the principal amount of the PROs to be redeemed or failure to pay or set aside for payments any accrued but unpaid payments and any Missed Payments within seven days of the date fixed for such redemption will constitute a Capital Security Default. See “Ì Defaults; Limitation of Remedies’’ below.

The PROs will not be subject to any sinking fund or mandatory redemption.

Subordination

The PROs will rank equally and ratably without any preference among themselves. The rights and claims of the PROs holders are subordinated to Senior Claims, including the claims of any subordinated debt security holders or the claims of holders of any other series of capital securities not expressed to rank equally with the PROs. Upon any winding-up of the group, the PROs holders will rank equally with the holders of our existing preference shares (except for the unpaid cumulative dividends on any cumulative preference shares) and any other parity securities of the group then outstanding and in priority to all holders of junior securities. In a winding-up, the principal amount of, and payments and any Missed Payments on, any PROs will be subordinate to, and subject in right of payment to the prior payment in full of, all Senior Claims.

We have agreed that for so long as any PROs remain outstanding, we will not issue any preference shares or any other Tier 1 qualifying instruments ranking senior to the PROs or give any guarantee or support undertaking in respect of any Tier 1 qualifying instruments ranking senior to the PROs, unless we alter the terms of the PROs such that the PROs rank equally with any such preference shares, such other Tier 1 qualifying instruments, or such guarantee or support undertaking.

The following are Senior Claims in respect of the PROs:

•                  all claims of our unsubordinated creditors admitted in the winding-up;

•                  all claims of our creditors in respect of liabilities that are, or are expressed to be, subordinated, whether only in the event of a winding-up or otherwise, to the claims of our unsubordinated creditors but not further or otherwise;

•                  all claims of any holder of capital securities other than the PROs except those that are expressed to rank equally with or junior to the PROs;

•                  all claims of any holder of cumulative preference shares to the extent of any unpaid cumulative dividends on such cumulative preference shares; and

•                  all other claims except those that rank, or are expressed to rank, equally with or junior to the claims of any holder of the PROs.

Accordingly, no amount will be payable in a winding-up on the PROs until all Senior Claims admitted in the winding-up have been paid in full. If at any time an order is made or a shareholders’ resolution is passed for a winding-up, any amounts that would have been payable in respect of the PROs if, on and after the day immediately before the winding-up began, any holder of those PROs had been the holder of preference shares in our capital with a preferential right to a return of assets in the winding-up over the holders of our additional value shares and ordinary shares (but pari passu with the holders of our existing preference shares except to the extent such preference shares represent Senior Claims) will be payable on those PROs. These amounts will be calculated assuming that such preference shares were entitled, to the exclusion of all other rights or privileges, to receive as a return of capital an amount equal to the principal amount of the PROs then outstanding, together with all payments accrued to the date of repayment at the rate provided for in the PROs and any Missed Payments.

As a consequence of these subordination provisions, the holders of the PROs may recover less ratably than the holders of our unsubordinated liabilities and the holders of certain of our subordinated liabilities, including the holders of subordinated debt securities or holders of other capital securities as described in the accompanying prospectus under the heading “Description of Debt Securities Ì Subordination”. If, in any winding-up, the amount payable on any PROs and any claims ranking equally with the PROs are not paid in full, the PROs and other claims ranking equally will share ratably in any distribution of our assets in a winding-up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the PROs in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in US dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom. In addition, under current UK law, our liability to holders of the PROs would have to be converted into pounds sterling or any other lawful currency of the United Kingdom at a date close to the commencement of proceedings against us and holders of the PROs would be exposed to currency fluctuations between that date and the date they receive proceeds pursuant to such proceedings, if any.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of our bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

Defaults; Limitation of Remedies

Capital Security Defaults

It shall be a Capital Security Default with respect to the PROs if:

•                  we fail to pay or set aside for payment the amount due to satisfy any mandatory interest payment, and such failure continues for 30 days; provided, however, that if we fail to make any mandatory interest payment as a result of failure to satisfy the solvency condition or any UK capital adequacy requirements applicable to us, that payment will constitute a Missed Payment and will accumulate with any other Missed Payments until paid;

•                  unless a market disruption event has occurred and is continuing, we fail to pay or set aside a sum to provide for payment of any Missed Payments on or prior to a Missed Payment Satisfaction Date, and such failure continues for 30 days;

•                  we fail to pay or set aside a sum for payment of the amounts required by the immediately preceding paragraph following the date on which a market disruption event is no longer continuing as described above under “Market Disruption Event”, and such failure continues for 14 days; or

•                  we fail to pay or set aside a sum to provide for payment of the principal amount, or fail to pay or set aside a sum to provide for payment of any accrued but unpaid payments and any Missed Payments on the date fixed for redemption of the PROs and such failure continues for seven days;

provided, however, that if we are required in accordance with the terms of the PROs, or have elected in accordance with such terms, to satisfy all or part of any of the foregoing payments in accordance with the alternative coupon satisfaction mechanism, failure to make any such payments within the time periods described above will not constitute a Capital Securities Default in the event and to the extent that we do not have a sufficient number of authorized ordinary shares and the necessary directors’ authority to satisfy such payment for so long as we comply with the provisions set forth under “Alternative Coupon Satisfaction Mechanism Certain Conditions; Sufficiency and Availability of Ordinary Shares”.

Limitation of Remedies

If any Capital Security Default shall occur and is continuing in respect of the PROs, the trustee may pursue all legal remedies available to it, including commencing a judicial proceeding for the collection of the sums due and unpaid or a proceeding for our winding-up in England or Scotland (but not elsewhere), but the trustee may not declare the principal amount of any outstanding capital security to be due and payable. If we fail to make payment as described above and the solvency condition is not satisfied at the end of the 30-day, 14-day or 7-day periods described in the second, third and fourth bullet points above under “Capital Security Defaults”, such failure shall not constitute a Capital Security Default but instead shall constitute a Capital Security Payment Event. On a Capital Security Payment Event, the trustee may institute proceedings in England or Scotland (but not elsewhere) for our winding-up but may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid.

Events of Default

If either a court of competent jurisdiction makes an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency, that order or resolution will constitute an Event of Default with respect to the PROs. If an Event of Default occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding PROs may declare the principal amount of, any accrued but unpaid interest payments and any Missed Payments on the PROs to be due and payable immediately. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding PROs may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

General

By accepting PROs, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the PROs or the related indenture (or between our obligations under or in respect of the PROs and any liability owed by a holder or the trustee to us) that they might otherwise have against us.

Subject to the provisions of the PROs indenture relating to the duties of the trustee, if a Capital Security Default occurs and is continuing with respect to the PROs, the trustee will be under no obligation to any holder or holders of the PROs, unless they have oÅered reasonable indemnity to the trustee.

Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding PROs shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any PROs not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indenture provides that the trustee will, within 90 days after the occurrence of a Capital Security Default with respect to the PROs, give to each holder of the PROs notice of the Capital Security Default known to it, unless the Capital Security Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Additional Amounts

We will pay any amounts to be paid by us on the PROs without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the UK or any UK political subdivision or authority that has the power to tax (a taxing jurisdiction) unless such deduction or withholding is required by law. If at any time a UK taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the principal of, and interest payments and Missed Payments on, the PROs, which we refer to as Additional Amounts, that are necessary in order that the net amounts paid to the holders of those PROs, after the deduction or withholding, shall equal the amounts of principal and any interest payments and Missed Payments which would have been payable on the PROs if the deduction or withholding had not been required.

However, this will not apply to any tax that would not have been payable or due but for the fact that:

•                  the holder or the beneficial owner of the PROs is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a UK taxing jurisdiction or otherwise having some connection with the UK taxing jurisdiction other than the holding or ownership of PROs, or the collection of any payment of, or in respect of, principal of, or any payments or Missed Payments on, any PROs;

•                  except in the case of a winding-up in the UK, the PROs are presented (where presentation is required) for payment in the UK;

•                  the PROs are presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting (where presentation is required) the capital security for payment at the close of that 30-day period;

•                  the holder or the beneficial owner of the PROs or the beneficial owner of any payment of or in respect of principal of, or any payments or Missed Payments on, the PROs failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a UK taxing jurisdiction as a precondition to exemption from all or part of the tax;

•                  the withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive;

•                  the PROs are presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant PROs to another paying agent in a Member State of the European Union; or

•                  any combination of the above items;

nor shall Additional Amounts be paid with respect to the principal of, and payments and Missed Payments on, the PROs to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus supplement and the accompanying prospectus, in any context, to the payment of the principal of or any payments, or any Missed Payments on, or in respect of, any PROs, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption or Conversion upon Certain Events

Tax Event or Tier 1 Disqualification Event

Upon the occurrence of a Tax Event or Tier 1 Disqualification Event with respect to the PROs, we may, subject in each case to compliance with applicable regulatory requirements, including the prior approval of the FSA, at any time, (1) redeem the PROs in whole (but not in part) at a redemption price equal to (A) in the case of a Par Tax Event (as defined below), the base redemption price and (B) in the case of a Tier 1 Disqualification Event or any Tax Event other than a Par Tax Event, the greater of

(x) the base redemption price and (y) the make-whole amount, or (2) convert the PROs in whole (but not in part) to another series of capital securities constituting “upper Tier 2’’ capital under applicable banking regulations, which we refer to as Upper Tier 2 Securities, having the same material terms as the PROs; except that such Upper Tier 2 Securities will (i) be redeemable only after September 30, 2031 or upon a Tax Event, (ii) be a perpetual capital security issued by us with cumulative interest, (iii) rank pari passu with any other upper Tier 2 capital securities issued by us, (iv) following conversion, be redeemable upon any Tax Event, if such Tax Event was not the event that gave rise to the conversion, at the base redemption price and (v) not be subject to the alternative coupon satisfaction mechanism. For the avoidance of doubt, any Missed Payments outstanding at the time of conversion become outstanding missed cumulative interest payments for purposes of the Upper Tier 2 Securities.

For purposes of the foregoing:

“make-whole amount” means the sum of (i) as determined by a quotation agent (as defined below), the sum of the present value of the principal amount of the PROs together with the present values of scheduled payments of interest from the date of redemption to the interest payment date in September 2031 (the “remaining life’’), in each case discounted to the date of redemption on a semi- annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, (ii) Missed Payments, if any, and (iii) Additional Amounts, if any.

For purposes of determining the make-whole amount:

“adjusted treasury rate” means the treasury rate plus 0.75%.

“comparable treasury issue” means with respect to any redemption date in respect of the PROs, the United States Treasury security selected by the quotation agent as having a maturity comparable to the remaining life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life. If no United States Treasury security has a maturity that is within a period from three months before to three months after the interest payment date on September 30, 2031, the two most closely corresponding United States Treasury securities will be used as the comparable treasury issue, and the treasury rate will be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

“comparable treasury price” means (i) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (ii) if the quotation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

“quotation agent” means Lehman Brothers Inc. and its successors, except that if Lehman Brothers Inc. ceases to be a primary US Government securities dealer in New York City (a “primary treasury dealer’’), we will designate another primary treasury dealer.

“reference treasury dealer” means (i) the quotation agent and (ii) any other primary treasury dealer selected by the quotation agent after consultation with us.

“reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“treasury rate” means (i) the yield, under the heading which represents the average for the week immediately prior to the redemption date, appearing in the most recently published statistical release designated “H.15(519)’’ or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,’’ for the maturity corresponding to the remaining life (or, if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the remaining life will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight- line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. The treasury rate will be calculated on the third business day preceding the redemption date.

“Tax Event” means we determine that, as a result of a change in or amendment to the laws or regulations of a UK taxing jurisdiction, including any treaty to which it is a party, or any change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of this prospectus supplement: (i) in making any payments or Missed Payments on the PROs, we have paid or will or would on the next payment date be required to pay Additional Amounts; (ii) payments, including Missed Payments, on the next payment date in respect of any of the PROs would be treated as “distributions’’ within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the UK, or any statutory modification or re-enactment of the Act; or (iii) in respect of interest payments on the next payment date, we would not be entitled to claim a deduction in computing our UK taxation liabilities, or the value of the deduction to us would be materially reduced. We refer to a Tax Event in the circumstances described in clause (i) above as a “Par Tax Event”.

In the case of redemption upon the occurrence of a Tax Event, we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent UK counsel of recognized standing, selected by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

“Tier 1 Disqualification Event” means a determination by the FSA that, as a result of any amendment to, clarification of, or change in the official position on the interpretation of, applicable banking regulations or any interpretation or pronouncement that provides for a position with respect to applicable banking regulations that differs from the theretofore generally accepted position, the PROs (or any portion thereof) cannot be included in calculating our Tier 1 capital.

Under existing UK Financial Services Authority requirements, we may not redeem or purchase any PROs unless the FSA consents in advance. The FSA may impose conditions on any redemption or purchase at the time it gives its consent. In addition, we must give 30 to 60 days’ notice of redemption to the holders of the PROs. Any notice of redemption will be irrevocable. If the redemption price in respect of any PROs is improperly withheld or refused and is not paid by us, interest on the PROs will continue to be payable until the redemption price is actually paid.

Delisting Event

Upon the occurrence of a Delisting Event, we may, subject to the prior approval of the FSA, convert the PROs in whole (but not in part) to Upper Tier 2 Securities having the same material terms as the PROs; except that such Upper Tier 2 Securities will (i) be redeemable only after September 30, 2031 or upon the occurrence of a Tax Event, (ii) be a perpetual capital security issued by us with cumulative interest, (iii) rank pari passu with any other upper Tier 2 capital securities issued by us, (iv) following conversion, be redeemable upon any Tax Event at the base redemption price and (v) not be subject to the alternative coupon satisfaction mechanism. For the avoidance of doubt, any Missed Payments outstanding at the time of conversion become outstanding missed cumulative interest payments for purposes of the Upper Tier 2 Securities.

For purposes of the foregoing, Delisting Event means an event as a consequence of which our ordinary shares are no longer listed on the London Stock Exchange, any other national securities exchange (within the meaning of the Securities Exchange Act of 1934) or any designated offshore securities market (within the meaning of Regulation S under the Securities Act of 1933).

Book-entry System; Delivery and Form

General

The PROs shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of The Depository Trust Company, DTC, or its nominee and registered in the name of Cede & Co., as nominee of DTC. Unless and until the PROs are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by DTC to a nominee or a successor of DTC.

The PROs have been accepted for clearance by DTC, Euroclear, and Clearstream. The initial distribution of the PROs will be cleared through DTC only. Beneficial interests in the global PROs will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream. Owners of beneficial interests in the PROs will receive payments relating to their PROs in US dollars.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as DTC, or its nominee, is the holder of a global PRO security, DTC or its nominee will be considered the sole holder of such global PROs for all purposes under the PROs indenture. Except as described below under “Ì Issuance of Definitive Securities’’, no participant, indirect participant or other person will be entitled to have PROs registered in its name, receive or be entitled to receive physical delivery of PROs in definitive form or be considered the owner or holder of the PROs under the PROs indenture. Each person having an ownership or other interest in PROs must rely on the procedures of DTC, Euroclear and Clearstream, as applicable, and, if a person is not a participant in DTC, Euroclear and Clearstream, as applicable, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest, to exercise any rights and obligations of a holder under the PROs indenture or the PROs.

Payments on the Global Securities

Payments of any amounts in respect of any global PROs will be made by the trustee to DTC. Payments will be made to beneficial owners of PROs in accordance with the rules and procedures of DTC or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between DTC, Euroclear or Clearstream and any beneficial owner of an interest in a global security, or the failure of DTC, Euroclear or Clearstream or any intermediary to pass through to any beneficial owner any payments that we make to DTC.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a “clearing agency’’ registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, including parties that may act as underwriters, dealers or agents with respect to the securities, banks, trust companies, clearing corporations and certain other organizations, some of which, along with certain of their representatives and others, own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Issuance of Definitive Securities

So long as DTC holds the global PROs, such global securities will not be exchangeable for definitive securities unless:

•                  DTC notifies the trustee that it is unwilling or unable to continue to hold the book-entry PROs or DTC ceases to be a clearing agency registered under the Securities Exchange Act and the trustee does not appoint a successor to DTC which is registered under the Securities Exchange Act within 120 days;

•                  in the event of our winding up we fail to make a payment on the PROs when due; or

•                  at any time we determine in our sole discretion that the global securities of a particular series should be exchanged for definitive debt securities of that series in registered form.

Each person having an ownership or other interest in a PROs must rely exclusively on the rules or procedures of DTC, Euroclear or Clearstream, as the case may be, and any agreement with any participant of DTC, Euroclear or Clearstream, as the case may be, or any other securities intermediary through which that person holds its interest to receive or direct the delivery of possession of any definitive security.

Definitive securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series. Payments will be made in respect of the PROs by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive securities of a particular series in exchange for global PROs, DTC, as holder of the global PROs, will surrender it against receipt of the definitive securities, cancel the book-entry securities of that series, and distribute the definitive securities of that series to the persons and in the amounts that DTC specifies.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Governing Law

The PROs and the related indenture will be governed by and construed in accordance with the laws of the State of New York, except that the subordination provisions of the PROs and the indenture will be governed by and construed in accordance with the laws of England.

SUBORDINATED TIER 2 SECURITIES

A.                 6.125% Subordinated Tier 2 Notes due 2022

Base Prospectus:

Please see the section “Description of Debt Securities” of the Base Prospectus dated September 28, 2012, set out on pages 51 to 62 of this exhibit.

Prospectus Supplement:

DESCRIPTION OF THE SUBORDINATED NOTES

The following is a summary of certain terms of the Subordinated Notes. It supplements the description of the general terms of the debt securities of any series contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The Subordinated Notes will be issued in an aggregate principal amount of $2,250,000,000 and will mature on December 15, 2022. The Subordinated Notes will bear interest from (and including) the Issue Date at a rate of 6.125% per annum. Interest will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2013. The regular record dates for the Subordinated Notes will be June 1 and December 1 of each year immediately preceding the interest payment dates on June 15 and December 15, respectively.

If any scheduled interest payment date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled Maturity Date or date of redemption (in the circumstances described in “-Redemption” below) or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date or date of redemption or repayment.

In this description of the Subordinated Notes the following expressions have the following meanings:

“Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and London.

“Capital Disqualification Event” shall be deemed to have occurred if, as a result of any amendment to, or change in, the Capital Regulations which are in effect at the Issue Date, the Subordinated Notes are fully excluded from Tier Two Capital (as defined in the Capital Regulations) of RBSG and/or the Group.

“Capital Regulations” means, at any time, the regulations, requirements, guidelines and policies relating to capital adequacy of the FSA or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom.

“CRD IV” means, taken together, (i) the CRD IV Directive, (ii) the CRD IV Regulation and (iii) the Future Capital Instruments Regulations.

“CRD IV Directive” means a directive of the European Parliament and of the Council on prudential requirements for credit institutions and investment firms amending Directive 2002/87/EC, a draft of which was published on July 20, 2011, and any successor directive.

“CRD IV Regulation” means a regulation of the European Parliament and of the Council on prudential requirements for credit institutions and investment firms, a draft of which was published on July 20, 2011, and any successor regulation.

“Future Capital Instruments Regulations” means any regulatory capital rules, regulations or standards which are in the future applicable to us (on a solo or consolidated basis) and which lay down the requirements to be fulfilled by financial instruments for inclusion in our regulatory capital (on a solo or consolidated basis) as required by (i) the CRD IV Regulation and/or (ii) the CRD IV Directive.

“Interest Payment Date” means June 15 and December 15 in each year commencing June 15, 2013.

“Issue Date” means December 4, 2012.

“Maturity Date” means December 15, 2022.

Redemption

Unless previously redeemed or purchased and cancelled, the Subordinated Notes will be redeemed on the Maturity Date at 100% of their principal amount together with any accrued and unpaid interest to (but excluding) the Maturity Date.

Tax Redemption

We may redeem the Subordinated Notes at any time in whole but not in part upon not less than 30 calendar days nor more than 60 calendar days’ notice to the holders of Subordinated Notes in the event of certain changes in the tax laws of the United Kingdom and certain other limited circumstances, provided that, upon CRD IV taking effect in the United Kingdom, such right of redemption shall only apply if, when and to the extent not prohibited by CRD IV and (in any such case) if, in our opinion, the circumstance that entitles us to exercise such right of redemption was not reasonably foreseeable to us at the Issue Date. In the event of such redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued but unpaid payments of interest to the date of redemption. Any such redemption will be subject to a requirement to give notice to or obtain the consent of the FSA, as set forth below under “—FSA”.

If we elect to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date. The circumstances in which we may redeem the Subordinated Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities-Redemption”.

Redemption due to a Capital Disqualification Event

We may redeem the Subordinated Notes at any time in whole but not in part upon not less than 30 calendar days nor more than 60 calendar days’ notice to the holders of Subordinated Notes if, at any time immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred and is continuing, provided that, upon CRD IV taking effect in the United Kingdom, such right of redemption shall only apply if, when and to the extent not prohibited by CRD IV and (in any such case) if, in our opinion, the circumstance that entitles us to exercise such right of redemption was not reasonably foreseeable to us at the Issue Date. In the event of such redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued and unpaid payments of interest to the date of redemption. Any such redemption will be subject to a requirement to give notice to or obtain the consent of the FSA, as set forth below under “-FSA”.

If we elect to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date.

Repurchase

We may at any time and from time to time purchase Subordinated Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices, provided that, upon CRD IV taking effect in the United Kingdom, purchases are only permitted if, when and to the extent not prohibited by CRD IV. Any Subordinated Notes that we purchase beneficially for our own account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding. Any such purchases will be subject to a requirement to give notice to or obtain the consent of the FSA, as set forth below under “-FSA”.

FSA

As of the date hereof, we may only redeem or repurchase the Subordinated Notes as provided above or legally release ourselves from obligations (as described under “-Discharge” below), provided that (i) we have notified the FSA of our intention to do so at least one month (or such other period, longer or shorter, as the FSA may then require or accept) prior to our becoming committed to the proposed redemption, repayment or discharge, and no objection thereto has been raised by the FSA or (if required) the FSA has provided its consent thereto and (ii) we have satisfied the FSA that, after such redemption, repayment or discharge, we will be able to meet our capital resource requirements and have sufficient financial resources to satisfy the FSA’s overall financial adequacy rule, each as provided in the Capital Regulations (except to the extent that the FSA no longer requires it).

Events of Default and Defaults; Limitation of Remedies

An “Event of Default” with respect to the Subordinated Notes shall result if:

•                  a court of competent jurisdiction makes an order for our winding up which is not successfully appealed within 30 days; or

•                  an effective shareholders’ resolution is validly adopted for our winding up,

in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

There are no other Events of Default under the Subordinated Notes. If an Event of Default with respect to the Subordinated Notes occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Subordinated Notes may declare the principal amount of, and any accrued but unpaid payments on the Subordinated Notes to be due and payable immediately in accordance with the terms of the Subordinated Indenture. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Subordinated Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Defaults

In addition to Events of Default, the Subordinated Indenture also separately provides for Defaults. A”Default” with respect to the Subordinated Notes shall result if:

•                  any installment of interest is not paid on or before its Interest Payment Date and such failure continues for 14 days; or

•                  all or any part of the principal amount of the Subordinated Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise and such failure continues for seven days.

If a Default occurs and is continuing, the Trustee may commence a proceeding in Scotland (but not elsewhere) for our winding up, but the Trustee may not declare the principal amount of the outstanding Subordinated Notes due and payable.

However, failure to make any payment on the Subordinated Notes shall not be a Default if it is withheld or refused, upon independent counsel’s advice delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction. In such case, the Trustee may require us to take any action which, upon independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to us informing us of such determination.

Upon the occurrence of any Event of Default or Default, we shall give prompt written notice to the Trustee. In accordance with the Subordinated Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Subordinated Notes whether in connection with any breach by us of our obligations under the Subordinated Notes, the Subordinated Indenture or otherwise, by such judicial proceedings as the Trustee shall deem most effective, provided that we shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to principal or interest on the Subordinated Notes prior to any date on which the principal of, or any interest on, the Subordinated Notes would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders of the Subordinated Notes whether for the recovery of amounts owing in respect of such Subordinated Notes or under the powers as they are required to have under the Trust Indenture Act of 1939, and provided that any payments are subject to the subordination provisions set forth in the Subordinated Indenture.

Assumption

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the Subordinated Notes without the consent of any holder, provided that certain conditions are satisfied, including that under the Subordinated Indenture we unconditionally guarantee the obligations of the subsidiary under the Subordinated Notes and that we obtain the prior consent of, or give notification to (and no objection is raised by), the FSA. If we do, all of our direct obligations under the Subordinated Notes and the Subordinated Indenture shall immediately be discharged. Any Additional Amounts under the Subordinated Notes will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is organized or is a tax resident, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by any U.K. taxing jurisdiction, rather than taxes imposed by any U.K. taxing jurisdiction. The subsidiary that assumes our obligations will also be entitled to redeem the Subordinated Notes in the circumstances described in “-Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of organization, provided that upon CRD IV taking effect in the United Kingdom, such right of redemption shall only apply if, when and to the extent not prohibited by CRD IV. Any such redemption will be subject to a requirement to give notice to or obtain the consent of the FSA, as set forth above under “Redemption-FSA”.

For U.S. federal income tax purposes, an assumption of our obligations under the Subordinated Notes might be deemed to be an exchange of the Subordinated Notes for new subordinated notes by each beneficial owner, resulting in recognition of a taxable gain or loss for those purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

General

The Subordinated Notes will constitute our direct, unconditional, unsecured and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all payments on the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated to the claims of all or any of our creditors, whether only in the event of a winding up or otherwise. The ranking of our obligations shall be set out in the manner provided in the Subordinated Indenture. In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

The Subordinated Notes will constitute a separate series of subordinated debt securities issued under the Subordinated Indenture. Book-entry interests in the Subordinated Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. Interest on the Subordinated Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Subordinated Notes in fully registered form. The Subordinated Notes will be represented by global securities in the name of a nominee of DTC. You will hold beneficial interest in the Subordinated Notes through the DTC and its participants. The Underwriters expect to deliver the Subordinated Notes through the facilities of the DTC on December 4, 2012. For a more detailed summary of the form of the Subordinated Notes and settlement and clearance arrangements, you should read “Description of Debt Securities-Form of Debt Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the

Subordinated Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Banking.

Definitive debt securities will only be issued in limited circumstances described under “Description of Debt Securities-Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, from time to time, without the consent of the holders of the Subordinated Notes, issue additional notes under the Subordinated Indenture having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the Subordinated Notes offered by this prospectus supplement, may constitute a single series of securities under the Subordinated Indenture, provided that if such additional notes have the same CUSIP, ISIN or other identifying number as the outstanding Subordinated Notes, such additional notes must be fungible with the Subordinated Notes for U.S. federal income tax purposes. There is no limitation on the amount of notes or other debt securities that we may issue under the Subordinated Indenture.

Payment of Additional Amounts

The government of the United Kingdom may require us to withhold or deduct amounts from payments of principal or interest on the Subordinated Notes, for taxes or other governmental charges. If such a withholding or deduction is required, we may be required, subject to certain exceptions, to pay additional amounts such that the net amount paid to holders of the Subordinated Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required. For more information on additional amounts and the situations in which we must pay additional amounts, see “Description of Debt Securities-Additional Amounts” in the accompanying prospectus.

Waiver of Right to Set-Off

By accepting a Subordinated Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Subordinated Note or the Subordinated Indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder) that they might otherwise have against us, whether before or during our winding up, liquidation or administration. Notwithstanding the above, if any such rights and claims of any such holder against us are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, in the event of a winding up or administration, the liquidator or administrator (or other relevant insolvency official), as the case may be, on trust for senior creditors, and until such time as payment is made will hold a sum equal to such amount in trust for senior creditors, and accordingly such discharge shall be deemed not to have taken place.

Discharge

We can legally release ourselves from any payment or other obligations on the Subordinated Notes, except for various obligations described below, if the Subordinated Notes have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we deposit in trust for your benefit and the benefit of all other direct holders of the Subordinated Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Subordinated Notes on their various due dates; provided that, upon CRD IV taking effect in the United Kingdom, such right of discharge shall only apply if, when and to the extent not prohibited by CRD IV. Any such discharge will be subject to a requirement to give notice to or obtain the consent of the FSA, as set forth above under “Redemption-FSA”.

In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Description of Debt Securities-Events of Default and Defaults; Limitation of Remedies-Subordinated Debt Securities Event of Default or Capital Securities Event of Default” in the accompanying prospectus. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

However, even if we take these actions, a number of our obligations under the Subordinated Indenture will remain.

Governing Law

The Subordinated Notes and the Subordinated Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as the Subordinated Indenture specifies, the subordination provisions and the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders with respect to the Subordinated Notes will be governed by and construed in accordance with the laws of Scotland.

Listing

We intend to apply for the listing of the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

B.      6.000% Subordinated Tier 2 Notes due 2023

Base Prospectus:

Please see the section “Description of Debt Securities” of the Base Prospectus dated September 28, 2012, set out on pages 51 to 62 of this exhibit.

Prospectus Supplement:

DESCRIPTION OF THE SUBORDINATED NOTES

The following is a summary of certain terms of the Subordinated Notes. It supplements the description of the general terms of the debt securities of any series contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The Subordinated Notes will be issued in an aggregate principal amount of $2,000,000,000 and will mature on December 19, 2023. The Subordinated Notes will bear interest from (and including) the Issue Date at a rate of 6.00% per annum. Interest will be payable semi-annually in arrears on June 19 and December 19 of each year, commencing on June 19, 2014. The regular record dates for the Subordinated Notes will be June 5 and December 5 of each year immediately preceding the Interest Payment Dates on June 19 and December 19, respectively.

If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled Maturity Date or date of redemption (in the circumstances described in “-Redemption” below) or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date or date of redemption or repayment.

In this description of the Subordinated Notes, the following expressions have the following meanings:

“Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and London.

“Capital Disqualification Event” shall be deemed to have occurred if, as a result of any amendment to, or change in, the Capital Regulations (or official interpretation thereof) which are in effect at the Issue Date, the Subordinated Notes are fully excluded from Tier 2 capital (as defined in the Capital Regulations) of RBSG and/or the Regulatory Group.

“Capital Instruments Regulations” means any regulatory capital rules, regulations or standards which are in the future applicable to us (on a solo or consolidated basis and including any implementation thereof or supplement thereto by the PRA from time to time) and which lay down the requirements to be fulfilled by financial instruments for inclusion in our regulatory capital (on a solo or consolidated basis) as required by (i) the CRD IV Regulation and/or (ii) the CRD IV Directive, including (for the avoidance of doubt) any regulatory technical standards issued by the European Banking Authority.

“Capital Regulations” means, at any time, the regulations, requirements, guidelines and policies relating to capital adequacy of the PRA or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom.

“CRD IV” means, taken together, (i) the CRD IV Directive, (ii) the CRD IV Regulation and (iii) the Capital Instruments Regulations.

“CRD IV Directive” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, and any successor directive.

“CRD IV Regulation” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms amending Regulation (EU) No 648/2012, and any successor regulation.

“Interest Payment Date” means June 19 and December 19 in each year, commencing June 19, 2014.

“Issue Date” means December 19, 2013.

“Maturity Date” means December 19, 2023.

“PRA” means the Prudential Regulation Authority or such other governmental authority in the United Kingdom (or, if the Issuer becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to the prudential regulation of the Issuer’s business.

“Regulatory Group” means the Issuer, its subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of its subsidiary undertakings from time to time and any other undertakings from time to time consolidated with it for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

Redemption

Unless previously redeemed or purchased and cancelled, the Subordinated Notes will be redeemed on the Maturity Date at 100% of their principal amount, together with any accrued and unpaid interest to (but excluding) the Maturity Date.

Tax Redemption

We may redeem the Subordinated Notes at any time in whole but not in part upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of Subordinated Notes in the event of certain changes in the tax laws of the United Kingdom and certain other limited circumstances, provided that, in our opinion, the circumstance that entitles us to exercise such right of redemption was not reasonably foreseeable to us at the Issue Date and provided that upon CRD IV taking effect in the United Kingdom, such right of redemption shall only apply if, when and to the extent not prohibited by CRD IV. In the event of such redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued but unpaid payments of interest to the date of redemption. Any such redemption will be subject to a requirement to give notice to or obtain the consent of the PRA, as set forth below under “—Prudential Regulation Authority”.

If we elect to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date. The circumstances in which we may redeem the Subordinated Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities-Redemption”.

Redemption due to a Capital Disqualification Event

We may redeem the Subordinated Notes at any time in whole but not in part upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of Subordinated Notes if, at any time immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred and is continuing, provided that, in our opinion, the circumstance that entitles us to exercise such right of redemption was not reasonably foreseeable to us at the Issue Date and provided that upon CRD IV taking effect in the United Kingdom, such right of redemption shall only apply if, when and to the extent not prohibited by CRD IV. In the event of such redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued and unpaid payments of interest to the date of redemption. Any such redemption will be subject to a requirement to give notice to or obtain the consent of the PRA, as set forth below under “-Prudential Regulation Authority”.

If we elect to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date.

Repurchase

We may at any time and from time to time purchase Subordinated Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices, provided that, upon CRD IV taking effect in the United Kingdom, purchases are only permitted if, when and to the extent not prohibited by CRD IV. Subordinated Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all Subordinated Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold). Any such purchases will be subject to a requirement to give notice to or obtain the consent of the PRA, as set forth below under “-Prudential Regulation Authority”.

Prudential Regulation Authority

As of the date hereof, we may only redeem or repurchase the Subordinated Notes prior to the Maturity Date as provided above or legally release ourselves from obligations (as described under “-Discharge” below), provided that (except to the extent that the PRA no longer so requires) (i) we have notified the PRA of our intention to do so at least one month (or such other, longer or shorter period, as the PRA may then require or accept) before we become committed to the proposed redemption, repayment or discharge, and no objection thereto has been raised by the PRA or (if required) the PRA has provided its consent thereto and (ii) when giving notice of redemption, repayment or discharge, we shall provide details in order to demonstrate that following such redemption, repayment or discharge, we will (A) be able to meet our capital resources requirements and (B) have sufficient financial resources to meet the PRA’s overall financial adequacy rule, each as provided in the Capital Regulations. In addition (i) as of the date hereof, we may only redeem the Subordinated Notes as set out in “—Tax Redemption” and “—Redemption due to a Capital Disqualification Event” above if we demonstrate to the PRA that the circumstance giving rise to our right to redeem the Subordinated Notes was not reasonably foreseeable at the Issue Date and (ii) upon CRD IV taking effect in the United Kingdom, it is our expectation that we may only redeem the Subordinated Notes as set out in “—Tax Redemption” and “—Redemption due to a Capital Disqualification Event” above if we demonstrate to the PRA that the circumstance giving rise to our right to redeem the Subordinated Notes was not reasonably foreseeable at the Issue Date and, in the case of a redemption as set out in “—Tax Redemption”, that the change in the applicable tax treatment relating to the Subordinated Notes is material.

Agreement with Respect to the Exercise of U.K. Bail-in Power

By purchasing the Subordinated Notes, each holder (including each beneficial holder) of the Subordinated Notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of RBSG or another person, which U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the above. With respect to (i) and (ii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the Maturity Date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder of the Subordinated Notes further acknowledges and agrees that the rights of the holders under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime by way of amendment to the Banking Act 2009 or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles proposed in the RRD and the amendments to the Banking Act 2009 by way of the Banking Reform Bill, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Subordinated Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the holders of the Subordinated Notes would be treated pari passu with all other pari passu claims at that time being subjected to the exercise of the U.K. bail-in powers.

No repayment of the principal amount of the Subordinated Notes or payment of interest on the Subordinated Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

See also “Risk Factors—Under the terms of the Subordinated Notes, you have agreed to be bound by the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.”

By purchasing the Subordinated Notes, each holder (including each beneficial holder) of the Subordinated Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; and (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By purchasing the Subordinated Notes, each holder (including each beneficial holder) shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Subordinated Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such holder.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Events of Default and Defaults; Limitation of Remedies

An “Event of Default” with respect to the Subordinated Notes shall result if:

•                  a court of competent jurisdiction makes an order for our winding up which is not successfully appealed within 30 days; or

•                  an effective shareholders’ resolution is validly adopted for our winding up,

in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

There are no other Events of Default under the Subordinated Notes. If an Event of Default with respect to the Subordinated Notes occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Subordinated Notes may declare the principal amount of, and any accrued but unpaid payments on the Subordinated Notes to be due and payable immediately in accordance with the terms of the Subordinated Indenture. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Subordinated Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Defaults

In addition to Events of Default, the Subordinated Indenture also separately provides for Defaults. A “Default” with respect to the Subordinated Notes shall result if:

•                  any installment of interest is not paid on or before its Interest Payment Date and such failure continues for 14 days; or

•                  all or any part of the principal amount of the Subordinated Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise and such failure continues for seven days.

If a Default occurs and is continuing, the Trustee may commence a proceeding in Scotland (but not elsewhere) for our winding up, but the Trustee may not declare the principal amount of the outstanding Subordinated Notes due and payable.

However, failure to make any payment on the Subordinated Notes shall not be a Default if it is withheld or refused, upon independent counsel’s advice delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction. In such case, the Trustee may require us to take any action which, upon independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to us informing us of such determination.

Upon the occurrence of any Event of Default or Default, we shall give prompt written notice to the Trustee. In accordance with the Subordinated Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Subordinated Notes whether in connection with any breach by us of our obligations under the Subordinated Notes, the Subordinated Indenture or otherwise, including by judicial proceedings, provided that we shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Subordinated Notes prior to any date on which the principal of, or any interest on, the Subordinated Notes would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders of the Subordinated Notes whether for the recovery of amounts owing in respect of such Subordinated Notes or under the Subordinated Indenture or in respect of any breach by us of our obligations under the Subordinated Indenture or in respect of the Subordinated Notes, except that the Trustee and the holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), including the Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Subordinated Notes are subject to the subordination provisions set forth in the Subordinated Indenture.

Assumption

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the Subordinated Notes without the consent of any holder, provided that certain conditions are satisfied, including that under the Subordinated Indenture we unconditionally guarantee the obligations of the subsidiary under the Subordinated Notes and that we obtain the prior consent of, or give notification to (and no objection is raised by), the PRA. If we do, all of our direct obligations under the Subordinated Notes and the Subordinated Indenture shall immediately be discharged. Any Additional Amounts under the Subordinated Notes will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is organized or is a tax resident, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by any U.K. taxing jurisdiction, rather than taxes imposed by any U.K. taxing jurisdiction. The subsidiary that assumes our obligations will also be entitled to redeem the Subordinated Notes in the circumstances described in “-Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of organization, provided that upon CRD IV taking effect in the United Kingdom, such right of redemption shall only apply if, when and to the extent not prohibited by CRD IV. Any such redemption will be subject to a requirement to give notice to or obtain the consent of the PRA, as set forth above under “Redemption-Prudential Regulation Authority”.

For U.S. federal income tax purposes, an assumption of our obligations under the Subordinated Notes might be deemed to be an exchange of the Subordinated Notes for new subordinated notes by each beneficial owner, resulting in recognition of a taxable gain or loss for those purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

General

The Subordinated Notes will constitute our direct, unconditional, unsecured and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all payments on the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated to the claims of all or any of our creditors, whether only in the event of a winding up or otherwise. The ranking of our obligations shall be set out in the manner provided in the Subordinated Indenture. In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

The Subordinated Notes will constitute a separate series of subordinated debt securities issued under the Subordinated Indenture. Book-entry interests in the Subordinated Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. Interest on the Subordinated Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Subordinated Notes in fully registered form. The Subordinated Notes will be represented by global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the Subordinated Notes through the DTC and its participants. The Underwriters expect to deliver the Subordinated Notes through the facilities of the DTC on December 19, 2013. For a more detailed summary of the form of the Subordinated Notes and settlement and clearance arrangements, you should read “Description of Debt Securities-Form of Debt Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Subordinated Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearsteam will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Banking.

Definitive debt securities will only be issued in limited circumstances described under “Description of Debt Securities-Form of Debt Securities; Book-Entry System-Issuance of Definitive Securities” in the accompanying prospectus.

Payment of principal of and interest on the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, from time to time, without the consent of the holders of the Subordinated Notes, issue additional notes under the Subordinated Indenture having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the Subordinated Notes offered by this prospectus supplement, may constitute a single series of securities under the Subordinated Indenture, provided that if such additional notes have the same CUSIP, ISIN or other identifying number as the outstanding Subordinated Notes, such additional notes must be fungible with the Subordinated Notes for U.S. federal income tax purposes. There is no limitation on the amount of notes or other debt securities that we may issue under the Subordinated Indenture.

Payment of Additional Amounts

The government of the United Kingdom may require us to withhold or deduct amounts from payments of principal or interest on the Subordinated Notes, for taxes or other governmental charges. If such a withholding or deduction is required, we may be required, subject to certain exceptions, to pay additional amounts such that the net amount paid to holders of the Subordinated Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required. For more information on additional amounts and the situations in which we must pay additional amounts, see “Description of Debt Securities-Additional Amounts” in the accompanying prospectus.

Waiver of Right to Set-Off

By accepting a Subordinated Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Subordinated Note or the Subordinated Indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder) that they might otherwise have against us, whether before or during our winding up, liquidation or administration. Notwithstanding the above, if any such rights and claims of any such holder against us are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, in the event of a winding up or administration, the liquidator or administrator (or other relevant insolvency official), as the case may be, on trust for senior creditors, and until such time as payment is made will hold a sum equal to such amount in trust for senior creditors, and accordingly such discharge shall be deemed not to have taken place.

Discharge

We can legally release ourselves from any payment or other obligations on the Subordinated Notes, except for various obligations described below, if the Subordinated Notes have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we deposit in trust for your benefit and the benefit of all other direct holders of the Subordinated Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Subordinated Notes on their various due dates; provided that, upon CRD IV taking effect in the United Kingdom, such right of discharge shall only apply if, when and to the extent not prohibited by CRD IV. Any such discharge will be subject to a requirement to give notice to or obtain the consent of the PRA, as set forth above under “Redemption-Prudential Regulation Authority”.

In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a Default would include an Event of Default that has occurred and not been cured, as described under “Description of Debt Securities-Events of Default and Defaults; Limitation of Remedies-Subordinated Debt Securities Event of Default or Capital Securities Event of Default” in the accompanying prospectus. A Default for this purpose would also include any event that would be an Event of Default if the requirements for giving us default notice or our Default having to exist for a specific period of time were disregarded.

However, even if we take these actions, a number of our obligations under the Subordinated Indenture will remain.

Trustee; Direction of Trustee

The Trustee for the holders of the Subordinated Notes will be The Bank of New York Mellon, acting through its London Branch. See “-Events of Default and Defaults; Limitation of Remedies” above for a description of the Trustee’s procedures and remedies available in connection with an Event of Default or Default.

The Issuer’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Base Subordinated Indenture, as amended by Section 3.23 of the First Supplemental Subordinated Indenture, shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By its acquisition of the Subordinated Notes, each holder of the Subordinated Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Subordinated Notes under Section 5.12 (Control by Holders) of the Base Subordinated Indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the Subordinated Notes to direct certain actions relating to the Subordinated Notes, and (b) none of the Base Subordinated Indenture, the First Supplemental Subordinated Indenture or the Third Supplemental Subordinated Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the Subordinated Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Subordinated Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Subordinated Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Third Supplemental Subordinated Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Subordinated Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Subordinated Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders of the Subordinated Notes that acquire the Subordinated Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of the Subordinated Notes that acquire the Subordinated Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Subordinated Notes related to the U.K. bail-in power.

Governing Law

The Subordinated Notes and the Subordinated Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as the Subordinated Indenture specifies, the subordination provisions and the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders with respect to the Subordinated Notes will be governed by and construed in accordance with the laws of Scotland.

Listing

We intend to apply to list the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

C.   6.100% Subordinated Tier 2 Notes due 2023

Base Prospectus:

Please see the section “Description of Debt Securities” of the Base Prospectus dated September 28, 2012, set out on pages 51 to 62 of this exhibit.

Prospectus Supplement:

DESCRIPTION OF THE SUBORDINATED NOTES

The following is a summary of certain terms of the Subordinated Notes. It supplements the description of the general terms of the debt securities of any series contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The Subordinated Notes will be issued in an aggregate principal amount of $1,000,000,000 and will mature on June 10, 2023. The Subordinated Notes will bear interest from (and including) the Issue Date at a rate of 6.100% per annum. Interest will be payable semi-annually in arrears on June 10 and December 10 of each year, commencing on December 10, 2013. The regular record dates for the Subordinated Notes will be May 26 and November 26 of each year immediately preceding the Interest Payment Dates on June 10 and December 10, respectively.

If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled Maturity Date or date of redemption (in the circumstances described in “-Redemption” below) or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date or date of redemption or repayment.

In this description of the Subordinated Notes, the following expressions have the following meanings:

“Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and London.

“Capital Disqualification Event” shall be deemed to have occurred if, as a result of any amendment to, or change in, the Capital Regulations (or official interpretation thereof) which are in effect at the Issue Date, the Subordinated Notes are fully excluded from Tier 2 capital (as defined in the Capital Regulations) of RBSG and/or the Regulatory Group.

“Capital Instruments Regulations” means any regulatory capital rules, regulations or standards which are in the future applicable to us (on a solo or consolidated basis and including any implementation thereof or supplement thereto by the PRA from time to time) and which lay down the requirements to be fulfilled by financial instruments for inclusion in our regulatory capital (on a solo or consolidated basis) as required by (i) the CRD IV Regulation and/or (ii) the CRD IV Directive, including (for the avoidance of doubt) any regulatory technical standards issued by the European Banking Authority.

“Capital Regulations” means, at any time, the regulations, requirements, guidelines and policies relating to capital adequacy of the PRA or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom.

“CRD IV” means, taken together, (i) the CRD IV Directive, (ii) the CRD IV Regulation and (iii) the Capital Instruments Regulations.

“CRD IV Directive” means a directive of the European Parliament and of the Council on prudential requirements for credit institutions and investment firms amending Directive 2002/87/EC, which text was adopted by the European Parliament on April 16, 2013, and any successor directive.

“CRD IV Regulation” means a regulation of the European Parliament and of the Council on prudential requirements for credit institutions and investment firms, which text was adopted by the European Parliament on April 16, 2013, and any successor regulation.

“Interest Payment Date” means June 10 and December 10 in each year, commencing December 10, 2013.

“Issue Date” means June 10, 2013.

“Maturity Date” means June 10, 2023.

“PRA” means the Prudential Regulation Authority or such other governmental authority in the United Kingdom (or, if the Issuer becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to the prudential regulation of the Issuer’s business.

“Regulatory Group” means the Issuer, its subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of its subsidiary undertakings from time to time and any other undertakings from time to time consolidated with it for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

Redemption

Unless previously redeemed or purchased and cancelled, the Subordinated Notes will be redeemed on the Maturity Date at 100% of their principal amount, together with any accrued and unpaid interest to (but excluding) the Maturity Date.

Tax Redemption

We may redeem the Subordinated Notes at any time in whole but not in part upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of Subordinated Notes in the event of certain changes in the tax laws of the United Kingdom and certain other limited circumstances, provided that, in our opinion, the circumstance that entitles us to exercise such right of redemption was not reasonably foreseeable to us at the Issue Date and provided that upon CRD IV taking effect in the United Kingdom, such right of redemption shall only apply if, when and to the extent not prohibited by CRD IV. For this purpose, any changes to the draft tax legislation contained in Clause 42 of the Finance Bill ordered to be printed on May 9, 2013 (and intended to have effect from October 26, 2012) relating to tier 2 issuances shall be regarded as a change in tax law, including where the Finance Bill does not receive Royal Assent. In the event of such redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued but unpaid payments of interest to the date of redemption. Any such redemption will be subject to a requirement to give notice to or obtain the consent of the PRA, as set forth below under “—Prudential Regulation Authority”.

If we elect to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date. The circumstances in which we may redeem the Subordinated Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities-Redemption”.

Redemption due to a Capital Disqualification Event

We may redeem the Subordinated Notes at any time in whole but not in part upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of Subordinated Notes if, at any time immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred and is continuing, provided that, in our opinion, the circumstance that entitles us to exercise such right of redemption was not reasonably foreseeable to us at the Issue Date and provided that upon CRD IV taking effect in the United Kingdom, such right of redemption shall only apply if, when and to the extent not prohibited by CRD IV. In the event of such redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued and unpaid payments of interest to the date of redemption. Any such redemption will be subject to a requirement to give notice to or obtain the consent of the PRA, as set forth below under “-Prudential Regulation Authority”.

If we elect to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date.

Repurchase

We may at any time and from time to time purchase Subordinated Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices, provided that, upon CRD IV taking effect in the United Kingdom, purchases are only permitted if, when and to the extent not prohibited by CRD IV. Subordinated Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all Subordinated Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold). Any such purchases will be subject to a requirement to give notice to or obtain the consent of the PRA, as set forth below under “-Prudential Regulation Authority”.

Prudential Regulation Authority

As of the date hereof, we may only redeem or repurchase the Subordinated Notes prior to the Maturity Date as provided above or legally release ourselves from obligations (as described under “-Discharge” below), provided that (except to the extent that the PRA no longer so requires) (i) we have notified the PRA of our intention to do so at least one month (or such other, longer or shorter period, as the PRA may then require or accept) before we become committed to the proposed redemption, repayment or discharge, and no objection thereto has been raised by the PRA or (if required) the PRA has provided its consent thereto and (ii) when giving notice of redemption, repayment or discharge, we shall provide details in order to demonstrate that following such redemption, repayment or discharge, we will (A) be able to meet our capital resources requirements and (B) have sufficient financial resources to meet the PRA’s overall financial adequacy rule, each as provided in the Capital Regulations. In addition (i) as of the date hereof, we may only redeem the Subordinated Notes as set out in “—Tax Redemption” and “—Redemption due to a Capital Disqualification Event” above if we demonstrate to the PRA that the circumstance giving rise to our right to redeem the Subordinated Notes was not reasonably foreseeable at the Issue Date and (ii) upon CRD IV taking effect in the United Kingdom, it is our expectation that we may only redeem the Subordinated Notes as set out in “—Tax Redemption” and “—Redemption due to a Capital Disqualification Event” above if we demonstrate to the PRA that the circumstance giving rise to our right to redeem the Subordinated Notes was not reasonably foreseeable at the Issue Date and, in the case of a redemption as set out in “—Tax Redemption”, that the change in the applicable tax treatment relating to the Subordinated Notes is material.

Agreement with Respect to the Exercise of U.K. Bail-in Power

By purchasing the Subordinated Notes, each holder (including each beneficial holder) of the Subordinated Notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of RBSG or another person, which U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the above. With respect to (i) and (ii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the Maturity Date), but which have not been paid, prior to the exercise of any U.K. bail-in power. The rights of the holders under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the provisions of any U.K. bail-in power which are expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of credit institutions and investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, pursuant to which obligations of a credit institution or investment firm or any of its affiliates can be cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles proposed in the RRD, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Subordinated Notes having regard to the hierarchy of creditor claims and that the holders of the Subordinated Notes would be treated pari passu with all other pari passu claims at that time being subjected to the exercise of the U.K. bail-in powers.

No repayment of the principal amount of the Subordinated Notes or payment of interest on the Subordinated Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

See also “Risk Factors—Under the terms of the Subordinated Notes, you have agreed to be bound by the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.”

By purchasing the Subordinated Notes, each holder (including each beneficial holder) of the Subordinated Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; and (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By purchasing the Subordinated Notes, each holder (including each beneficial holder) shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Subordinated Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such holder.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Events of Default and Defaults; Limitation of Remedies

An “Event of Default” with respect to the Subordinated Notes shall result if:

•                  a court of competent jurisdiction makes an order for our winding up which is not successfully appealed within 30 days; or

•                  an effective shareholders’ resolution is validly adopted for our winding up,

in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

There are no other Events of Default under the Subordinated Notes. If an Event of Default with respect to the Subordinated Notes occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Subordinated Notes may declare the principal amount of, and any accrued but unpaid payments on the Subordinated Notes to be due and payable immediately in accordance with the terms of the Subordinated Indenture. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Subordinated Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Defaults

In addition to Events of Default, the Subordinated Indenture also separately provides for Defaults. A “Default” with respect to the Subordinated Notes shall result if:

•                  any installment of interest is not paid on or before its Interest Payment Date and such failure continues for 14 days; or

•                  all or any part of the principal amount of the Subordinated Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise and such failure continues for seven days.

If a Default occurs and is continuing, the Trustee may commence a proceeding in Scotland (but not elsewhere) for our winding up, but the Trustee may not declare the principal amount of the outstanding Subordinated Notes due and payable.

However, failure to make any payment on the Subordinated Notes shall not be a Default if it is withheld or refused, upon independent counsel’s advice delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction. In such case, the Trustee may require us to take any action which, upon independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to us informing us of such determination.

Upon the occurrence of any Event of Default or Default, we shall give prompt written notice to the Trustee. In accordance with the Subordinated Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Subordinated Notes whether in connection with any breach by us of our obligations under the Subordinated Notes, the Subordinated Indenture or otherwise, including by judicial proceedings, provided that we shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Subordinated Notes prior to any date on which the principal of, or any interest on, the Subordinated Notes would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders of the Subordinated Notes whether for the recovery of amounts owing in respect of such Subordinated Notes or under the Subordinated Indenture or in respect of any breach by us of our obligations under the Subordinated Indenture or in respect of the Subordinated Notes, except that the Trustee and the holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), including the Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Subordinated Notes are subject to the subordination provisions set forth in the Subordinated Indenture.

Assumption

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the Subordinated Notes without the consent of any holder, provided that certain conditions are satisfied, including that under the Subordinated Indenture we unconditionally guarantee the obligations of the subsidiary under the Subordinated Notes and that we obtain the prior consent of, or give notification to (and no objection is raised by), the PRA. If we do, all of our direct obligations under the Subordinated Notes and the Subordinated Indenture shall immediately be discharged. Any Additional Amounts under the Subordinated Notes will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is organized or is a tax resident, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by any U.K. taxing jurisdiction, rather than taxes imposed by any U.K. taxing jurisdiction. The subsidiary that assumes our obligations will also be entitled to redeem the Subordinated Notes in the circumstances described in “-Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of organization, provided that upon CRD IV taking effect in the United Kingdom, such right of redemption shall only apply if, when and to the extent not prohibited by CRD IV. Any such redemption will be subject to a requirement to give notice to or obtain the consent of the PRA, as set forth above under “Redemption-Prudential Regulation Authority”.

For U.S. federal income tax purposes, an assumption of our obligations under the Subordinated Notes might be deemed to be an exchange of the Subordinated Notes for new subordinated notes by each beneficial owner, resulting in recognition of a taxable gain or loss for those purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

General

The Subordinated Notes will constitute our direct, unconditional, unsecured and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all payments on the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated to the claims of all or any of our creditors, whether only in the event of a winding up or otherwise. The ranking of our obligations shall be set out in the manner provided in the Subordinated Indenture. In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

The Subordinated Notes will constitute a separate series of subordinated debt securities issued under the Subordinated Indenture. Book-entry interests in the Subordinated Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. Interest on the Subordinated Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Subordinated Notes in fully registered form. The Subordinated Notes will be represented by global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the Subordinated Notes through the DTC and its participants. The Underwriters expect to deliver the Subordinated Notes through the facilities of the DTC on June 10, 2013. For a more detailed summary of the form of the Subordinated Notes and settlement and clearance arrangements, you should read “Description of Debt Securities-Form of Debt Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Subordinated Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearsteam will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Banking.

Definitive debt securities will only be issued in limited circumstances described under “Description of Debt Securities-Form of Debt Securities; Book-Entry System-Issuance of Definitive Securities” in the accompanying prospectus.

Payment of principal of and interest on the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, from time to time, without the consent of the holders of the Subordinated Notes, issue additional notes under the Subordinated Indenture having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the Subordinated Notes offered by this prospectus supplement, may constitute a single series of securities under the Subordinated Indenture, provided that if such additional notes have the same CUSIP, ISIN or other identifying number as the outstanding Subordinated Notes, such additional notes must be fungible with the Subordinated Notes for U.S. federal income tax purposes. There is no limitation on the amount of notes or other debt securities that we may issue under the Subordinated Indenture.

Payment of Additional Amounts

The government of the United Kingdom may require us to withhold or deduct amounts from payments of principal or interest on the Subordinated Notes, for taxes or other governmental charges. If such a withholding or deduction is required, we may be required, subject to certain exceptions, to pay additional amounts such that the net amount paid to holders of the Subordinated Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required. For more information on additional amounts and the situations in which we must pay additional amounts, see “Description of Debt Securities-Additional Amounts” in the accompanying prospectus.

Waiver of Right to Set-Off

By accepting a Subordinated Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Subordinated Note or the Subordinated Indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder) that they might otherwise have against us, whether before or during our winding up, liquidation or administration. Notwithstanding the above, if any such rights and claims of any such holder against us are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, in the event of a winding up or administration, the liquidator or administrator (or other relevant insolvency official), as the case may be, on trust for senior creditors, and until such time as payment is made will hold a sum equal to such amount in trust for senior creditors, and accordingly such discharge shall be deemed not to have taken place.

Discharge

We can legally release ourselves from any payment or other obligations on the Subordinated Notes, except for various obligations described below, if the Subordinated Notes have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we deposit in trust for your benefit and the benefit of all other direct holders of the Subordinated Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Subordinated Notes on their various due dates; provided that, upon CRD IV taking effect in the United Kingdom, such right of discharge shall only apply if, when and to the extent not prohibited by CRD IV. Any such discharge will be subject to a requirement to give notice to or obtain the consent of the PRA, as set forth above under “Redemption-Prudential Regulation Authority”.

In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a Default would include an Event of Default that has occurred and not been cured, as described under “Description of Debt Securities-Events of Default and Defaults; Limitation of Remedies-Subordinated Debt Securities Event of Default or Capital Securities Event of Default” in the accompanying prospectus. A Default for this purpose would also include any event that would be an Event of Default if the requirements for giving us default notice or our Default having to exist for a specific period of time were disregarded.

However, even if we take these actions, a number of our obligations under the Subordinated Indenture will remain.

Trustee; Direction of Trustee

The Trustee for the holders of the Subordinated Notes will be The Bank of New York Mellon, acting through its London Branch. See “-Events of Default and Defaults; Limitation of Remedies” above for a description of the Trustee’s procedures and remedies available in connection with an Event of Default or Default.

The Issuer’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Base Subordinated Indenture, as amended by Section 3.23 of the First Supplemental Subordinated Indenture, shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By its acquisition of the Subordinated Notes, each holder of the Subordinated Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Subordinated Notes under Section 5.12 (Control by Holders) of the Base Subordinated Indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the Subordinated Notes to direct certain actions relating to the Subordinated Notes, and (b) none of the Base Subordinated Indenture, the First Supplemental Subordinated Indenture or the Second Supplemental Subordinated Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the Subordinated Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Subordinated Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Subordinated Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Second Supplemental Subordinated Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Subordinated Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Subordinated Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders of the Subordinated Notes that acquire the Subordinated Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of the Subordinated Notes that acquire the Subordinated Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Subordinated Notes related to the U.K. bail-in power.

Governing Law

The Subordinated Notes and the Subordinated Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as the Subordinated Indenture specifies, the subordination provisions and the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders with respect to the Subordinated Notes will be governed by and construed in accordance with the laws of Scotland.

Listing

We intend to apply to list the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

D.                 5.125% Subordinated Tier 2 Notes due 2024

Base Prospectus:

Please see the section “Description of Debt Securities” of the Base Prospectus dated September 28, 2012, set out on pages 51 to 62 of this exhibit.

Prospectus Supplement:

DESCRIPTION OF THE SUBORDINATED NOTES

The following is a summary of certain terms of the Subordinated Notes. It supplements the description of the general terms of the debt securities of any series contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The Subordinated Notes will be issued in an aggregate principal amount of $2,250,000,000 and will mature on May 28, 2024. The Subordinated Notes will bear interest from (and including) the Issue Date at a rate of 5.125% per annum. Interest will be payable semi-annually in arrears on May 28 and November 28 of each year, commencing on November 28, 2014. The regular record dates for the Subordinated Notes will be May 14 and November 14 of each year immediately preceding the Interest Payment Dates on May 28 and November 28, respectively.

If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled Maturity Date or date of redemption (in the circumstances described in “-Redemption and Repurchases” below) or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date or date of redemption or repayment.

In this description of the Subordinated Notes, the following expressions have the following meanings:

“Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and London.

“Capital Disqualification Event” shall be deemed to have occurred if, as a result of any amendment to, or change in, the Capital Regulations (or official interpretation thereof) which are in effect at the Issue Date, the Subordinated Notes are fully excluded from Tier 2 capital (as defined in the Capital Regulations) of RBSG and/or the Regulatory Group.

“Capital Instruments Regulations” means any regulatory capital rules, regulations or standards which are in the future applicable to us (on a solo or consolidated basis and including any implementation thereof or supplement thereto by the PRA from time to time) and which lay down the requirements to be fulfilled by financial instruments for inclusion in our regulatory capital (on a solo or consolidated basis) as required by (i) the CRD IV Regulation and/or (ii) the CRD IV Directive, including (for the avoidance of doubt) any regulatory technical standards issued by the European Banking Authority and adopted by the European Commission.

“Capital Regulations” means, at any time, the regulations, requirements, guidelines and policies relating to capital adequacy of the PRA or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom, including, without limitation to the generality of the foregoing, any Capital Instruments Regulations.

“CRD IV” means, taken together, (i) the CRD IV Directive, (ii) the CRD IV Regulation and (iii) the Capital Regulations.

“CRD IV Directive” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, and any successor directive.

“CRD IV Regulation” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms amending Regulation (EU) No 648/2012, and any successor regulation.

“Interest Payment Date” means May 28 and November 28 in each year, commencing November 28, 2014.

“Issue Date” means May 28, 2014.

“Maturity Date” means May 28, 2024.

“PRA” means the Prudential Regulation Authority or such other governmental authority in the United Kingdom (or, if the Issuer becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to the prudential regulation of the Issuer’s business.

“Regulatory Group” means the Issuer, its subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of its subsidiary undertakings from time to time and any other undertakings from time to time consolidated with it for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

Redemption and Repurchases

Unless previously redeemed or purchased and cancelled, the Subordinated Notes will be redeemed on the Maturity Date at 100% of their principal amount, together with any accrued and unpaid interest to (but excluding) the Maturity Date.

Tax Redemption

We may redeem the Subordinated Notes at any time in whole but not in part upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of Subordinated Notes in the event of certain changes in the tax laws of the United Kingdom and certain other limited circumstances. In the event of such redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued but unpaid payments of interest to the date of redemption. Any such right of redemption shall only apply to the extent not prohibited by CRD IV and will be subject to the conditions set forth under “-Conditions to Redemption and Repurchases” below.

If we elect to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date. The circumstances in which we may redeem the Subordinated Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities-Redemption”.

Redemption due to a Capital Disqualification Event

We may redeem the Subordinated Notes at any time in whole but not in part upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of Subordinated Notes if, at any time immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred and is continuing. In the event of such redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued and unpaid payments of interest to the date of redemption. Any such right of redemption shall only apply to the extent not prohibited by CRD IV and will be subject to the conditions set forth under “-Conditions to Redemption and Repurchases” below.

If we elect to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date.

Repurchase

We may at any time and from time to time purchase Subordinated Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. Subordinated Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all Subordinated Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold). Any such purchases shall only be permitted to the extent not prohibited by CRD IV and will be subject to the conditions set forth under “—Conditions to Redemption and Repurchases” below.

Conditions to Redemption and Repurchases

As of the date hereof, we may only redeem or repurchase the Subordinated Notes prior to the Maturity Date as provided above provided that (except to the extent that the PRA no longer so requires) we have met the following conditions:

1.                        We have notified the PRA of our intention to do so at least one month (or such other, longer or shorter period, as the PRA may then require or accept) before we become committed to the proposed redemption or repayment; and

2.                        The PRA has granted permission to a redemption or repurchase of the Subordinated Notes in accordance with the provisions of the rules under CRD IV, upon a satisfactory finding that either of the following conditions is met, as applicable to the Subordinated Notes:

(i)                       on or before such redemption or repurchase of any of the Subordinated Notes, we replace such Subordinated Notes with own funds instruments (each as defined by the Capital Regulations) of an equal or higher quality on terms that are sustainable for our income capacity; or

(ii)                    we have demonstrated to the satisfaction of the PRA that our Tier 1 capital and Tier 2 capital (as defined by the Capital Regulations) would, following such redemption or repurchase, exceed the capital ratios required under the CRD IV Regulation and the combined buffer requirement defined in the CRD IV Directive by a margin that the PRA may consider necessary on the basis set out in the CRD IV Directive for it to determine the appropriate level of capital of an institution.

In addition, as of the date hereof, under the CRD IV rules, we may only redeem the Subordinated Notes before five years after the date of issuance of the Subordinated Notes provided that (except to the extent that the PRA no longer so requires) the following additional conditions are met:

(a)                   the pre-conditions listed in paragraphs (1) or (2) above are met; and

(b)                   in the case of redemption due to the occurrence of a Capital Disqualification Event as described above under “—Redemption and Repurchases —Redemption due to a Capital Disqualification Event”, (i) the PRA considers such change to be sufficiently certain and (ii) we demonstrate to the satisfaction of the PRA that the Capital Disqualification Event was not reasonably foreseeable at the time of the issuance of the Subordinated Notes; or

(c)                    in the case of redemption due to the occurrence of certain changes in the tax laws of the United Kingdom as described above under “—Redemption and Repurchases —Tax Redemption”, we demonstrate to the satisfaction of the PRA that the change in the applicable tax treatment relating to the Subordinated Notes is material and was not reasonably foreseeable at the time of issuance of the Subordinated Notes.

The rules under CRD IV may be modified from time to time after the date of issuance of the Subordinated Notes and we may be required to comply with any additional or alternative preconditions set out in the relevant Capital Regulations and/or required by the PRA as a prerequisite to its consent to such redemptions or repurchases, at the time.

Agreement with Respect to the Exercise of U.K. Bail-in Power

By purchasing the Subordinated Notes, each holder (including each beneficial holder) of the Subordinated Notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of RBSG or another person, which U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the above. With respect to (i) and (ii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the Maturity Date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder (including each beneficial holder) of the Subordinated Notes further acknowledges and agrees that the rights of the holders under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime by way of amendment to the Banking Act 2009, as the same may be amended from time to time (whether pursuant to the Banking Reform Act 2013 or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the RRD and the amendments to the Banking Act 2009 by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Subordinated Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the holders of the Subordinated Notes would be treated pari passu with all other pari passu claims at that time being subjected to the exercise of the U.K. bail-in powers.

No repayment of the principal amount of the Subordinated Notes or payment of interest on the Subordinated Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

See also “Risk Factors—Under the terms of the Subordinated Notes, you have agreed to be bound by the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.”

By purchasing the Subordinated Notes, each holder (including each beneficial holder) of the Subordinated Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; and (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By purchasing the Subordinated Notes, each holder (including each beneficial holder) shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Subordinated Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such holder.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Events of Default and Defaults; Limitation of Remedies

An “Event of Default” with respect to the Subordinated Notes shall result if:

•                  a court of competent jurisdiction makes an order for our winding up which is not successfully appealed within 30 days; or

•                  an effective shareholders’ resolution is validly adopted for our winding up,

in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

There are no other Events of Default under the Subordinated Notes. If an Event of Default with respect to the Subordinated Notes occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Subordinated Notes may declare the principal amount of, and any accrued but unpaid payments on the Subordinated Notes to be due and payable immediately in accordance with the terms of the Subordinated Indenture. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Subordinated Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Defaults

In addition to Events of Default, the Subordinated Indenture also separately provides for Defaults. A “Default” with respect to the Subordinated Notes shall result if:

•                  any installment of interest is not paid on or before its Interest Payment Date and such failure continues for 14 days; or

•                  all or any part of the principal amount of the Subordinated Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise and such failure continues for seven days.

If a Default occurs and is continuing, the Trustee may commence a proceeding in Scotland (but not elsewhere) for our winding up, but the Trustee may not declare the principal amount of the outstanding Subordinated Notes due and payable.

However, failure to make any payment on the Subordinated Notes shall not be a Default if it is withheld or refused, upon independent counsel’s advice delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction. In such case, the Trustee may require us to take any action which, upon independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to us informing us of such determination.

Upon the occurrence of any Event of Default or Default, we shall give prompt written notice to the Trustee. In accordance with the Subordinated Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Subordinated Notes whether in connection with any breach by us of our obligations under the Subordinated Notes, the Subordinated Indenture or otherwise, including by judicial proceedings, provided that we shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Subordinated Notes prior to any date on which the principal of, or any interest on, the Subordinated Notes would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders of the Subordinated Notes whether for the recovery of amounts owing in respect of such Subordinated Notes or under the Subordinated Indenture or in respect of any breach by us of our obligations under the Subordinated Indenture or in respect of the Subordinated Notes, except that the Trustee and the holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), including the

Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Subordinated Notes are subject to the subordination provisions set forth in the Subordinated Indenture.

Assumption

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the Subordinated Notes without the consent of any holder, provided that certain conditions are satisfied, including that under the Subordinated Indenture we unconditionally guarantee the obligations of the subsidiary under the Subordinated Notes and that we obtain the prior consent of, or give notification to (and no objection is raised by), the PRA. If we do, all of our direct obligations under the Subordinated Notes and the Subordinated Indenture shall immediately be discharged. Any Additional Amounts under the Subordinated Notes will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is organized or is a tax resident, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by any U.K. taxing jurisdiction, rather than taxes imposed by any U.K. taxing jurisdiction. The subsidiary that assumes our obligations will also be entitled to redeem the Subordinated Notes in the circumstances described in “-Redemption and Repurchases” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of organization, provided that such right of redemption shall only apply to the extent not prohibited by CRD IV and will be subject to the conditions set forth above under “Redemption and Repurchases-Conditions to Redemption and Repurchases”.

For U.S. federal income tax purposes, an assumption of our obligations under the Subordinated Notes might be deemed to be an exchange of the Subordinated Notes for new subordinated notes by each beneficial owner, resulting in recognition of a taxable gain or loss for those purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

General

The Subordinated Notes will constitute our direct, unconditional, unsecured and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all payments on the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated to the claims of all or any of our creditors, whether only in the event of a winding up or otherwise. The ranking of our obligations shall be set out in the manner provided in the Subordinated Indenture. In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

The Subordinated Notes will constitute a separate series of subordinated debt securities issued under the Subordinated Indenture. Book-entry interests in the Subordinated Notes will be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof. Interest on the Subordinated Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Subordinated Notes in fully registered form. The Subordinated Notes will be represented by global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the Subordinated Notes through the DTC and its participants. The Underwriters expect to deliver the Subordinated Notes through the facilities of the DTC on mAY 28, 2014. For a more detailed summary of the form of the Subordinated Notes and settlement and clearance arrangements, you should read “Description of Debt Securities-Form of Debt Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Subordinated Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearsteam will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Banking.

Definitive debt securities will only be issued in limited circumstances described under “Description of Debt Securities-Form of Debt Securities; Book-Entry System-Issuance of Definitive Securities” in the accompanying prospectus.

Payment of principal of and interest on the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, from time to time, without the consent of the holders of the Subordinated Notes, issue additional notes under the Subordinated Indenture having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the Subordinated Notes offered by this prospectus supplement, may constitute a single series of securities under the Subordinated Indenture, provided that if such additional notes have the same CUSIP, ISIN or other identifying number as the outstanding Subordinated Notes, such additional notes must be fungible with the Subordinated Notes for U.S. federal income tax purposes. There is no limitation on the amount of notes or other debt securities that we may issue under the Subordinated Indenture.

Payment of Additional Amounts

The government of the United Kingdom may require us to withhold or deduct amounts from payments of principal or interest on the Subordinated Notes, for taxes or other governmental charges. If such a withholding or deduction is required, we may be required, subject to certain exceptions, to pay additional amounts such that the net amount paid to holders of the Subordinated Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required. For more information on additional amounts and the situations in which we must pay additional amounts, see “Description of Debt Securities-Additional Amounts” in the accompanying prospectus.

Waiver of Right to Set-Off

By accepting a Subordinated Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Subordinated Note or the Subordinated Indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder) that they might otherwise have against us, whether before or during our winding up, liquidation or administration. Notwithstanding the above, if any such rights and claims of any such holder against us are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, in the event of a winding up or administration, the liquidator or administrator (or other relevant insolvency official), as the case may be, on trust for senior creditors, and until such time as payment is made will hold a sum equal to such amount in trust for senior creditors, and accordingly such discharge shall be deemed not to have taken place.

Discharge

We can legally release ourselves from any payment or other obligations on the Subordinated Notes, except for various obligations described below, if the Subordinated Notes have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we deposit in trust for your benefit and the benefit of all other direct holders of the Subordinated Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Subordinated Notes on their various due dates; provided that such right of discharge shall only apply to the extent not prohibited by CRD IV. As of the date hereof, we may only legally release ourselves from obligations, provided that (except to the extent that the PRA no longer so requires) (i) we have notified the PRA of our intention to do so at least one month (or such other, longer or shorter period, as the PRA may then require or accept) before we become committed to the proposed discharge, and no objection thereto has been raised by the PRA or (if required) the PRA has provided its consent thereto, (ii) such right shall only apply to the extent not prohibited by CRD IV and (iii) we have complied with any other requirements of the PRA applicable at the time to such discharge, including, without limitation, any notice or consent requirements then applicable.

In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a Default would include an Event of Default that has occurred and not been cured, as described under “Description of Debt Securities-Events of Default and Defaults; Limitation of Remedies-Subordinated Debt Securities Event of Default or Capital Securities Event of Default” in the accompanying prospectus. A Default for this purpose would also include any event that would be an Event of Default if the requirements for giving us default notice or our Default having to exist for a specific period of time were disregarded.

However, even if we take these actions, a number of our obligations under the Subordinated Indenture will remain.

Trustee; Direction of Trustee

The Trustee for the holders of the Subordinated Notes will be The Bank of New York Mellon, acting through its London Branch. See “-Events of Default and Defaults; Limitation of Remedies” above for a description of the Trustee’s procedures and remedies available in connection with an Event of Default or Default.

The Issuer’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Base Subordinated Indenture, as amended by Section 3.23 of the First Supplemental Subordinated Indenture, shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By its acquisition of the Subordinated Notes, each holder of the Subordinated Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Subordinated Notes under Section 5.12 (Control by Holders) of the Base Subordinated Indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the Subordinated Notes to direct certain actions relating to the Subordinated Notes, and (b) none of the Base Subordinated Indenture, the First Supplemental Subordinated Indenture or the Fourth Supplemental Subordinated Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the Subordinated Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Subordinated Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Subordinated Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Fourth Supplemental Subordinated Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Subordinated Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Subordinated Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders of the Subordinated Notes that acquire the Subordinated Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of the Subordinated Notes that acquire the Subordinated Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Subordinated Notes related to the U.K. bail-in power.

Governing Law

The Subordinated Notes and the Subordinated Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as the Subordinated Indenture specifies, the subordination provisions and the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders with respect to the Subordinated Notes will be governed by and construed in accordance with the laws of Scotland.

Listing

We intend to apply to list the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

E.   3.754% Subordinated Tier 2 Notes due 2029

Base Prospectus:

Please see the section “Description of Debt Securities” of the Base Prospectus dated December 13, 2017, set out on pages 78 to 91 of this exhibit.

Prospectus Supplement:

DESCRIPTION OF THE SUBORDINATED NOTES

In this prospectus supplement, we refer to the $750,000,000 Fixed-to-Fixed Reset Rate Subordinated Tier 2 Notes due 2029 as the “Subordinated Notes”. The following is a summary of certain terms of the Subordinated Notes. It supplements the description of the general terms of the debt securities contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

The Subordinated Notes will be issued in an aggregate principal amount of $750,000,000, and unless previously redeemed or repurchased (in the circumstances described in “—Tax Redemption”, “—Capital Disqualification Event”, “—Optional Redemption” and “—Repurchases” below), will mature on November 1, 2029.

The Subordinated Notes will constitute our direct, unconditional, unsecured and subordinated obligations ranking pari passu, without any preference among themselves, and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors. The ranking of our obligations shall be set out in the manner provided in the Indenture. In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

“Senior Creditors” means, in respect of the Issuer, the creditors of the Issuer whose claims are admitted to proof in the winding up, administration or other insolvency procedure of the Issuer and (i) who are unsubordinated creditors of the Issuer or (ii) who are subordinated creditors of the Issuer (whether in the event of a winding up or administration of the Issuer or otherwise) other than (x) those whose claims by law rank, or by their terms are expressed to rank, pari passu with or junior to the claims of the holders of the Subordinated Notes, or (y) those who are Parity Creditors or Junior Creditors or (iii) who are creditors in respect of any secondary non-preferential debts.

“Junior Creditors” means creditors of the Issuer who are holders of any additional Tier 1 capital (within the meaning of the Capital Regulations (as defined below)) issued by the Issuer (including the $2,650,000,000 8.625% Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (Callable August 15, 2021 and Every Five Years Thereafter) (ISIN US780097BB64), the $2,000,000,000 7.500% Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (Callable August 10, 2020 and Every Five Years Thereafter) (ISIN US780099CJ48) and the $1,150,000,000 8.000% Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (Callable August 10, 2025 and Every Five Years Thereafter) (ISIN US780099CK11)), and in each case any other obligations of the Issuer which rank or are expressed to rank pari passu with any of such obligations.

“Parity Creditors” means creditors of the Issuer who are holders of the $2,250,000,000 5.125% Subordinated Tier 2 Notes due 2024 (US780099CH81) and the €1,000,000,000 3.625 per cent. Subordinated Tier 2 Notes due 25 March 2024 (XS1049037200), and in each case any other obligations of the Issuer which rank or are expressed to rank pari passu with any of such obligations.

“Order” means Banks and Building Societies (Priorities on Insolvency) Order 2018.

“Ranking Legislation” means the Order and any other law or regulation applicable to the Issuer which is amended by the Order.

“secondary non-preferential debts” shall have the meaning given to it in the Ranking Legislation, as amended from time to time. Currently, the Ranking Legislation states that “secondary non-preferential debts” means non-preferential debts issued by a relevant financial institution under an instrument where (i) the original contractual maturity of the instrument is of at least one year, (ii) the instrument is not a derivative and contains no embedded derivative, and (iii) the relevant contractual documentation and where applicable the prospectus related to the issue of the debts explain the priority of the debts under the Insolvency Act 1986.

The Subordinated Notes will constitute a separate series of debt securities issued under the Indenture. Book-entry interests in the Subordinated Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Subordinated Notes in fully registered form. The Subordinated Notes will be represented by global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the Subordinated Notes through the DTC and its participants. The Underwriters expect to deliver the Subordinated Notes through the facilities of the DTC on November 1, 2019 (the “Issue Date”). For a more detailed summary of the form of the Subordinated Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Subordinated Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the Subordinated Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public and Issue Date of such Subordinated Notes, provided however that if such additional notes have the same CUSIP, ISIN and/or Common Code as the outstanding Subordinated Notes, such additional notes must be fungible with the outstanding Subordinated Notes for U.S. federal income tax purposes. Any such additional notes, together with the Subordinated Notes offered by this prospectus supplement, may constitute a single series of Subordinated Notes under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Interest

The Subordinated Notes will bear interest from (and including) the date of issuance to (but excluding) November 1, 2024 (the “Reset Date”), at a rate of 3.754% per annum, and from (and including) the Reset Date to (but excluding) maturity (the “Reset Period”), at a rate per annum equal to the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent on the Reset Determination Date (as defined herein), plus 2.100%. Interest on the Subordinated Notes will be paid semi-annually in arrear on May 1 and November 1 of each year (each, an “Interest Payment Date”), beginning on May 1, 2020, to (and including) maturity. The regular record dates for the Subordinated Notes will be the 15th day of each April and October of each year, whether or not a business day, immediately preceding the relevant Interest Payment Date.

The “Reset Determination Date” will be the second business day immediately preceding the Reset Date.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

Interest will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

All percentages resulting from any calculation of any interest rate on the Subordinated Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

If any scheduled Interest Payment Date is not a business day, we will pay interest on the next day that is a business day, but interest on such payment will not accrue during the period from and after such scheduled Interest Payment Date.

If the scheduled maturity date or date of redemption or repurchase (in the circumstances described in “—Tax Redemption”, “—Capital Disqualification Event”, “—Optional Redemption” and “—Repurchases” below) or repayment of the Subordinated Notes is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption, repurchase or repayment.

Determination of the U.S. Treasury Rate

The U.S. Treasury Rate shall be determined by the Calculation Agent.

“U.S. Treasury Rate” means, with respect to the Reset Date, the rate per annum equal to: (1) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately prior to the Reset Determination Date and appearing under the caption “Treasury constant maturities” at 5:00 p.m. (New York City time) on the Reset Determination Date in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of five years; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Date.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Issuer equal to the yield on U.S. Treasury securities having a maturity of five years as set forth in the most recently published statistical release designated “H.15 Daily Update” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of five years) at 5:00 p.m. (New York City time) on the Reset Determination Date on which such rate was set forth in such release (or any successor release).

“Comparable Treasury Issue” means, with respect to the Reset Period, the U.S. Treasury security or securities selected by the Issuer with a maturity date on or about the last day of the Reset Period and that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of five years.

“Comparable Treasury Price” means, with respect to the Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Reset Date (calculated on the Reset Determination Date preceding the Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Calculation Agent by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by the Issuer (following, where practicable, consultation with the Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date.

Tax Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Subordinated Notes at our sole discretion, in whole but not in part, at any time in the event of certain changes in the tax laws of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax (the “U.K. Taxing Jurisdiction”) and certain other limited circumstances. The circumstances in which we may redeem the Subordinated Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption”. In addition to the circumstances described in the accompanying prospectus under “Description of Debt Securities—Redemption”, we may also redeem the Subordinated Notes at our sole discretion, in whole but not in part, if, at any time, we determine that as a result of a change in or amendment to the laws or regulations of a U.K. Taxing Jurisdiction, including any treaty to which it is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the Issue Date, (i) we would not, as a result of the Subordinated Notes being in issue, be able, to any material extent, to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the Issue Date or any similar system or systems having like effect as may from time to time exist), or (ii) a future conversion into equity or write-down of the principal amount of the Subordinated Notes would result in (A) a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, or (B) the Subordinated Notes or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes.

In the event of such a redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued but unpaid payments of interest to, but excluding, the date of redemption. If we elect to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the redemption date.

Capital Disqualification Event Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Subordinated Notes at any time at our sole discretion, in whole but not in part, if, at any time immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred and is continuing. In the event of such redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued and unpaid payments of interest to, but excluding, the date of redemption.

If we elect to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the redemption date.

A “Capital Disqualification Event” shall be deemed to have occurred if at any time we determine that, as a result of any amendment to, or change in the regulatory classification of the Subordinated Notes under, the Capital Regulations (or official interpretation thereof), in any such case becoming effective on or after the Issue Date of the Subordinated Notes, the whole or any part of the Subordinated Notes are, or are likely to be, excluded from our Tier 2 Capital and/or Tier 2 Capital of our Regulatory Group.

“Capital Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy of the PRA and/or of the European Parliament or of the Council of the European Union (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the PRA from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to us or to the Regulatory Group) including, at the date hereof, CRD IV (as defined below).

“CRD IV” means, taken together, (i) the CRD IV Directive and (ii) the CRD IV Regulation.

“CRD IV Directive” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, and any successor directive (including Directive (EU) No. 2019/878 of the European Parliament and of the Council of 20 May 2019).

“CRD IV Regulation” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms amending Regulation (EU) No. 648/2012, and any successor regulation (including Regulation (EU) No. 2019/876 of the European Parliament and of the Council of 20 May 2019).

“PRA” means the Prudential Regulation Authority or such other governmental authority in the United Kingdom (or, if we become domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to our business.

“Regulatory Group” means us, our subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of our subsidiary undertakings from time to time and any other undertakings from time to time consolidated with us for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

“Tier 2 Capital” means Tier 2 capital for the purposes of the Capital Regulations.

Optional Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Subordinated Notes at our sole discretion, in whole but not in part, on November 1, 2024 (the “Optional Redemption Date”) at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption.

The Subordinated Notes will not be redeemable at the option of the holders at any time.

Notice of Redemption

If we elect to redeem the Subordinated Notes at our option on the Optional Redemption Date or due to the occurrence of a tax law change or a Capital Disqualification Event, we will give holders of the Subordinated Notes of not less than thirty (30) calendar days or more than sixty (60) calendar days’ notice in accordance with “—Notices” below, and to the Trustee at least five (5) business days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable but may be conditioned on the occurrence of any event or circumstance.

Any redemption notice will state:

•                  the redemption date;

•                  the redemption price;

•                  that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

•                  the place or places at which each holder may obtain payment of the redemption price; and

•                  the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Subordinated Notes.

If we have elected to redeem the Subordinated Notes but prior to the payment of the redemption amount with respect to such redemption the relevant UK authority exercises its UK bail-in power in respect of the Subordinated Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Repurchase

Subject to the conditions set forth under “—Conditions to Redemption and Repurchases” below, we may at any time and from time to time purchase Subordinated Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. Subordinated Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all Subordinated Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold).

Conditions to Redemption and Repurchase

Notwithstanding any other provision, we may only redeem the Subordinated Notes prior to the scheduled maturity date (and give notice thereof to the holders of Subordinated Notes) or repurchase the Subordinated Notes provided that (except to the extent that the Capital Regulations does not so require) (1) we have given such notice to the PRA as the PRA may then require before we become committed to the proposed redemption or repurchase, and (2) the PRA has granted permission for us to make such redemption or repurchase and we have complied with any other requirements of the Capital Regulations and/or the PRA applicable to such redemptions or repurchases at the time.

In addition, with respect to a redemption as described under “—Tax Redemption” and “—Capital Disqualification Event Redemption”, we may only so redeem the Subordinated Notes before five years after the Issue Date provided that (except to the extent that the Capital Regulations does not so require), in addition to the conditions set out in (1) and (2) of the paragraph above, we demonstrate to the satisfaction of the PRA that the circumstance that entitles us to exercise such right of redemption (A) was not reasonably foreseeable as at the Issue Date; (B) in the case of a redemption described under “—Tax Redemption”, is material; and (C) in the case of a redemption described under “—Capital Disqualification Event Redemption”, the PRA considers the change in the regulatory classification of the Subordinated Notes to be sufficiently certain.

The rules under CRD IV may be modified from time to time after the Issue Date of the Subordinated Notes and we may be required to comply with any additional or alternative preconditions set out in the relevant Capital Regulations and/or required by the PRA as a prerequisite to its consent to such redemptions or repurchases, at the time.

Agreement with Respect to the Exercise of UK Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Subordinated Notes, by its acquisition of Subordinated Notes, each holder and beneficial owner of the Subordinated Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into ordinary shares or other securities or other obligations of RBSG or another person; and/or (iii) the amendment or alteration of the maturity of the Subordinated Notes, or amendment of the amount of interest due on the Subordinated Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the exercise by the relevant UK authority of such UK bail-in power. Each holder and beneficial owner of the Subordinated Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to RBSG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (whether or not the UK is a Member State of the European Union) and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

A reference to the “relevant UK authority” is to any authority with the ability to exercise a UK bail-in power.

No repayment of the principal amount of the Subordinated Notes or payment of interest on the Subordinated Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us and the Group.

If we have elected to redeem the Subordinated Notes but prior to the payment of the redemption amount with respect to such redemption the relevant UK authority exercises its UK bail-in power with respect to the Subordinated Notes, the relevant redemption notices shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

The exercise of any UK bail-in power by the relevant UK authority shall not constitute a default or Event of Default under the terms of the Subordinated Notes or the Indenture.

In addition, by its acquisition of Subordinated Notes, each holder (including each beneficial holder) of the Subordinated Notes:

(i)                       acknowledges and agrees that the exercise of the UK bail-in power by the relevant UK authority with respect to the Subordinated Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)                    to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK authority with respect to the Subordinated Notes;

(iii)                 agrees that, upon the exercise of any UK bail-in power by the relevant UK authority with respect to the Subordinated Notes,

a.                        the Trustee shall not be required to take any further directions from holders of the Subordinated Notes under Section 5.12 (Control by Holders) of the Indenture, which section authorises holders of a majority in aggregate outstanding principal amount of the Subordinated Notes to direct certain actions relating to the Subordinated Notes, and

b.                        the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK authority in respect of the Subordinated Notes, the Subordinated Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of such Subordinated Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the

Subordinated Notes following such completion to the extent that we and the Trustee shall agree pursuant to a supplemental indenture.

(iv)                shall be deemed to have (i) consented to the exercise of any UK bail-in power which may be imposed without any prior notice by the relevant UK authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Subordinated Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such holder.

For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors—Risks relating to the Subordinated Notes”.

Upon the exercise of the UK bail-in power by the relevant UK authority with respect to the Subordinated Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Events of Default and Defaults; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Subordinated Notes shall only result if:

•                  a court of competent jurisdiction makes an order for our winding up which is not successfully appealed within 30 days; or

•                  an effective shareholders’ resolution is validly adopted for our winding up,

in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

There are no other Events of Default under the Subordinated Notes. If an Event of Default with respect to Subordinated Notes occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Subordinated Notes may declare the principal amount of, and any accrued but unpaid interest on such Subordinated Notes to be due and payable immediately in accordance with the terms of the Indenture. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Subordinated Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

There are no other circumstances in which holders of Subordinated Notes or the Trustee may accelerate amounts to be paid in respect of the Subordinated Notes.

Default

A “Default” with respect to the Subordinated Notes shall result if:

•                  any installment of interest in respect of the Subordinated Notes is not paid on or before the relevant Interest Payment Date and such failure continues for 14 days; or

•                  all or any part of the principal amount of the Subordinated Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

If a Default occurs and is continuing, the Trustee may commence a proceeding for our winding up, but the Trustee may not declare the principal amount of any outstanding Subordinated Notes to be due and payable.

However and notwithstanding any other provisions, a failure to make any payment on the Subordinated Notes shall not be a Default if it is withheld or refused, upon independent counsel’s advice addressed to us and delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction. In such case, the Trustee may require us to take any action which, upon such independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to us informing us of such determination.

Upon the occurrence of any Event of Default or Default, we shall give prompt written notice to the Trustee. In accordance with the Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Subordinated Notes whether in connection with any breach by us of our obligations under the Subordinated Notes, the Indenture or otherwise, including by judicial proceedings, provided that we shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Subordinated Notes prior to any date on which the principal of, or any interest on, the Subordinated Notes would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders of the Subordinated Notes whether for the recovery of amounts owing in respect of such Subordinated Notes or under the Indenture or in respect of any breach by us of our obligations under the Indenture or in respect of the Subordinated Notes, except that the Trustee and the holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), including the Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Subordinated Notes are subject to the subordination provisions set forth in the Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Subordinated Notes.

The provisions described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies” in the accompanying prospectus do not apply to the Subordinated Notes.

Payment of Additional Amounts

The government of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax may require us to withhold or deduct amounts from payments on the Subordinated Notes for taxes or other governmental charges. If such a withholding or deduction is required in respect of the payment of any interest (but not principal), we may be required, subject to certain exceptions, to pay additional amounts such that the net amount paid to holders of the Subordinated Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required (“Additional Amounts”). For more information on Additional Amounts and the situations in which we must pay Additional Amounts, see “Description of Debt Securities—Additional Amounts” in the accompanying prospectus.

Whenever in this prospectus supplement there is mentioned, in the context of the Subordinated Notes, the payment of the principal, premium, if any, or interest on or in respect of any Subordinated Note, such mention shall be deemed to include mention of the payment of Additional Amounts referred to above and further described under “Description of Debt Securities—Additional Amounts” in the accompanying prospectus, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of the Indenture and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

In addition to the exceptions to our gross-up obligations set forth in the accompanying prospectus, we will not pay Additional Amounts in respect of any withholding or deduction required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any U.S. Treasury regulation issued under FATCA or any official interpretations or guidance issued with respect thereto, any agreement with the U.S. Treasury entered into in connection with FATCA, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation, or other official interpretation or guidance enacted, promulgated or issued in any jurisdiction to implement such an intergovernmental agreement.

Noteholder’s Waiver of Right to Set-Off

By acquiring a Subordinated Note, each holder (and the Trustee acting on behalf of the holders) will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to such Subordinated Note or the Indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder) that they (or the Trustee acting on their behalf) might otherwise have against us, whether before or during our winding-up, liquidation or administration. Notwithstanding the above, if any such rights and claims of any such holder (or the Trustee acting on behalf of such holders) against us are discharged by set-off, such holder (or the Trustee acting on behalf of such holders) will immediately pay an amount equal to the amount of such discharge to us or, in the event of a winding-up, liquidation or administration, our liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for senior creditors, and until such time as payment is made will hold a sum equal to such amount on trust for senior creditors, and accordingly such discharge shall be deemed not to have taken place.

Trustee; Direction of Trustee

The Issuer’s obligations to indemnify the Trustee in accordance with Section 6.07 (Compensation and Reimbursement) of the Indenture shall survive the exercise of the UK bail-in power by the relevant UK authority with respect to the Subordinated Notes.

By its acquisition of Subordinated Notes, each holder (including each beneficial holder) of the Subordinated Notes acknowledges and agrees that, upon the exercise of any UK bail-in power by the relevant UK authority, (a) the Trustee shall not be required to take any further directions from holders of the Subordinated Notes under Section 5.12 (Control by Holders) of the Indenture, which authorises holders of a majority in aggregate outstanding principal amount of the Subordinated Notes to direct certain actions relating to the Subordinated Notes, and (b) neither the Base Indenture nor the Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK authority, the Subordinated Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Subordinated Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Subordinated Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Subordinated Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

See “—Events of Default and Defaults; Limitation of Remedies” above for a description of the Trustee’s procedures and remedies available in connection with an Event of Default or Default.

Notices

All notices regarding the Subordinated Notes will be deemed to be validly given if sent by first-class mail to the holders of the Subordinated Notes at their addresses recorded in the register.

Until such time as any definitive securities are issued, there may, so long as any Global Notes representing the Subordinated Notes are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the holders of the Subordinated Notes, in accordance with DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holders of the Subordinated Notes to the Trustee shall be in writing to the Trustee at its corporate trust office. While any of the Subordinated Notes are represented by a Global Note, such notice may be given by any holder to the Trustee through DTC in such manner as DTC may approve for this purpose.

Subsequent Holders’ Agreement

Holders of the Subordinated Notes that acquire the Subordinated Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Subordinated Notes that acquire the Subordinated Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Subordinated Notes related to the UK bail-in power.

Governing Law

The Subordinated Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as the Indenture specifies, the subordination provisions and the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders with respect to the Subordinated Notes will be governed by and construed in accordance with the laws of Scotland.

Listing

We intend to apply for the listing of the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

SENIOR NOTES

A.                 5.625% Senior Notes due 2020

Base Prospectus:

Please see the section “Description of Debt Securities” of the Base Prospectus dated May 18, 2010, set out on pages 43 to 50 of this exhibit.

Prospectus Supplement:

DESCRIPTION OF THE SENIOR NOTES

The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

Fixed Rate Notes

The 2013 Fixed Rate Senior Notes will be issued in an aggregate principal amount of $1,500,000,000 and will mature on August 23, 2013 and the 2020 Fixed Rate Senior Notes will be issued in an aggregate principal amount of $1,500,000,000 and will mature on August 24, 2020. From and including the date of issuance, interest will accrue on the 2013 Fixed Rate Senior Notes at a rate of 3.400% per annum and on the 2020 Fixed Rate Senior Notes at a rate of 5.625% per annum. Interest will accrue from August 24, 2010. Interest will be payable semi-annually in arrears on February 23 and August 23 of each year, commencing on February 23, 2011 for the 2013 Fixed Rate Senior Notes and on February 24 and August 24 of each year, commencing on February 24, 2011 for the 2020 Fixed Rate Senior Notes. The regular record dates for the 2013 Fixed Rate Senior Notes will be February 9 and August 9 of each year, commencing on February 9, 2011. The regular record dates for the 2020 Fixed Rate Senior Notes will be February 10 and August 10 of each year, commencing on February 10, 2011.

If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

Floating Rate Notes

The entire principal amount of the Floating Rate Notes will mature and become due and payable, together with any accrued and unpaid interest, on August 23, 2013.

The interest rate for the Floating Rate Notes for the first Floating Rate Interest Period (as defined below) will be LIBOR (as defined below) as determined on August 19, 2010 plus the Spread. Thereafter, the interest rate for any Floating Rate Interest Period will be LIBOR as determined on the applicable Interest Determination Date (as defined below) plus the Spread, in each case calculated on the basis of a 360-day year and the actual number of days elapsed. The Spread is 242 basis points.

Interest on the Floating Rate Notes will be paid quarterly in arrears on November 23, February 23, May 23, and August 23, of each year, commencing November 23, 2010 (each a “Floating Rate Interest Payment Date”). However, if a Floating Rate Interest Payment Date would fall on a day that is not a business day, the Floating Rate Interest Payment Date will be postponed to the next succeeding day that is a business day, except that if the business day falls in the next succeeding calendar month, the applicable Floating Rate Interest Payment Date will be the immediately preceding business day. In each such case, except for the Floating Rate Interest Payment Date falling on the maturity date, the Floating Rate Interest Periods (as defined below) and the Interest Reset Dates (as defined below) will be adjusted accordingly to calculate the amount of interest payable on the notes.

The interest rate will be reset on November 23, February 23, May 23 and August 23 of each year, commencing August 23, 2010 (each, an “Interest Reset Date”). However, if any Interest Reset Date would otherwise be a day that is not a business day, that Interest Reset Date will be postponed to the next succeeding day that is a business day, except that if the business day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding business day.

The first interest period will be the period from and including August 24, 2010 to but excluding the immediately succeeding Interest Reset Date. Thereafter, the interest periods will be the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date (together with the first interest period, each a “Floating Rate Interest Period”). However, the final Interest Period will be the period from and including the Interest Reset Date immediately preceding the maturity date to the maturity date.

The calculation agent in respect of the Floating Rate Notes will determine LIBOR (as defined below) for each Floating Rate Interest Period on the second London business day prior to the first day of such Floating Rate Interest Period (an “Interest Determination Date”). LIBOR for the first Floating Rate Interest Period will be determined on August 19, 2010.

“LIBOR” means, with respect to (i) the Interest Determination Date for the first Floating Rate Interest Period, the offered rate for deposits of US dollars having a maturity between two months and three months and (ii) any subsequent Interest Determination Date, the offered rate for deposits of US dollars having a maturity of three months, in each case of (i) and (ii), that appears on the Reuters Screen LIBOR01 display page, or any successor page, on Reuters or any successor service (or any such other service(s) as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for US dollar deposits) (the “Designated LIBOR Page”).

If no rate appears on the Designated LIBOR Page, LIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in US dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by the calculation agent, after consultation with us, for a term of three months and in a principal amount equal to an amount that in the judgment of the calculation agent is representative for a single transaction in US dollars in such market at such time (a “Representative Amount”). The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards) of such quotations. If fewer than two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards) of the rates quoted at approximately 11:00 a.m. in the City of New York on such Interest Determination Date by three major banks in New York City, selected by the calculation agent, after consultation with us, for loans in US dollars to leading European banks, for a term of three months and in a Representative Amount; provided, however, that if the banks so selected are not quoting as mentioned above, the then-existing LIBOR rate will remain in effect for such Interest Period.

The regular record dates for the Floating Rate Notes will be November 9, February 9, May 9 and August 9 of each year, commencing on November 9, 2010.

The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by law.

Tax Redemption

We may redeem the Senior Notes in whole but not in part in the event of certain changes in the tax laws of the United Kingdom. In the event of such a redemption, the redemption price of the Senior Notes will be 100% of their principal amount together with any accrued but unpaid payments of interest to the date of redemption.

If we elect to redeem the Senior Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities-Redemption.”

General

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The Senior Notes will constitute a separate series of senior debt securities issued under an indenture between us as Issuer, RBSG as Guarantor, and The Bank of New York Mellon as trustee. Book-entry interests in the Senior Notes will be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. Interest on the Senior Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The principal corporate trust office of the trustee in the London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on August 24, 2010. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Debt Securities-Form of Debt Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Debt Securities-Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public and issue date, provided however that such further notes must be fungible with the Senior Notes for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes offered by this prospectus supplement, will constitute a single series of securities under the amended and restated indenture relating to senior debt securities issued by us, dated as of August 13, 2010, between us, RBSG, and The Bank of New York Mellon. There is no limitation on the amount of notes or other debt securities that we may issue under such indenture.

Payment of Additional Amounts

The government of the United Kingdom may require us to withhold or deduct amounts from payments of principal or interest on the Senior Notes, for taxes or other governmental charges. If such a withholding or deduction is required, we may be required to pay additional amounts such that the net amount paid to holders of the Senior Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required. For more information on additional amounts and the situations in which we must pay additional amounts, see “Description of Debt Securities - Additional Amounts” in the accompanying prospectus.

Waiver of Right to Set-Off

By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding up.

Discharge

We can legally release ourselves from any payment or other obligations on the Senior Notes, except for various obligations described below, if the Senior Notes have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we deposit in trust for your benefit and the benefit of all other direct holders of the Senior Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Senior Notes on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Description of Debt Securities-Events of Default and Defaults; Limitation of Remedies-Senior Debt Security Event of Default” in the accompanying prospectus. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

However, even if we take these actions, a number of our obligations under the senior debt indenture will remain.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

Guarantee

The Senior Notes are fully and unconditionally guaranteed by RBSG. The guarantee is set forth in, and forms part of, the indenture under which Senior Notes will be issued by us. If, for any reason, we do not make any required payment in respect of our Senior Notes when due, RBSG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will constitute RBSG’s direct, unconditional, unsecured and unsubordinated obligation ranking pari passu with all RBSG’s other outstanding, unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law. Holders of Senior Notes issued by us may sue RBSG to enforce their rights under the guarantee without first suing any other person or entity. RBSG may, without the consent of the holders of the Senior Notes, assume all of our rights and obligations under the Senior Notes and upon such assumption, we will be released from our liabilities under the senior debt indenture and the Senior Notes.

B.   6.125% Senior Notes due 2021

Base Prospectus:

Please see the section “Description of Debt Securities” of the Base Prospectus dated May 18, 2010, set out on pages 43 to 50 of this exhibit.

Prospectus Supplement:

DESCRIPTION OF THE SENIOR NOTES

The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The 2014 Senior Notes will be issued in an aggregate principal amount of $500,000,000 and will mature on January 11, 2014 and the 2021 Senior Notes will be issued in an aggregate principal amount of $1,500,000,000 and will mature on January 11, 2021. From and including the date of issuance, interest will accrue on the 2014 Senior Notes at a rate of 3.250% per annum and on the 2021 Senior Notes at a rate of 6.125% per annum. Interest will accrue from January 11, 2011. Interest will be payable semi-annually in arrears on January 11 and July 11 of each year, commencing on July 11, 2011. The regular record dates for the Senior Notes will be the December 27 and June 27 of each year immediately preceding the interest payment dates on January 11 and July 11, respectively.

If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Tax Redemption

We may redeem the Senior Notes in whole but not in part in the event of certain changes in the tax laws of the United Kingdom. In the event of such a redemption, the redemption price of the Senior Notes will be 100% of their principal amount together with any accrued but unpaid payments of interest to the date of redemption.

If we elect to redeem the Senior Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities-Redemption.”

General

The Senior Notes will constitute separate series of senior debt securities issued under an indenture between us as Issuer, RBSG as Guarantor, and The Bank of New York Mellon as trustee. Book-entry interests in the Senior Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. Interest on the Senior Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The principal corporate trust office of the trustee in the London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on January 11, 2011. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Debt Securities-Form of Debt Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Debt Securities-Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the relevant Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the relevant Senior Notes described in this prospectus supplement except for the price to the public and issue date, provided however that such further notes must be fungible with the relevant Senior Notes for U.S. federal income tax purposes. Any such additional notes, together with the relevant Senior Notes offered by this prospectus supplement, will constitute a single series of securities under the amended and restated indenture relating to senior debt securities issued by us, dated as of August 13, 2010, between us, RBSG, and The Bank of New York Mellon. There is no limitation on the amount of notes or other debt securities that we may issue under such indenture.

Payment of Additional Amounts

The government of the United Kingdom may require us to withhold or deduct amounts from payments of principal or interest on the Senior Notes, for taxes or other governmental charges. If such a withholding or deduction is required, we may be required to pay additional amounts such that the net amount paid to holders of the Senior Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required. For more information on additional amounts and the situations in which we must pay additional amounts, see “Description of Debt Securities - Additional Amounts” in the accompanying prospectus.

Waiver of Right to Set-Off

By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding up.

Discharge

We can legally release ourselves from any payment or other obligations on the Senior Notes, except for various obligations described below, if the Senior Notes have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we deposit in trust for your benefit and the benefit of all other direct holders of the Senior Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Senior Notes on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Description of Debt Securities-Events of Default and Defaults; Limitation of Remedies-Senior Debt Security Event of Default” in the accompanying prospectus. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

However, even if we take these actions, a number of our obligations under the senior debt indenture will remain.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

Guarantee

The Senior Notes are fully and unconditionally guaranteed by RBSG. The guarantee is set forth in, and forms part of, the indenture under which Senior Notes will be issued by us. If, for any reason, we do not make any required payment in respect of our Senior Notes when due, RBSG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will constitute RBSG’s direct, unconditional, unsecured and unsubordinated obligation ranking pari passu with all RBSG’s other outstanding, unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law. Holders of Senior Notes issued by us may sue RBSG to enforce their rights under the guarantee without first suing any other person or entity. RBSG may, without the consent of the holders of the Senior Notes, assume all of our rights and obligations under the Senior Notes and upon such assumption, we will be released from our liabilities under the senior debt indenture and the Senior Notes.

C.   3.875% Senior Notes due 2023

Base Prospectus:

Please see the section “Description of Debt Securities” of the Base Prospectus dated March 31, 2015, set out on pages 63 to 77 of this exhibit.

Prospectus Supplement:

DESCRIPTION OF THE SENIOR NOTES

The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

Senior Notes

The Senior Notes will be issued in an aggregate principal amount of $2,650,000,000 and will mature on September 12, 2023. From and including the date of issuance, interest will accrue on the Senior Notes at a rate of 3.875% per annum.

Interest will accrue from September 12, 2016. Interest will be payable semi-annually in arrear on March 12 and September 12 of each year, commencing on March 12, 2017. The regular record dates for the Senior Notes will be February 24 and August 24 of each year immediately preceding the interest payment dates on March 12 and September 12, respectively.

If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption (in the circumstances described in “—Tax Redemption” below) or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

General

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, and equally with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The Senior Notes will constitute a separate series of senior debt securities issued under the Indenture. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. Interest on the Senior Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on September 12, 2016. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the

accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public and issue date of such Senior Notes, provided however that if such additional notes have the same CUSIP, ISIN and/or Common Code as the outstanding Senior Notes, such additional notes must be fungible with the outstanding Senior Notes for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes offered by this prospectus supplement, may constitute a single series of Senior Notes under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Tax Redemption

We may redeem the Senior Notes in whole but not in part upon not less than five business days or more than sixty calendar days’ notice to the holders of Senior Notes in the event of certain changes in the tax laws of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax and certain other limited circumstances. In the event of such a redemption, the redemption price of the Senior Notes will be 100% of their principal amount together with any accrued but unpaid payments of interest and additional amounts to the date of redemption.

If we elect to redeem the Senior Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption.”

Agreement with Respect to the Exercise of UK Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of the Senior Notes, each holder and beneficial owner of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK resolution authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of RBSG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK resolution authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to RBSG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

A reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us and the Group.

If we have elected to redeem the Senior Notes but prior to the payment of the redemption amount with respect to such redemption the relevant UK resolution authority exercises its UK bail-in power with respect to the Senior Notes, the relevant redemption notices shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

The exercise of any UK bail-in power by the relevant UK resolution authority shall not constitute a default or event of default under the terms of the Senior Notes or the Indenture.

In addition, by its acquisition of the Senior Notes, each holder (including each beneficial holder) of the Senior Notes:

(i)                       acknowledges and agrees that the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)                    to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes;

(iii)                 agrees that, upon the exercise of any UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes,

a.                        the Trustee shall not be required to take any further directions from holders of the notes under Section 5.12 (Control by Holders) of the Indenture, which section authorises holders of a majority in aggregate outstanding principal amount of the notes to direct certain actions relating to the notes, and

b.                        the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority in respect of the Senior Notes, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that we and the Trustee shall agree pursuant to a supplemental indenture.

(iv)                shall be deemed to have (i) consented to the exercise of any UK bail-in power which may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder.

For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors - Risks relating to the Senior Notes”.

Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Payment of Additional Amounts

The government of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax may require us to withhold or deduct amounts from payments on the Senior Notes for taxes or other governmental charges. If such a withholding or deduction is required, we may be required, subject to certain exceptions, to pay additional amounts such that the net amount paid to holders of the Senior Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required. For more information on additional amounts and the situations in which we must pay additional amounts, see “Description of Debt Securities—Additional Amounts” in the accompanying prospectus.

In addition to the exceptions to our gross-up obligations set forth in the accompanying prospectus, we will not pay additional amounts in respect of any withholding or deduction required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any U.S. Treasury regulation issued under FATCA or any official interpretations or guidance issued with respect thereto, any agreement with the U.S. Treasury entered into in connection with FATCA, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation, or other official interpretation or guidance enacted, promulgated or issued in any jurisdiction to implement such an intergovernmental agreement.

Waiver of Right to Set-Off

By accepting a Senior Note, each holder (including each beneficial holder) will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder) that they might otherwise have against us, whether before or during our winding up.

Discharge

We can legally release ourselves from any payment or other obligations on the Senior Notes, except for various obligations described below, if the Senior Notes have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we deposit in trust for your benefit and the benefit of all other direct holders of the Senior Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Senior Notes on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies—Senior Debt Security Event of Default” in the accompanying prospectus. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

However, even if we take these actions, a number of our obligations under the Indenture will remain.

Trustee; Direction of Trustee

The Issuer’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes.

By its acquisition of the Senior Notes, each holder (including each beneficial holder) of the Senior Notes acknowledges and agrees that, upon the exercise of any UK bail-in power by the relevant UK resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 (Control by Holders) of the Indenture, which authorises holders of a majority in aggregate outstanding principal amount of the Senior Notes to direct certain actions relating to the Senior Notes, and (b) neither the Base Indenture nor the Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the UK bail-in power.

Governing Law

The Senior Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

D.   3.498% Fixed Rate / Floating Rate Senior Notes due 2023 and Senior Floating Rate Notes due 2023

Base Prospectus:

Please see the section “Description of Debt Securities” of the Base Prospectus dated March 31, 2015, set out on pages 63 to 77 of this exhibit.

Prospectus Supplement:

DESCRIPTION OF THE SENIOR NOTES

In this prospectus supplement, we refer to the $1,500,000,000 3.498 % Fixed Rate/Floating Rate Notes due 2023 as the “Fixed/Floating Rate Notes”, to the $1,500,000,000 Floating Rate Notes due 2023 as the “Floating Rate Notes” and to the Fixed/Floating Rate Notes and the Floating Rate Notes collectively as the “Senior Notes”. The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

The Fixed/Floating Rate Notes and the Floating Rate Notes will be issued in an aggregate principal amount of $1,500,000,000 and $1,500,000,000, respectively, and unless previously redeemed (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below), will mature on May 15, 2023.

The Senior Notes of each series will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, and equally with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Each of the Fixed/Floating Rate Notes and the Floating Rate Notes will constitute a separate series of senior debt securities issued under the Indenture. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on May 15, 2017. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the Senior Notes of any series, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes of the applicable series described in this prospectus supplement except for the prices to the public and Issue Date of such Senior Notes, provided however that if such additional notes have the same CUSIP, ISIN and/or Common Code as the outstanding Senior Notes, such additional notes must be fungible with the outstanding Senior Notes of the applicable series for U.S. federal income tax purposes of the applicable series. Any such additional notes, together with the Senior Notes of the applicable series offered by this prospectus supplement, may constitute a single series of Senior Notes under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Interest

In respect of the Fixed/Floating Rate Notes, from (and including) the Issue Date to (but excluding) May 15, 2022 (such period, the “Fixed/Floating Rate Notes Fixed Rate Period”), interest on the Fixed/Floating Rate Notes will be payable at a rate of 3.498% per annum. During the Fixed/Floating Rate Notes Fixed Rate Period, interest on the Fixed/Floating Rate Notes will be payable semi-annually in arrear on May 15 and November 15 of each year, beginning on November 15, 2017, to (and including) May 15, 2022 (each, a “Fixed/Floating Rate Notes Fixed Rate Period Interest Payment Date”). From (and including) May 15, 2022 to (but excluding) maturity (such period, the “Fixed/Floating Rate Notes Floating Rate Period”), the interest rate on the Fixed/Floating Rate Notes will be equal to the three-month U.S. dollar London interbank offered rate (“LIBOR”), as determined by the Calculation Agent on the applicable Fixed/Floating Rate Notes Interest Determination Date (as defined below), plus 1.480% per annum (the “Fixed/Floating Rate Notes Floating Interest Rate”) accruing from May 15, 2022, to (but excluding) maturity. During the Fixed/Floating Rate Notes Floating Rate Period, interest on the Fixed/Floating Rate Notes will be payable quarterly in arrear on August 15, 2022, November 15, 2022, February 15, 2023 and May 15, 2023, beginning on August 15, 2022, to (and including) maturity (each, a “Fixed/Floating Rate Notes Floating Rate Period Interest Payment Date” and, together with each Fixed/Floating Rate Notes Fixed Rate Period Interest Payment Date, each a “Fixed/Floating Rate Notes Interest Payment Date”) and will be reset quarterly on May 15, 2022, August 15, 2022, November 15, 2022 and February 15, 2023, beginning on May 15, 2022 (each, a “Fixed/Floating Rate Notes Interest Reset Date”).

In respect of the Floating Rate Notes, from (and including) the Issue Date to (but excluding) maturity, the interest rate on the Floating Rate Notes will be equal to the three-month U.S. dollar LIBOR, as determined by the Calculation Agent on the applicable Floating Rate Notes Interest Determination Date (as defined below), plus 1.470% per annum (the “Floating Rate Notes Interest Rate”) accruing from May 15, 2017, to (but excluding) maturity. Interest on the Floating Rate Notes will be payable quarterly in arrear on February 15, May 15 , August 15 and November 15 of each year, beginning on August 15, 2017 and ending on maturity (each, a “Floating Rate Notes Interest Payment Date” and, together with each Fixed/Floating Rate Notes Interest Payment Date, each an “Interest Payment Date”). The interest rate applicable to the Floating Rate Notes will be reset quarterly on February 15, May 15, August 15 and November 15, beginning on May 15, 2017 (each, a “Floating Rate Notes Interest Reset Date”, and, together with each Fixed/Floating Rate Notes Interest Reset Date, each an “Interest Reset Date”).

For the Fixed/Floating Rate Notes during Fixed/Floating Rate Notes Fixed Rate Period:

•                  Interest will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

•                  If any scheduled interest payment date is not a business day, such interest payment date will be postponed to the next day that is a business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date.

For the Fixed/Floating Rate Notes during the Fixed/Floating Rate Notes Floating Rate Period and for the Floating Rate Notes:

•                  Interest will be calculated on the basis of the actual number of days in each interest period, assuming a 360-day year. An interest period will be (i) in respect of the Fixed/Floating Rate Notes, the period beginning on (and including) a Fixed/Floating Rate Notes Floating Rate Period Interest Payment Date and ending on (but excluding) the next succeeding Fixed/Floating Rate Notes Floating Rate Period Interest Payment Date; provided that the first floating rate interest period of the Fixed/Floating Rate Notes will begin on May 15,

2022 and will end on (but exclude) the first Fixed/Floating Rate Notes Floating Rate Period Interest Payment Date and (ii) in respect of the Floating Rate Notes, the period beginning on (and including) a Floating Rate Notes Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Notes Interest Payment Date; provided that the first floating rate interest period of the Floating Rate Notes will begin on the Issue Date and will end on (but exclude) the first Floating Rate Notes Interest Payment Date.

•                  If any scheduled Interest Reset Date or Floating Rate Interest Payment Date (other than the relevant maturity date for a series of Senior Notes) is not a business day, such Interest Reset Date or Floating Rate Interest Payment Date will be postponed to the next day that is a business day; provided that if that business day falls in the next succeeding calendar month, such Interest Reset Date or Floating Rate Interest Payment Date will be the immediately preceding business day. If any such Floating Rate Interest Payment Date (other than the relevant maturity date for a series of Senior Notes) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Rate Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Floating Rate Interest Payment Date.

If the scheduled maturity date or date of redemption (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below) or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

An “Interest Determination Date” means either a Fixed/Floating Rate Notes Interest Determination Date or a Floating Rate Notes Interest Determination Date, as applicable.

A “Fixed/Floating Rate Notes Interest Determination Date” means the second London banking day preceding each applicable Fixed/Floating Rate Notes Interest Reset Date.

A “Floating Rate Notes Interest Determination Date” means the second London banking day preceding each applicable Floating Rate Notes Interest Reset Date.

A “Floating Rate Interest Payment Date” means either a Fixed/Floating Rate Notes Floating Rate Period Interest Payment Date or a Floating Rate Notes Interest Payment Date, as applicable.

“London banking day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

LIBOR

LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(1)                   With respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (2) below.

(2)                   With respect to an Interest Determination Date on which no rate appears on Reuters Page LIBOR01 (as defined below), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include the Underwriters or their affiliates), as selected and identified by us, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that

Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in the City of New York (which may include the Underwriters or their affiliates), as selected and identified by us, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date or, in the case of the initial Interest Determination Date, (i) in respect of the Fixed/Floating Rate Notes, such rate as may be determined by such alternate method as reasonably selected by the Calculation Agent and (ii) in Interest Rate.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying LIBOR of major banks for U.S. dollars.

All percentages resulting from any calculation of any interest rate on the Senior Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

Tax Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes of any series in whole but not in part, (i) in respect of the Fixed/Floating Rate Notes, at any time during the Fixed/Floating Rate Notes Fixed Rate Period and thereafter only on a Fixed/Floating Rate Notes Floating Rate Period Interest Payment Date and (ii) in respect of the Floating Rate Notes, only on a Floating Rate Notes Interest Payment Date, in each case in the event of certain changes in the tax laws of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax and certain other limited circumstances. The circumstances in which we may redeem the Senior Notes of any series and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption.”

In the event of such a redemption, the redemption price of the Senior Notes of any series will be 100% of their principal amount together with any accrued but unpaid payments of interest to, but excluding, the date of redemption. If we elect to redeem the Senior Notes of any series, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date.

Loss Absorption Disqualification Event Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes of any series at our sole discretion, in whole but not in part, (i) in respect of the Fixed/Floating Rate Notes at any time during the Fixed/Floating Rate Notes Fixed Rate Period and thereafter only on a Fixed/Floating Rate Notes Floating Rate Period Interest Payment Date and (ii) in respect of the Floating Rate Notes, only on a Floating Rate Notes Interest Payment Date, in each case, at 100% of their principal amount plus accrued but unpaid interest to, but excluding, the date of redemption, in the event we determine a Loss Absorption Disqualification Event has occurred and is continuing.

Before the publication of any notice of redemption pursuant to a Loss Absorption Disqualification Event, we shall deliver to the Trustee a certificate signed by two authorised signatories of RBSG stating that, in such signatories’ belief, the condition for redemption has occurred and is continuing as at the date of the certificate, and the Trustee is entitled to conclusively rely on and shall accept such certificate as sufficient evidence of such occurrence, in which event it shall be conclusive and binding on the holders of the Senior Notes.

For these purposes:

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if:

(i)                       at the time that any Loss Absorption Regulation becomes effective, and as a result of such Loss Absorption Regulation becoming so effective, in each case with respect to us and/or the Regulatory Group, on or after the issue date of the series of Senior Notes affected, the applicable Senior Notes of such series are or, in our opinion or in the opinion of the PRA are likely to be fully or partially excluded from our and/or the Regulatory Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments; or

(ii)                    as a result of any amendment to, or change in, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the issue date of the series of Senior Notes affected, the applicable Senior Notes of such series are or, in our opinion or in the opinion of the PRA are likely to be, fully or partially excluded from our and/or the Regulatory Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to us and/or the Regulatory Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that in the case of (i) and (ii) above, a Loss Absorption Disqualification Event shall not occur where the exclusion of the relevant series of Senior Notes from the relevant minimum requirement(s) is due to the remaining maturity of the relevant series of Senior Notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to us and/or the Regulatory Group on the issue date of the relevant series of Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the PRA, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the PRA (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to us or to the Regulatory Group).

“PRA” means the UK Prudential Regulation Authority and/or such other governmental authority in the United Kingdom having primary supervisory authority with respect to our business.

“Regulatory Group” means us, our subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of our subsidiary undertakings from time to time and any other undertakings from time to time consolidated with us for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

Optional Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes of the applicable series at our sole discretion, in whole but not in part, on May 15, 2022 (the “Optional Redemption Date”) at 100% of their principal amount plus accrued but unpaid interest to, but excluding, the date of redemption.

The Senior Notes will not be redeemable at the option of the holders at any time.

Notice of Redemption

If we elect to redeem the Senior Notes of any series at our option on the Optional Redemption Date for such series or due to the occurrence of a tax law change or a Loss Absorption Disqualification Event, we will give holders of the Senior Notes of such series not less than five (5) business days or more than 60 calendar days’ notice in accordance with “—Notices” below, and to the Trustee at least five (5) business days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable but may be conditioned on the occurrence of any event or circumstance.

Any redemption notice will state:

•                  the redemption date;

•                  the redemption price;

•                  that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

•                  the place or places at which each holder may obtain payment of the redemption price; and

•                  the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such series of Senior Notes.

If we have elected to redeem Senior Notes of any series but prior to the payment of the redemption amount with respect to such redemption the relevant U.K. resolution authority exercises its U.K. Bail-in power in respect of the relevant series of Senior Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Conditions to Redemption and Repurchase

Notwithstanding any other provision, we may only redeem Senior Notes of any series prior to the maturity date or repurchase the Senior Notes of any series (and give notice thereof to the holders of such series of Senior Notes in the case of redemption) if we have obtained the prior consent of the PRA, to the extent such consent is at the relevant time and in the relevant circumstances required (if at all) by the Loss Absorption Regulations or applicable laws or regulations in effect in the United Kingdom.

Agreement with Respect to the Exercise of UK Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of Senior Notes, each holder and beneficial owner of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK resolution authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of RBSG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK resolution authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to RBSG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

A reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us and the Group.

If we have elected to redeem the Senior Notes of any series but prior to the payment of the redemption amount with respect to such redemption the relevant UK resolution authority exercises its UK bail-in power with respect to the Senior Notes, the relevant redemption notices shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

The exercise of any UK bail-in power by the relevant UK resolution authority shall not constitute a default or Event of Default under the terms of the Senior Notes or the Indenture.

In addition, by its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes:

(i)                       acknowledges and agrees that the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)                    to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes;

(iii)                 agrees that, upon the exercise of any UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes,

a.                        the Trustee shall not be required to take any further directions from holders of the notes under Section 5.12 (Control by Holders) of the Indenture, which section authorises holders of a majority in aggregate outstanding principal amount of the notes to direct certain actions relating to the notes, and

b.                        the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority in respect of the Senior Notes, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that we and the Trustee shall agree pursuant to a supplemental indenture.

(iv)                shall be deemed to have (i) consented to the exercise of any UK bail-in power which may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder.

For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Events of Default and Defaults; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes of a series shall only result if:

•                  a court of competent jurisdiction makes an order for our winding up which is not successfully appealed within 30 days; or

•                  an effective shareholders’ resolution is validly adopted for our winding up,

in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

There are no other Events of Default under the Senior Notes. If an Event of Default with respect to Senior Notes of any series occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes of such series may declare the principal amount of, and any accrued but unpaid interest on such Senior Notes to be due and payable immediately in accordance with the terms of the Indenture. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes of such series may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

There are no other circumstances in which holders of Senior Notes or the Trustee may accelerate amounts to be paid in respect of the Senior Notes.

Default

A “Default” with respect to the Senior Notes of a series shall result if:

•                  any installment of interest in respect of the Senior Notes of such series is not paid on or before the relevant Interest Payment Date and such failure continues for 14 days; or

•                  all or any part of the principal amount of the Senior Notes of such series is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

If a Default occurs and is continuing, the Trustee may commence a proceeding for our winding up, but the Trustee may not declare the principal amount of any outstanding Senior Notes of any series to be due and payable.

However and notwithstanding any other provisions, a failure to make any payment on the Senior Notes of any series shall not be a Default if it is withheld or refused, upon independent counsel’s advice delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction. In such case, the Trustee may require us to take any action which, upon independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to us informing us of such determination.

Upon the occurrence of any Event of Default or Default, we shall give prompt written notice to the Trustee. In accordance with the Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Senior Notes whether in connection with any breach by us of our obligations under the Senior Notes, the Indenture or otherwise, including by judicial proceedings, provided that we shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Senior Notes of any series prior to any date on which the principal of, or any interest on, the Senior Notes of any such series would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders of the Senior Notes whether for the recovery of amounts owing in respect of such Senior Notes or under the Indenture or in respect of any breach by us of our obligations under the Indenture or in respect of the Senior Notes, except that the Trustee and the holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), including the Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Senior Notes are subject to the subordination provisions set forth in the Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

The provisions described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies” in the accompanying prospectus do not apply to the Senior Notes.

Payment of Additional Amounts

The government of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax may require us to withhold or deduct amounts from payments on the Senior Notes for taxes or other governmental charges. If such a withholding or deduction is required, we may be required, subject to certain exceptions, to pay additional amounts such that the net amount paid to holders of the Senior Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required (“Additional Amounts”). For more information on Additional Amounts and the situations in which we must pay Additional Amounts, see “Description of Debt Securities—Additional Amounts” in the accompanying prospectus.

Whenever in this prospectus supplement there is mentioned, in the context of the Senior Notes, the payment of the principal, premium, if any, or interest on, or in respect of, any Senior Note, such mention shall be deemed to include mention of the payment of Additional Amounts referred to above and further described under “Description of Debt Securities—Additional Amounts” in the accompanying prospectus, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of the Indenture and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

In addition to the exceptions to our gross-up obligations set forth in the accompanying prospectus, we will not pay Additional Amounts in respect of any withholding or deduction required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any U.S. Treasury regulation issued under FATCA or any official interpretations or guidance issued with respect thereto, any agreement with the U.S. Treasury entered into in connection with FATCA, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation, or other official interpretation or guidance enacted, promulgated or issued in any jurisdiction to implement such an intergovernmental agreement.

Noteholder’s Waiver of Right to Set-Off

By acquiring a Senior Note, each holder (and the Trustee acting on behalf of the holders) will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder) that they (or the Trustee acting on their behalf) might otherwise have against us, whether before or during our winding-up, liquidation or administration. Notwithstanding the above, if any such rights and claims of any such holder (or the Trustee acting on behalf of such holders) against us are discharged by set-off, such holder (or the Trustee acting on behalf of such holders) will immediately pay an amount equal to the amount of such discharge to us or, in the event of a winding-up, liquidation or administration, our liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for senior creditors, and until such time as payment is made will hold a sum equal to such amount on trust for senior creditors, and accordingly such discharge shall be deemed not to have taken place.

Trustee; Direction of Trustee

The Issuer’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes.

By its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes acknowledges and agrees that, upon the exercise of any UK bail-in power by the relevant UK resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 (Control by Holders) of the Indenture, which authorises holders of a majority in aggregate outstanding principal amount of the Senior Notes to direct certain actions relating to the Senior Notes, and (b) neither the Base Indenture nor the Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

See “—Events of Default and Defaults; Limitation of Remedies” above for a description of the Trustee’s procedures and remedies available in connection with an Event of Default or Default.

Notices

All notices regarding any series of Senior Notes will be deemed to be validly given if sent by first-class mail to the holders of the Senior Notes at their addresses recorded in the register.

Until such time as any definitive securities are issued, there may, so long as any Global Notes representing the Senior Notes are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the holders of the Senior Notes, in accordance with DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holders of the Senior Notes to the Trustee shall be in writing to the Trustee at its corporate trust office. While any of the Senior Notes are represented by a Global Note, such notice may be given by any holder to the Trustee through DTC in such manner as DTC may approve for this purpose.

Subsequent Holders’ Agreement

Holders of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the UK bail-in power.

Governing Law

The Senior Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Listing

We intend to apply for the listing of each series of the Senior Notes on the New York Stock Exchange in accordance with its rules.

E.   4.519% Fixed Rate / Floating Rate Senior Notes due 2024 and Senior Floating Rate Notes due 2024

Base Prospectus:

Please see the section “Description of Debt Securities” of the Base Prospectus dated December 13, 2017, set out on pages 78 to 91 of this exhibit.

Prospectus Supplement:

DESCRIPTION OF THE SENIOR NOTES

In this prospectus supplement, we refer to the $1,250,000,000 4.519% Fixed Rate/Floating Rate Notes due 2024 as the “Fixed/Floating Rate Notes”, to the $750,000,000 Floating Rate Notes due 2024 as the “Floating Rate Notes” and to the Fixed/Floating Rate Notes and the Floating Rate Notes collectively as the “Senior Notes”. The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

The Fixed/Floating Rate Notes and the Floating Rate Notes will be issued in an aggregate principal amount of $1,250,000,000 and $750,000,000, respectively, and unless previously redeemed (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below), will mature on June 25, 2024.

The Senior Notes of each series will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, and equally with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Each of the Fixed/Floating Rate Notes and the Floating Rate Notes will constitute a separate series of senior debt securities issued under the Indenture. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on June 25, 2018. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the Senior Notes of any series, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes of the applicable series described in this prospectus supplement except for the prices to the public and Issue Date of such Senior Notes, provided however that if such additional notes have the same CUSIP, ISIN and/or Common Code as the outstanding Senior Notes, such additional notes must be fungible with the outstanding Senior Notes of the applicable series for U.S. federal income tax purposes of the applicable series. Any such additional notes, together with the Senior Notes of the applicable series offered by this prospectus supplement, may constitute a single series of Senior Notes under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Interest

In respect of the Fixed/Floating Rate Notes, from (and including) the Issue Date to (but excluding) June 25, 2023 (such period, the “Fixed/Floating Rate Notes Fixed Rate Period”), interest on the Fixed/Floating Rate Notes will be payable at a rate of 4.519% per annum (the “Fixed Interest Rate”). During the Fixed/Floating Rate Notes Fixed Rate Period, interest on the Fixed/Floating Rate Notes will be payable semi-annually in arrear on June 25 and December 25 of each year, beginning on December 25, 2018 (each, a “Fixed/Floating Rate Notes Fixed Rate Period Interest Payment Date”) to (and including) June 25, 2023. From (and including) June 25, 2023 to (but excluding) maturity (such period, the “Fixed/Floating Rate Notes Floating Rate Period”), the interest rate on the Fixed/Floating Rate Notes will be equal to the three-month U.S. dollar LIBOR, as determined by the Calculation Agent on the applicable Fixed/Floating Rate Notes Interest Determination Date (as defined below), plus 1.550% per annum, accruing from June 25, 2023, to (but excluding) maturity. During the Fixed/Floating Rate Notes Floating Rate Period, interest on the Fixed/Floating Rate Notes will be payable quarterly in arrear on September 25, 2023, December 25, 2023, March 25, 2024 and June 25, 2024, beginning on September 25, 2023, to (and including) maturity (each, a “Fixed/Floating Rate Notes Floating Rate Period Interest Payment Date” and, together with each Fixed/Floating Rate Notes Fixed Rate Period Interest Payment Date, each a “Fixed/Floating Rate Notes Interest Payment Date”) and will be reset quarterly on June 25, 2023, September 25, 2023, December 25, 2023 and March 25, 2024, beginning on June 25, 2023 (each, a “Fixed/Floating Rate Notes Interest Reset Date”).

In respect of the Floating Rate Notes, from (and including) the Issue Date to (but excluding) maturity, the interest rate on the Floating Rate Notes will be equal to the three-month U.S. dollar LIBOR, as determined by the Calculation Agent on the applicable Floating Rate Notes Interest Determination Date (as defined below), plus 1.550% per annum (the “Floating Rate Notes Interest Rate”) accruing from June 25, 2018, to (but excluding) maturity. Interest on the Floating Rate Notes will be payable quarterly in arrear on March 25, June 25, September 25 and December 25 of each year, beginning on September 25, 2018 and ending on maturity (each, a “Floating Rate Notes Interest Payment Date” and, together with each Fixed/Floating Rate Notes Interest Payment Date, each an “Interest Payment Date”). The interest rate applicable to the Floating Rate Notes will be reset quarterly on March 25, June 25, September 25 and December 25 of each year, beginning on September 25, 2018 (each, a “Floating Rate Notes Interest Reset Date”, and, together with each Fixed/Floating Rate Notes Interest Reset Date, each an “Interest Reset Date”).

For the Fixed/Floating Rate Notes during the Fixed/Floating Rate Notes Fixed Rate Period:

•                  Interest will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

•                  If any scheduled interest payment date is not a business day, such interest payment date will be postponed to the next day that is a business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date.

For the Fixed/Floating Rate Notes during the Fixed/Floating Rate Notes Floating Rate Period and for the Floating Rate Notes:

•                  Interest will be calculated on the basis of the actual number of days in each interest period, assuming a 360-day year. An interest period will be (i) in respect of the Fixed/Floating Rate Notes, the period beginning on (and including) a Fixed/Floating Rate Notes Floating Rate Period Interest Payment Date and ending on (but excluding) the next succeeding Fixed/Floating Rate Notes Floating Rate Period Interest Payment Date; provided that the first floating rate interest period of the Fixed/Floating Rate Notes will begin on June 25,

2023 and will end on (but exclude) the first Fixed/Floating Rate Notes Floating Rate Period Interest Payment Date and (ii) in respect of the Floating Rate Notes, the period beginning on (and including) a Floating Rate Notes Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Notes Interest Payment Date; provided that the first floating rate interest period of the Floating Rate Notes will begin on the Issue Date and will end on (but exclude) the first Floating Rate Notes Interest Payment Date.

•                  If any scheduled Interest Reset Date or Floating Rate Interest Payment Date (other than the relevant maturity date for a series of Senior Notes) is not a business day, such Interest Reset Date or Floating Rate Interest Payment Date will be postponed to the next day that is a business day; provided that if that business day falls in the next succeeding calendar month, such Interest Reset Date or Floating Rate Interest Payment Date will be the immediately preceding business day. If any such Floating Rate Interest Payment Date (other than the relevant maturity date for a series of Senior Notes) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Rate Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Floating Rate Interest Payment Date.

If the scheduled maturity date or date of redemption (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below) or repayment for a series of Senior Notes is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

An “Interest Determination Date” means either a Fixed/Floating Rate Notes Interest Determination Date or a Floating Rate Notes Interest Determination Date, as applicable.

A “Fixed/Floating Rate Notes Interest Determination Date” means the second London banking day preceding each applicable Fixed/Floating Rate Notes Interest Reset Date.

A “Floating Rate Notes Interest Determination Date” means the second London banking day preceding each applicable Floating Rate Notes Interest Reset Date.

A “Floating Rate Interest Payment Date” means either a Fixed/Floating Rate Notes Floating Rate Period Interest Payment Date or a Floating Rate Notes Interest Payment Date, as applicable.

“London banking day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

LIBOR

Subject to the circumstances described below under “—LIBOR Discontinuation”, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(1)                   With respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (2) below.

(2)                   With respect to an Interest Determination Date on which no rate appears on Reuters Page LIBOR01 (as defined below), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include the Underwriters or their affiliates), as selected and identified by us, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that

Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in the City of New York (which may include the Underwriters or their affiliates), as selected and identified by us, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date or, in the case of the initial Interest Determination Date, (i) in respect of the Fixed/Floating Rate Notes, such rate as may be determined by such alternate method as reasonably selected by the Calculation Agent and (ii) in respect of the Floating Rate Notes, the first Floating Rate Notes Interest Rate.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying LIBOR of major banks for U.S. dollars.

All percentages resulting from any calculation of any interest rate on the Senior Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

LIBOR Discontinuation

Notwithstanding the provisions described above under “ —LIBOR”, if we (in consultation with the Calculation Agent to the extent practicable) determine that LIBOR has ceased to be published on Reuters Page LIBOR01 as a result of LIBOR ceasing to be calculated or administered, then the following provisions will apply:

(1)                   we will use reasonable endeavours to appoint an Independent Adviser to determine a Successor Rate or, alternatively, if the Independent Adviser determines that there is no Successor Rate, an Alternative Reference Rate, no later than 5 business days prior to an Interest Determination Date (the “IA Determination Cut-off Date”), for purposes of determining the rate of interest for a Floating Rate Interest Period;

(2)                   if we are unable to appoint an Independent Adviser, or the Independent Adviser appointed by us fails to determine a Successor Rate or an Alternative Reference Rate prior to the IA Determination Cut-off Date, then we (in consultation with the Calculation Agent to the extent practicable and acting in good faith) may determine a Successor Rate, or if we determine that there is no Successor Rate, an Alternative Reference Rate, for purposes of determining the rate of interest for a Floating Rate Interest Period; provided, however, that if we are unable or unwilling to determine a Successor Rate or an Alternative Reference Rate prior to an Interest Determination Date in accordance with this sub-paragraph (2), the rate of interest will be equal to the rate of interest in effect with respect to the immediately preceding Interest Determination Date or, in the case of the initial Interest Determination Date, the rate of interest will be equal to the Fixed Interest Rate in the case of the Fixed/Floating Rate Notes and the first Floating Rate Notes Interest Rate in the case of the Floating Rate Notes.

If a Successor Rate or Alternative Reference Rate is determined in accordance with the preceding provisions, such Successor Rate or Alternative Reference Rate shall be substituted for LIBOR in relation to the Senior Notes, for all future Floating Rate Interest Periods.

If the Independent Adviser (in consultation with us) or we, as applicable, determine that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Reference Rate, as applicable, and determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Reference Rate, as applicable. If the Independent Adviser is, or we are, as the case may be, unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Successor Rate or Alternative Reference Rate, as applicable, will apply without an Adjustment Spread.

If the Independent Adviser or we, as the case may be, determine a Successor Rate or Alternative Reference Rate or, in each case, any Adjustment Spread, in accordance with the above provisions, the Independent Adviser or we may also, following consultation with the Calculation Agent to the extent practicable, specify changes to the Successor Rate or Alternative Reference Rate, as applicable, or, in each case, the Adjustment Spread, as well as the day count fraction, business day convention, the definition of business day, the Interest Determination Date, the Fixed/Floating Rate Notes Floating Rate Period Interest Payment Date, the Floating Rate Notes Interest Payment Date, and related provisions and definitions. All such changes can be made in order to follow market practice in relation to the Successor Rate or Alternative Reference Rate and such changes shall apply to the Senior Notes for all future Floating Rate Interest Periods. Upon receipt of satisfactory documentation, the Trustee shall, at our direction and expense, effect such amendments as may be required in order to give effect to this section “ — LIBOR Discontinuation” pursuant to a supplemental indenture or an amendment to the Indenture, or issuances and authentication of new global or definitive notes in respect of any series of the Senior Notes, and the Trustee shall not be liable to any party for any consequences thereof, save as provided in the Indenture and the Senior Notes. No holder consent will be solicited or required in connection with effecting the Successor Rate or Alternative Reference Rate or related changes, including for the execution of any documents, amendments to the Indenture or Senior Notes or other steps by us, the Trustee, the Calculation Agent or the principal paying agent (if required). We will, promptly following the determination of any Successor Rate, Alternative Reference Rate or Adjustment Spread, give notice thereof and of any changes to the terms of the Senior Notes to the Trustee, the Calculation Agent, the principal paying agent and the holders. By its acquisition of Senior Notes, each holder and beneficial owner of the Senior Notes and each subsequent holder and beneficial owner acknowledges, accepts, agrees to be bound by, and consents to, the Independent Adviser or our, as applicable, determination of the Successor Rate, Alternative Reference Rate or Adjustment Spread, as applicable, any changes in connection therewith as contemplated by this paragraph, and to any amendment or alteration of the terms of the Senior Notes, including an amendment of the amount of interest due on the Senior Notes, as may be required in order to give effect to this section “ — LIBOR Discontinuation”. The Trustee shall be entitled to rely on this deemed consent in connection with any supplemental indenture or amendment which may be necessary to effect the Successor Rate or the Alternative Reference Rate.

By its acquisition of Senior Notes, each holder of Senior Notes waives any and all claims against the Trustee, the Calculation Agent and the principal paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and the principal paying agent in respect of, and agrees that neither the Trustee, the Calculation Agent or the principal paying agent will be liable for, any action that the Trustee, the Calculation Agent or the paying agent, as the case may be, takes, or abstains from taking, in each case in accordance with this section “ — LIBOR Discontinuation”. By its acquisition of Senior Notes, each holder of Senior Notes agrees that neither the Trustee, the Calculation Agent or the principal paying agent will have any obligation to determine any Successor Rate, Alternative Reference Rate or Adjustment Spread (including any adjustments thereto), including in the event of any failure by us to determine any Successor Rate, Alternative Reference Rate or Adjustment Spread.

An Independent Adviser appointed pursuant to this section “— LIBOR Discontinuation” shall act in good faith and (in the absence of bad faith, gross negligence or willful misconduct) shall have no liability whatsoever to us, the Trustee, the Calculation Agent or you for any determination made by it or for any advice given to us in connection with any determination made by us, pursuant to this section “— LIBOR Discontinuation”.

No Successor Rate or Alternative Reference Rate will be adopted pursuant to this section, nor will any other amendment to the terms of the Senior Notes be made, if and to the extent that, in our determination, the same could reasonably be expected to prejudice the qualification of the Senior Notes as our and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments.

“Adjustment Spread” means a spread (which may be positive or negative) or formula or methodology for calculating a spread, which the Independent Adviser (in consultation with us) or we, as applicable, determine is required to be applied to the Successor Rate or the Alternative Reference Rate, as applicable, as a result of the replacement of LIBOR with the Successor Rate or the Alternative Reference Rate, as applicable, and is the spread, formula or methodology which:

•                  in the case of a Successor Rate, is recommended in relation to the replacement of LIBOR with the Successor Rate by any Relevant Nominating Body; or

•                  in the case of a Successor Rate for which no such recommendation has been made or in the case of an Alternative Reference Rate, the Independent Adviser (in consultation with us) or we, as applicable, determine is recognised or acknowledged as being in customary market usage for the purposes of determining floating rates of interest in respect of securities denominated in U.S. dollars, where such rate has been replaced by the Successor Rate or the Alternative Reference Rate, as applicable; or

•                  if no such customary market usage is recognised or acknowledged, the Independent Adviser in its discretion (in consultation with us), or we in our discretion, as applicable, determine (acting in good faith) to be appropriate.

“Alternative Reference Rate” means the reference rate (and related alternative screen page or source, if available) that the Independent Adviser or we (as applicable) determine has replaced LIBOR in customary market usage for the purposes of determining floating rates of interest in respect of securities denominated in U.S. dollars, or, if the Independent Adviser or we (as applicable) determine that there is no such rate, such other rate as the Independent Adviser or we (as applicable) determine, each as in our own discretion acting in good faith, is most comparable to LIBOR.

“Independent Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international capital markets, in each case appointed by us at our own expense.

“Relevant Nominating Body” means, in respect of a reference rate:

•                  the central bank, reserve bank, monetary authority or any similar institution for the currency to which such reference rate relates, or any other central bank or other supervisory authority which is responsible for supervising the administrator of such reference rate; or

•                  any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank, reserve bank, monetary authority or any similar institution for the currency to which such reference rate relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of such reference rate, (c) a group of the aforementioned central banks or other supervisory authorities, (d) the International Swaps and Derivatives Association, Inc. or any part thereof, or (e) the Financial Stability Board or any part thereof.

“Successor Rate” means the reference rate (and related alternative screen page or source, if available) that the Independent Adviser or we (as applicable) determine is a successor to or replacement of LIBOR which is recommended by any Relevant Nominating Body.

Tax Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes of any series in whole but not in part, (i) in respect of the Fixed/Floating Rate Notes, at any time during the Fixed/Floating Rate Notes Fixed Rate Period and thereafter only on a Fixed/Floating Rate Notes Floating Rate Period Interest Payment Date and (ii) in respect of the Floating Rate Notes, only on a Floating Rate Notes Interest Payment Date, in each case in the event of certain changes in the tax laws of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax and certain other limited circumstances. The circumstances in which we may redeem the Senior Notes of any series and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption.”

In the event of such a redemption, the redemption price of the Senior Notes of any series will be 100% of their principal amount together with any accrued but unpaid payments of interest to, but excluding, the date of redemption. If we elect to redeem the Senior Notes of any series, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date.

Loss Absorption Disqualification Event Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes of any series at our sole discretion, in whole but not in part, (i) in respect of the Fixed/Floating Rate Notes, at any time during the Fixed/Floating Rate Notes Fixed Rate Period and thereafter only on a Fixed/Floating Rate Notes Floating Rate Period Interest Payment Date and (ii) in respect of the Floating Rate Notes, only on a Floating Rate Notes Interest Payment Date, in each case, at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption, in the event we determine a Loss Absorption Disqualification Event has occurred and is continuing.

Before the publication of any notice of redemption pursuant to a Loss Absorption Disqualification Event, we shall deliver to the Trustee a certificate signed by two authorised signatories of RBSG stating that, in such signatories’ belief, the condition for redemption has occurred and is continuing as at the date of the certificate, and the Trustee is entitled to conclusively rely on and shall accept such certificate as sufficient evidence of such occurrence, in which event it shall be conclusive and binding on the holders of the Senior Notes.

For these purposes:

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if:

(i)                       at the time that any Loss Absorption Regulation becomes effective, and as a result of such Loss Absorption Regulation becoming so effective, in each case with respect to us and/or the Regulatory Group, on or after the issue date of the series of Senior Notes affected, the applicable Senior Notes of such series are or, in our opinion or in the opinion of the PRA are likely to be fully or partially excluded from our and/or the Regulatory Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments; or

(ii)                    as a result of any amendment to, or change in, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the issue date of the series of Senior Notes affected, the applicable Senior Notes of such series are or, in our opinion or in the opinion of the PRA are likely to be, fully or partially excluded from our and/or the Regulatory Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations as applicable to us and/or the Regulatory Group; provided that in the case of (i) and (ii) above, a Loss Absorption Disqualification Event shall not occur where such exclusion of the relevant series of Senior Notes is due to the remaining maturity of the relevant series of Senior Notes being less than any period prescribed by any applicable eligibility criteria under the relevant Loss Absorption Regulations effective with respect to us and/or the Regulatory Group on the issue date of the relevant series of Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the PRA, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the PRA (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to us or to the Regulatory Group).

“PRA” means the UK Prudential Regulation Authority and/or such other governmental authority in the United Kingdom having primary supervisory authority with respect to our business.

“Regulatory Group” means us, our subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of our subsidiary undertakings from time to time and any other undertakings from time to time consolidated with us for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

Optional Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes of any series at our sole discretion, in whole but not in part, on June 25, 2023 (the “Optional Redemption Date”) at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption.

The Senior Notes will not be redeemable at the option of the holders at any time.

Notice of Redemption

If we elect to redeem the Senior Notes of any series at our option on the Optional Redemption Date for such series or due to the occurrence of a tax law change or a Loss Absorption Disqualification Event, we will give holders of the Senior Notes of such series not less than five (5) business days or more than 60 calendar days’ notice in accordance with “—Notices” below, and to the Trustee at least five (5) business days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable but may be conditioned on the occurrence of any event or circumstance.

Any redemption notice will state:

•                  the redemption date;

•                  the redemption price;

•                  that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

•                  the place or places at which each holder may obtain payment of the redemption price; and

•                  the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such series of Senior Notes.

If we have elected to redeem Senior Notes of any series but prior to the payment of the redemption amount with respect to such redemption the relevant U.K. resolution authority exercises its U.K. Bail-in power in respect of the relevant series of Senior Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Conditions to Redemption and Repurchase

Notwithstanding any other provision, we may only redeem Senior Notes of any series prior to the maturity date or repurchase the Senior Notes of any series (and give notice thereof to the holders of such series of Senior Notes in the case of redemption) if we have obtained the prior consent of the PRA, to the extent such consent is at the relevant time and in the relevant circumstances required (if at all) by the Loss Absorption Regulations or applicable laws or regulations in effect in the United Kingdom.

Agreement with Respect to the Exercise of UK Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of Senior Notes, each holder and beneficial owner of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK resolution authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of RBSG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK resolution authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to RBSG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

A reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us and the Group.

If we have elected to redeem the Senior Notes of any series but prior to the payment of the redemption amount with respect to such redemption the relevant UK resolution authority exercises its UK bail-in power with respect to the Senior Notes, the relevant redemption notices shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

The exercise of any UK bail-in power by the relevant UK resolution authority shall not constitute a default or Event of Default under the terms of the Senior Notes or the Indenture.

In addition, by its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes:

(i)                       acknowledges and agrees that the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)                    to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes;

(iii)                 agrees that, upon the exercise of any UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes,

a.                        the Trustee shall not be required to take any further directions from holders of the notes under Section 5.12 (Control by Holders) of the Indenture, which section authorises holders of a majority in aggregate outstanding principal amount of the notes to direct certain actions relating to the notes, and

b.                        the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority in respect of the Senior Notes, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that we and the Trustee shall agree pursuant to a supplemental indenture.

(iv)                shall be deemed to have (i) consented to the exercise of any UK bail-in power which may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder.

For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Events of Default and Defaults; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes of a series shall only result if:

•                  a court of competent jurisdiction makes an order for our winding up which is not successfully appealed within 30 days; or

•                  an effective shareholders’ resolution is validly adopted for our winding up,

in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

There are no other Events of Default under the Senior Notes. If an Event of Default with respect to Senior Notes of any series occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes of such series may declare the principal amount of, and any accrued but unpaid interest on such Senior Notes to be due and payable immediately in accordance with the terms of the Indenture. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes of such series may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

There are no other circumstances in which holders of Senior Notes or the Trustee may accelerate amounts to be paid in respect of the Senior Notes.

Default

A “Default” with respect to the Senior Notes of a series shall result if:

•                  any installment of interest in respect of the Senior Notes of such series is not paid on or before the relevant Interest Payment Date and such failure continues for 14 days; or

•                  all or any part of the principal amount of the Senior Notes of such series is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

If a Default occurs and is continuing, the Trustee may commence a proceeding for our winding up, but the Trustee may not declare the principal amount of any outstanding Senior Notes of any series to be due and payable.

However and notwithstanding any other provisions, a failure to make any payment on the Senior Notes of any series shall not be a Default if it is withheld or refused, upon independent counsel’s advice delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction. In such case, the Trustee may require us to take any action which, upon independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to us informing us of such determination.

Upon the occurrence of any Event of Default or Default, we shall give prompt written notice to the Trustee. In accordance with the Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Senior Notes whether in connection with any breach by us of our obligations under the Senior Notes, the Indenture or otherwise, including by judicial proceedings, provided that we shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Senior Notes of any series prior to any date on which the principal of, or any interest on, the Senior Notes of any such series would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders of the Senior Notes whether for the recovery of amounts owing in respect of such Senior Notes or under the Indenture or in respect of any breach by us of our obligations under the Indenture or in respect of the Senior Notes, except that the Trustee and the holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), including the Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Senior Notes are subject to the subordination provisions set forth in the Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

The provisions described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies” in the accompanying prospectus do not apply to the Senior Notes.

Payment of Additional Amounts

The government of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax may require us to withhold or deduct amounts from payments on the Senior Notes for taxes or other governmental charges. If such a withholding or deduction is required, we may be required, subject to certain exceptions, to pay additional amounts such that the net amount paid to holders of the Senior Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required (“Additional Amounts”). For more information on Additional Amounts and the situations in which we must pay Additional Amounts, see “Description of Debt Securities—Additional Amounts” in the accompanying prospectus.

Whenever in this prospectus supplement there is mentioned, in the context of the Senior Notes, the payment of the principal, premium, if any, or interest on, or in respect of, any Senior Note, such mention shall be deemed to include mention of the payment of Additional Amounts referred to above and further described under “Description of Debt Securities—Additional Amounts” in the accompanying prospectus, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of the Indenture and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

In addition to the exceptions to our gross-up obligations set forth in the accompanying prospectus, we will not pay Additional Amounts in respect of any withholding or deduction required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any U.S. Treasury regulation issued under FATCA or any official interpretations or guidance issued with respect thereto, any agreement with the U.S. Treasury entered into in connection with FATCA, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation, or other official interpretation or guidance enacted, promulgated or issued in any jurisdiction to implement such an intergovernmental agreement.

Noteholder’s Waiver of Right to Set-Off

By acquiring a Senior Note, each holder (and the Trustee acting on behalf of the holders) will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder) that they (or the Trustee acting on their behalf) might otherwise have against us, whether before or during our winding-up, liquidation or administration. Notwithstanding the above, if any such rights and claims of any such holder (or the Trustee acting on behalf of such holders) against us are discharged by set-off, such holder (or the Trustee acting on behalf of such holders) will immediately pay an amount equal to the amount of such discharge to us or, in the event of a winding-up, liquidation or administration, our liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for senior creditors, and until such time as payment is made will hold a sum equal to such amount on trust for senior creditors, and accordingly such discharge shall be deemed not to have taken place.

Trustee; Direction of Trustee

The Issuer’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes.

By its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes acknowledges and agrees that, upon the exercise of any UK bail-in power by the relevant UK resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 (Control by Holders) of the Indenture, which authorises holders of a majority in aggregate outstanding principal amount of the Senior Notes to direct certain actions relating to the Senior Notes, and (b) neither the Base Indenture nor the Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

See “—Events of Default and Defaults; Limitation of Remedies” above for a description of the Trustee’s procedures and remedies available in connection with an Event of Default or Default.

Notices

All notices regarding any series of Senior Notes will be deemed to be validly given if sent by first-class mail to the holders of the Senior Notes at their addresses recorded in the register.

Until such time as any definitive securities are issued, there may, so long as any Global Notes representing the Senior Notes are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the holders of the Senior Notes, in accordance with DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holders of the Senior Notes to the Trustee shall be in writing to the Trustee at its corporate trust office. While any of the Senior Notes are represented by a Global Note, such notice may be given by any holder to the Trustee through DTC in such manner as DTC may approve for this purpose.

Subsequent Holders’ Agreement

Holders of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the UK bail-in power.

Governing Law

The Senior Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Listing

We intend to apply for the listing of each series of the Senior Notes on the New York Stock Exchange in accordance with its rules.

F.   4.269% Fixed Rate / Floating Rate Senior Notes due 2025

Base Prospectus:

Please see the section “Description of Debt Securities” of the Base Prospectus dated December 13, 2017, set out on pages 78 to 91 of this exhibit.

Prospectus Supplement:

DESCRIPTION OF THE SENIOR NOTES

In this prospectus supplement, we refer to the $2,000,000,000 4.269% Fixed Rate/Floating Rate Notes due 2025 as the “Senior Notes”. The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

The Senior Notes will be issued in an aggregate principal amount of $2,000,000,000, and unless previously redeemed (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below), will mature on March 22, 2025.

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, and equally with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The Senior Notes will constitute a separate series of debt securities issued under the Indenture. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on March 22, 2019. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public and Issue Date of such Senior Notes, provided however that if such additional notes have the same CUSIP, ISIN and/or Common Code as the outstanding Senior Notes, such additional notes must be fungible with the outstanding Senior Notes for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes offered by this prospectus supplement, may constitute a single series of Senior Notes under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Interest

In respect of the Senior Notes, from (and including) the Issue Date to (but excluding) March 22, 2024 (such period, the “Fixed Rate Period”), interest on the Senior Notes will be payable at a rate of 4.269% per annum (the “Fixed Interest Rate”). During the Fixed Rate Period, interest on the Senior Notes will be payable semi-annually in arrear on March 22 and September 22 of each year, beginning on September 22, 2019, (each, a “Fixed Rate Period Interest Payment Date”) to (and including) March 22, 2024. From (and including) March 22, 2024 to (but excluding) maturity (such period, the “Floating Rate Period”), the interest rate on the Senior Notes will be equal to the three-month U.S. dollar LIBOR (subject to “—LIBOR” and “—LIBOR Discontinuation”), as determined by the Calculation Agent on the applicable Interest Determination Date (as defined below), plus 1.762% per annum, accruing from March 22, 2024, to (but excluding) maturity. During the Floating Rate Period, interest on the Senior Notes will be payable quarterly in arrear on June 22, 2024, September 22, 2024, December 22, 2024 and March 22, 2025, beginning on June 22, 2024, to (and including) maturity (each, a “Floating Rate Period Interest Payment Date” and, together with each Fixed Rate Period Interest Payment Date, each an “Interest Payment Date”) and will be reset quarterly on March 22, 2024, June 22, 2024, September 22, 2024 and December 22, 2024, beginning on March 22, 2024 (each, an “Interest Reset Date”).

During the Fixed Rate Period:

•                  Interest will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

•                  If any scheduled interest payment date is not a business day, such interest payment date will be postponed to the next day that is a business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date.

During the Floating Rate Period:

•                  Interest will be calculated on the basis of the actual number of days in each interest period, assuming a 360-day year. An interest period will be the period beginning on (and including) a Floating Rate Period Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Period Interest Payment Date; provided that the first floating rate interest period of the Senior Notes will begin on March 22, 2024 and will end on (but exclude) the first Floating Rate Period Interest Payment Date.

•                  If any scheduled Interest Reset Date or Floating Rate Period Interest Payment Date (other than the maturity date of the Senior Notes) is not a business day, such Interest Reset Date or Floating Rate Period Interest Payment Date will be postponed to the next day that is a business day; provided that if that business day falls in the next succeeding calendar month, such Interest Reset Date or Floating Rate Period Interest Payment Date will be the immediately preceding business day. If any such Floating Rate Period Interest Payment Date (other than the maturity date of the Senior Notes) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Rate Period Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Floating Rate Period Interest Payment Date.

If the scheduled maturity date or date of redemption (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below) or repayment of the Senior Notes is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

An “Interest Determination Date” means the second London banking day preceding each applicable Interest Reset Date.

“London banking day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

LIBOR

Subject to the circumstances described below under “—LIBOR Discontinuation”, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(1)                   With respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (2) below.

(2)                   With respect to an Interest Determination Date on which no rate appears on Reuters Page LIBOR01(as defined below), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include the Underwriters or their affiliates), as selected and identified by us, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in the City of New York (which may include the Underwriters or their affiliates), as selected and identified by us, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date or, in the case of the initial Interest Determination Date, such rate as may be determined by such alternate method as reasonably selected by the Calculation Agent.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying LIBOR of major banks for U.S. dollars.

All percentages resulting from any calculation of any interest rate on the Senior Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

LIBOR Discontinuation

Notwithstanding the provisions described above under “ —LIBOR”, if we (in consultation with the Calculation Agent to the extent practicable) determine that a Benchmark Event has occurred or consider that there may be a Successor Rate, in either case, when any rate of interest for a Floating Rate Interest Period (or the relevant component part thereof) remains to be determined by reference to LIBOR, then the following provisions will apply:

(1)                   we will use reasonable endeavours to appoint an Independent Adviser to determine a Successor Rate or, alternatively, if the Independent Adviser determines that there is no Successor Rate, an Alternative Reference Rate, no later than 5 business days prior to an Interest Determination Date (the “IA Determination Cut-off Date”), for purposes of determining the rate of interest for a Floating Rate Interest Period;

(2)                   if we are unable to appoint an Independent Adviser, or the Independent Adviser appointed by us fails to determine a Successor Rate or an Alternative Reference Rate prior to the IA Determination Cut-off Date, then we (in consultation with the Calculation Agent to the extent practicable and acting in good faith) may determine a Successor Rate, or if we determine that there is no Successor Rate, an Alternative Reference Rate, for purposes of determining the rate of interest for a Floating Rate Interest Period; provided, however, that if we are unable or unwilling to determine a Successor Rate or an Alternative Reference Rate prior to an Interest Determination Date in accordance with this sub-paragraph (2), the rate of interest will be equal to the rate of interest in effect with respect to the immediately preceding Interest Determination Date or, in the case of the initial Interest Determination Date, the rate of interest will be equal to the Fixed Interest Rate.

If a Successor Rate or Alternative Reference Rate is determined in accordance with the preceding provisions, such Successor Rate or Alternative Reference Rate shall be substituted for LIBOR in relation to the Senior Notes, for all future Floating Rate Interest Periods.

If the Independent Adviser (in consultation with us) determines (or, if we are unable to appoint an Independent Adviser, or the Independent Adviser fails to determine whether an Adjustment Spread should be applied, we determine) that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Reference Rate, as applicable, and determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Reference Rate, as applicable. If the Independent Adviser is, or we are, as the case may be, unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Successor Rate or Alternative Reference Rate, as applicable, will apply without an Adjustment Spread.

If the Independent Adviser or we, as the case may be, determine a Successor Rate or Alternative Reference Rate or, in each case, any Adjustment Spread, in accordance with the above provisions, the Independent Adviser or we may also, following consultation with the Calculation Agent to the extent practicable, specify changes to the Successor Rate or Alternative Reference Rate, as applicable, or, in each case, the Adjustment Spread, including the determination of the display page for the Successor Rate or Alternative Reference Rate or the method for determining the fallback rate in relation to the Senior Notes, as well as specify changes to the day count fraction, business day convention, the definition of business day, the Interest Determination Date, the Floating Rate Period Interest Payment Date, and related provisions and definitions. All such changes can be made in order to follow market practice in relation to the Successor Rate or Alternative Reference Rate and such changes shall apply to the Senior Notes for all future Floating Rate Interest Periods. Upon receipt of satisfactory documentation, the Trustee shall, at our direction and expense, effect such amendments as may be required in order to give effect to this section “ — LIBOR Discontinuation” pursuant to a supplemental indenture or an amendment to the Indenture, or issuances and authentication of new global or definitive notes in respect of the Senior Notes, and the Trustee shall not be liable to any party for any consequences thereof, save as provided in the Indenture and the Senior Notes. No holder consent will be solicited or required in connection with effecting the Successor Rate, Alternative Reference Rate or any related changes, including the Adjustment Spread, as applicable, and including for the execution of any documents, amendments to the Indenture or Senior Notes or other steps by us, the Trustee, the Calculation Agent or the principal paying agent (if required). We will, promptly following the determination of any Successor Rate, Alternative Reference Rate or Adjustment Spread, give notice thereof and of any changes to the terms of the Senior Notes to the Trustee, the Calculation Agent, the principal paying agent and the holders. By its acquisition of Senior Notes, each holder and beneficial owner of the Senior Notes and each subsequent holder and beneficial owner acknowledges, accepts, agrees to be bound by, and consents to, the Independent Adviser or our, as applicable, determination of the Successor Rate, Alternative Reference Rate or Adjustment Spread, as applicable, any changes in connection therewith as contemplated by this paragraph, and to any amendment or alteration of the terms of the Senior Notes, including an amendment of the amount of interest due on the Senior Notes, as may be required in order to give effect to this section “ — LIBOR Discontinuation”. The Trustee shall be entitled to rely on this deemed consent in connection with any supplemental indenture or amendment which may be necessary to effect the Successor Rate or the Alternative Reference Rate.

By its acquisition of Senior Notes, each holder of Senior Notes waives any and all claims against the Trustee, the Calculation Agent and the principal paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and the principal paying agent in respect of, and agrees that neither the Trustee, the Calculation Agent or the principal paying agent will be liable for, any action that the Trustee, the Calculation Agent or the paying agent, as the case may be, takes, or abstains from taking, in each case in accordance with this section “—

LIBOR Discontinuation”. By its acquisition of Senior Notes, each holder of Senior Notes agrees that neither the Trustee, the Calculation Agent or the principal paying agent will have any obligation to determine any Successor Rate, Alternative Reference Rate or Adjustment Spread (including any adjustments thereto), including in the event of any failure by us to determine any Successor Rate, Alternative Reference Rate or Adjustment Spread.

An Independent Adviser appointed pursuant to this section “— LIBOR Discontinuation” shall act in good faith and (in the absence of bad faith, gross negligence or willful misconduct) shall have no liability whatsoever to us, the Trustee, the Calculation Agent or you for any determination made by it or for any advice given to us in connection with any determination made by us, pursuant to this section “— LIBOR Discontinuation”.

No Successor Rate, Alternative Reference Rate and/or Adjustment Spread will be adopted pursuant to this section, nor will any other amendment to the terms of the Senior Notes be made, if and to the extent that, in our determination, the same could reasonably be expected to prejudice the qualification of the Senior Notes as our and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments.

“Adjustment Spread” means a spread (which may be positive or negative) or formula or methodology for calculating a spread, which the Independent Adviser (in consultation with us) or we, as applicable, determine is required to be applied to the Successor Rate or the Alternative Reference Rate, as applicable, as a result of the replacement of LIBOR with the Successor Rate or the Alternative Reference Rate, as applicable, and is the spread, formula or methodology which:

•                  in the case of a Successor Rate, is recommended in relation to the replacement of LIBOR with the Successor Rate by any Relevant Nominating Body; or

•                  in the case of a Successor Rate for which no such recommendation has been made or in the case of an Alternative Reference Rate, the Independent Adviser (in consultation with us) or we, as applicable, determine is recognised or acknowledged as being in customary market usage for the purposes of determining floating rates of interest in respect of securities denominated in U.S. dollars, where such rate has been replaced by the Successor Rate or the Alternative Reference Rate, as applicable; or

•                  if no such customary market usage is recognised or acknowledged, the Independent Adviser in its discretion (in consultation with us), or we in our discretion, as applicable, determine (acting in good faith) to be appropriate.

“Alternative Reference Rate” means the reference rate (and related alternative screen page or source, if available) that the Independent Adviser or we (as applicable) determine has replaced LIBOR in customary market usage for the purposes of determining floating rates of interest in respect of securities denominated in U.S. dollars, or, if the Independent Adviser or we (as applicable) determine that there is no such rate, such other rate as the Independent Adviser or we (as applicable) determine, each as in our own discretion acting in good faith, is most comparable to LIBOR.

“Benchmark Event” means:

(i)                       LIBOR has ceased to be published on Reuters Page LIBOR 01 as a result of LIBOR ceasing to be calculated or administered; or

(ii)                    a public statement by the administrator of LIBOR that it will cease publishing LIBOR permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of LIBOR); or

(iii)                 a public statement by the supervisor of the administrator of LIBOR that LIBOR has been or will be permanently or indefinitely discontinued; or

(iv)                a public statement by the supervisor of the administrator of LIBOR that means that LIBOR will be prohibited from being used or that its use will be subject to restrictions or adverse consequences; or

(v)                   it has or will become unlawful for the Calculation Agent or the Issuer to calculate any payments due to be made to any noteholder using LIBOR (including, without limitation, under the Benchmark Regulation (EU) 2016/1011, if applicable).

“Independent Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international capital markets, in each case appointed by us at our own expense.

“Relevant Nominating Body” means, in respect of a reference rate:

•                  the central bank, reserve bank, monetary authority or any similar institution for the currency to which such reference rate relates, or any other central bank or other supervisory authority which is responsible for supervising the administrator of such reference rate; or

•                  any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank, reserve bank, monetary authority or any similar institution for the currency to which such reference rate relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of such reference rate, (c) a group of the aforementioned central banks or other supervisory authorities, (d) the International Swaps and Derivatives Association, Inc. or any part thereof, or (e) the Financial Stability Board or any part thereof.

“Successor Rate” means the reference rate (and related alternative screen page or source, if available) that the Independent Adviser or we (as applicable) determine is a successor to or replacement of LIBOR (for the avoidance of doubt, whether or not LIBOR has ceased to be available) which is recommended by any Relevant Nominating Body.

Tax Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes in whole but not in part, at any time during the Fixed Rate Period and thereafter only on a Floating Rate Period Interest Payment Date, in each case in the event of certain changes in the tax laws of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax and certain other limited circumstances. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption.”

In the event of such a redemption, the redemption price of the Senior Notes will be 100% of their principal amount together with any accrued but unpaid payments of interest to, but excluding, the date of redemption. If we elect to redeem the Senior Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date.

Loss Absorption Disqualification Event Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes at our sole discretion, in whole but not in part, at any time during the Fixed Rate Period and thereafter only on a Floating Rate Period Interest Payment Date, at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption, in the event we determine a Loss Absorption Disqualification Event has occurred and is continuing.

Before the publication of any notice of redemption pursuant to a Loss Absorption Disqualification Event, we shall deliver to the Trustee a certificate signed by two authorised signatories of RBSG stating that, in such signatories’ belief, the condition for redemption has occurred and is continuing as at the date of the certificate, and the Trustee is entitled to conclusively rely on and shall accept such certificate as sufficient evidence of such occurrence, in which event it shall be conclusive and binding on the holders of the Senior Notes.

For these purposes:

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if:

(i)                       at the time that any Loss Absorption Regulation becomes effective, and as a result of such Loss Absorption Regulation becoming so effective, in each case with respect to us and/or the Regulatory Group, on or after the issue date of the Senior Notes, the Senior Notes are or, in our opinion or in the opinion of the PRA are likely not to qualify in full towards our and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments; or

(ii)                    as a result of any amendment to, or change in, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the issue date of the Senior Notes, the Senior Notes are or, in our opinion or in the opinion of the PRA are likely to be, fully or partially excluded from our and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations as applicable to us and/or the Regulatory Group; provided that in the case of (i) and (ii) above, a Loss Absorption Disqualification Event shall not occur where such exclusion of the Senior Notes is due to the remaining maturity of the Senior Notes being less than any period prescribed by any applicable eligibility criteria under the relevant Loss Absorption Regulations effective with respect to us and/or the Regulatory Group on the issue date of the Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the PRA, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the PRA and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to us or to the Regulatory Group).

“PRA” means the UK Prudential Regulation Authority and/or such other governmental authority in the United Kingdom having primary supervisory authority with respect to our business.

“Regulatory Group” means us, our subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of our subsidiary undertakings from time to time and any other undertakings from time to time consolidated with us for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

Optional Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes at our sole discretion, in whole but not in part, on March 22, 2024 (the “Optional Redemption Date”) at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption.

The Senior Notes will not be redeemable at the option of the holders at any time.

Notice of Redemption

If we elect to redeem the Senior Notes at our option on the Optional Redemption Date or due to the occurrence of a tax law change or a Loss Absorption Disqualification Event, we will give holders of the Senior Notes of not less than five (5) business days or more than 60 calendar days’ notice in accordance with “—Notices” below, and to the Trustee at least five (5) business days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable but may be conditioned on the occurrence of any event or circumstance.

Any redemption notice will state:

•                  the redemption date;

•                  the redemption price;

•                  that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

•                  the place or places at which each holder may obtain payment of the redemption price; and

•                  the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Senior Notes.

If we have elected to redeem the Senior Notes but prior to the payment of the redemption amount with respect to such redemption the relevant UK authority exercises its U.K. Bail-in power in respect of the Senior Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Conditions to Redemption and Repurchase

Notwithstanding any other provision, we may only redeem the Senior Notes prior to the maturity date or repurchase the Senior Notes (and give notice thereof to the holders of Senior Notes in the case of redemption) if we have obtained the prior consent of the PRA, to the extent such consent is at the relevant time and in the relevant circumstances required (if at all) by the Loss Absorption Regulations or applicable laws or regulations in effect in the United Kingdom.

Agreement with Respect to the Exercise of UK Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of Senior Notes, each holder and beneficial owner of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of RBSG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to RBSG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (whether or not the UK is a Member State of the European Union) and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

A reference to the “relevant UK authority” is to any authority with the ability to exercise a UK bail-in power.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us and the Group.

If we have elected to redeem the Senior Notes but prior to the payment of the redemption amount with respect to such redemption the relevant UK authority exercises its UK bail-in power with respect to the Senior Notes, the relevant redemption notices shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

The exercise of any UK bail-in power by the relevant UK authority shall not constitute a default or Event of Default under the terms of the Senior Notes or the Indenture.

In addition, by its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes:

(i)                       acknowledges and agrees that the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)                    to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes;

(iii)                 agrees that, upon the exercise of any UK bail-in power by the relevant UK authority with respect to the Senior Notes,

a.                        the Trustee shall not be required to take any further directions from holders of the notes under Section 5.12 (Control by Holders) of the Indenture, which section authorises holders of a majority in aggregate outstanding principal amount of the notes to direct certain actions relating to the notes, and

b.                        the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK authority in respect of the Senior Notes, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that we and the Trustee shall agree pursuant to a supplemental indenture.

(iv)                shall be deemed to have (i) consented to the exercise of any UK bail-in power which may be imposed without any prior notice by the relevant UK authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder.

For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Upon the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Events of Default and Defaults; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes shall only result if:

•                  a court of competent jurisdiction makes an order for our winding up which is not successfully appealed within 30 days; or

•                  an effective shareholders’ resolution is validly adopted for our winding up, in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

There are no other Events of Default under the Senior Notes. If an Event of Default with respect to Senior Notes occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes may declare the principal amount of, and any accrued but unpaid interest on such Senior Notes to be due and payable immediately in accordance with the terms of the Indenture. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

There are no other circumstances in which holders of Senior Notes or the Trustee may accelerate amounts to be paid in respect of the Senior Notes.

Default

A “Default” with respect to the Senior Notes shall result if:

•                  any installment of interest in respect of the Senior Notes is not paid on or before the relevant Interest Payment Date and such failure continues for 14 days; or

•                  all or any part of the principal amount of the Senior Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

If a Default occurs and is continuing, the Trustee may commence a proceeding for our winding up, but the Trustee may not declare the principal amount of any outstanding Senior Notes to be due and payable.

However and notwithstanding any other provisions, a failure to make any payment on the Senior Notes shall not be a Default if it is withheld or refused, upon independent counsel’s advice delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction. In such case, the Trustee may require us to take any action which, upon independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to us informing us of such determination.

Upon the occurrence of any Event of Default or Default, we shall give prompt written notice to the Trustee. In accordance with the Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Senior Notes whether in connection with any breach by us of our obligations under the Senior Notes, the Indenture or otherwise, including by judicial proceedings, provided that we shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders of the Senior Notes whether for the recovery of amounts owing in respect of such Senior Notes or under the Indenture or in respect of any breach by us of our obligations under the Indenture or in respect of the Senior Notes, except that the Trustee and the holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), including the Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Senior Notes are subject to the subordination provisions set forth in the Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

The provisions described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies” in the accompanying prospectus do not apply to the Senior Notes.

Payment of Additional Amounts

The government of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax may require us to withhold or deduct amounts from payments on the Senior Notes for taxes or other governmental charges. If such a withholding or deduction is required, we may be required, subject to certain exceptions, to pay additional amounts such that the net amount paid to holders of the Senior Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required (“Additional Amounts”). For more information on Additional Amounts and the situations in which we must pay Additional Amounts, see “Description of Debt Securities—Additional Amounts” in the accompanying prospectus.

Whenever in this prospectus supplement there is mentioned, in the context of the Senior Notes, the payment of the principal, premium, if any, or interest on or in respect of any Senior Note, such mention shall be deemed to include mention of the payment of Additional Amounts referred to above and further described under “Description of Debt Securities—Additional Amounts” in the accompanying prospectus, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of the Indenture and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

In addition to the exceptions to our gross-up obligations set forth in the accompanying prospectus, we will not pay Additional Amounts in respect of any withholding or deduction required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any U.S. Treasury regulation issued under FATCA or any official interpretations or guidance issued with respect thereto, any agreement with the U.S. Treasury entered into in connection with FATCA, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation, or other official interpretation or guidance enacted, promulgated or issued in any jurisdiction to implement such an intergovernmental agreement.

Noteholder’s Waiver of Right to Set-Off

By acquiring a Senior Note, each holder (and the Trustee acting on behalf of the holders) will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder) that they (or the Trustee acting on their behalf) might otherwise have against us, whether before or during our winding-up, liquidation or administration. Notwithstanding the above, if any such rights and claims of any such holder (or the Trustee acting on behalf of such holders) against us are discharged by set-off, such holder (or the Trustee acting on behalf of such holders) will immediately pay an amount equal to the amount of such discharge to us or, in the event of a winding-up, liquidation or administration, our liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for senior creditors, and until such time as payment is made will hold a sum equal to such amount on trust for senior creditors, and accordingly such discharge shall be deemed not to have taken place.

Trustee; Direction of Trustee

The Issuer’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes.

By its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes acknowledges and agrees that, upon the exercise of any UK bail-in power by the relevant UK authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 (Control by Holders) of the Indenture, which authorises holders of a majority in aggregate outstanding principal amount of the Senior Notes to direct certain actions relating to the Senior Notes, and (b) neither the Base Indenture nor the Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK authority, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

See “—Events of Default and Defaults; Limitation of Remedies” above for a description of the Trustee’s procedures and remedies available in connection with an Event of Default or Default.

Notices

All notices regarding the Senior Notes will be deemed to be validly given if sent by first-class mail to the holders of the Senior Notes at their addresses recorded in the register.

Until such time as any definitive securities are issued, there may, so long as any Global Notes representing the Senior Notes are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the holders of the Senior Notes, in accordance with DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holders of the Senior Notes to the Trustee shall be in writing to the Trustee at its corporate trust office. While any of the Senior Notes are represented by a Global Note, such notice may be given by any holder to the Trustee through DTC in such manner as DTC may approve for this purpose.

Subsequent Holders’ Agreement

Holders of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the UK bail-in power.

Governing Law

The Senior Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

G.   4.892% Fixed / Floating Rate Senior Notes due 2029

Base Prospectus:

Please see the section “Description of Debt Securities” of the Base Prospectus dated December 13, 2017, set out on pages 78 to 91 of this exhibit.

Prospectus Supplement:

DESCRIPTION OF THE SENIOR NOTES

In this prospectus supplement, we refer to the $1,750,000,000 4.892% Fixed Rate/Floating Rate Notes due 2029 as the “Senior Notes”. The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

The Senior Notes will be issued in an aggregate principal amount of $1,750,000,000, and unless previously redeemed (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below), will mature on May 18, 2029.

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, and equally with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The Senior Notes will constitute a separate series of debt securities issued under the Indenture. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on May 18, 2018. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public and Issue Date of such Senior Notes, provided however that if such additional notes have the same CUSIP, ISIN and/or Common Code as the outstanding Senior Notes, such additional notes must be fungible with the outstanding Senior Notes for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes offered by this prospectus supplement, may constitute a single series of Senior Notes under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Interest

In respect of the Senior Notes, from (and including) the Issue Date to (but excluding) May 18, 2028 (such period, the “Fixed Rate Period”), interest on the Senior Notes will be payable at a rate of 4.892% per annum (the “Fixed Interest Rate”). During the Fixed Rate Period, interest on the Senior Notes will be payable semi-annually in arrear on May 18 and November 18 of each year, beginning on November 18, 2018, (each, a “Fixed Rate Period Interest Payment Date”) to (and including) May 18, 2028. From (and including) May 18, 2028 to (but excluding) maturity (such period, the “Floating Rate Period”), the interest rate on the Senior Notes will be equal to the three-month U.S. dollar LIBOR, as determined by the Calculation Agent on the applicable Interest Determination Date (as defined below), plus 1.754% per annum accruing from May 18, 2028, to (but excluding) maturity. During the Floating Rate Period, interest on the Senior Notes will be payable quarterly in arrear on August 18, 2028, November 18, 2028, February 18, 2029 and May 18, 2029, beginning on August 18, 2028, to (and including) maturity (each, a “Floating Rate Period Interest Payment Date” and, together with each Fixed Rate Period Interest Payment Date, each an “Interest Payment Date”) and will be reset quarterly on May 18, 2028, August 18, 2028, November 18, 2028 and February 18, 2029, beginning on May 18, 2028 (each, an “Interest Reset Date”).

During the Fixed Rate Period:

•                  Interest will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

•                  If any scheduled interest payment date is not a business day, such interest payment date will be postponed to the next day that is a business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date.

During the Floating Rate Period:

•                  Interest will be calculated on the basis of the actual number of days in each interest period, assuming a 360-day year. An interest period will be the period beginning on (and including) a Floating Rate Period Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Period Interest Payment Date; provided that the first floating rate interest period of the Senior Notes will begin on May 18, 2028 and will end on (but exclude) the first Floating Rate Period Interest Payment Date.

•                  If any scheduled Interest Reset Date or Floating Rate Period Interest Payment Date (other than the maturity date of the Senior Notes) is not a business day, such Interest Reset Date or Floating Rate Period Interest Payment Date will be postponed to the next day that is a business day; provided that if that business day falls in the next succeeding calendar month, such Interest Reset Date or Floating Rate Period Interest Payment Date will be the immediately preceding business day. If any such Floating Rate Period Interest Payment Date (other than the maturity date of the Senior Notes) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Rate Period Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Floating Rate Period Interest Payment Date.

If the scheduled maturity date or date of redemption (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below) or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

An “Interest Determination Date” means the second London banking day preceding each applicable Interest Reset Date.

“London banking day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

LIBOR

Subject to the circumstances described below under “—LIBOR Discontinuation”, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(1)                   With respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (2) below.

(2)                   With respect to an Interest Determination Date on which no rate appears on Reuters Page LIBOR01 (as defined below), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include the Underwriters or their affiliates), as selected and identified by us, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in the City of New York (which may include the Underwriters or their affiliates), as selected and identified by us, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date or, in the case of the initial Interest Determination Date, such rate as may be determined by such alternate method as reasonably selected by the Calculation Agent.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying LIBOR of major banks for U.S. dollars.

All percentages resulting from any calculation of any interest rate on the Senior Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

LIBOR Discontinuation

Notwithstanding the provisions described above under “ —LIBOR”, if we (in consultation with the Calculation Agent to the extent practicable) determine that LIBOR has ceased to be published on Reuters Page LIBOR01 as a result of LIBOR ceasing to be calculated or administered, then the following provisions will apply:

(1)                   we will use reasonable endeavours to appoint an Independent Adviser to determine a Successor Rate or, alternatively, if the Independent Adviser determines that there is no Successor Rate, an Alternative Reference Rate, no later than 5 business days prior to an Interest Determination Date (the “IA Determination Cut-off Date”), for purposes of determining the rate of interest for a Floating Rate Interest Period;

(2)                   if we are unable to appoint an Independent Adviser, or the Independent Adviser appointed by us fails to determine a Successor Rate or an Alternative Reference Rate prior to the IA Determination Cut-off Date, then we (in consultation with the Calculation Agent to the extent practicable and acting in good faith)

may determine a Successor Rate, or if we determine that there is no Successor Rate, an Alternative Reference Rate, for purposes of determining the rate of interest for a Floating Rate Interest Period; provided, however, that if we are unable or unwilling to determine a Successor Rate or an Alternative Reference Rate prior to an Interest Determination Date in accordance with this sub-paragraph (2), the rate of interest will be equal to the rate of interest in effect with respect to the immediately preceding Interest Determination Date or, in the case of the initial Interest Determination Date, the rate of interest will be equal to the Fixed Interest Rate.

If a Successor Rate or Alternative Reference Rate is determined in accordance with the preceding provisions, such Successor Rate or Alternative Reference Rate shall be substituted for LIBOR in relation to the Senior Notes, for all future Floating Rate Interest Periods.

If the Independent Adviser (in consultation with us) or we, as applicable, determine that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Reference Rate, as applicable, and determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Reference Rate, as applicable. If the Independent Adviser is, or we are, as the case may be, unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Successor Rate or Alternative Reference Rate, as applicable, will apply without an Adjustment Spread.

If the Independent Adviser or we, as the case may be, determine a Successor Rate or Alternative Reference Rate or, in each case, any Adjustment Spread, in accordance with the above provisions, the Independent Adviser or we may also, following consultation with the Calculation Agent to the extent practicable, specify changes to the Successor Rate or Alternative Reference Rate, as applicable, or, in each case, the Adjustment Spread, as well as the day count fraction, business day convention, the definition of business day, the Interest Determination Date or the Floating Rate Period Interest Payment Date, and related provisions and definitions. All such changes can be made in order to follow market practice in relation to the Successor Rate or Alternative Reference Rate and such changes shall apply to the Senior Notes for all future Floating Rate Interest Periods. Upon receipt of satisfactory documentation, the Trustee shall, at our direction and expense, effect such amendments as may be required in order to give effect to this section “ — LIBOR Discontinuation” pursuant to a supplemental indenture or an amendment to the Indenture, or issuances and authentication of new global or definitive notes in respect of the Senior Notes, and the Trustee shall not be liable to any party for any consequences thereof, save as provided in the Indenture and the Senior Notes. No holder consent will be solicited or required in connection with effecting the Successor Rate or Alternative Reference Rate or related changes, including for the execution of any documents, amendments to the Indenture or Senior Notes or other steps by us, the Trustee, the Calculation Agent or the principal paying agent (if required). We will, promptly following the determination of any Successor Rate, Alternative Reference Rate or Adjustment Spread, give notice thereof and of any changes to the terms of the Senior Notes to the Trustee, the Calculation Agent, the principal paying agent and the holders. By its acquisition of Senior Notes, each holder and beneficial owner of the Senior Notes and each subsequent holder and beneficial owner acknowledges, accepts, agrees to be bound by, and consents to, the Independent Adviser or our, as applicable, determination of the Successor Rate, Alternative Reference Rate or Adjustment Spread, as applicable, any changes in connection therewith as contemplated by this paragraph, and to any amendment or alteration of the terms of the Senior Notes, including an amendment of the amount of interest due on the Senior Notes, as may be required in order to give effect to this section “ — LIBOR Discontinuation”. The Trustee shall be entitled to rely on this deemed consent in connection with any supplemental indenture or amendment which may be necessary to effect the Successor Rate or the Alternative Reference Rate.

By its acquisition of Senior Notes, each holder of Senior Notes waives any and all claims against the Trustee, the Calculation Agent and the principal paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and the principal paying agent in respect of, and agrees that neither the Trustee, the Calculation Agent or the principal paying agent will be liable for, any action that the Trustee, the Calculation Agent or the paying agent, as the case may be, takes, or abstains from taking, in each case in accordance with this section “ — LIBOR Discontinuation”. By its acquisition of Senior Notes, each holder of Senior Notes agrees that neither the Trustee, the Calculation Agent or the principal paying agent will have any obligation to determine any Successor Rate, Alternative Reference Rate or Adjustment Spread (including any adjustments thereto), including in the event of any failure by us to determine any Successor Rate, Alternative Reference Rate or Adjustment Spread.

An Independent Adviser appointed pursuant to this section “— LIBOR Discontinuation” shall act in good faith and (in the absence of bad faith, gross negligence or willful misconduct) shall have no liability whatsoever to us, the Trustee, the Calculation Agent or you for any determination made by it or for any advice given to us in connection with any determination made by us, pursuant to this section “— LIBOR Discontinuation”.

No Successor Rate or Alternative Reference Rate will be adopted pursuant to this section, nor will any other amendment to the terms of the Senior Notes be made, if and to the extent that, in our determination, the same could reasonably be expected to prejudice the qualification of the Senior Notes as our and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments.

“Adjustment Spread” means a spread (which may be positive or negative) or formula or methodology for calculating a spread, which the Independent Adviser (in consultation with us) or we, as applicable, determine is required to be applied to the Successor Rate or the Alternative Reference Rate, as applicable, as a result of the replacement of LIBOR with the Successor Rate or the Alternative Reference Rate, as applicable, and is the spread, formula or methodology which:

•                  in the case of a Successor Rate, is recommended in relation to the replacement of LIBOR with the Successor Rate by any Relevant Nominating Body; or

•                  in the case of a Successor Rate for which no such recommendation has been made or in the case of an Alternative Reference Rate, the Independent Adviser (in consultation with us) or we, as applicable, determine is recognised or acknowledged as being in customary market usage for the purposes of determining floating rates of interest in respect of securities denominated in U.S. dollars, where such rate has been replaced by the Successor Rate or the Alternative Reference Rate, as applicable; or

•                  if no such customary market usage is recognised or acknowledged, the Independent Adviser in its discretion (in consultation with us), or we in our discretion, as applicable, determine (acting in good faith) to be appropriate.

“Alternative Reference Rate” means the reference rate (and related alternative screen page or source, if available) that the Independent Adviser or we (as applicable) determine has replaced LIBOR in customary market usage for the purposes of determining floating rates of interest in respect of securities denominated in U.S. dollars, or, if the Independent Adviser or we (as applicable) determine that there is no such rate, such other rate as the Independent Adviser or we (as applicable) determine, each as in our own discretion acting in good faith, is most comparable to LIBOR.

“Independent Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international capital markets, in each case appointed by us at our own expense.

“Relevant Nominating Body” means, in respect of a reference rate:

•                  the central bank, reserve bank, monetary authority or any similar institution for the currency to which such reference rate relates, or any other central bank or other supervisory authority which is responsible for supervising the administrator of such reference rate; or

•                  any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank, reserve bank, monetary authority or any similar institution for the currency to which such reference rate relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of such reference rate, (c) a group of the aforementioned central banks or other supervisory authorities, (d) the International Swaps and Derivatives Association, Inc. or any part thereof, or (e) the Financial Stability Board or any part thereof.

“Successor Rate” means the reference rate (and related alternative screen page or source, if available) that the Independent Adviser or we (as applicable) determine is a successor to or replacement of LIBOR which is recommended by any Relevant Nominating Body.

Tax Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes in whole but not in part, at any time during the Fixed Rate Period and thereafter only on a Floating Rate Period Interest Payment Date, in each case in the event of certain changes in the tax laws of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax and certain other limited circumstances. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption.”

In the event of such a redemption, the redemption price of the Senior Notes will be 100% of their principal amount together with any accrued but unpaid payments of interest to, but excluding, the date of redemption. If we elect to redeem the Senior Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date.

Loss Absorption Disqualification Event Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes at our sole discretion, in whole but not in part, at any time during the Fixed Rate Period and thereafter only on a Floating Rate Period Interest Payment Date, at 100% of their principal amount plus accrued but unpaid interest to, but excluding, the date of redemption, in the event we determine a Loss Absorption Disqualification Event has occurred and is continuing.

Before the publication of any notice of redemption pursuant to a Loss Absorption Disqualification Event, we shall deliver to the Trustee a certificate signed by two authorised signatories of RBSG stating that, in such signatories’ belief, the condition for redemption has occurred and is continuing as at the date of the certificate, and the Trustee is entitled to conclusively rely on and shall accept such certificate as sufficient evidence of such occurrence, in which event it shall be conclusive and binding on the holders of the Senior Notes.

For these purposes:

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if:

(i)                       at the time that any Loss Absorption Regulation becomes effective, and as a result of such Loss Absorption Regulation becoming so effective, in each case with respect to us and/or the Regulatory Group, on or after the issue date of the Senior Notes, the Senior Notes are or, in our opinion or in the opinion of the PRA are likely not to qualify in full towards our and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments; or

(ii)                    as a result of any amendment to, or change in, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the issue date of the Senior Notes, the Senior Notes are or, in our opinion or in the opinion of the PRA are likely to be, fully or partially excluded from our and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations as applicable to us and/or the Regulatory Group; provided that in the case of (i) and (ii) above, a Loss Absorption Disqualification Event shall not occur where such exclusion of the Senior Notes is due to the remaining maturity of the Senior Notes being less than any period prescribed by any applicable eligibility criteria under the relevant Loss Absorption Regulations effective with respect to us and/or the Regulatory Group on the issue date of the Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the PRA, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the PRA (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to us or to the Regulatory Group).

“PRA” means the UK Prudential Regulation Authority and/or such other governmental authority in the United Kingdom having primary supervisory authority with respect to our business.

“Regulatory Group” means us, our subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of our subsidiary undertakings from time to time and any other undertakings from time to time consolidated with us for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

Optional Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes at our sole discretion, in whole but not in part, on May 18, 2028 (the “Optional Redemption Date”) at 100% of their principal amount plus accrued but unpaid interest to, but excluding, the date of redemption.

The Senior Notes will not be redeemable at the option of the holders at any time.

Notice of Redemption

If we elect to redeem the Senior Notes at our option on the Optional Redemption Date or due to the occurrence of a tax law change or a Loss Absorption Disqualification Event, we will give holders of the Senior Notes of not less than five (5) business days or more than 60 calendar days’ notice in accordance with “—Notices” below, and to the Trustee at least five (5) business days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable but may be conditioned on the occurrence of any event or circumstance.

Any redemption notice will state:

•                  the redemption date;

•                  the redemption price;

•                  that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

•                  the place or places at which each holder may obtain payment of the redemption price; and

•                  the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Senior Notes.

If we have elected to redeem the Senior Notes but prior to the payment of the redemption amount with respect to such redemption the relevant U.K. resolution authority exercises its U.K. Bail-in power in respect of the Senior Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Conditions to Redemption and Repurchase

Notwithstanding any other provision, we may only redeem the Senior Notes prior to the maturity date or repurchase the Senior Notes (and give notice thereof to the holders of Senior Notes in the case of redemption) if we have obtained the prior consent of the PRA, to the extent such consent is at the relevant time and in the relevant circumstances required (if at all) by the Loss Absorption Regulations or applicable laws or regulations in effect in the United Kingdom.

Agreement with Respect to the Exercise of UK Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of Senior Notes, each holder and beneficial owner of the

Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK resolution authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of RBSG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK resolution authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to RBSG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

A reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us and the Group.

If we have elected to redeem the Senior Notes but prior to the payment of the redemption amount with respect to such redemption the relevant UK resolution authority exercises its UK bail-in power with respect to the Senior Notes, the relevant redemption notices shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

The exercise of any UK bail-in power by the relevant UK resolution authority shall not constitute a default or Event of Default under the terms of the Senior Notes or the Indenture.

In addition, by its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes:

(i)                       acknowledges and agrees that the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)                    to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes;

(iii)                 agrees that, upon the exercise of any UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes,

a.                        the Trustee shall not be required to take any further directions from holders of the notes under Section 5.12 (Control by Holders) of the Indenture, which section authorises holders of a majority in aggregate outstanding principal amount of the notes to direct certain actions relating to the notes, and

b.                        the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority in respect of the Senior Notes, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that we and the Trustee shall agree pursuant to a supplemental indenture.

(iv)                shall be deemed to have (i) consented to the exercise of any UK bail-in power which may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder.

For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Events of Default and Defaults; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes shall only result if:

•                  a court of competent jurisdiction makes an order for our winding up which is not successfully appealed within 30 days; or

•                  an effective shareholders’ resolution is validly adopted for our winding up,

in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

There are no other Events of Default under the Senior Notes. If an Event of Default with respect to Senior Notes occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes may declare the principal amount of, and any accrued but unpaid interest on such Senior Notes to be due and payable immediately in accordance with the terms of the Indenture. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

There are no other circumstances in which holders of Senior Notes or the Trustee may accelerate amounts to be paid in respect of the Senior Notes.

Default

A “Default” with respect to the Senior Notes shall result if:

•                  any installment of interest in respect of the Senior Notes is not paid on or before the relevant Interest Payment Date and such failure continues for 14 days; or

•                  all or any part of the principal amount of the Senior Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

If a Default occurs and is continuing, the Trustee may commence a proceeding for our winding up, but the Trustee may not declare the principal amount of any outstanding Senior Notes to be due and payable.

However and notwithstanding any other provisions, a failure to make any payment on the Senior Notes shall not be a Default if it is withheld or refused, upon independent counsel’s advice delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction. In such case, the Trustee may require us to take any action which, upon independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to us informing us of such determination.

Upon the occurrence of any Event of Default or Default, we shall give prompt written notice to the Trustee. In accordance with the Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Senior Notes whether in connection with any breach by us of our obligations under the Senior Notes, the Indenture or otherwise, including by judicial proceedings, provided that we shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders of the Senior Notes whether for the recovery of amounts owing in respect of such Senior Notes or under the Indenture or in respect of any breach by us of our obligations under the Indenture or in respect of the Senior Notes, except that the Trustee and the holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), including the Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Senior Notes are subject to the subordination provisions set forth in the Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

The provisions described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies” in the accompanying prospectus do not apply to the Senior Notes.

Payment of Additional Amounts

The government of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax may require us to withhold or deduct amounts from payments on the Senior Notes for taxes or other governmental charges. If such a withholding or deduction is required, we may be required, subject to certain exceptions, to pay additional amounts such that the net amount paid to holders of the Senior Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required (“Additional Amounts”). For more information on Additional Amounts and the situations in which we must pay Additional Amounts, see “Description of Debt Securities—Additional Amounts” in the accompanying prospectus.

Whenever in this prospectus supplement there is mentioned, in the context of the Senior Notes, the payment of the principal, premium, if any, or interest on, or in respect of, any Senior Note, such mention shall be deemed to include mention of the payment of Additional Amounts referred to above and further described under “Description of Debt Securities—Additional Amounts” in the accompanying prospectus, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of the Indenture and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

In addition to the exceptions to our gross-up obligations set forth in the accompanying prospectus, we will not pay Additional Amounts in respect of any withholding or deduction required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any U.S. Treasury regulation issued under FATCA or any official interpretations or guidance issued with respect thereto, any agreement with the U.S. Treasury entered into in connection with FATCA, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation, or other official interpretation or guidance enacted, promulgated or issued in any jurisdiction to implement such an intergovernmental agreement.

Noteholder’s Waiver of Right to Set-Off

By acquiring a Senior Note, each holder (and the Trustee acting on behalf of the holders) will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder) that they (or the Trustee acting on their behalf) might otherwise have against us, whether before or during our winding-up, liquidation or administration. Notwithstanding the above, if any such rights and claims of any such holder (or the Trustee acting on behalf of such holders) against us are discharged by set-off, such holder (or the Trustee acting on behalf of such holders) will immediately pay an amount equal to the amount of such discharge to us or, in the event of a winding-up, liquidation or administration, our liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for senior creditors, and until such time as payment is made will hold a sum equal to such amount on trust for senior creditors, and accordingly such discharge shall be deemed not to have taken place.

Trustee; Direction of Trustee

The Issuer’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes.

By its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes acknowledges and agrees that, upon the exercise of any UK bail-in power by the relevant UK resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 (Control by Holders) of the Indenture, which authorises holders of a majority in aggregate outstanding principal amount of the Senior Notes to direct certain actions relating to the Senior Notes, and (b) neither the Base Indenture nor the Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

See “—Events of Default and Defaults; Limitation of Remedies” above for a description of the Trustee’s procedures and remedies available in connection with an Event of Default or Default.

Notices

All notices regarding the Senior Notes will be deemed to be validly given if sent by first-class mail to the holders of the Senior Notes at their addresses recorded in the register.

Until such time as any definitive securities are issued, there may, so long as any Global Notes representing the Senior Notes are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the holders of the Senior Notes, in accordance with DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holders of the Senior Notes to the Trustee shall be in writing to the Trustee at its corporate trust office. While any of the Senior Notes are represented by a Global Note, such notice may be given by any holder to the Trustee through DTC in such manner as DTC may approve for this purpose.

Subsequent Holders’ Agreement

Holders of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the UK bail-in power.

Governing Law

The Senior Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

H.   4.445% Fixed / Floating Rate Senior Notes due 2030

Base Prospectus:

Please see the section “Description of Debt Securities” of the Base Prospectus dated December 13, 2017, set out on pages 78 to 91 of this exhibit.

Prospectus Supplement:

DESCRIPTION OF THE SENIOR NOTES

In this prospectus supplement, we refer to the $1,250,000,000 4.445% Fixed Rate/Floating Rate Notes due 2030 as the “Senior Notes”. The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

The Senior Notes will be issued in an aggregate principal amount of $1,250,000,000, and unless previously redeemed (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below), will mature on May 8, 2030.

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, and equally with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The Senior Notes will constitute a separate series of debt securities issued under the Indenture. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on May 8, 2019. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public and Issue Date of such Senior Notes, provided however that if such additional notes have the same CUSIP, ISIN and/or Common Code as the outstanding Senior Notes, such additional notes must be fungible with the outstanding Senior Notes for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes offered by this prospectus supplement, may constitute a single series of Senior Notes under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Interest

In respect of the Senior Notes, from (and including) the Issue Date to (but excluding) May 8, 2029 (such period, the “Fixed Rate Period”), interest on the Senior Notes will be payable at a rate of 4.445% per annum (the “Fixed Interest Rate”). During the Fixed Rate Period, interest on the Senior Notes will be payable semi-annually in arrear on May 8 and November 8 of each year, beginning on November 8, 2019, (each, a “Fixed Rate Period Interest Payment Date”) to (and including) May 8, 2029. From (and including) May 8, 2029 to (but excluding) maturity (such period, the “Floating Rate Period”), the interest rate on the Senior Notes will be equal to the three-month U.S. dollar LIBOR (subject to “—LIBOR” and “—LIBOR Discontinuation”), as determined by the Calculation Agent on the applicable Interest Determination Date (as defined below), plus 1.871% per annum, accruing from (and including) May 8, 2029, to (but excluding) maturity. During the Floating Rate Period, interest on the Senior Notes will be payable quarterly in arrear on August 8, 2029, November 8, 2029, February 8, 2030 and May 8, 2030, beginning on August 8, 2029, to (and including) maturity (each, a “Floating Rate Period Interest Payment Date” and, together with each Fixed Rate Period Interest Payment Date, each an “Interest Payment Date”) and will be reset quarterly on May 8, 2029, August 8, 2029, November 8, 2029 and February 8, 2030, beginning on May 8, 2029 (each, an “Interest Reset Date”).

During the Fixed Rate Period:

•                  Interest will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

•                  If any scheduled interest payment date is not a business day, such interest payment date will be postponed to the next day that is a business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date.

During the Floating Rate Period:

•                  Interest will be calculated on the basis of the actual number of days in each interest period, assuming a 360-day year. An interest period will be the period beginning on (and including) a Floating Rate Period Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Period Interest Payment Date; provided that the first floating rate interest period of the Senior Notes will begin on May 8, 2029 and will end on (but exclude) the first Floating Rate Period Interest Payment Date.

•                  If any scheduled Interest Reset Date or Floating Rate Period Interest Payment Date (other than the maturity date of the Senior Notes) is not a business day, such Interest Reset Date or Floating Rate Period Interest Payment Date will be postponed to the next day that is a business day; provided that if that business day falls in the next succeeding calendar month, such Interest Reset Date or Floating Rate Period Interest Payment Date will be the immediately preceding business day. If any such Floating Rate Period Interest Payment Date (other than the maturity date of the Senior Notes) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Rate Period Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Floating Rate Period Interest Payment Date.

If the scheduled maturity date or date of redemption (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below) or repayment of the Senior Notes is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

An “Interest Determination Date” means the second London banking day preceding each applicable Interest Reset Date.

“London banking day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

LIBOR

Subject to the circumstances described below under “—LIBOR Discontinuation”, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(1)                   With respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (2) below.

(2)                   With respect to an Interest Determination Date on which no rate appears on Reuters Page LIBOR01(as defined below), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include the Underwriters or their affiliates), as selected and identified by us, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in the City of New York (which may include the Underwriters or their affiliates), as selected and identified by us, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date or, in the case of the initial Interest Determination Date, such rate as may be determined by such alternate method as reasonably selected by the Calculation Agent.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying LIBOR of major banks for U.S. dollars.

All percentages resulting from any calculation of any interest rate on the Senior Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

LIBOR Discontinuation

Notwithstanding the provisions described above under “ —LIBOR”, if we (in consultation with the Calculation Agent to the extent practicable) determine that a Benchmark Event has occurred or consider that there may be a Successor Rate, in either case, when any rate of interest for a Floating Rate Interest Period (or the relevant component part thereof) remains to be determined by reference to LIBOR, then the following provisions will apply:

(1)                   we will use reasonable endeavours to appoint an Independent Adviser to determine a Successor Rate or, alternatively, if the Independent Adviser determines that there is no Successor Rate, an Alternative Reference Rate, no later than 5 business days prior to an Interest Determination Date (the “IA Determination Cut-off Date”), for purposes of determining the rate of interest for a Floating Rate Interest Period;

(2)                   if we are unable to appoint an Independent Adviser, or the Independent Adviser appointed by us fails to determine a Successor Rate or an Alternative Reference Rate prior to the IA Determination Cut-off Date, then we (in consultation with the Calculation Agent to the extent practicable and acting in good faith) may determine a Successor Rate, or if we determine that there is no Successor Rate, an Alternative Reference Rate, for purposes of determining the rate of interest for a Floating Rate Interest Period; provided, however, that if we are unable or unwilling to determine a Successor Rate or an Alternative Reference Rate prior to an Interest Determination Date in accordance with this sub-paragraph (2), the rate of interest will be equal to the rate of interest in effect with respect to the immediately preceding Interest Determination Date or, in the case of the initial Interest Determination Date, the rate of interest will be equal to the Fixed Interest Rate.

If a Successor Rate or Alternative Reference Rate is determined in accordance with the preceding provisions, such Successor Rate or Alternative Reference Rate shall be substituted for LIBOR in relation to the Senior Notes, for all future Floating Rate Interest Periods.

If the Independent Adviser (in consultation with us) determines (or, if we are unable to appoint an Independent Adviser, or the Independent Adviser fails to determine whether an Adjustment Spread should be applied, we determine) that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Reference Rate, as applicable, and determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Reference Rate, as applicable. If the Independent Adviser is, or we are, as the case may be, unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Successor Rate or Alternative Reference Rate, as applicable, will apply without an Adjustment Spread.

If the Independent Adviser or we, as the case may be, determine a Successor Rate or Alternative Reference Rate or, in each case, any Adjustment Spread, in accordance with the above provisions, the Independent Adviser or we may also, following consultation with the Calculation Agent to the extent practicable, specify changes to the Successor Rate or Alternative Reference Rate, as applicable, or, in each case, the Adjustment Spread, including the determination of the display page for the Successor Rate or Alternative Reference Rate or the method for determining the fallback rate in relation to the Senior Notes, as well as specify changes to the day count fraction, business day convention, the definition of business day, the Interest Determination Date, the Floating Rate Period Interest Payment Date, and related provisions and definitions. All such changes can be made in order to follow market practice in relation to the Successor Rate or Alternative Reference Rate and such changes shall apply to the Senior Notes for all future Floating Rate Interest Periods. Upon receipt of satisfactory documentation, the Trustee shall, at our direction and expense, effect such amendments as may be required in order to give effect to this section “ — LIBOR Discontinuation” pursuant to a supplemental indenture or an amendment to the Indenture, or issuances and authentication of new global or definitive notes in respect of the Senior Notes, and the Trustee shall not be liable to any party for any consequences thereof, save as provided in the Indenture and the Senior Notes. No holder consent will be solicited or required in connection with effecting the Successor Rate, Alternative Reference Rate or any related changes, including the Adjustment Spread, as applicable, and including for the execution of any documents, amendments to the Indenture or Senior Notes or other steps by us, the Trustee, the Calculation Agent or the principal paying agent (if required). We will, promptly following the determination of any Successor Rate, Alternative Reference Rate or Adjustment Spread, give notice thereof and of any changes to the terms of the Senior Notes to the Trustee, the Calculation Agent, the principal paying agent and the holders. By its acquisition of Senior Notes, each holder and beneficial owner of the Senior Notes and each subsequent holder and beneficial owner acknowledges, accepts, agrees to be bound by, and consents to, the Independent Adviser or our, as applicable, determination of the Successor Rate, Alternative Reference Rate or Adjustment Spread, as applicable, any changes in connection therewith as contemplated by this paragraph, and to any amendment or alteration of the terms of the Senior Notes, including an amendment of the amount of interest due on the Senior Notes, as may be required in order to give effect to this section “ — LIBOR Discontinuation”. The Trustee shall be entitled to rely on this deemed consent in connection with any supplemental indenture or amendment which may be necessary to effect the Successor Rate or the Alternative Reference Rate.

By its acquisition of Senior Notes, each holder of Senior Notes waives any and all claims against the Trustee, the Calculation Agent and the principal paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and the principal paying agent in respect of, and agrees that neither the Trustee, the Calculation Agent or the principal paying agent will be liable for, any action that the Trustee, the Calculation Agent or the paying agent, as the case may be, takes, or abstains from taking, in each case in accordance with this section “—

LIBOR Discontinuation”. By its acquisition of Senior Notes, each holder of Senior Notes agrees that neither the Trustee, the Calculation Agent or the principal paying agent will have any obligation to determine any Successor Rate, Alternative Reference Rate or Adjustment Spread (including any adjustments thereto), including in the event of any failure by us to determine any Successor Rate, Alternative Reference Rate or Adjustment Spread.

An Independent Adviser appointed pursuant to this section “— LIBOR Discontinuation” shall act in good faith and (in the absence of bad faith, gross negligence or willful misconduct) shall have no liability whatsoever to us, the Trustee, the Calculation Agent or you for any determination made by it or for any advice given to us in connection with any determination made by us, pursuant to this section “— LIBOR Discontinuation”.

No Successor Rate, Alternative Reference Rate and/or Adjustment Spread will be adopted pursuant to this section, nor will any other amendment to the terms of the Senior Notes be made, if and to the extent that, in our determination, the same could reasonably be expected to prejudice the qualification of the Senior Notes as our and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments.

“Adjustment Spread” means a spread (which may be positive or negative) or formula or methodology for calculating a spread, which the Independent Adviser (in consultation with us) or we, as applicable, determine is required to be applied to the Successor Rate or the Alternative Reference Rate, as applicable, as a result of the replacement of LIBOR with the Successor Rate or the Alternative Reference Rate, as applicable, and is the spread, formula or methodology which:

•                  in the case of a Successor Rate, is recommended in relation to the replacement of LIBOR with the Successor Rate by any Relevant Nominating Body; or

•                  in the case of a Successor Rate for which no such recommendation has been made or in the case of an Alternative Reference Rate, the Independent Adviser (in consultation with us) or we, as applicable, determine is recognised or acknowledged as being in customary market usage for the purposes of determining floating rates of interest in respect of securities denominated in U.S. dollars, where such rate has been replaced by the Successor Rate or the Alternative Reference Rate, as applicable; or

•                  if no such customary market usage is recognised or acknowledged, the Independent Adviser in its discretion (in consultation with us), or we in our discretion, as applicable, determine (acting in good faith) to be appropriate.

“Alternative Reference Rate” means the reference rate (and related alternative screen page or source, if available) that the Independent Adviser or we (as applicable) determine has replaced LIBOR in customary market usage for the purposes of determining floating rates of interest in respect of securities denominated in U.S. dollars, or, if the Independent Adviser or we (as applicable) determine that there is no such rate, such other rate as the Independent Adviser or we (as applicable) determine, each as in our own discretion acting in good faith, is most comparable to LIBOR.

“Benchmark Event” means:

(i)                       LIBOR has ceased to be published on Reuters Page LIBOR 01 as a result of LIBOR ceasing to be calculated or administered; or

(ii)                    a public statement by the administrator of LIBOR that it will cease publishing LIBOR permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of LIBOR); or

(iii)                 a public statement by the supervisor of the administrator of LIBOR that LIBOR has been or will be permanently or indefinitely discontinued; or

(iv)                a public statement by the supervisor of the administrator of LIBOR that means that LIBOR will be prohibited from being used or that its use will be subject to restrictions or adverse consequences; or

(v)                   it has or will become unlawful for the Calculation Agent or the Issuer to calculate any payments due to be made to any noteholder using LIBOR (including, without limitation, under the Benchmark Regulation (EU) 2016/1011, if applicable).

“Independent Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international capital markets, in each case appointed by us at our own expense.

“Relevant Nominating Body” means, in respect of a reference rate:

•                  the central bank, reserve bank, monetary authority or any similar institution for the currency to which such reference rate relates, or any other central bank or other supervisory authority which is responsible for supervising the administrator of such reference rate; or

•                  any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank, reserve bank, monetary authority or any similar institution for the currency to which such reference rate relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of such reference rate, (c) a group of the aforementioned central banks or other supervisory authorities, (d) the International Swaps and Derivatives Association, Inc. or any part thereof, or (e) the Financial Stability Board or any part thereof.

“Successor Rate” means the reference rate (and related alternative screen page or source, if available) that the Independent Adviser or we (as applicable) determine is a successor to or replacement of LIBOR (for the avoidance of doubt, whether or not LIBOR has ceased to be available) which is recommended by any Relevant Nominating Body.

Tax Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes in whole but not in part, at any time during the Fixed Rate Period and thereafter only on a Floating Rate Period Interest Payment Date, in each case in the event of certain changes in the tax laws of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax and certain other limited circumstances. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption.”

In the event of such a redemption, the redemption price of the Senior Notes will be 100% of their principal amount together with any accrued but unpaid payments of interest to, but excluding, the date of redemption. If we elect to redeem the Senior Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date.

Loss Absorption Disqualification Event Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes at our sole discretion, in whole but not in part, at any time during the Fixed Rate Period and thereafter only on a Floating Rate Period Interest Payment Date, at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption, in the event we determine a Loss Absorption Disqualification Event has occurred and is continuing.

Before the publication of any notice of redemption pursuant to a Loss Absorption Disqualification Event, we shall deliver to the Trustee a certificate signed by two authorised signatories of RBSG stating that, in such signatories’ belief, the condition for redemption has occurred and is continuing as at the date of the certificate, and the Trustee is entitled to conclusively rely on and shall accept such certificate as sufficient evidence of such occurrence, in which event it shall be conclusive and binding on the holders of the Senior Notes.

For these purposes:

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if:

(i)                       at the time that any Loss Absorption Regulation becomes effective, and as a result of such Loss Absorption Regulation becoming so effective, in each case with respect to us and/or the Regulatory Group, on or after the issue date of the Senior Notes, the Senior Notes are or, in our opinion or in the opinion of the PRA are likely not to qualify in full towards our and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments; or

(ii)                    as a result of any amendment to, or change in, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the issue date of the Senior Notes, the Senior Notes are or, in our opinion or in the opinion of the PRA are likely to be, fully or partially excluded from our and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations as applicable to us and/or the Regulatory Group; provided that in the case of (i) and (ii) above, a Loss Absorption Disqualification Event shall not occur where such exclusion of the Senior Notes is due to the remaining maturity of the Senior Notes being less than any period prescribed by any applicable eligibility criteria under the relevant Loss Absorption Regulations effective with respect to us and/or the Regulatory Group on the issue date of the Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the PRA, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the PRA and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to us or to the Regulatory Group).

“PRA” means the UK Prudential Regulation Authority and/or such other governmental authority in the United Kingdom having primary supervisory authority with respect to our business.

“Regulatory Group” means us, our subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of our subsidiary undertakings from time to time and any other undertakings from time to time consolidated with us for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

Optional Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes at our sole discretion, in whole but not in part, on May 8, 2029 (the “Optional Redemption Date”) at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption.

The Senior Notes will not be redeemable at the option of the holders at any time.

Notice of Redemption

If we elect to redeem the Senior Notes at our option on the Optional Redemption Date or due to the occurrence of a tax law change or a Loss Absorption Disqualification Event, we will give holders of the Senior Notes of not less than five (5) business days or more than 60 calendar days’ notice in accordance with “—Notices” below, and to the Trustee at least five (5) business days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable but may be conditioned on the occurrence of any event or circumstance.

Any redemption notice will state:

•                  he redemption date;

•                  the redemption price;

•                  that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

•                  the place or places at which each holder may obtain payment of the redemption price; and

•                  the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Senior Notes.

If we have elected to redeem the Senior Notes but prior to the payment of the redemption amount with respect to such redemption the relevant UK authority exercises its U.K. Bail-in power in respect of the Senior Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Conditions to Redemption and Repurchase

Notwithstanding any other provision, we may only redeem the Senior Notes prior to the maturity date or repurchase the Senior Notes (and give notice thereof to the holders of Senior Notes in the case of redemption) if we have obtained the prior consent of the PRA, to the extent such consent is at the relevant time and in the relevant circumstances required (if at all) by the Loss Absorption Regulations or applicable laws or regulations in effect in the United Kingdom.

Agreement with Respect to the Exercise of UK Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of Senior Notes, each holder and beneficial owner of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of RBSG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to RBSG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (whether or not the UK is a Member State of the European Union) and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

A reference to the “relevant UK authority” is to any authority with the ability to exercise a UK bail-in power.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us and the Group.

If we have elected to redeem the Senior Notes but prior to the payment of the redemption amount with respect to such redemption the relevant UK authority exercises its UK bail-in power with respect to the Senior Notes, the relevant redemption notices shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

The exercise of any UK bail-in power by the relevant UK authority shall not constitute a default or Event of Default under the terms of the Senior Notes or the Indenture.

In addition, by its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes:

(i)                       acknowledges and agrees that the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)                    to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes;

(iii)                 agrees that, upon the exercise of any UK bail-in power by the relevant UK authority with respect to the Senior Notes,

a.                        the Trustee shall not be required to take any further directions from holders of the notes under Section 5.12 (Control by Holders) of the Indenture, which section authorises holders of a majority in aggregate outstanding principal amount of the notes to direct certain actions relating to the notes, and

b.                        the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK authority in respect of the Senior Notes, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that we and the Trustee shall agree pursuant to a supplemental indenture.

(iv)                shall be deemed to have (i) consented to the exercise of any UK bail-in power which may be imposed without any prior notice by the relevant UK authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder.

For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Upon the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Events of Default and Defaults; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes shall only result if:

•                  a court of competent jurisdiction makes an order for our winding up which is not successfully appealed within 30 days; or

•                  an effective shareholders’ resolution is validly adopted for our winding up,

in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

There are no other Events of Default under the Senior Notes. If an Event of Default with respect to Senior Notes occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes may declare the principal amount of, and any accrued but unpaid interest on such Senior Notes to be due and payable immediately in accordance with the terms of the Indenture. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

There are no other circumstances in which holders of Senior Notes or the Trustee may accelerate amounts to be paid in respect of the Senior Notes.

Default

A “Default” with respect to the Senior Notes shall result if:

•                  any installment of interest in respect of the Senior Notes is not paid on or before the relevant Interest Payment Date and such failure continues for 14 days; or

•                  all or any part of the principal amount of the Senior Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

If a Default occurs and is continuing, the Trustee may commence a proceeding for our winding up, but the Trustee may not declare the principal amount of any outstanding Senior Notes to be due and payable.

However and notwithstanding any other provisions, a failure to make any payment on the Senior Notes shall not be a Default if it is withheld or refused, upon independent counsel’s advice delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction. In such case, the Trustee may require us to take any action which, upon independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to us informing us of such determination.

Upon the occurrence of any Event of Default or Default, we shall give prompt written notice to the Trustee. In accordance with the Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Senior Notes whether in connection with any breach by us of our obligations under the Senior Notes, the Indenture or otherwise, including by judicial proceedings, provided that we shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders of the Senior Notes whether for the recovery of amounts owing in respect of such Senior Notes or under the Indenture or in respect of any breach by us of our obligations under the Indenture or in respect of the Senior Notes, except that the Trustee and the holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), including the Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Senior Notes are subject to the subordination provisions set forth in the Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

The provisions described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies” in the accompanying prospectus do not apply to the Senior Notes.

Payment of Additional Amounts

The government of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax may require us to withhold or deduct amounts from payments on the Senior Notes for taxes or other governmental charges. If such a withholding or deduction is required, we may be required, subject to certain exceptions, to pay additional amounts such that the net amount paid to holders of the Senior Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required (“Additional Amounts”). For more information on Additional Amounts and the situations in which we must pay Additional Amounts, see “Description of Debt Securities—Additional Amounts” in the accompanying prospectus.

Whenever in this prospectus supplement there is mentioned, in the context of the Senior Notes, the payment of the principal, premium, if any, or interest on or in respect of any Senior Note, such mention shall be deemed to include mention of the payment of Additional Amounts referred to above and further described under “Description of Debt Securities—Additional Amounts” in the accompanying prospectus, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of the Indenture and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

In addition to the exceptions to our gross-up obligations set forth in the accompanying prospectus, we will not pay Additional Amounts in respect of any withholding or deduction required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any U.S. Treasury regulation issued under FATCA or any official interpretations or guidance issued with respect thereto, any agreement with the U.S. Treasury entered into in connection with FATCA, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation, or other official interpretation or guidance enacted, promulgated or issued in any jurisdiction to implement such an intergovernmental agreement.

Noteholder’s Waiver of Right to Set-Off

By acquiring a Senior Note, each holder (and the Trustee acting on behalf of the holders) will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder) that they (or the Trustee acting on their behalf) might otherwise have against us, whether before or during our winding-up, liquidation or administration. Notwithstanding the above, if any such rights and claims of any such holder (or the Trustee acting on behalf of such holders) against us are discharged by set-off, such holder (or the Trustee acting on behalf of such holders) will immediately pay an amount equal to the amount of such discharge to us or, in the event of a winding-up, liquidation or administration, our liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for senior creditors, and until such time as payment is made will hold a sum equal to such amount on trust for senior creditors, and accordingly such discharge shall be deemed not to have taken place.

Trustee; Direction of Trustee

The Issuer’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes.

By its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes acknowledges and agrees that, upon the exercise of any UK bail-in power by the relevant UK authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 (Control by Holders) of the Indenture, which authorises holders of a majority in aggregate outstanding principal amount of the Senior Notes to direct certain actions relating to the Senior Notes, and (b) neither the Base Indenture nor the Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK authority, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

See “—Events of Default and Defaults; Limitation of Remedies” above for a description of the Trustee’s procedures and remedies available in connection with an Event of Default or Default.

Notices

All notices regarding the Senior Notes will be deemed to be validly given if sent by first-class mail to the holders of the Senior Notes at their addresses recorded in the register.

Until such time as any definitive securities are issued, there may, so long as any Global Notes representing the Senior Notes are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the holders of the Senior Notes, in accordance with DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holders of the Senior Notes to the Trustee shall be in writing to the Trustee at its corporate trust office. While any of the Senior Notes are represented by a Global Note, such notice may be given by any holder to the Trustee through DTC in such manner as DTC may approve for this purpose.

Subsequent Holders’ Agreement

Holders of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the UK bail-in power.

Governing Law

The Senior Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

I.   5.076% Fixed Rate / Floating Rate Senior Notes due 2030

Base Prospectus:

Please see the section “Description of Debt Securities” of the Base Prospectus dated December 13, 2017, set out on pages 78 to 91 of this exhibit.

Prospectus Supplement:

DESCRIPTION OF THE SENIOR NOTES

In this prospectus supplement, we refer to the $1,750,000,000 5.076% Fixed Rate/Floating Rate Notes due 2030 as the “Senior Notes”. The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

The Senior Notes will be issued in an aggregate principal amount of $1,750,000,000, and unless previously redeemed (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below), will mature on January 27, 2030.

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, and equally with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The Senior Notes will constitute a separate series of debt securities issued under the Indenture. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes will be represented by global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on September 27, 2018. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public and Issue Date of such Senior Notes, provided however that if such additional notes have the same CUSIP, ISIN and/or Common Code as the outstanding Senior Notes, such additional notes must be fungible with the outstanding Senior Notes for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes offered by this prospectus supplement, may constitute a single series of Senior Notes under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Interest

In respect of the Senior Notes, from (and including) the Issue Date to (but excluding) January 27, 2029 (such period, the “Fixed Rate Period”), interest on the Senior Notes will be payable at a rate of 5.076% per annum (the “Fixed Interest Rate”). During the Fixed Rate Period, interest on the Senior Notes will be payable semi-annually in arrear on January 27 and July 27 of each year, beginning on January 27, 2019, (each, a “Fixed Rate Period Interest Payment Date”) to (and including) January 27, 2029. From (and including) January 27, 2029 to (but excluding) maturity (such period, the “Floating Rate Period”), the interest rate on the Senior Notes will be equal to the three-month U.S. dollar LIBOR, as determined by the Calculation Agent on the applicable Interest Determination Date (as defined below), plus 1.905% per annum, accruing from January 27, 2029, to (but excluding) maturity. During the Floating Rate Period, interest on the Senior Notes will be payable quarterly in arrear on April 27, 2029, July 27, 2029, October 27, 2029 and January 27, 2030, beginning on April 27, 2029, to (and including) maturity (each, a “Floating Rate Period Interest Payment Date” and, together with each Fixed Rate Period Interest Payment Date, each an “Interest Payment Date”) and will be reset quarterly on January 27, 2029, April 27, 2029, July 27, 2029 and October 27, 2029, beginning on January 27, 2029 (each, an “Interest Reset Date”).

During the Fixed Rate Period:

•                  Interest will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

•                  If any scheduled interest payment date is not a business day, such interest payment date will be postponed to the next day that is a business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date.

During the Floating Rate Period:

•                  Interest will be calculated on the basis of the actual number of days in each interest period, assuming a 360-day year. An interest period will be the period beginning on (and including) a Floating Rate Period Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Period Interest Payment Date; provided that the first floating rate interest period of the Senior Notes will begin on January 27, 2029 and will end on (but exclude) the first Floating Rate Period Interest Payment Date.

•                  If any scheduled Interest Reset Date or Floating Rate Period Interest Payment Date (other than the maturity date of the Senior Notes) is not a business day, such Interest Reset Date or Floating Rate Period Interest Payment Date will be postponed to the next day that is a business day; provided that if that business day falls in the next succeeding calendar month, such Interest Reset Date or Floating Rate Period Interest Payment Date will be the immediately preceding business day. If any such Floating Rate Period Interest Payment Date (other than the maturity date of the Senior Notes) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Rate Period Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Floating Rate Period Interest Payment Date.

If the scheduled maturity date or date of redemption (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below) or repayment of the Senior Notes is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

An “Interest Determination Date” means the second London banking day preceding each applicable Interest Reset Date.

“London banking day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

LIBOR

Subject to the circumstances described below under “—LIBOR Discontinuation”, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(1)                   With respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (2) below.

(2)                   With respect to an Interest Determination Date on which no rate appears on Reuters Page LIBOR01(as defined below), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include the Underwriters or their affiliates), as selected and identified by us, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in the City of New York (which may include the Underwriters or their affiliates), as selected and identified by us, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date or, in the case of the initial Interest Determination Date, such rate as may be determined by such alternate method as reasonably selected by the Calculation Agent.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying LIBOR of major banks for U.S. dollars.

All percentages resulting from any calculation of any interest rate on the Senior Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

LIBOR Discontinuation

Notwithstanding the provisions described above under “ —LIBOR”, if we (in consultation with the Calculation Agent to the extent practicable) determine that a Benchmark Event has occurred or consider that there may be a Successor Rate, in either case, when any rate of interest for a Floating Rate Interest Period (or the relevant component part thereof) remains to be determined by reference to LIBOR, then the following provisions will apply:

(1)                   we will use reasonable endeavours to appoint an Independent Adviser to determine a Successor Rate or, alternatively, if the Independent Adviser determines that there is no Successor Rate, an Alternative Reference Rate, no later than 5 business days prior to an Interest Determination Date (the “IA Determination Cut-off Date”), for purposes of determining the rate of interest for a Floating Rate Interest Period;

(2)                   if we are unable to appoint an Independent Adviser, or the Independent Adviser appointed by us fails to determine a Successor Rate or an Alternative Reference Rate prior to the IA Determination Cut-off Date, then we (in consultation with the Calculation Agent to the extent practicable and acting in good faith) may determine a Successor Rate, or if we determine that there is no Successor Rate, an Alternative Reference Rate, for purposes of determining the rate of interest for a Floating Rate Interest Period; provided, however, that if we are unable or unwilling to determine a Successor Rate or an Alternative Reference Rate prior to an Interest Determination Date in accordance with this sub-paragraph (2), the rate of interest will be equal to the rate of interest in effect with respect to the immediately preceding Interest Determination Date or, in the case of the initial Interest Determination Date, the rate of interest will be equal to the Fixed Interest Rate.

If a Successor Rate or Alternative Reference Rate is determined in accordance with the preceding provisions, such Successor Rate or Alternative Reference Rate shall be substituted for LIBOR in relation to the Senior Notes, for all future Floating Rate Interest Periods.

If the Independent Adviser (in consultation with us) determines (or, if we are unable to appoint an Independent Adviser, or the Independent Adviser fails to determine whether an Adjustment Spread should be applied, we determine) that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Reference Rate, as applicable, and determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Reference Rate, as applicable. If the Independent Adviser is, or we are, as the case may be, unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Successor Rate or Alternative Reference Rate, as applicable, will apply without an Adjustment Spread.

If the Independent Adviser or we, as the case may be, determine a Successor Rate or Alternative Reference Rate or, in each case, any Adjustment Spread, in accordance with the above provisions, the Independent Adviser or we may also, following consultation with the Calculation Agent to the extent practicable, specify changes to the Successor Rate or Alternative Reference Rate, as applicable, or, in each case, the Adjustment Spread, including the determination of the display page for the Successor Rate or Alternative Reference Rate or the method for determining the fallback rate in relation to the Senior Notes, as well as specify changes to the day count fraction, business day convention, the definition of business day, the Interest Determination Date, the Floating Rate Period Interest Payment Date, and related provisions and definitions. All such changes can be made in order to follow market practice in relation to the Successor Rate or Alternative Reference Rate and such changes shall apply to the Senior Notes for all future Floating Rate Interest Periods. Upon receipt of satisfactory documentation, the Trustee shall, at our direction and expense, effect such amendments as may be required in order to give effect to this section “ — LIBOR Discontinuation” pursuant to a supplemental indenture or an amendment to the Indenture, or issuances and authentication of new global or definitive notes in respect of the Senior Notes, and the Trustee shall not be liable to any party for any consequences thereof, save as provided in the Indenture and the Senior Notes. No holder consent will be solicited or required in connection with effecting the Successor Rate, Alternative Reference Rate or any related changes, including the Adjustment Spread, as applicable, and including for the execution of any documents, amendments to the Indenture or Senior Notes or other steps by us, the Trustee, the Calculation Agent or the principal paying agent (if required). We will, promptly following the determination of any Successor Rate, Alternative Reference Rate or Adjustment Spread, give notice thereof and of any changes to the terms of the Senior Notes to the Trustee, the Calculation Agent, the principal paying agent and the holders. By its acquisition of Senior Notes, each holder and beneficial owner of the Senior Notes and each subsequent holder and beneficial owner acknowledges, accepts, agrees to be bound by, and consents to, the Independent Adviser or our, as applicable, determination of the Successor Rate, Alternative Reference Rate or Adjustment Spread, as applicable, any changes in connection therewith as contemplated by this paragraph, and to any amendment or alteration of the terms of the Senior Notes, including an amendment of the amount of interest due on the Senior Notes, as may be required in order to give effect to this section “ — LIBOR Discontinuation”. The Trustee shall be entitled to rely on this deemed consent in connection with any supplemental indenture or amendment which may be necessary to effect the Successor Rate or the Alternative Reference Rate.

By its acquisition of Senior Notes, each holder of Senior Notes waives any and all claims against the Trustee, the Calculation Agent and the principal paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and the principal paying agent in respect of, and agrees that neither the Trustee, the Calculation Agent or the principal paying agent will be liable for, any action that the Trustee, the Calculation Agent or the paying agent, as the case may be, takes, or abstains from taking, in each case in accordance with this section “ —

LIBOR Discontinuation”. By its acquisition of Senior Notes, each holder of Senior Notes agrees that neither the Trustee, the Calculation Agent or the principal paying agent will have any obligation to determine any Successor Rate, Alternative Reference Rate or Adjustment Spread (including any adjustments thereto), including in the event of any failure by us to determine any Successor Rate, Alternative Reference Rate or Adjustment Spread.

An Independent Adviser appointed pursuant to this section “— LIBOR Discontinuation” shall act in good faith and (in the absence of bad faith, gross negligence or willful misconduct) shall have no liability whatsoever to us, the Trustee, the Calculation Agent or you for any determination made by it or for any advice given to us in connection with any determination made by us, pursuant to this section “— LIBOR Discontinuation”.

No Successor Rate, Alternative Reference Rate and/or Adjustment Spread will be adopted pursuant to this section, nor will any other amendment to the terms of the Senior Notes be made, if and to the extent that, in our determination, the same could reasonably be expected to prejudice the qualification of the Senior Notes as our and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments.

“Adjustment Spread” means a spread (which may be positive or negative) or formula or methodology for calculating a spread, which the Independent Adviser (in consultation with us) or we, as applicable, determine is required to be applied to the Successor Rate or the Alternative Reference Rate, as applicable, as a result of the replacement of LIBOR with the Successor Rate or the Alternative Reference Rate, as applicable, and is the spread, formula or methodology which:

•                  in the case of a Successor Rate, is recommended in relation to the replacement of LIBOR with the Successor Rate by any Relevant Nominating Body; or

•                  in the case of a Successor Rate for which no such recommendation has been made or in the case of an Alternative Reference Rate, the Independent Adviser (in consultation with us) or we, as applicable, determine is recognised or acknowledged as being in customary market usage for the purposes of determining floating rates of interest in respect of securities denominated in U.S. dollars, where such rate has been replaced by the Successor Rate or the Alternative Reference Rate, as applicable; or

•                  if no such customary market usage is recognised or acknowledged, the Independent Adviser in its discretion (in consultation with us), or we in our discretion, as applicable, determine (acting in good faith) to be appropriate.

“Alternative Reference Rate” means the reference rate (and related alternative screen page or source, if available) that the Independent Adviser or we (as applicable) determine has replaced LIBOR in customary market usage for the purposes of determining floating rates of interest in respect of securities denominated in U.S. dollars, or, if the Independent Adviser or we (as applicable) determine that there is no such rate, such other rate as the Independent Adviser or we (as applicable) determine, each as in our own discretion acting in good faith, is most comparable to LIBOR.

“Benchmark Event” means:

(i)                       LIBOR has ceased to be published on Reuters Page LIBOR 01 as a result of LIBOR ceasing to be calculated or administered; or

(ii)                    a public statement by the administrator of LIBOR that it will cease publishing LIBOR permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of LIBOR); or

(iii)                 a public statement by the supervisor of the administrator of LIBOR that LIBOR has been or will be permanently or indefinitely discontinued; or

(iv)                a public statement by the supervisor of the administrator of LIBOR that means that LIBOR will be prohibited from being used or that its use will be subject to restrictions or adverse consequences; or

(v)                   it has or will become unlawful for the Calculation Agent or the Issuer to calculate any payments due to be made to any noteholder using LIBOR (including, without limitation, under the Benchmark Regulation (EU) 2016/1011, if applicable).

“Independent Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international capital markets, in each case appointed by us at our own expense.

“Relevant Nominating Body” means, in respect of a reference rate:

•                  the central bank, reserve bank, monetary authority or any similar institution for the currency to which such reference rate relates, or any other central bank or other supervisory authority which is responsible for supervising the administrator of such reference rate; or

•                  any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank, reserve bank, monetary authority or any similar institution for the currency to which such reference rate relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of such reference rate, (c) a group of the aforementioned central banks or other supervisory authorities, (d) the International Swaps and Derivatives Association, Inc. or any part thereof, or (e) the Financial Stability Board or any part thereof.

“Successor Rate” means the reference rate (and related alternative screen page or source, if available) that the Independent Adviser or we (as applicable) determine is a successor to or replacement of LIBOR which is recommended by any Relevant Nominating Body.

Tax Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes in whole but not in part, at any time during the Fixed Rate Period and thereafter only on a Floating Rate Period Interest Payment Date, in each case in the event of certain changes in the tax laws of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax and certain other limited circumstances. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption.”

In the event of such a redemption, the redemption price of the Senior Notes will be 100% of their principal amount together with any accrued but unpaid payments of interest to, but excluding, the date of redemption. If we elect to redeem the Senior Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date.

Loss Absorption Disqualification Event Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes at our sole discretion, in whole but not in part, at any time during the Fixed Rate Period and thereafter only on a Floating Rate Period Interest Payment Date, at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption, in the event we determine a Loss Absorption Disqualification Event has occurred and is continuing.

Before the publication of any notice of redemption pursuant to a Loss Absorption Disqualification Event, we shall deliver to the Trustee a certificate signed by two authorised signatories of RBSG stating that, in such signatories’ belief, the condition for redemption has occurred and is continuing as at the date of the certificate, and the Trustee is entitled to conclusively rely on and shall accept such certificate as sufficient evidence of such occurrence, in which event it shall be conclusive and binding on the holders of the Senior Notes.

For these purposes:

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if:

(i)                       at the time that any Loss Absorption Regulation becomes effective, and as a result of such Loss Absorption Regulation becoming so effective, in each case with respect to us and/or the Regulatory Group, on or after the issue date of the Senior Notes, the Senior Notes are or, in our opinion or in the opinion of the PRA are likely to be fully or partially excluded from our and/or the Regulatory Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments; or

(ii)                    as a result of any amendment to, or change in, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the issue date of the Senior Notes, the Senior Notes are or, in our opinion or in the opinion of the PRA are likely to be, fully or partially excluded from our and/or the Regulatory Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations as applicable to us and/or the Regulatory Group; provided that in the case of (i) and (ii) above, a Loss Absorption Disqualification Event shall not occur where such exclusion of the Senior Notes is due to the remaining maturity of the Senior Notes being less than any period prescribed by any applicable eligibility criteria under the relevant Loss Absorption Regulations effective with respect to us and/or the Regulatory Group on the issue date of the Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the PRA, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the PRA (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to us or to the Regulatory Group).

“PRA” means the UK Prudential Regulation Authority and/or such other governmental authority in the United Kingdom having primary supervisory authority with respect to our business.

“Regulatory Group” means us, our subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of our subsidiary undertakings from time to time and any other undertakings from time to time consolidated with us for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

Optional Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes at our sole discretion, in whole but not in part, on January 27, 2029 (the “Optional Redemption Date”) at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption.

The Senior Notes will not be redeemable at the option of the holders at any time.

Notice of Redemption

If we elect to redeem the Senior Notes at our option on the Optional Redemption Date or due to the occurrence of a tax law change or a Loss Absorption Disqualification Event, we will give holders of the Senior Notes of not less than five (5) business days or more than 60 calendar days’ notice in accordance with “—Notices” below, and to the Trustee at least five (5) business days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable but may be conditioned on the occurrence of any event or circumstance.

Any redemption notice will state:

•                  the redemption date;

•                  the redemption price;

•                  that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

•                  the place or places at which each holder may obtain payment of the redemption price; and

•                  the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Senior Notes.

If we have elected to redeem the Senior Notes but prior to the payment of the redemption amount with respect to such redemption the relevant U.K. resolution authority exercises its U.K. Bail-in power in respect of the Senior Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Conditions to Redemption and Repurchase

Notwithstanding any other provision, we may only redeem the Senior Notes prior to the maturity date or repurchase the Senior Notes (and give notice thereof to the holders of Senior Notes in the case of redemption) if we have obtained the prior consent of the PRA, to the extent such consent is at the relevant time and in the relevant circumstances required (if at all) by the Loss Absorption Regulations or applicable laws or regulations in effect in the United Kingdom.

Agreement with Respect to the Exercise of UK Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of Senior Notes, each holder and beneficial owner of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK resolution authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of RBSG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK resolution authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to RBSG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

A reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us and the Group.

If we have elected to redeem the Senior Notes but prior to the payment of the redemption amount with respect to such redemption the relevant UK resolution authority exercises its UK bail-in power with respect to the Senior

Notes, the relevant redemption notices shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

The exercise of any UK bail-in power by the relevant UK resolution authority shall not constitute a default or Event of Default under the terms of the Senior Notes or the Indenture.

In addition, by its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes:

(i)                       acknowledges and agrees that the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)                    to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes;

(iii)                 agrees that, upon the exercise of any UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes,

a.                        the Trustee shall not be required to take any further directions from holders of the notes under Section 5.12 (Control by Holders) of the Indenture, which section authorises holders of a majority in aggregate outstanding principal amount of the notes to direct certain actions relating to the notes, and

b.                        the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority in respect of the Senior Notes, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that we and the Trustee shall agree pursuant to a supplemental indenture.

(iv)                shall be deemed to have (i) consented to the exercise of any UK bail-in power which may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder.

For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Events of Default and Defaults; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes shall only result if:

•                  a court of competent jurisdiction makes an order for our winding up which is not successfully appealed within 30 days; or

•                  an effective shareholders’ resolution is validly adopted for our winding up,

in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

There are no other Events of Default under the Senior Notes. If an Event of Default with respect to Senior Notes occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes may declare the principal amount of, and any accrued but unpaid interest on such Senior Notes to be due and payable immediately in accordance with the terms of the Indenture. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

There are no other circumstances in which holders of Senior Notes or the Trustee may accelerate amounts to be paid in respect of the Senior Notes.

Default

A “Default” with respect to the Senior Notes shall result if:

•                  Payment Date and such failure continues for 14 days; or

•                  all or any part of the principal amount of the Senior Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

If a Default occurs and is continuing, the Trustee may commence a proceeding for our winding up, but the Trustee may not declare the principal amount of any outstanding Senior Notes to be due and payable.

However and notwithstanding any other provisions, a failure to make any payment on the Senior Notes shall not be a Default if it is withheld or refused, upon independent counsel’s advice delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction. In such case, the Trustee may require us to take any action which, upon independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to us informing us of such determination.

Upon the occurrence of any Event of Default or Default, we shall give prompt written notice to the Trustee. In accordance with the Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Senior Notes whether in connection with any breach by us of our obligations under the Senior Notes, the Indenture or otherwise, including by judicial proceedings, provided that we shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders of the Senior Notes whether for the recovery of amounts owing in respect of such Senior Notes or under the Indenture or in respect of any breach by us of our obligations under the Indenture or in respect of the Senior Notes, except that the Trustee and the holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), including the Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Senior Notes are subject to the subordination provisions set forth in the Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

The provisions described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies” in the accompanying prospectus do not apply to the Senior Notes.

Payment of Additional Amounts

The government of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax may require us to withhold or deduct amounts from payments on the Senior Notes for taxes or other governmental charges. If such a withholding or deduction is required, we may be required, subject to certain exceptions, to pay additional amounts such that the net amount paid to holders of the Senior Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required (“Additional Amounts”). For more information on Additional Amounts and the situations in which we must pay Additional Amounts, see “Description of Debt Securities—Additional Amounts” in the accompanying prospectus.

Whenever in this prospectus supplement there is mentioned, in the context of the Senior Notes, the payment of the principal, premium, if any, or interest on or in respect of any Senior Note, such mention shall be deemed to include mention of the payment of Additional Amounts referred to above and further described under “Description of Debt Securities—Additional Amounts” in the accompanying prospectus, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of the Indenture and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

In addition to the exceptions to our gross-up obligations set forth in the accompanying prospectus, we will not pay Additional Amounts in respect of any withholding or deduction required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any U.S. Treasury regulation issued under FATCA or any official interpretations or guidance issued with respect thereto, any agreement with the U.S. Treasury entered into in connection with FATCA, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation, or other official interpretation or guidance enacted, promulgated or issued in any jurisdiction to implement such an intergovernmental agreement.

Noteholder’s Waiver of Right to Set-Off

By acquiring a Senior Note, each holder (and the Trustee acting on behalf of the holders) will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder) that they (or the Trustee acting on their behalf) might otherwise have against us, whether before or during our winding-up, liquidation or administration. Notwithstanding the above, if any such rights and claims of any such holder (or the Trustee acting on behalf of such holders) against us are discharged by set-off, such holder (or the Trustee acting on behalf of such holders) will immediately pay an amount equal to the amount of such discharge to us or, in the event of a winding-up, liquidation or administration, our liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for senior creditors, and until such time as payment is made will hold a sum equal to such amount on trust for senior creditors, and accordingly such discharge shall be deemed not to have taken place.

Trustee; Direction of Trustee

The Issuer’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Senior Notes.

By its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes acknowledges and agrees that, upon the exercise of any UK bail-in power by the relevant UK resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 (Control by Holders) of the Indenture, which authorises holders of a majority in aggregate outstanding principal amount of the Senior Notes to direct certain actions relating to the Senior Notes, and (b) neither the Base Indenture nor the Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

See “—Events of Default and Defaults; Limitation of Remedies” above for a description of the Trustee’s procedures and remedies available in connection with an Event of Default or Default.

Notices

All notices regarding the Senior Notes will be deemed to be validly given if sent by first-class mail to the holders of the Senior Notes at their addresses recorded in the register.

Until such time as any definitive securities are issued, there may, so long as any Global Notes representing the Senior Notes are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the holders of the Senior Notes, in accordance with DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holders of the Senior Notes to the Trustee shall be in writing to the Trustee at its corporate trust office. While any of the Senior Notes are represented by a Global Note, such notice may be given by any holder to the Trustee through DTC in such manner as DTC may approve for this purpose.

Subsequent Holders’ Agreement

Holders of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the UK bail-in power.

Governing Law

The Senior Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.